As filed with the Securities and Exchange Commission on August 15, 2001
                                                    Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

        ICON Income Fund Nine, LLC, a Delaware limited liability company (Exact name of registrant as specified in governing instruments)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      7394
            (Primary Standard Industrial Classification Code Number)

                                   13-4183234
                     (I.R.S. Employer Identification Number)

         111 CHURCH STREET, WHITE PLAINS, NEW YORK 10601, (914) 993-1700
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              Louis J.C. Cusano, Senior Vice President and Counsel
                               ICON Capital Corp.
                              599 Lexington Avenue
                                   Suite 2705
                            New York, New York 10022
                                 (212) 418-4705
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with a copy to:

                            Joseph S. Radovsky, Esq.
                              Adam P. Siegman, Esq.
                       Greene Radovsky Maloney & Share LLP
                       Four Embarcadero Center, Suite 4000
                         San Francisco, California 94111
                                  (415) 981-1400
                             (counsel to registrant)

                                   -----------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                                                   CALCULATION OF REGISTRATION FEE

----------------------------    -----------------------    -----------------------    -----------------------    -------------------
  Title of Each Class of                                      Proposed Maximum           Proposed Maximum
Securities To Be Registered          Amount to Be            Offering Price Per         Aggregate Offering             Amount of
                                      Registered                   Share                      Price                 Registration Fee
----------------------------    -----------------------    -----------------------    -----------------------    -------------------
          Shares                       100,000                     $1,000                  $100,000,000                 $25,000
----------------------------    -----------------------    -----------------------    -----------------------    -------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

                                                     ICON INCOME FUND NINE, LLC
                                                   $100,000,000 (Maximum Offering)
                                                           100,000 Shares
                                              (minimum capitalization of 1,200 Shares)
                                                         $1,000.00 per Share
                                                Minimum Investment: 5 Shares ($5,000)

                                                                                        Price            Sales              Proceeds
                                                                                    to Public      Commissions            to Company
                                                                                    ---------      -----------            ----------
Per Share                                                                              $1,000             $100                  $900
Minimum Offering of 1,200 Shares                                                   $1,200,000         $120,000            $1,080,000
Maximum Offering of 100,000 Shares                                               $100,000,000      $10,000,000           $90,000,000


These are speculative securities and this investment involves a high degree of risk. You should consider carefully the risk factors beginning on page 6 which include the following:

* We cannot predict the amount of distributions you will receive or your return from this investment

* We will receive substantial fees, only some of which are related to the amount of distributions you receive

* You may be unable to resell the shares and therefore you should be prepared to hold them for the life of the Company

* We manage other similar businesses and so we are subject to conflicts of interest

         This prospectus describes an investment in shares of ICON Income Fund Nine, LLC, which is an equipment leasing business in the form of a limited liability company, which we refer to as the Company. We, ICON Capital Corp., formed the Company as its manager.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Notice to Pennsylvania investors: Because the minimum amount of this offering is less than $5,000,000 (a maximum to minimum offering ratio of 20:1), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of investments.

         This prospectus is dated ______________, 2001.

         You must meet the requirements described below to invest in the Company. Because we do not have direct knowledge of your financial situation, we will rely on what you tell us. In addition, brokers (sometimes called selling dealers) must have reasonable grounds to believe that this investment is suitable for you. Consequently, it is important that the information you provide about yourself is complete and accurate. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home.

Investor Suitability

         You must meet our basic suitability requirements to invest. In general, you must either have:

                  (1) a net worth of at least $45,000 PLUS $45,000 of annual gross income; or

                  (2)      a net worth of at least $150,000.

         Certain State Requirements

         Residents of Alaska, Iowa, Massachusetts, Michigan and North Carolina must have either of the following in order to invest:

                  (1) a net worth of at least $60,000 PLUS $60,000 of annual gross income; or

                  (2)      a net worth of at least $225,000.

         If you are a Missouri, Nebraska, Ohio or Pennsylvania resident, your investment may not exceed 10% of your net worth.

         Who Should Invest

         You should only invest if you:

     o   are prepared to hold this investment for at least 10 years;

     o have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

     o are prepared to assume the substantial risks associated with this investment.

Minimum Investment

         The minimum number of shares you must purchase is 5.

         See the section of this prospectus entitled "INVESTOR SUITABILITY AND SUBSCRIPTION PROCEDURES," and the Subscription Agreement, for a more detailed explanation of these requirements.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS NOT PERMITTED.

                                TABLE OF CONTENTS

         We include cross-references in this prospectus to section titles where you can find further related discussions. The following table provides the pages on which these sections are located. In this prospectus, "manager," "we," "us" and "our" refer to ICON Capital Corp., the manager of the Company.

SUMMARY OF THE OFFERING........................................................1
      Investment Objectives and Policies.......................................1
      Summary of Primary Risk Factors..........................................1
      Uses of Offering Proceeds................................................2
      Our Compensation.........................................................2
      Our Relationship to the Company is Not Free of Conflicts.................3
      Our Fiduciary Responsibility.............................................3
      Other Businesses We Manage...............................................3
      Management; Financial Statements.........................................3
      Federal Income Tax Considerations........................................4
      Capitalization...........................................................4
      Summary of the Operating Agreement.......................................4
      Restrictions on Your Ability to Transfer Shares..........................4
      Plan of Distribution.....................................................4
RISK FACTORS...................................................................6
SOURCES AND USES OF OFFERING PROCEEDS.........................................14
OUR COMPENSATION..............................................................16
      Organization and Offering Stage.........................................16
      Operational Stage.......................................................17
      Interest in Profits or Losses...........................................20
CONFLICTS OF INTEREST.........................................................21
      No Arm's Length Negotiation of Agreements...............................21
      Our Compensation........................................................21
      Effect of Leverage on Our Compensation..................................21
      Competition with the Company for Equipment..............................21
      Joint Ventures..........................................................22
      Lease Referrals.........................................................23
      Participation of an Affiliate in this Offering..........................23
      Tax Matters Partner.....................................................23
FIDUCIARY RESPONSIBILITY......................................................24
      Conflicts...............................................................24
      Indemnification.........................................................24
      Investor Remedies.......................................................25
OTHER BUSINESSES WE MANAGE....................................................26
RELATIONSHIPS WITH SOME OF OUR AFFILIATES.....................................28
MANAGEMENT....................................................................29
      The Manager.............................................................29
      Our Affiliates..........................................................30
INVESTMENT OBJECTIVES AND POLICIES............................................31
      General ................................................................31
      Acquisition Policies and Procedures.....................................31
      Leases .................................................................32
      Transaction Approval Procedures.........................................34
      Creditworthiness Considerations.........................................34
      Equipment Considerations................................................34
      Portfolio Acquisitions..................................................36
      Other Investments.......................................................36
      Interim Financing.......................................................36

CASH DISTRIBUTIONS............................................................37
      Monthly Cash Distributions..............................................37
      First Cash Distributions to Members.....................................37
      Reinvestment of Undistributed Cash in Additional Equipment and Leases...38
      Distribution of Cash During the Liquidation Period......................38
      Purchase of Additional Shares With Distributions........................38
FEDERAL INCOME TAX CONSEQUENCES...............................................39
      Opinion of Tax Counsel..................................................39
      Classification as a Partnership.........................................39
      Taxation of Limited Liability Companies in General......................39
      Publicly Traded Partnerships............................................40
      Taxation of Distributions...............................................41
      Company Income versus Company Distributions.............................42
      Allocations of Profits and Losses.......................................42
      Deductibility of Losses; Passive Losses, Tax Basis and
        "At Risk" Limitation..................................................43
      Deductions for Organizational and Offering Expenses; Start-Up Costs.....44
      Tax Treatment of Leases.................................................45
      Cost Recovery...........................................................45
      Limitations on Cost Recovery Deductions.................................45
      Deferred Payment Leases.................................................46
      Sale or Other Disposition of Company Property...........................47
      Sale or Other Disposition of Shares.....................................47
      Treatment of Cash Distributions upon Redemption.........................47
      Gifts of Shares.........................................................48
      Consequence of No Section 754 Election..................................48
      Tax Treatment of Termination of the Company Pursuant to the
        Operating Agreement...................................................48
      Audit by the IRS........................................................48
      Alternative Minimum Tax.................................................49
      Interest Expense........................................................49
      Self-employment Tax.....................................................50
      Limited Deductions for Activities not Engaged in for Profit.............50
      Foreign Source Taxable Income...........................................50
      Registration, Interest and Penalties....................................51
      State and Local Taxation................................................51
      Foreign Investors.......................................................52
      Tax Treatment of Certain Trusts and Estates.............................52
      Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations...52
      Corporate Investors.....................................................52
INVESTMENT BY QUALIFIED PLANS AND IRAS........................................53
      Fiduciaries under ERISA.................................................53
      Prohibited Transactions Under ERISA and the Tax Code....................53
      Plan Assets.............................................................54
      Other ERISA Considerations..............................................55
CAPITALIZATION................................................................56
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION................................57
      Liquidity and Capital Resources.........................................57
      Operations..............................................................57
SUMMARY OF THE OPERATING AGREEMENT............................................58
      Establishment and Nature of the Company.................................58
      Name and Address........................................................58
      Purposes and Powers.....................................................58
      Duration of Company.....................................................58
      Capital Contributions...................................................58
      Powers of the Members...................................................58

      Limitations on Our Powers...............................................59
      Indemnification.........................................................60
      Liability of Members....................................................60
      Non-assessability of Shares.............................................60
      Cash Distributions......................................................60
      Allocation of Profits and Losses........................................61
      Withdrawal of the Manager...............................................62
      Transfer of Shares......................................................62
      Dissolution and Winding-up..............................................62
      Access to Books and Records.............................................62
      Meetings and Voting Rights of Members...................................63
      Amending the Operating Agreement........................................63
TRANSFER OF SHARES............................................................64
      Withdrawal..............................................................64
      Restrictions on the Transfer of Shares..................................64
      Additional Transfer Restriction for Residents of California.............65
      Limited Right to Redeem Shares..........................................65
      Consequences of Transfer................................................66
REPORTS TO MEMBERS............................................................67
      Annual Reports..........................................................67
      Quarterly Reports.......................................................67
PLAN OF DISTRIBUTION..........................................................68
      General ................................................................68
      Segregation of Subscription Payments....................................68
INVESTOR SUITABILITY AND SUBSCRIPTION PROCEDURES..............................70
      General Suitability Considerations......................................70
      Minimum Investment......................................................70
      Suitability Standard for Qualified Plans and IRAs.......................70
      Suitability Standard for Other Fiduciaries..............................71
      Additional Considerations for IRAs, Qualified Plans,
        and Tax-Exempt Entities...............................................71
      Transfer of Shares......................................................71
      Subscriber Representations..............................................72
      Conflicts of Interest...................................................73
      Co-signature by Selling Dealer..........................................73
      Binding Effect of the Operating Agreement...............................73
      Citizenship.............................................................73
      How to Subscribe........................................................74
      Sales Material..........................................................75
FURTHER INFORMATION...........................................................76
      Experts ................................................................76
      Legal Matters...........................................................76
      Additional Information..................................................76
      Tabular Information Concerning Prior Public Programs....................76
      Balance Sheets..........................................................76

Exhibit A--        Operating Agreement of Icon Income Fund Nine, LLC
Exhibit B--        Prior Performance Tables
Exhibit C--        Subscription Documents

                             SUMMARY OF THE OFFERING

         Thissummary   highlights   information   contained  elsewhere  in  this
prospectus. You should read the entire prospectus, including the section entitled "RISK FACTORS," carefully before making an investment decision.

         ICON Income Fund Nine, LLC is an equipment leasing business formed on July 11, 2001. The Company primarily will engage in the business of acquiring equipment subject to leases and, to a lesser degree, acquiring ownership rights to items of leased equipment at lease expiration. The Company may also engage in other business activities that are consistent with the Company's objectives. Some of the Company's equipment leases will be acquired for cash and will provide current cash flow. The purchase price of the Company's other equipment leases will be borrowed, so these leases will generate little or no current cash flow because all of the rental payments received from a lessee will be paid to a lender. In such cases, we anticipate that the future value of these types of leased equipment will exceed the cash portion of the purchase price the Company pays for the equipment.

         We expect that the Company will invest most of the net proceeds of this offering in items of equipment that will be subject to a lease. After the net offering proceeds have been invested, additional investments will be made with the cash generated from the Company's initial investments to the extent that cash is not needed for the Company's expenses, reserves and distributions to investors. The investment in additional equipment in this manner is called "reinvestment." We anticipate the Company will purchase equipment from time to time until 5 years from the date we complete this offer to sell shares. That time frame is called the reinvestment period, which we may extend, at our discretion, for an additional 3 years. After the reinvestment period, the Company will then sell its assets in the ordinary course of business during a time frame called the liquidation period. Our goal is to complete the liquidation period in three years, but it may take longer to do so. You should expect to hold your shares for at least 10 years from the time you invest.

Investment Objectives and Policies

         We have four investment objectives:

         (1) INVEST IN LEASED EQUIPMENT: to invest at favorable prices in equipment subject to leases with creditworthy lessees.

         (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of the Company, beginning the month after the first investor is admitted as a member.

         (3) DIVERSIFY TO REDUCE RISK: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment subject to leases. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact the Company. Further, a diverse portfolio of creditworthy lessees makes it less likely that the default or bankruptcy of a single lessee will significantly impact the Company. We intend to emphasize investments in used, long-lived, low obsolescence equipment to reduce the impact of economic depreciation and to a lesser degree emphasize investments where high rates of rent compensate the Company for the expected economic depreciation of the underlying equipment.

         (4) PROVIDE A FAVORABLE TOTAL RETURN: to provide you a total return on your investment which, by the time the Company's investments are sold, compares favorably with other illiquid investments that do not guarantee a return of principal.

Summary of Primary Risk Factors

         This investment involves a high degree of risk. In addition to this summary of the primary risks of this investment, you should read the entire section of this prospectus entitled "RISK FACTORS" before making an investment decision.

         o The composition of the investment portfolio is currently unknown.

         o The Company's success will partially depend on the residual values of its equipment portfolio, which will be affected by many variables beyond our control.

         o If only the minimum offering size is raised, the Company may not be able to diversify its investments.

         o The Company could incur losses if an equipment lessee (the user of the leased equipment) defaults on its obligation to make lease payments.

         o Losses as a result of equipment lessee defaults may be greater if the Company were to have acquired the leased equipment with borrowed funds.

         o The Company will be subject to various conflicts of interest arising out of its relationships to us and our affiliates, including the fact that our compensation from the Company is not the result of an arm's length negotiation.

         o        You  will  have  limited   voting  rights  and  no  management
                  authority.

         o There is no guarantee you will receive a return comparable to that of investors in other businesses we sponsor and manage.

         o We cannot predict the amount of distributions you will receive or your return from this investment.

         o        The rate of monthly cash distributions is not fixed.

         o There is no market for shares so your ability to transfer them is limited.

         o You should be prepared to hold the shares for the life of the Company.

         o If the IRS classifies the Company as a corporation, your distributions will be reduced.

         o        You  may   incur   tax   liability   in  excess  of  the  cash
                  distributions you receive.

         o There are limitations on your ability to deduct Company losses.

         o        This investment may cause you to pay additional taxes.

Uses of Offering Proceeds

         Assuming all of the shares are sold, we will:

         o invest at least 80.17% of the funds we receive from investors in equipment, and in a reserve of 1%; and

         o use the remaining 18.83% of the funds to pay fees and expenses relating to this offering and organizing the Company.

         Assuming only the minimum number of the shares (1,200) is sold, we will:

         o invest at least 79.01% of the funds we receive from investors in equipment, and in a reserve of 1%; and

         o use the remaining 19.99% of the funds to pay fees and expenses relating to this offering and organizing the Company.

Our Compensation

         The dealer-manager, which is a corporation affiliated with us, will select the brokers, manage this offering, and be compensated for those and other services. We will acquire the assets for, and manage the business of, the Company.

The section of this prospectus entitled "OUR COMPENSATION" details the estimated amount and range of each item of compensation that we and the dealer-manager will be paid. The most significant items are:

         o        approximately   18.83%  of  the  proceeds  from  the  offering
                  (assuming all 100,000 shares are sold) will pay fees and expenses relating to this offering and organizing the Company. We and our affiliates will receive approximately 10.83% of the proceeds and up to 8.0% will be paid to unrelated brokers;

         o we are entitled to a management fee of between 2% and 7% of gross rental payments under the leases;

         o initially, we will receive 1% and the investors (sometimes called members) as a group will receive 99% of cash distributions from the Company's operations and sales. This will continue until the investors have received what we call payout, which is a total cash distribution equal to the amount of their investment plus an 8.0% cumulative annual return, compounded daily, on their unreturned investment; and

         o after payout, the Company will pay 10% of cash distributions from sales and operations to us and 90% to the investors.

Our Relationship to the Company is Not Free of Conflicts

         The Company will be subject to conflicts of interest because of our relationship to it. These conflicts may include:

         o the lack of arm's length negotiations in determining our compensation;

         o competition with other leasing businesses that we sponsor for the acquisition, lease or sale of equipment;

         o competition with our affiliates for the acquisition, lease or sale of equipment; and

         o        competition   for  management   services  with  other  leasing
                  businesses that we or our affiliates sponsor.

         In addition to the fiduciary duty that we owe as the manager of the Company, the Operating Agreement contains provisions to minimize conflicts between us, our affiliates and you. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE operating AGREEMENT."

Our Fiduciary Responsibility

         We will act as fiduciary to the Company. However, the Company will indemnify us for many of our acts on its behalf and we will be permitted to take actions that may involve a conflict of interest. See "CONFLICTS OF INTEREST."

Other Businesses We Manage

         We sponsor, and are currently managing, eight other public leasing businesses. See "OUR OTHER PROGRAMS" and Exhibit B for more detailed information about these other businesses.

Management; Financial Statements

         We  are  the  sole  manager  of  the  Company.  We  are  a  Connecticut corporation located at 111 Church Street, White Plains, New York 10601 (telephone 914-993-1700). We will manage and control the affairs of the Company. See "MANAGEMENT" for a description of our officers and other key personnel who will be responsible on our behalf to manage the Company's business. Our financial statements and those of the Company are located in "FINANCIAL STATEMENTS" section of this prospectus.

Federal Income Tax Considerations

         This prospectus contains a discussion of significant federal income tax issues pertinent to you in the section entitled "FEDERAL INCOME TAX CONSEQUENCES." We have obtained an opinion from our tax counsel concerning the Company's classification for federal income tax purposes as a partnership. See "FEDERAL INCOME TAX CONSEQUENCES--Classification as a Partnership." Tax counsel has also reviewed the summaries of federal income tax consequences to individual investors and to certain tax-exempt entities, including qualified plans, set forth in this prospectus under the sections entitled "RISK FACTORS" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS." Tax counsel believes that the statements and conclusions in those sections of the prospectus are correct under present tax law.

Capitalization

         A table showing the Company's current and projected capitalization, after deduction of the costs of this offering and organizing the Company, is located in the section of the prospectus entitled "CAPITALIZATION."

Summary of the Operating Agreement

         The relationship between you, the members, and us, the manager, is governed by the Operating Agreement. You should be particularly aware that under the Operating Agreement:

         o        you will have limited voting rights;

         o        your shares will not be freely transferable; and

         o our fiduciary duty as the manager of a limited liability company has been modified because of our sponsorship of other similar businesses. This was done to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one such business.

See "FIDUCIARY RESPONSIBILITY," "SUMMARY OF THE operating AGREEMENT," "TRANSFER OF SHARES" and "REPORTS TO MEMBERS" for further details.

Restrictions on Your Ability to Transfer Shares

         The Operating Agreement restricts your ability to transfer shares. These restrictions are imposed so that the Company is not treated as a "publicly traded partnership," which would make it subject to taxation as a corporation. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." As a result of these restrictions, you will be unable to transfer your shares in a given year if the annual limit on the total number of share transfers has been reached during that particular year. See "TRANSFER OF SHARES."

Plan of Distribution

         The Offering--The Company is offering between 1,200 and 100,000 shares, with a maximum offering amount of $100,000,000. We do not guarantee that any specified amount of money will be raised. The dealer-manager and the brokers will offer the shares for sale.

         Offering Period--We anticipate the offering of shares most likely will close one year from the date of this prospectus. In no event will the offering close later than 24 months from the date of this prospectus. The applicable state securities authority in most states must approve our continuing the offering for more than one year after it commences. We may terminate the offering of shares at any time.

         Minimum Offering--Unless the Company receives subscriptions for 1,200 shares prior to the completion of its offering period, no shares will be issued, and all funds received in connection with its offering will be promptly refunded to investors. Although we (and our affiliates) may buy up to 10% of the total shares purchased, not more than 60 of the shares we purchase will be included in determining whether the minimum offering size for the Company has been achieved.

         Escrow Agent; Distribution of Escrow Interest--We will deposit and hold your investment in an interest-bearing escrow account at a national bank until:

         o the minimum offering size of $1,200,000 has been received, excluding investments from Pennsylvania residents; or

         o        one year after the offering begins, whichever comes first.

If you are a Pennsylvania resident, your investment is subject to the further conditions that:

         o it must be held in escrow until at least $5,000,000 (5% of the maximum offering of $100,000,000) has been received; and

         o you are offered the opportunity to rescind your investment if $5,000,000 has not been received within 120 days following the date your funds are received by the escrow agent, and every 120 days thereafter, during the period of the offering in Pennsylvania.

While your investment is held in escrow, your money will be invested in savings or money-market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until:

         o        you are admitted to the Company as a member;

         o if you are a Pennsylvania investor, the end of the 120-day period following the effective date of the offering during which your money was received. During this period, aggregate subscriptions of $5,000,000 must be satisfied for you to be admitted as a member, or you will have the option to have your investment refunded; or

         o one year from the time the offering period began, whichever comes first.

The interest earned on your investment will be paid to you upon admission to the Company. If you are not admitted as a member of the Company, the interest will be paid to you when your investment funds are returned.

         Subscription--You must fill out a Subscription Agreement, attached as Exhibit C to this prospectus, in order to purchase shares. By signing the Subscription Agreement, you will be making the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms of the Subscription Agreement and of the Operating Agreement.

         Closings--The initial closing of the offering for the Company will be held after subscriptions for at least 1,200 shares have been received by the escrow agent. At that time, subscribers for at least that number of shares may be admitted to the Company as members. After the initial closing, the Company intends to hold daily closings until the offering is completed or terminated.

                                  RISK FACTORS

         This investment involves a high degree of risk. You should carefully read the following risks and the other information in this prospectus before purchasing shares. The Company's business, operating results and financial condition could be adversely affected by any of the following risks, which could result in the Company failing to provide any returns on your investment or even a loss of your investment.

         This prospectus also contains certain forward-looking statements based upon current expectations that involve risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of words such as "expects," "anticipates," "intends," and "plans" and similar expressions. Our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include those discussed below and elsewhere in this prospectus.

         The composition of the Company's equipment portfolio is currently unknown

         You cannot assess all of the potential risks of this investment because none of the equipment to be purchased and the lessees to which the equipment will be leased have been identified. You will not have information as to the types, ages, manufacturers, model numbers or condition of the Company's equipment portfolio, the number of leases the Company will acquire, the identity, financial condition and creditworthiness of the lessees, the terms and conditions in the leases, the purchase price that will be paid for the equipment subject to lease or the expected residual value of the equipment. You must rely upon our judgment and ability to select the equipment to purchase, evaluate the equipment manufacturers, select lessees and negotiate leases.

         The Company's success will partially depend on the residual values of its equipment portfolio, over which we will have little control

         A significant part of the value of any equipment leasing transaction in which the Company will invest is the potential value of the equipment once the lease term expires. We call this value, which may be realized upon the expiration of the initial term, the residual value. Your ultimate investment return will partly depend upon the residual value at the time of the equipment's sale or re-lease. Some of the equipment may have little or no residual value. The amount of this residual value will depend to a significant extent on:

         o our ability to acquire or enter into lease agreements that preserve or enhance the value of the equipment during the Company's ownership period until the leases expire;

         o        market conditions prevailing at lease expiration;

         o our ability to maximize the value of the equipment upon its sale or re-lease when the lease expires;

         o the cost of new equipment at the time we are remarketing used equipment;

         o the extent to which technological or regulatory developments during the lease term reduce the market for the used equipment

         o        the strength of the economy; and

         o        the condition of the equipment at lease expiry.

         If used equipment that is acquired has not been properly maintained, the Company may receive less residual value than expected

         If a lessee fails to maintain equipment in accordance with a lease, the Company may be in a position where, in order to attempt to protect its investment, it needs to make unanticipated expenditures to repair the equipment. While we plan to inspect large items of used equipment prior to purchase, there is no assurance that an inspection of used equipment prior to purchasing it will reveal defects, and problems with the equipment may occur after we acquire it.

         We will seek to obtain representations from the sellers and lessees of used equipment that:

         o the equipment has been maintained in compliance with the terms of their leases;

         o that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such leases; and

         o the equipment is in good operating condition and repair and that the lessee has no defenses to rents payable for the equipment resulting from its condition.

         The Company would have rights against the seller of the equipment for any losses arising from a breach of representations made to the Company, and against the lessee for default under the lease. There is no assurance, however, that these rights would make the Company whole for all of its investment in the equipment or its expected returns on the equipment, including legal costs, costs of repair and lost revenue from a delay in being able to sell or re-lease the equipment due to undetected problems or issues.

         If only the minimum offering size is raised the Company may not be able to diversify its equipment portfolio

         The Company may begin operations with minimum capitalization of approximately $1,200,000. Our ability to diversify the Company's equipment portfolio, and its potential to provide attractive returns, will be adversely affected by having only the minimum amount of funds at our disposal. If only the minimum number of shares are sold, the Company will be unable to achieve as meaningful a level of portfolio diversification as it could with more capital. See "SOURCES AND USES OF OFFERING PROCEEDS."

         The Company may invest in options that could become unprofitable if the party granting the option files for bankruptcy

         The Company may acquire options to purchase equipment, usually for a fixed price at a future date, typically at the end of a lease term. In the event of a bankruptcy by the party granting the option, the Company might be unable to enforce the option or recover the option price paid.

         The Company could incur losses if a lessee defaults

         If a lessee defaults on its payment obligations, the Company would attempt to repossess the equipment. The Company might be unable (1) to repossess the equipment, or (2) to sell or re-lease the repossessed equipment on terms comparable to those under the original lease. In these cases, the Company might sustain a significant loss of anticipated revenues, resulting in the inability to fully recover its investment.

         Because the Company will acquire some of its equipment with borrowed funds, losses as a result of lessee defaults may be greater than if debt were not incurred

         Although we expect the Company to acquire some of its investments for cash, we intend to have the Company borrow a portion of the purchase price for many of its investments. A lien on the equipment that is being financed and a pledge, or assignment, or the underlying leases will typically secure such borrowings, which generally will be non-recourse to the Company's other assets. Although borrowing permits the Company to acquire a greater number and variety of items of equipment, it may also increase the Company's risk of loss. For example, if a lessee defaults in the payment of rentals due under a lease that has been pledged or assigned to a lender, then the lender could cause the repossession and liquidation of the equipment and the Company might not recover its investment in that item of equipment. Ordinarily, only after the lender is repaid would any of the remaining proceeds from the equipment be available to the Company. In that circumstance, the Company's entire investment in such equipment might be lost.

         Leasing equipment in foreign countries may be riskier than leasing in the United States

         While we expect the Company primarily to acquire equipment in the U.S. subject to lease with U.S. lessees, the Company will also lease equipment for use by domestic or foreign lessees outside of the United States, including aircraft and marine vessels that may travel to or between locations outside of the U.S. Regulations of foreign countries may apply which may adversely effect the Company's title to equipment in those countries. Foreign courts may not recognize judgments obtained in United States courts, and different accounting or financial reporting practices may make it difficult to judge lessees' financial viability, heightening the risk of default and the loss of the Company's investments.

         It may be difficult for the Company to repossess its equipment if a foreign lessee defaults. The Company may have difficulty enforcing its rights under the lease. Moreover, foreign jurisdictions may confiscate equipment. Use of equipment in a foreign country will be subject to that country's tax laws, which may impose unanticipated taxes. While we will seek to require lessees to reimburse the Company for all taxes on the use of the equipment and require them to maintain insurance covering the risks of confiscation of the equipment, there is no assurance that we will be successful or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

         The Company could incur losses as a result of foreign currency fluctuation

         The Company may, to a small extent, acquire some leases where the rental payments are not in U.S. dollars. In these cases, the Company may then enter into a contract to protect it from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow the Company to receive a fixed number of U.S. dollars for the rent and any other fixed, periodic payments due under the lease even if the exchange rate between the U.S. dollar and the currency of the lease changes over the lease term. If the lease payments were disrupted due to default by the lessee, the Company would probably continue to meet its obligations under the hedge contract by acquiring the foreign currency equivalent of the missing payments, but at possibly unfavorable exchange rates. If a lease is denominated in a major currency such as the pound sterling, which historically has a stable exchange relationship with the U.S. dollar, U.S. dollar hedging may be unnecessary to protect the value of the rental payments.

         Furthermore, when the Company acquires a residual interest in foreign equipment, it may be impossible to hedge foreign currency exposure with respect to residual values. This is because the amount and timing of receipt of the residual interest is unpredictable and hedge contracts typically require a precise monetary amount and date. Even with leases requiring rental payment in U.S. dollars, the equipment may be sold at lease expiration for an amount that cannot be pre-determined to a buyer paying in a foreign currency. This could positively or negatively affect the Company's income from such a transaction, when the proceeds are converted into U.S. dollars. See "LEASES -Leases Denominated in Foreign Currencies."

         Investment in joint ventures may subject the Company to risks relating to its co-investors

         The Company may invest in joint ventures with other businesses we sponsor and manage or with unrelated third parties. Investing in joint ventures involves additional risks not present when acquiring leased equipment that will be owned 100% by the Company. These risks include the possibility that the Company's co-investors might become bankrupt. Alternatively, the co-investors may have economic or business interests or goals that are inconsistent with those of the Company and want to manage the joint ventures in ways that do not maximize the return to the Company. Among other things, actions by a co-investor might subject leases that are owned by the joint venture to liabilities greater than those contemplated by the Company. Also, when none of the joint owners control a joint venture, there might be a stalemate on decisions, including when to sell the equipment or prices or terms of a lease.

         We may be unable to obtain insurance for certain types of losses

         While the Company's leases will generally require lessees to have comprehensive insurance and assume the risk of loss, some losses, such as from war or earthquakes, may be either uninsurable or not economically insurable. Furthermore, not all possible contingencies affecting equipment can be anticipated or insured against. If such a disaster would occur to the equipment, the Company could suffer a total loss of investments in affected equipment. In leasing some types of equipment, especially pressurized railroad tank cars that may carry hazardous materials, the Company may be exposed to environmental tort liability. Although the Company will use its best efforts to minimize the possibility and exposure of such liability including by means of attempting to obtain insurance, no assurances can be given that its assets will be protected against any such claims.

         The Company could suffer losses if it fails to maintain equipment registration, or if it must comply with registration requirements of a regulatory authority

         Aircraft and marine vessels are subject to registration requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Most foreign countries have similar regulatory requirements. Failing to register these types of equipment or losing the registration could result in substantial penalties, forced liquidation of the equipment and/or the inability to operate and lease the equipment. These agencies may require changes or improvements to equipment and the Company may have to spend its own capital to comply if the lessee of the equipment is not required to do so under the lease. These changes may also require the equipment to be removed from service for a period of time. The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. The Company may then have reduced rental income from the lease for this item of equipment. If the Company did not have the capital to make a required change, it might be required to sell the affected equipment. If so, the Company could suffer a loss on its investment, might lose future revenues, and also might have adverse tax consequences.

         If a lease were determined to be a loan, it would be subject to usury laws

         Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws, which limit the interest rate that can be charged. Although we anticipate entering into or acquiring leases which we believed are structured so that they avoid being deemed loans, and would therefore not be subject to the usury laws, there can be no assurance that we will be successful in doing this. Loans at usurious interest rates are subject to a reduction in the amount of interest due under the loans.

         Conflicts of interest

         The Company will be subject to various conflicts of interest arising out of its relationship to us and our affiliates. See "CONFLICTS OF INTEREST." These conflicts may include:

         o the lack of separate legal representation and arm's length negotiations regarding compensation payable to us;

         o        the  fact  that  we  will  receive  more  fees  for  acquiring
                  equipment  if  the  Company   utilizes   debt  to  fund  these
                  transactions than if debt is not utilized;

         o the lack of prohibitions in the Operating Agreement on our ability to compete with the Company for equipment acquisitions and other types of business;

         o our opportunities to earn fees for referring a prospective lessee to lessors other than the Company;

         o the fact that the dealer-manager, who is affiliated with us and is not an independent securities firm, will review and investigate the Company and the information in this prospectus;

         o our ability as tax matters partner to negotiate with the IRS to settle tax disputes that would bind the Company and the members might not be in your best interest given your tax situation; and

         o our decisions as to when and whether to sell a jointly owned assets when the co-owner is another bushiness we manage.

         We will not devote our time exclusively to managing the Company

         The Company will not employ its own full-time officers, directors or employees. Instead, we will supervise and control the business affairs of the Company. Our officers and employees will only devote the amount of time they think is necessary to conduct the Company's business. See "CONFLICTS OF INTEREST."

         You will have limited voting rights and no management authority

         We will make all management decisions for the Company, including determining which leased equipment it will purchase. The success of the Company will depend on the quality of the investment decisions we make, particularly relating to the acquisition of equipment and the re-leasing and disposition of equipment. You are not permitted to take part in managing the Company or establishing the Company's investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of Company management to us.

         Generally, you will only be able to vote on extraordinary matters, such as a proposed amendment to the Operating Agreement. For any matter submitted for your vote, the consent of members owning not less than a majority of the Company's shares is required for approval. The Operating Agreement provides that shares we own are not counted in determining the percentage of shares necessary for a vote concerning:

         o        our removal as manager; or

         o any transaction between the Company and us. See Section 13.2 of the Operating Agreement, entitled "Voting Rights of the Members."

         There is no guarantee you will receive a return comparable to that of investors in similar businesses we sponsor and manage

         You should not assume that you will experience investment results or returns comparable to those experienced by investors in any other businesses we sponsor and manage. You should also keep in mind that a portion of distributions made to date by other businesses we sponsor and manage has included a return of investors' capital contributions. See Table III that appears in Exhibit B.

         The amount of distributions you will receive and your return from this investment cannot be predicted

         We arrived at the initial rate of cash distribution (10% on an annual basis) by estimating what we believe is a sustainable rate of distribution during the reinvestment period. The actual distribution rate may be greater or less than the initial rate of distribution during the reinvestment period if we deem it prudent to revise the rate. Furthermore, over the entire life of the Company the actual rate of return on your investment may be greater than or less than the rate of cash distributions. If the rate of return on your investment were ultimately less than the initial cash distribution rate, then some of your distributions would have included a return of some of your investment. Until assets have been liquidated and cash has been distributed, the final calculation of the return on your investment cannot be determined. There is no assurance that you will achieve any specified rate of return, or any return at all, on your investment. See "CASH DISTRIBUTIONS--Monthly Cash Distributions."

         The rate of monthly cash distributions is not fixed

         While we intend to make monthly cash distributions from the Company's cash flow, we may determine it is in the best interest of the Company to periodically change the amount of the cash distributions you receive or not make any distributions in some months. During the liquidation period, regularly scheduled distributions will decrease because there will be fewer leases available to generate cash flow, although it is expected that lump sums will be distributed from time to time if and when financially significant assets are sold. See "CASH DISTRIBUTIONS--Monthly Cash Distributions."

         Losses could exceed reserves resulting in reduced distributions

         While we will do our best to avoid and minimize losses and to establish reserves for losses, Company losses could exceed those reserves. If so, there could be a reduction in your distributions. The Company will set aside 1% of the offering proceeds as a reserve for losses.

         There is no secondary market for shares so your ability to transfer them is limited

         For tax purposes, the shares are treated as interests in a partnership. In order for the Company to avoid being treated as a "publicly traded partnership," and, therefore, being taxed as a corporation, IRS regulations prohibit us from creating or participating in a "secondary market" for the shares. The shares will not be listed on any exchange at any time. Your ability to sell or otherwise transfer your shares, other than at a substantial discount, is extremely limited and will depend on your ability to identify a buyer, which will be difficult. You must view your investment in the Company as a long-term, illiquid investment. See "TRANSFER OF SHARES."

         If you choose to redeem your shares you will not receive a full return of your investment

         After you have been admitted as a member, you may request that the Company redeem up to 100% of your shares. The Company is under no obligation to do so, however, and will not maintain any cash reserve for this purpose. If we allow the Company to redeem your shares, the redemption price has been unilaterally set and is described in the section of this prospectus entitled "TRANSFER OF SHARES --Limited Right to Redeem." The redemption price will be less than the unreturned amount of your investment. If your shares are redeemed, the redemption price may provide you a significantly lower value than the value you would realize by retaining your shares for the duration of the Company.

         Federal tax considerations in general

         Although this investment may be appealing to certain investors for federal income tax purposes, you should invest based on economic rather than tax factors. While tax counsel has reviewed the section of the prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" for accuracy, their opinion about that section is limited largely to tax matters they believe are material to an individual taxpayer. Furthermore, the opinion is not binding on the IRS and the IRS has not ruled on any federal income tax issue in relation to the Company. In addition, the Company will not apply for an IRS ruling that it will be classified as a partnership for federal income tax purposes. Because your other income and expenses may affect the tax consequences of this investment, there can be no assurance that you will obtain the tax consequences described in this prospectus. You and your advisers should not only review the "FEDERAL INCOME TAX CONSEQUENCES" section with care, but also carefully review your tax circumstances.

         The tax benefits described may be challenged by the IRS upon audit of any tax return of the Company. If an audit adjusts the Company's tax return, you might have to adjust your income tax return as well. This might also result in an examination of your return for items unrelated to the Company, or an examination of your prior years' returns. You could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. The Company will not reimburse you for any legal and accounting expenses you incur because of an examination of your income tax return. Nor will the Company represent you in connection with an audit of your tax return by the IRS. See "FEDERAL INCOME TAX CONSEQUENCES--Audit by the IRS."

         If the IRS classifies the Company as a corporation, your distributions would be reduced

         If the IRS successfully contends that the Company should be treated as a "publicly traded partnership," the Company would then be treated as a corporation for federal income tax purposes rather than as a partnership. If so:

         o        losses realized by the Company would not pass through to you;

         o the income of the Company would be taxed at tax rates applicable to corporations thereby reducing the Company's cash available to distribute to you; and

         o your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

         To minimize this possibility, Section 10 of the Operating Agreement places restrictions on your ability to transfer shares. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships."

         The Company could lose cost recovery or depreciation deductions if the IRS treats its leases as sales or financings

         We expect that, for federal income tax purposes, the Company will be treated as the owner and lessor of the equipment it owns or co-owns and/or leases. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that the Company is not the owner of its equipment, it would not be entitled to cost recovery, depreciation or amortization deductions, and its leasing income might be deemed to be portfolio income instead of passive income. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of Leases" and "--Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitation."

         You may incur tax liability in excess of the cash distributions you receive

         Your tax liability from this investment may exceed the cash distributions you receive from it. While we expect that your taxable income from this investment for most years will be less than your cash distributions in those years, to the extent any Company debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of Company property may result in taxes in any year that are greater than the amount of cash from the sale and give you tax liability in excess of cash distributions.

         There are limitations on your ability to deduct Company losses

         Your ability to deduct losses generated by the Company is limited to the amounts that you have at risk in this activity. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the Company's operations will constitute passive activities, you can only use losses from the Company to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitations."

         The IRS may allocate more taxable income to you than the Operating Agreement provides

         The IRS might successfully challenge our allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for you than the Operating
Agreement allocates. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses."

         If you are a tax-exempt organization you will have unrelated business taxable income from this investment

         Tax-exempt organizations are nevertheless subject to unrelated business tax on unrelated business taxable income ("UBTI"). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. The Company's leasing income will constitute UBTI. Furthermore, for tax-exempt organizations in the form of charitable remainder trusts, having any UBTI will cause all otherwise non-taxable income of the charitable remainder trust to be subject to tax. Pending legislation would subject charitable remainder trusts to a 100% excise tax on UBTI. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-exempt Organizations."

         If you are a foreign investor you will be subject to U.S. tax withholding and be required to file U.S. tax returns

         Foreign investors should be aware that their share of the income from the Company will be subject to U.S. income tax withholding and they may be required to file U.S. income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors." Foreign investors that are corporations would be subject to a 30% (or lower rate as prescribed by an applicable tax treaty) tax on their "dividend equivalent amount" for purposes of the United States branch profits tax.

         This investment may cause you to pay additional taxes

         You may be required to pay alternative minimum tax in connection with this investment, as you will be allocated a proportionate share of the Company's tax preference items. Our operation of the Company may lead to other adjustments that could also increase your alternative minimum tax. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See "FEDERAL INCOME TAX CONSEQUENCES--Alternative
Minimum Tax." You also may be subject to state and local taxation, such as income, franchise or personal property taxes in your state and other states, as a result of this investment. The Company's use of equipment outside the U.S. might also subject the Company and you to income or other types of taxation in foreign countries.

         The assets of the Company may be plan assets for ERISA purposes

         ERISA and the Internal Revenue Code may apply what is known as the look-through rule to this investment. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisor and carefully consider the effect of that treatment if that were it to occur. See "INVESTMENT BY QUALIFIED PLANS."

                      SOURCES AND USES OF OFFERING PROCEEDS

         The first table below is our best estimate of the use of the offering proceeds if only the minimum number of shares (1,200) is sold. Because the Company has not made any acquisitions, we cannot precisely calculate some of the expenses below at this time, so the amounts may vary substantially from these estimates. The second table below is our estimate of offering expenses assuming the maximum number of shares (100,000) is sold. If the maximum number of shares offered is sold, resulting in proceeds of $100,000,000, we project that we will invest 80.17% of the offering proceeds in equipment. The column in each table expressing expenses and fees as a percentage of the Company's assets assumes that 40% of the purchase price for the Company's investment assets will be paid from the proceeds of this offering and the remaining 60% will be paid with borrowed funds.

                                                         Fees and Expenses
                                                             As a % of
                                                 ------------------------------
                              Minimum Offering of    Offering
                                  1,200 Shares       Proceeds          Assets
                                  ------------   -------------    -------------
Offering Proceeds(1)--Assets      $ 1,200,000    $   1,200,000    $   2,595,000
Expenses:
   Sales Commissions(2)               (96,000)            8.00%            3.70%
   Underwriting Fees(3)               (24,000)            2.00%            0.92%
   O&O Expense Allowance(4)           (42,000)            3.50%            1.62%
                                  -----------    -------------    -------------
   Public Offering Expenses          (162,000)           13.50%            6.24%

   Acquisition Fees(5)                (77,850)            6.49%            3.00%

Fees and Expenses as % of Offering Proceeds(6)           19.99%
Fees and Expenses as % of Assets(5)                                        9.24%


                                                         Fees and Expenses
                                                             As a % of
                                                 ------------------------------
                              Maximum Offering of    Offering
                                100,000 Shares       Proceeds          Assets
                              ----------------   -------------    -------------
Offering Proceeds(1)--Assets    $ 100,200,000    $ 100,000,000    $ 219,375,000
Expenses:
   Sales Commissions(2)            (8,000,000)            8.00%            3.65%
   Underwriting Fees(3)            (2,000,000)            2.00%            0.91%
   O&O Expense Allowance(4)        (2,250,000)            2.25%            1.03%
                                  -----------    -------------    -------------
   Public Offering Expenses       (12,250,000)           12.25%            5.58%

   Acquisition Fees(5)             (6,581,250)            6.58%            3.00%

Fees and Expenses as % of Offering Proceeds(6)           18.83%
Fees and Expenses as % of Assets(5)                                        8.58%

----------------
(1) Excluding $1,000 contributed by us to the Company at the time of its formation.

(2) The Company will pay brokers a sales commission of $80.00 per share sold (8% of offering proceeds), but no sales commission will be paid on shares sold to members affiliated with us. You may be able to purchase shares from a broker who charges a fee based upon the size of your total investment portfolio under management (wrap accounts, for example) rather than the 8% sales commission for this investment. If you purchase shares through a broker who has agreed with us to waive the 8% sales commission, you would pay the Company $920.00 per share and pay an investment management fee to your broker in lieu of the $80.00 sales commission. To the extent shares are purchased this way, the offering proceeds and the expenses of the offering reflected in this table may be reduced.

3 The Company will pay ICON Securities Corp., an affiliate of ours who is acting as dealer-manager, an underwriting fee equal to $20.00 for each share sold (2.0% of offering proceeds) for managing the offering and to reimburse it, on a non-accountable basis, for wholesaling fees and expenses.

4 The Company will pay us organizational and operating expense allowance, called an O & O Expense Allowance, equal to $35.00 for each share sold (3.5% of offering proceeds) if the offering results in offering proceeds of $25,000,000 or less. We will reduce the percentage of O & O expense allowance payable to us by the Company from 3.5% to 2.5% for offering proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for offering proceeds exceeding $50,000,000.

                  The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in:

         (a) organizing the Company and offering shares for sale, which may include legal, accounting, printing, advertising and promotional expenses for preparing the Company for registration and then offering and distributing the shares to the public; and

         (b) fees and expenses actually incurred and charged to us by the dealer-manager and prospective selling dealers. Due diligence fees and expenses to selling dealers are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of the offering proceeds or (b) the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from the Company.

5 Acquisition fees are computed by multiplying 3.00% times the total purchase price of the Company's investments purchased with both offering proceeds and borrowings. The acquisition fees in the table are calculated assuming that, on average, total Company indebtedness will equal 60% of the purchase price of all investments. We will also earn acquisition fees from the reinvestment of equipment sales and operating proceeds into additional items of equipment.

6 The Company intends to establish an initial reserve equal to 1.0% of offering proceeds, which will be used for insurance, certain repairs, replacements and miscellaneous contingencies.

                                OUR COMPENSATION

         The following table summarizes the types and estimated amounts of all compensation or distributions that we and our affiliates may be paid, directly or indirectly, by the Company. Some of this compensation will be paid regardless of the success or profitability of the Company's operations, and none was determined by arm's-length negotiations.

         Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including us, is limited by provisions in the Operating Agreement.


                                     Organization and Offering Stage

     Type of Compensation                Method of Compensation                  Estimated Dollar Amount
     --------------------                ----------------------                  -----------------------
Underwriting Fee--payable to            2.0% ($20.00 per share) of the          Not determinable at this time.
ICON Securities offering                offering proceeds on all
Corp., the dealer-manager               shares sold.
                                                                                $24,000 if the minimum
                                                                                offering of 1,200 shares is
                                                                                sold, up to a maximum of
                                                                                $2,000,000 if all 100,000
                                                                                shares are sold.


Sales Commission--expected to           Up to 8.0% ($80.00 per share)           Not determinable at this time.
be paid primarily to selling            of the offering proceeds from
dealers with only a small               all shares sold, other than             If all shares sold were sold
amount expected to be paid to           for shares sold to affiliated           by the dealer-manager, which
ICON Securities Corp.                   members which will be sold on           we do not expect, the
                                        a net of sales commission               dealer-manager would receive
                                        basis.1                                 sales commissions of $96,000
                                                                                if the minimum offering of
                                                                                1,200 shares is sold and
                                                                                $8,000,000 if all 100,000
                                                                                shares are sold. In each case,
                                                                                these amounts are calculated
                                                                                without giving effect to
                                                                                possible reduction of the
                                                                                sales commissions due to
                                                                                commissions that are not
                                                                                payable for shares purchased
                                                                                by affiliated members and by
                                                                                investors whose broker has
                                                                                waived the sales commission,
                                                                                if any.

---------------------
1 Investors may be able to purchase shares from brokers who charge a fee based upon the size of their total investment portfolio under management (wrap accounts, for example) rather than the 8% sales commission for this investment. Investors who purchase shares through a broker who has agreed to waive the 8% sales commission would pay the Company $920.00 per share and pay an investment management fee to their broker in lieu of the $80.00 sales commission. To the extent shares are purchased this way, the expenses of the offering reflected in this chart may be reduced.

     Type of Compensation                Method of Compensation                  Estimated Dollar Amount
     --------------------                ----------------------                  -----------------------
O & O Expense                           3.5% ($3.50 per share) of the           Not determinable at this time.
Allowance--payable to us or             first $25,000,000 of offering
the dealer-manager, or both,            proceeds; 2.5% ($2.50 per               $42,000 if the minimum
for organizational and                  share) of offering proceeds in          offering of 1,200 shares is
offering expenses                       excess of $25,000,000 but less          sold, up to a maximum of
                                        than $50,000,000; and 1.5%              $2,250,000 if all 100,000
                                        ($1.50 per share) of offering           shares are sold.
                                        proceeds exceeding
                                        $50,000,000, on a
                                        non-accountable basis
                                        (exclusive of sales
                                        commissions) whether or not
                                        incurred. We will pay actual
                                        organizational and offering
                                        expenses for this offering to
                                        the extent such expenses
                                        exceed the O & O expense
                                        allowance.

                                        We will pay or advance bona
                                        fide due diligence fees and
                                        expenses of the dealer-manager
                                        and actual and prospective
                                        selling dealers on a fully
                                        accountable basis from such
                                        allowance up to, but not in
                                        excess of, the lesser of the
                                        maximum amount payable under
                                        the NASD Conduct Rules, or 1/2
                                        of 1% of the offering
                                        proceeds.


                                               Operational Stage

Acquisition Fee--payable to             3.00% of the purchase price             Total acquisition fees would
us(2)                                   paid by the Company to the              equal 6.49% of offering
                                        seller of each item of                  proceeds (or $77,850) if the
                                        equipment, or direct or                 minimum offering of 1,200
                                        indirect interest in                    shares is sold and 6.58% of
                                        equipment, acquired; the                offering proceeds (or
                                        purchase price includes debt            $6,581,750) if all 100,000
                                        incurred or assumed, debt               shares are sold. In both
                                        associated with equipment in            instances this assumes that
                                        which the Company acquired an           total Partnership indebtedness
                                        interest (such as a residual            will equal 60% of the purchase
                                        interest or an interest in a            price of all investments. We
                                        joint venture), and debt which           will also earn acquisition
                                        would be assumed if, in the case        fees from the reinvestment of
                                        of options to acquire residual          equipment leasing proceeds and
                                        value interests, such options           sales into additional items of
                                        were immediately exercised.             equipment after the initial
                                                                                equipment is acquired. Levels
                                        In calculating acquisition              of indebtedness in excess of
                                        fees, fees payable by or on             60% of the purchase price of
                                        behalf of the Company to                equipment will result in our
                                        unaffiliated finders and                receipt of greater acquisition
                                        brokers will be deducted from           fees than indicated above.
                                        acquisition fees otherwise
                                        payable to us. No finder's or
                                        broker's fees may be paid to
                                        any of our affiliates.

----------------
(2) Total acquisition fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., sales commissions, underwriting fees and the O & O expense allowance, which fees may total up to 13.50% of the offering proceeds). Pursuant to the Operating Agreement, the maximum front-end fees which the Company may pay is 20% of offering proceeds (if no debt is employed by the Company to acquire its investments) which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of offering proceeds.

     Type of Compensation                Method of Compensation                  Estimated Dollar Amount
     --------------------                ----------------------                  -----------------------
                                        We will reduce or refund
                                        acquisition fees if the
                                        Company's investment in
                                        equipment is less than the
                                        greater of (a) 80% of the
                                        offering proceeds reduced by
                                        .0625% for each 1% of
                                        borrowings encumbering the
                                        Company's equipment, or (b)
                                        75% of the offering proceeds.

Management Fee--payable to us           The lesser of:                          Not determinable at this time.
for actively managing the
leasing and releasing of the            (i)(a) 5% of gross rental               We have agreed to subordinate,
Company equipment portfolio             payments from operating                 without interest, our receipt
                                        leases(3), except operating             of monthly payments of the
                                        leases for which management             management fees during the
                                        services are performed by               reinvestment period to the
                                        non-affiliates under our                members' receipt of all
                                        supervision for which 1% of             accrued but previously unpaid,
                                        annual gross rental payments            and current,(6) installments of
                                        shall be payable;                       first cash distributions. Any
                                                                                management fee so deferred
                                        (b) 2% of gross rental                  will be deferred without
                                        payments and debt service               interest.
                                        payments from full payout
                                        leases(4) with net lease
                                        provisions; and

                                        (c) 7% of gross rental
                                        payments from equipment
                                        operated by the Company(5); or

                                        (ii) management fees which are
                                        competitive and/or customarily
                                        charged by others rendering
                                        similar services as an ongoing
                                        public activity in the same
                                        geographic location for
                                        similar equipment
                                        transactions.

----------------
Sellers of equipment to the Company may pay fees to brokers or finders representing such sellers, but in no event may such brokers or finders include us or any of our affiliates.

(3) Operating leases are leases under which the aggregate rental payments due during the initial term of the lease, on a net present value basis, are less than the purchase price of the equipment.

(4) Full-payout leases are leases under which the rental payments due during the initial term of the lease, on a net present value basis, are sufficient to recover the purchase price of the equipment. Net lease provisions are leases in which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased equipment.

(5) If we provide both equipment management and additional services relating to the continued and active operation of Company equipment, such as on-going marketing and re-leasing of equipment, hiring or arranging for the hiring of crews or operating personnel for the Company's equipment and similar services, we may charge the Company a management fee not to exceed 7.0% of the gross rental payments from equipment operated by the Company.

(6) See "CASH DISTRIBUTIONS - First Cash Distributions to Members" for an explanation of first cash

     Type of Compensation                Method of Compensation                  Estimated Dollar Amount
     --------------------                ----------------------                  -----------------------
Cash Flow--share distributable          Prior to payout, which is the           Not determinable at this time.
to us                                   time when cash distributions
                                        in an amount equal to the sum
                                        of the investors' (1) capital
                                        contributions and (2) an 8.0%
                                        cumulative annual return
                                        thereon, compounded daily,
                                        have been made, distributions
                                        of cash from operations and
                                        sales will be made 99% to the
                                        investors and 1% to us. After
                                        payout, distributions of cash
                                        from sales and operations will
                                        be made 90% to the investors
                                        and 10% to us.

Reimbursement For                       The Company will reimburse our          Not determinable at this time.
Out-Of-Pocket Acquisition               affiliates and us for some
Expenses Directly Attributable          expenses incurred in
To The Acquisition Of                   connection with the Company's
Equipment--payable to us and            operations.
our affiliates(7)

----------------
(7) In the event we or an affiliate purchases equipment with our own funds in order to facilitate the later purchase by the Company, or borrows on behalf of the Company for any Company purpose, we or the affiliate will be entitled to receive interest on the funds expended on behalf of the Company until the Company purchases the equipment or repays the loan. Interest will be paid at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. See "INVESTMENT OBJECTIVES AND POLICIES - Interim Financing."

         The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in:

         (a) organizing the Company and offering shares for sale, which may include legal, accounting, printing, advertising and promotional expenses for preparing the Company for registration and then offering and distributing the shares to the public; and

         (b) fees and expenses actually incurred and charged to us by the dealer-manager and prospective selling dealers. Due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of the offering proceeds or (b) the amount permitted to be paid pursuant to NASD Conduct Rules, of which organization the dealer-manager is a member. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from the Company.

         In addition to the O & O Expense Allowance, the Company will reimburse us and our affiliates for: (1) the actual costs of goods and materials used for or by the Company and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of the Company's equipment incurred prior to the time that the Company has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of the Company (such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment), not in excess of the lesser of our, or our affiliate's, costs, or 90% of the costs that the Company would be required to pay to independent parties for comparable services. The Company's annual reports to the limited partners will provide a breakdown of services performed by, and amounts reimbursed to, our affiliates and us.

         Section 6.4(h) of the Operating Agreement limits the types and annual amounts of expenses of the Company that may actually be paid by the Company to us. No reimbursement is permitted for services for which we are entitled

     Type of Compensation                Method of Compensation                  Estimated Dollar Amount
     --------------------                ----------------------                  -----------------------
                                         Interest in Profits or Losses

Company's Profits and Losses             We will be allocated shares of         Not determinable at this time.
for Tax Purposes--share                  the Company's profits and
allocable to us                          losses for tax purposes that
                                         generally approximate our
                                         share of available cash from
                                         operations and sales.

----------------
         to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of the Operating Agreement, will be:

         (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in us or any of our affiliates; and

         (2) expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to us and our affiliates. There are some provisions in the Operating Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of the Operating Agreement, which limits the actions we can take on behalf of the Company and limits our compensation from the Company. In addition, see "FIDUCIARY RESPONSIBILITY" for a discussion of our fiduciary obligations to you, which require us to consider your best interests in managing the Company's assets and affairs. The conflicts include the following:

No Arm's Length Negotiation of Agreements

         We are represented by the same legal counsel as the Company and the dealer-manager. The members, as a group, have not been represented by legal counsel and the Company's legal counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. Therefore, none of the agreements and arrangements between the Company and either the dealer-manager or us was negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for the Company will also perform services for us, the dealer-manager, some of our affiliates and other businesses that we or our affiliates may sponsor. However, should a dispute arise between the Company and us, we will have the Company retain separate legal counsel to represent the Company in connection with the dispute.

Our Compensation

         We have unilaterally determined the compensation that we and the dealer-manager will be paid by the Company. However, we believe that the amount of compensation is representative of practices in the industry and complies with the NASAA Guidelines (guidelines for publicly offered, finite-life equipment leasing businesses reflecting the policies of the North American Securities Administrators' Association) in effect on the date of this prospectus. Both we and the dealer-manager will receive substantial compensation upon the closing of this offering and upon, or from, the Company's acquisition, use and sale of its equipment and leases. We will make decisions involving these transactions in our sole discretion. See "OUR COMPENSATION."

         A conflict of interest may also arise from our decisions concerning the timing of the Company's purchases and sales of equipment or the termination of the Company, each of which events will have an effect on the timing and amounts of our compensation. In such circumstances, our interest in continuing the Company and receiving management fees, for example, may conflict with the interests of the members in realizing an earlier return from this investment.

Effect of Leverage on Our Compensation

         We intend for the Company to incur indebtedness that will total approximately 60% of the aggregate purchase price of its total portfolio of equipment and interests in equipment, but the actual level of borrowings may vary from this estimate. Since our acquisition fees are based upon the purchase price of all equipment and direct and indirect interests in equipment we acquire for the Company, including related borrowings incurred and/or debt associated with equipment or interests in equipment the Company acquires, we would earn a greater amount of acquisition fees (subject to the limit on those fees) if a greater percent of debt were employed. Also, since our management fees are based upon the gross lease rental payments to the Company, we may earn more management fees as a result of the Company's utilizing a greater amount of debt (leverage) to increase the amount of its investments. See "OUR COMPENSATION."

Competition with the Company for Equipment

         We and our affiliates are engaged directly and indirectly in the business of acquiring equipment for our own accounts as well as for other businesses. In the future, we, or any of our affiliates, may form, sponsor, and act as a general partner or manager of, or as an advisor to, other investment entities (including other public equipment ownership and leasing businesses). Those businesses could have investment objectives similar to the Company's and may be in a position to acquire the same equipment at the same time as the Company. See "RELATIONSHIPS WITH SOME OF OUR AFFILIATES" and "MANAGEMENT" for a chart of and a description of our relationship to the Company.

         Until all initial capital contributions have been invested or committed, used to pay permitted front-end fees or returned to members as provided in the Operating Agreement, all investment opportunities meeting the investment objectives of the Company (including equipment acquisition, leasing and re-leasing opportunities) shall be presented to the Company first except in the following circumstances:

         o The required cash investment is greater than the cash that the Company has available for investment;

         o The amount of debt to be incurred or assumed is above levels that we believe are acceptable for the Company;

         o The equipment type is not appropriate to the Company's objectives, which include seeking to avoid concentrations of exposure to any one class of equipment;

         o The lessee's credit quality does not satisfy the Company's objectives of maintaining a high-quality portfolio with creditworthy lessees while avoiding a concentrated exposure to any individual lessee or user;

         o The remaining lease term extends beyond the date by which the Company's existence will end;

         o The Company's available cash flow is not sufficient to purchase the equipment and to make distributions;

         o The structure of the proposed transaction, particularly the end-of-lease options governing the equipment, does not provide the opportunity to obtain the residual values needed to meet the Company's total return objectives for its investments; and

         o The transaction does not comply with the terms of the Operating Agreement.

         The Operating Agreement does not prohibit us or our affiliates from investing in equipment leases, and we can engage in acquisitions, leasing and re-leasing opportunities on our or their own behalf or on behalf of other businesses. We and our affiliates shall have the right to take for our or their own account, or to recommend to any business we manage, any particular investment opportunity after considering the factors in the preceding paragraph.

         Any conflicts in determining and allocating investments between the Company and us or between the Company and another business will be resolved by the investment committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Company. If the investments available from time to time to the Company and to other businesses we manage is less than the aggregate amount of investment then sought by them, the available investment will generally be allocated to the business that has been seeking investments for the longest period of time.

         Conflicts may also arise between two or more businesses (including the Company) that we or one of our affiliates advise or manage, or between one or more of businesses and an affiliate of ours acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In these cases, the first opportunity to re-lease or sell equipment will generally be allocated to the business attempting to re-lease or sell equipment that has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, we may make exceptions to this general policy where equipment is subject to remarketing commitments with contrary provisions or where, in our judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular business.

Joint Ventures

         For added diversification, the Company may invest in joint ventures with other businesses that we sponsor and manage, or with third parties . If the Company enters into a joint venture, we would have a fiduciary duty to the Company and to any other businesses we manage that participate in it. Having this duty to several businesses may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these fiduciary duties, the Operating Agreement restricts our ability to make investments in joint ventures by requiring that the joint investment comply with the investment criteria and investment objectives of the Company. See "RISK FACTORS."

Lease Referrals

         From time to time, we may have the opportunity to earn fees for referring prospective equipment to a purchaser other than the Company. This could involve conflicts of interest because we would receive compensation as a result of the referral even though the Company would not receive any benefits.
Section 6.5 of the Operating Agreement provides that, if the Company has funds available for investment, we will not refer prospective equipment transactions to third parties for compensation, unless, using the criteria listed above under "Competition with the Company for Equipment," we decide that the investment in question is inconsistent with the investment and diversification objectives of the Company.

Participation of an Affiliate in this Offering

         Shares will be sold on a best-efforts basis through ICON Securities Corp. (the dealer-manager), who will receive underwriting fees for all shares sold in addition to sales commissions for any shares sold by its securities representatives. Because ICON Securities Corp. is affiliated with us, its review and investigation of the Company and the information provided in this prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

Tax Matters Partner

         We are the Company's tax matters partner for purposes of dealing with the IRS on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, we are empowered to negotiate with the IRS and to settle tax disputes, thereby binding the members and the Company by any settlement. While we will seek to take into consideration the interest of the members as a whole in agreeing to any settlement of any disputed items of Company's income and expense, there is no assurance that any settlement will be in the best interest of any specific member given his or her specific tax situation.

                            FIDUCIARY RESPONSIBILITY

Conflicts

General. The Operating Agreement makes us accountable to the Company as a fiduciary. Therefore, we must always act with integrity and good faith, and exercise due diligence in conducting the business of the Company and in resolving conflicts of interest, subject to the limitations set forth in the Operating Agreement, summarized below. Because we and other businesses that we manage or in the future may manage will acquire equipment, we may be deemed to have a position adverse to, and be in conflict with, the Company.

Modification. Section 6.5 of the Operating Agreement includes provisions to resolve conflicts of interest that may arise between the Company and other businesses we manage with respect to particular investment opportunities that become available. See "CONFLICTS OF INTEREST--Competition with the Company for Equipment."

Detriment and Benefit. If the Operating Agreement did not modify the general common law fiduciary duties, we could not serve as the manager of the Company, as well as the manager or general partner of any other business that might acquire and lease equipment, at the same time. The modification may operate as a detriment to you because there may be opportunities that we will not make available to the Company.

         The foregoing modifications permit us to act as a manager or general partner to more than one business, and we believe the Company should benefit from our resulting experience. The modifications also permit the Company to enter into joint ventures to acquire a larger and more diverse asset pool. However, the modifications relieve us and our affiliates of the strict fiduciary duty of a manager acting as such for only one business at a time. The modifications attempt to resolve any conflicts arising from our management of multiple businesses in a manner consistent with the expectations of the investors of all of these businesses, our fiduciary duties and the Company's and other businesses' investment objectives, especially including that of investment diversification.

Indemnification

         The Company will indemnify us and our affiliates, from its assets, for any liability, loss, cost and expense of litigation arising out of our acts or omissions provided that:

         (1) we or our affiliate made a determination in good faith that the action or inaction was in the best interests of the Company;

         (2) we or our affiliate were acting on behalf of or performing services for the Company; and

         (3) the course of conduct did not constitute negligence or misconduct on our part or that of our affiliate.

         We and each of our affiliates will be liable, responsible and accountable, and the Company will not be so liable for, liability, loss, cost or expense due to our or our affiliate's fraud, negligence, misconduct or breach of fiduciary duty to the Company or any member, as determined by a court. The Company will not have to pay the cost of insurance that insures us or any affiliate for any liability for which we cannot be indemnified.

         In addition, the Company has agreed to indemnify the dealer-manager and the selling dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of shares. Any successful claim for indemnification would deplete the Company's assets by the amount paid and could reduce the amount of distributions subsequently made to you.

         The Company is not permitted to indemnify us, any of our affiliates, or any selling dealer for any losses, liabilities, litigation, settlement or any other costs or expenses arising out of an alleged violation of federal or state securities laws unless the following have occurred:

         (1)      (a)      there was a successful  adjudication on the merits in
                           favor of us, our affiliate or the selling dealer on each count of alleged securities laws violation;

                  (b)      the claims were dismissed on the merits by the court;

                  (c) the court approved a settlement of the claims and indemnification regarding the costs of claims; plus

         (2) we have advised the court regarding the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Texas and any other relevant regulatory body on the issue of indemnification for securities law violations.

Investor Remedies

         There are a number of remedies available to you if you believe we have breached our fiduciary duty. You may sue on behalf of yourself and all other similarly situated members (a class action) to recover damages, or you may bring suit on behalf of the Company (a derivative action) to recover damages from us or from third parties where we have failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or state securities laws in connection with the purchase or sale of shares, you may be able to recover the losses from a selling dealer, the dealer-manager, or anyone associated with either of them.

         We will provide quarterly and annual reports of operations and must, on demand, give you or your legal representative a copy of the Form 10-K and other information concerning the Company's affairs. Further, you may inspect or copy the Company's books and records at any time during normal business hours upon reasonable advance written notice. See "SUMMARY OF THE operating AGREEMENT--Access to Books and Records."

         This is a developing and constantly changing area of the law and this summary, which describes in general terms the remedies available to you if we breach our fiduciary duty, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning our duties or you believe that we have breached a fiduciary duty, you should consult your own counsel.

         In the opinion of the SEC, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If we assert a claim against the Company for indemnification of such liabilities (other than for expenses incurred in a successful defense) under the Operating Agreement or otherwise, the Company will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

                           OTHER BUSINESSES WE MANAGE

         We were formed in 1985 to finance and lease equipment, and act as the manager or general partner for publicly offered, income-oriented equipment leasing businesses. In addition to acting as the manager for the Company, we are the general partner of: ICON Cash Flow Partners, L.P., Series B; ICON Cash Flow Partners, L.P., Series C; ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow Partners, L.P., Series E; ICON Cash Flow Partners L.P. Six; ICON Cash Flow Partners L.P. Seven; ICON Income Fund Eight A L.P.; and ICON Income Fund Eight B L.P., and we were the general partner of ICON Cash Flow Partners, L.P., Series A which was liquidated and dissolved in 1999. These businesses are referred to collectively as our prior public programs. All were publicly offered and are income-oriented equipment leasing limited partnerships. We and our affiliates have also engaged in the past, and may in the future engage in the business of brokering or acquiring equipment leasing transactions which do not meet the investment criteria we have established for the Company and for our prior public programs (such as criteria for creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).


              Prior Programs Subscriptions as of December 31, 2000

                                                    No. of           Total
Limited Partnership                                Investors     Subscriptions
-------------------                                ---------     -------------
Series A (dissolved in 1999).............................226       $2,504,500
Series B...............................................1,756       20,000,000
Series C...............................................1,741       20,000,000
Series D...............................................3,105       40,000,000
Series E...............................................3,736       61,041,151
Six....................................................2,267       38,385,712
Seven..................................................4,578       99,999,682
Eight A................................................2,900       74,996,504
Eight B..................................................920       21,981,365


         Our prior public programs that are still in the reinvestment phase are all actively engaged in purchasing equipment and entering into and acquiring lease and other transactions. Through December 31, 2000, our prior public programs had originated or acquired investments as follows:


                                          Investments Originated or
                                      Acquired by Prior Public Programs
                                          through December 31, 2000
                            (all amounts in dollars of original acquisition cost)

Limited Partnership                                  Leased Equipment   Other Transactions  Total Investments
-------------------                                  ----------------   ------------------  -----------------
Series A (dissolved in 1999).....................................-0-                -0-                -0-
Series B..................................................40,950,305         26,850,666         67,800,971
Series C..................................................45,800,967         26,853,123         72,654,090
Series D..................................................55,577,669         81,733,088        137,310,757
Series E..................................................80,651,864        198,673,604        279,325,468
Six.......................................................93,104,306         80,543,188        173,647,494
Seven....................................................251,479,444         74,628,128        326,107,572
Eight A...................................................93,183,435         57,348,895        150,532,330
Eight B...................................................66,053,184         18,940,638         84,993,822

         As of December 31, 2000, our prior public programs had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

                                           Investment Portfolio of
                                             Prior Programs as of
                                              December 31, 2000

Limited Partnership                                  Leased Equipment   Other Transactions  Total Investments
-------------------                                  ----------------   ------------------  -----------------
Series A (dissolved in 1999)......................................--                    --                 --
Series B....................................................$498,724               244,116            742,840
Series C.....................................................295,720               692,929            988,649
Series D..................................................11,352,650             1,616,378         12,969,028
Series E..................................................62,021,901            27,389,734         89,411,635
Six.......................................................43,094,718             5,839,807         48,934,525
Seven....................................................236,828,887             1,021,143        237,850,030
Eight A...................................................93,183,435            57,348,895        150,532,330
Eight B...................................................66,053,184            18,940,638         84,993,822


         The amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series B through Eight B for each year from 1996 through December 31, 2000 are included in TABLE III and TABLE IV of Exhibit B to the Prospectus. Additional investment information concerning such prior programs as of December 31, 2000, is also included in Tables I, II and V of Exhibit B to this prospectus.

         The information presented in this section of the prospectus concerning our prior public programs, as well as the information and data in the Tables included as Exhibit B, is not audited. If you purchase shares in the Company you will not have any ownership interest in any other business as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in our prior public programs.

                    RELATIONSHIPS WITH SOME OF OUR AFFILIATES

         The following diagram shows our relationship to some of our affiliates. The solid lines indicate ownership and the broken lines indicate contractual relationships. All of the entities shown below are corporations except as otherwise indicated.


                              [GRAPHIC GOES HERE]

                                   MANAGEMENT

The Manager

         We (ICON Capital Corp.) are a Connecticut corporation formed in 1985 under the name ICON Properties, Inc. We changed our name on July 19, 1990 to more accurately reflect the scope and focus of our business activities. Our financial statements are presented in this prospectus show that our financial condition, with an aggregate minimum net worth in excess of one million U.S. dollars, is commensurate with the financial obligations we have assumed in the offering and in the operation of the Company. Our principal office is located at 111 Church Street, White Plains, New York 10601 ((914) 993-1700), with additional offices located at 599 Lexington Avenue, Suite 2705, New York, NY 10022 ((212) 418-4700) and 260 California Street, 7th Floor, San Francisco, California 94111 ((415) 981-4266) and our seniormost officers, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

         All services relating to the day-to-day management of equipment and entering into leases and will be performed by us or under our direction. These services include collecting payments due from the lessees, remarketing equipment which is off-lease, inspecting equipment, being a liaison with lessees, supervising equipment maintenance, and monitoring performance by the lessees of their obligations, including payment of rent and all operating expenses.

         Our officers and directors are:

Beaufort J. B. Clarke...........Chairman, Chief Executive Officer and Director
Paul B. Weiss...................President and Director
Thomas W. Martin................Executive Vice President, Treasurer and Director
Louis J.C. Cusano...............Senior Vice President and Counsel


         Beaufort J. B. Clarke, 53, became our Chairman, Chief Executive Officer and Director and those of the dealer-manager as well in August of 1996. He was our President from August of 1996 until December 31, 1998. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Prior to that, Mr. Clarke was President of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Previously, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

         Thomas W. Martin, 45, became our Executive Vice President, Treasurer and Director and those of the dealer-manager as well in August of 1996. Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to that, Mr. Martin was Senior Vice President from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

         Paul B. Weiss, 40, became our President and Director on January 1, 1999. Mr. Weiss was our Director and Executive Vice President responsible for lease acquisitions from November of 1996 until December 31, 1998. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. from October of 1993 through November of 1996. Prior to that, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

         Louis J.C. Cusano, Esq., 39, became our Senior Vice President and Counsel in June of 1999. Previously, from 1995 to 1999 Mr. Cusano was Executive Vice President and General Counsel to Nikko Hotel's Essex House Real Estate Corporation, a subsidiary of Japan Airlines' hotel and hospitality group. Prior to that, Mr. Cusano was an attorney with Dewey Ballantine and in private practice concentrating on leasing, corporate finance and real estate transactions. Mr. Cusano received a J.D. from the Boston University School of Law and a B.A. from the University of Virginia.

Our Affiliates

         ICON Securities Corp., the dealer-manager, is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp. It was formed in 1982 to manage the equity sales for investor programs sponsored by its affiliates. It is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. is the dealer-manager of this offering.

                       INVESTMENT OBJECTIVES AND POLICIES

General

         Investment Objectives. The Company will purchase various types of equipment that will usually be leased at the time of purchase. The leases will primarily be with businesses located in North America and Europe that we determine are creditworthy. We have four investment objectives:

         (1) INVEST IN LEASED EQUIPMENT: to invest at favorable prices in equipment subject to leases with creditworthy lessees.

         (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of the Company, beginning the month after the first investor is admitted as a member.

         (3) DIVERSIFY TO REDUCE RISK: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment subject to leases. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact the Company. Further, a diverse portfolio of creditworthy lessees makes it less likely that the default or bankruptcy of a single lessee will significantly impact the Company. We intend to emphasize investments in used, long-lived, low obsolescence equipment to reduce the impact of economic depreciation and to a lesser degree emphasize investments where high rates of rent compensate the Company for the expected economic depreciation of the underlying equipment.

         (4) PROVIDE A FAVORABLE TOTAL RETURN: to provide you a total return on your investment which, by the time the Company's investments are sold, compares favorably with other illiquid investments that do not guarantee a return of principal.

         We expect the Company initially to make equipment investments equal to the sum of the following:

         o        80.17% of the funds received from investors; plus

         o        borrowed funds; plus

         o        excess cash flow not held in reserve or distributed.

Acquisition Policies and Procedures

         General Policies

         The Company will seek to acquire a portfolio of equipment leases that is comprised of both (a) transactions that provide current cash flow in the form of rental payments made directly to the Company, and (b) transactions where the cash flow in the form of rental payments has been pledged or assigned in whole or in part to a lender. We refer to current cash flow leases which the Company acquires for cash as income leases. We call leases where the cash flow (and perhaps a portion of the expected residual value of the equipment) has been pledged or assigned to a lender as growth leases (also known within the equipment leasing industry as leveraged leases). Most of the borrowings by the Company to pay a portion of the purchase price for growth leases will be non-recourse to the Company's other assets, meaning that in the event the lender is not paid, the other assets of the Company would not be at risk as a source of payment; only the particular item of financed equipment would be at risk.

         Equipment subject to income leases generally has shorter economic lives, and more rapid technological obsolescence, than equipment subject to growth leases. It is typical of income leases for the value of the leased equipment at lease expiration to be a smaller percentage of the purchase price of the equipment than is the case with growth leases. As a result, income leases provide for the payment of a higher relative amount of rent than will growth leases. Rental payments under income leases are expected to be, on average, in the range of 2-3% of equipment cost per month whereby rental payments under growth leases are expected to be, on average, close to 1% per month. The higher anticipated rental rate on income leases is expected to enable the Company to achieve a favorable return on these lease investments in spite of the anticipated decline in the value of the equipment.

         In spite of the anticipated decline in the value of the underlying equipment, we believe that income leases will be available to the Company which have appealing total return opportunities resulting from the possible extension of the leases with the lessees, or the exercise of renewal options by the lessees. A meaningful amount of the cash distributions the Company makes to members in its early years are expected to derive from the cash flow associated with income leases. As such, income leases are an important component of a balanced portfolio of equipment leases given the objectives of the Company.

         Equipment subject to growth leases generally has longer economic lives (at least 10 and sometimes 40 or more years) and much less rapid technological obsolescence than equipment which is subject to income leases. We anticipate that in growth leases, the future cash value of these types of leased equipment will exceed the cash portion of the purchase price paid by the Company. With growth leases, a lender provides a significant percentage of the purchase price, and the rental payments from the lease are used, in whole or in part, to pay interest on, and reduce the principal balance of, the financed portion of the purchase price. When this occurs, the outstanding indebtedness is reduced at a faster rate than the gradual economic depreciation for this class of equipment. As a result, we hope to build up the Company's equity in the equipment over time if the future value of the equipment is equal to or exceeds our expectations.

         Growth leases typically will provide little or no current cash flow to the Company. The Company will receive most or all of its cash from growth leases upon the sale or re-lease of the equipment at lease maturity. Until the underlying equipment is sold at the expiration of the leases or is re-leased to the lessees or third parties. Because we expect that a meaningful amount of distributions to members in the Company's early years will come from the cash flow associated with income leases, we believe we can prudently invest at least 50% of the Company's portfolio in growth leases.

         There can be no assurance as to what percentage of the Company's equipment leasing portfolio will consist of income leases and what percentage will consist of growth leases. We believe the optimal mix depends on the specific leases identified for acquisition and their rental amounts, lease terms, and forecast residual values. The mix of lease types during the term of the Company may vary significantly as leases mature and reinvestment occurs, and the mix of leases we believe optimal at later dates may be materially different than what we consider optimal today. It is our general philosophy that income leases, having lower total return prospects but higher current cash flow than growth leases, are an important part of a prudently structured portfolio when combined with growth leases, which we believe have higher total return prospects.

Leases

         Leases in General. In a typical lease, the Company will own and lease equipment and the lessee will make periodic payments to the Company, usually of a predetermined (and usually level) dollar amount, payable for a fixed length of time. The most important characteristic that distinguishes a lease from other financing arrangements involving equipment is that when the lessee's right to use the equipment ends (upon the expiration of a lease), a significant part of the equipment's economic life remains. We call the potential value that may be realized upon the expiration of the initial lease term the residual value of the equipment. Your ultimate return, if any, on an investment in shares will partly depend on the residual value.

         The principal investment for the Company will be the outright purchase of equipment which is already subject to lease. From this type of investment, the Company will be legally entitled to receive rental payments from leasing the equipment, and, as owner of the equipment, may sell or re-lease it at lease maturity. The Company will purchase equipment subject to lease either in its own name or through a special purpose entity it owns. The Company may, in some cases, jointly purchase equipment with other businesses we sponsor and manage or unaffiliated third parties. In such cases, the Company may co-own a special purpose entity with other parties.

         A wide range of investment structures exist and we believe we have experience to apply a range of equipment investment structures to particular investment opportunities.

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


         Growth or "Leveraged" Leases. We intend to have the Company borrow a portion of the purchase price for many of its investments. We call leases where the cash flow has been pledged or assigned to a lender growth leases (also known within the equipment leasing industry as leveraged leases). When the Company enters into or acquires a growth lease, the Company will borrow a portion of the purchase price from a lender and pledge or assign to the lender some or all of the rental payments (and perhaps a portion of the expected residual value of the equipment). The total of the scheduled rental payments and any portion of the residual value pledged or assigned to the lender are calculated to fully repay the loan. We anticipate that the net effect of any leveraged lease transaction will be that the future value of these types of leased equipment at lease maturity will exceed the cash portion of the purchase price the Company pays for the equipment. The purchase price debt will primarily be non-recourse. That is, in the event the lender is not paid, the other assets of the Company would not be at risk as a source of payment, only the particular item of financed equipment. In growth leases, all of the return on the Company's investment may come from the residual value because some or all of the rents were pledged or assigned to a lender.

         Options and Other Interests in Equipment. The Company may purchase options to acquire equipment, usually for a fixed price at a future date. The Company will acquire options, with the intent of exercising them, if we believe the residual value of the equipment is significantly greater than the price of the option plus the agreed price of the equipment at which the option can be exercised. The Company may also purchase direct and indirect interests in equipment, including ownership rights to equipment after lease expiration or make future commitments to lease, purchase or purchase options in, equipment. Indirect interests in equipment may include residual interests, which include the right to the proceeds from lease payments and equipment sales after all of the debt associated with the equipment has been paid.

         Lease Provisions. The terms and provisions of each lease that the Company acquires or enters into will vary depending upon a number of factors that existed at the time the lease began, including the type and intended use of the equipment, the business, operations and financial condition of the lessee, any regulatory considerations and the tax consequences and accounting treatment of the lease transaction.

         We anticipate each lease that the Company acquires will hold the lessee responsible for:

         (1)      paying rent without deduction or offset of any kind;

         (2) bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

         (3) paying sales, use or similar taxes relating to the lease or other use of the equipment;

         (4) indemnifying the Company against any liability resulting from any act or omission of the lessee or its agents;

         (5) maintaining the equipment in good working order and condition during the term of the lease; and

         (6) not permitting the assignment or sublease of the equipment without our prior written consent.

         The Company's leases will usually have terms ranging from 2 to 7 years. We also anticipate that most leases will not be cancelable during their initial terms, although some leases may provide the lessee with a termination right in exchange for a payment to the Company. We may agree to allow cancellation of a lease that does not have a termination right if it appears to be in the Company's best interest, provided a lessee pays compensation to the Company or a superior alternative to the Company exists that will enable Company to achieve its objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value at the end of the lease.

         Leases Denominated in Foreign Currencies. To a small extent, the Company may acquire some leases where the rental payments are denominated in a currency other than U.S. dollars. In these cases, the Company may enter into a contract to protect it from fluctuations in the currency exchange. If a lease is denominated in a major currency such as the pound sterling, which historically has a stable exchange relationship with the U.S. dollar, U.S. dollar hedging may be unnecessary or not cost effective to protect the value of the rental payments. To hedge a lease, the Company would enter into a hedge contract so that it would receive a fixed number of U.S. dollars for the rent and any other fixed, periodic payments due under the lease even if the exchange rate between the U.S. dollar and the currency of the lease changes over the lease term. We expect that the Company would enter into hedge contracts only if two additional requirements could be satisfied. First, the hedge transaction expenses would have to be low enough so that the return on the lease in question, even with these hedge transaction expenses taken into account, is attractive. Second, the lessee whose lease payment obligations are being hedged must have what we consider to be superior credit since the Company would typically remain obligated under the hedge contract even if the lessee in question defaulted on the lease obligations being hedged. See "RISK FACTORS."

Transaction Approval Procedures

         We have established an investment committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential leases. The investment committee is responsible for supervising and approving all individual transactions and portfolio purchases. The investment committee will consist of at least two persons whom we designate. We expect that all such persons will be our officers or those of one of our affiliates. The investment committee will make decisions by the greater of a majority vote or the approval of two committee members. As of the date of this prospectus, the members of the investment committee are Messrs. Clarke, Martin and Weiss.

         The investment committee will make investment decisions using the investment policies described in this prospectus and the undertakings set forth under "CONFLICTS OF INTEREST." All potential equipment acquisitions will be evaluated on the basis of:

         o the extent to which the transaction appears to satisfy the Company's investment objectives;

         o the creditworthiness of the prospective lessee and the character of its business, and, to the extent deemed prudent for lessees whose senior debt is rated investment grade by an independent rating agency, the availability of credit enhancements to secure the transaction in the event the potential lessee defaults; and

         o the type of equipment to be purchased for lease and its condition, location, and expected residual value.

Creditworthiness Considerations

         We maintain credit review procedures in reviewing potential lessees. The procedures generally require the following:

         o for lessees which have senior debt rated investment grade by an independent rating agency, an intensive and comprehensive analysis of a potential lessee's current and past years' financial statements and any and all additional information on the lessee's business which may help determine the ability of the lessee to meet its obligations; and

         o for lessees which do not have senior debt rated investment grade by an independent rating agency and whom we believe warrant additional investigation beyond the review noted above, review and verification of the potential lessee's credit and payment history, bank accounts, trade references, and credit reports from credit agencies such as Moody's, Standard & Poor's Dun & Bradstreet, TRW, etc.

Equipment Considerations

         "Used" Equipment. We anticipate that the majority of the Company's investments will be in used equipment, that is, equipment delivered to the current lessee prior to the Company's purchase of the equipment. Used equipment transactions can be advantageous because we will have the opportunity to analyze payment histories and compliance with other lease provisions, the condition of the equipment, and how it is used and maintained by the lessee prior to purchasing it. In general, we will not make substantial equipment purchases (particularly in the case of growth leases) without obtaining information and reports, and making (or having made on our behalf) inspections and surveys of the equipment and its service, maintenance and repair records, and utilization history we deem prudent and necessary to determine the probable economic life, reliability and productivity of the equipment, as well as the competitive position, suitability and desirability of investing in the equipment compared with other investment opportunities.

         Types of Equipment. We expect the Company to invest in the following types of equipment:

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


         o transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels);

         o machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods;

         o materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas;

         o furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture);

         o        office  technology,  personal computers and computer networks,
                  servers,   communication  and  related  peripheral  equipment,
                  scanners and copy machines; and

         o other equipment which we expect to have a value in the future which would allow the Company to meet its objectives.

         Equipment Registration. Aircraft and marine vessels are subject to registration requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Most foreign countries have similar regulatory requirements. Failing to register these types of equipment or losing the registration could result in substantial penalties, forced liquidation of the equipment and/or the inability to operate and lease the equipment. These agencies may require changes or improvements to equipment and the Company may have to spend its own capital to comply if the lessee of the equipment is not required to do so under the lease. These changes may also require the equipment to be removed from service for a period of time.

         Economic Useful Lives of Equipment. We will generally seek to buy equipment subject to leases having a remaining term of 2 to 7 years and, on expiration of the lease, at least one-third of the economic useful life of the equipment is likely to remain, based upon its age or utilization history. To maximize the Company's end of lease disposal options and investment returns, we will seek to avoid investing in equipment that may become technologically obsolete or, is in the case of income leases, otherwise of limited utility for reasons including excessive wear and tear. However, we will make exceptions for equipment which we have reason to believe will contribute to the Company's overall objectives. An example of this in the case of income leases is if the lease rental rate enables the Company to achieve a favorable return in spite of the anticipated decline in the value of the equipment. See "INVESTMENT OBJECTIVES AND POLICIES - Acquisition Policies and Procedures."

         Portfolio Review and Remarketing. We intend to evaluate the Company's investments at least annually, and more frequently if circumstances require, to determine whether each item of equipment should remain in the portfolios or should be sold, and if such a sale would achieve the Company's objectives given market conditions. We will make that decision based upon the Company's operating results, general economic conditions, tax considerations, the nature and condition of items of equipment, the financial condition of the parties obligated to make payments under leases, alternate investment opportunities then available to the Company and other factors that we deem appropriate to the evaluation.

         Following the expiration of any lease, we will try either (i) extending or renewing the lease with the existing lessee, (ii) leasing the equipment to a new lessee, or (iii) selling the equipment to the existing lessee or a third party. The activity of disposing of or redeploying equipment upon expiry of a lease is known in the equipment leasing industry as remarketing.

Portfolio Acquisitions

         The Company may purchase portfolios of equipment subject to leases. In evaluating a portfolio acquisition, we expect to follow one or more of the following procedures:

         o review for completeness and accuracy of the lease documentation (a) the largest of the leases in the portfolio, and/or (b) a substantial random sampling of smaller leases (particularly in the event that there is not a concentration of large transactions);

         o review and verify lessee and user payment histories where necessary and practicable;

         o evaluate underlying equipment or other collateral and verify their values (either directly or by an independent appraiser with respect to some or all of the leases);

         o        take   commercially   reasonable   steps   to   evaluate   the
                  creditworthiness of a representative number of non-investment grade potential lessees; and

         o perform Uniform Commercial Code lien searches against selected potential lessees, as well as against the current holder of the portfolio.

         In connection with the acquisition of any portfolio, we may require that such acquisition be full or partially recourse to the current holder of the portfolio in the event any underlying lessee defaults.

Other Investments

         The Company may also, from time to time, invest in other types of property, tangible and intangible, including contract rights, lease rights, debt instruments and equity interests in corporations, partnerships, affiliated programs, joint ventures, other entities. However, the Company may make such investments only in furtherance of its investment objectives, in accordance with its investment policies, and in relation to the acquisition of equipment or other transactions as described in this section of this prospectus.

Interim Financing

         We or any of our affiliates (but not our prior programs) may acquire equipment for the Company on an interim basis not to exceed six months, so long as the acquisition is in the best interest of the Company and the equipment is purchased by the Company for a price no greater than our cost for the equipment. Neither we nor our affiliates may benefit from the acquisition, except for allowable compensation to us as described in "OUR COMPENSATION." When we or an affiliate purchases equipment of this type of interim basis with our own funds in order to facilitate the ultimate purchase by the Company, we or our affiliates, as the case may be, will be entitled to receive interest on the funds expended on behalf of the Company at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. But, the Company will not pay a higher rate of interest than that which we or our affiliate is paying if we or our affiliate either assumes an existing loan or borrows money to acquire the equipment. The Company will pay interest on such funds until the Company buys the equipment. Interest on these loans will begin to accrue on the date we or our affiliate buys the equipment. Any rental payments received or accrued by us or our affiliate prior to the sale of the equipment to the Company will either reduce the sales price of the equipment to the Company or will be assigned to the Company upon its purchase of the equipment. If a loan secured by equipment is assumed in connection with such an acquisition, the loan must have the same interest terms at the time the Company acquires the equipment as it had when we or our affiliate first acquired the equipment.

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


                               CASH DISTRIBUTIONS

         WHILE IT IS THE COMPANY'S OBJECTIVE TO MAKE THE MONTHLY CASH DISTRIBUTIONS TO THE MEMBERS AS DESCRIBED BELOW, WE CAN MAKE NO PREDICTION AS TO WHAT LEVEL OF DISTRIBUTIONS OR RETURN ON INVESTMENT, IF ANY, WILL BE ACHIEVED. NO SPECIFIC AMOUNT OF DISTRIBUTIONS IS GUARANTEED AND INVESTORS BEAR A SIGNIFICANT RISK OF LOSS ON THIS INVESTMENT.

Monthly Cash Distributions

         Section 8.1(a) of the Operating Agreement provides that each member, other than us (in our role as manager only), is entitled to receive monthly cash distributions computed as described below. These distributions will be made for the period beginning with the month after the member's admission to the Company, and ending with the termination of the reinvestment period, to the extent that cash from operations and from sales are available for this purpose. The reinvestment period is the Company's period of active investment and reinvestment, which we anticipate will end 5 years after the final closing date of the offering but which we may extend. The annual amount of these distributions will be computed by: (1) multiplying 10.00% by a member's original investment; and then (2) reducing that amount by any portion of the original investment that has either been returned to the member because the Company did not invest all of the offering proceeds or redeemed by the Company.

         A ratable portion (i.e., one-twelfth) of the annual distribution amount will be payable monthly.

         Cash on hand will be distributed to members in an amount that we believe can be prudently distributed without adversely affecting the operations of the Company, including meeting all of its investment objectives. In determining how much cash to distribute, we will consider the following: (a) the Company's expenses, the timing and amounts of which are expected to be largely non-discretionary; and (b) monies which we determine in our discretion to set aside as reserves or reinvest in additional investments. Thus, our decisions to establish additional reserves might affect the ability of the Company to make monthly cash distributions. Furthermore, the Company's ability to make cash distributions to the members may be subject to restrictions imposed upon the Company by its banks or other lenders. See "--Reinvestment of Undistributed Cash in Additional Equipment and Leases."

         If cash on hand is insufficient in any calendar month to pay the full amount of the distributions described above, only the actual amount available will to be distributed. These cash distributions will be non-cumulative, meaning that if there is insufficient cash available to make the full distribution in a given month, the shortfall will not necessarily be made up in any subsequent monthly distribution. We expect that a substantial portion of all of these cash distributions (e.g. the portion that exceeds taxable income) will be treated for federal income tax purposes (but not for purposes of GAAP nor for purposes of Section 6.3(g) of the Operating Agreement) as a return of the members' original investment and that the balance of these distributions will be treated as a return on the original investment.

         The Operating Agreement also provides that each member (other than us) is entitled to receive monthly cash distributions, if the scheduled distributions described above are inadequate, sufficient to permit the members to pay federal income taxes resulting from the Company's operations. For this purpose, the Operating Agreement assumes that all members are subject to income taxation at a 31% rate on taxable distributions. These distributions will be made to the extent that cash on hand is sufficient for that purpose.

         We anticipate that the monthly cash distributions, provided funds are available, will be made approximately 5 days after the end of each month, commencing in the first full month following the initial closing date, which is the date the minimum offering size is achieved. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

First Cash Distributions to Members

         Our monthly management fees will be deferred for any month in which each member does not receive all of what are called "first cash distributions." First cash distributions refer to all distributions members receive on their unreturned investment up to an 8% annual cumulative return on the amount of their unreturned investment. Distributions received in excess of an 8% annual cumulative return wil be allocated as a return of investment thereby decreasing the amount of the members' unreturned investment. Through the end of the reinvestment period, in any month that a member does not receive his or her full first cash distributions, our monthly management fees will be deferred until members have received such unpaid first cash distributions. We will not receive interest on the deferred management fees when paid. It is the objective of the Company to make the first cash distributions regardless of the number of shares sold, subject only to the limitations described in "--Monthly Cash Distributions" above.

         The ratio of cash distributions to members other than us, and to us, is different before and after payout. See "OUR COMPENSATION--Operational Stage." Payout is the time when cash distributions have been made in an amount equal to the sum of the investors' capital contributions plus an 8% cumulative annual return on their capital contributions, compounded daily. Prior to payout, distributions of cash from operations and sales will be made 99% to the investors and 1% to us. After payout, distributions of cash from sales and operations will be made 90% to the investors and 10% to us.

Reinvestment of Undistributed Cash in Additional Equipment and Leases

         During the reinvestment period, the Company intends to reinvest substantially all of its undistributed cash not held in reserve, as well as proceeds of financings not needed to pay current obligations, in additional equipment. We will earn acquisition fees in connection with these reinvestments until such time as the limitation on our maximum front-end fees is met. See "OUR COMPENSATION."

Distribution of Cash During the Liquidation Period

         After the reinvestment period, the Company will sell its assets in the ordinary course of business during a timeframe called the liquidation period. These sales will occur as soon as we deem it prudent, which may or may not be before the expiration of the remaining term of the related lease. During the liquidation period, the Company will then distribute to the members substantially all the proceeds from those dispositions together with cash not previously distributed and cash received in rentals during the liquidation period, less estimated costs, expenses, projected disbursements, reserves required for orderly termination of the Company, and deferred fees, if any, which have accrued but not been paid. Distributions made during the liquidation period will, among other things, depend upon the amount of cash on hand at the end of the reinvestment period, the cash from sales of the Company's investments, and the amount of cash flow, if any, that the Company derives from the ownership of its remaining investments during this later period.

Purchase of Additional Shares With Distributions

     You may elect to have your periodic cash distributions invested in additional shares of the Company during the time period when shares of the Company are offered for sale. You may also elect to have your distributions invested in shares of similar businesses that we may sponsor in the future, provided: (a) you sign a subscription agreement for that investment prior to making the investment; (b) you meet the investor suitability requirements for that investment at such time; (c) the broker from whom you purchased shares in the Company is still your broker; and (d) that broker has signed a selling dealer agreement with us to sell shares of the business in which you wish to invest. We will invest distributions not later than 30 days from the distribution date, to the extent that shares are available for purchase. Any distributions that you choose to invest in shares will be purchased at the public offering price. Commissions of up to 8.0% of the additional shares' purchase price may be paid to the unaffiliated selling dealer responsible for your original purchase of shares. You may choose to reinvest your distributions at any time by completing the authorization form that appears in Exhibit C, "Subscription Documents". Reinvestment of distributions will commence with the next distribution payable after the Company receives your authorization form or subscription agreement. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause the underlying assets of the Company to constitute "plan assets." See "INVESTMENT BY QUALIFIED PLANS."

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


                         FEDERAL INCOME TAX CONSEQUENCES

         This section discusses the federal income tax consequences for an individual investor who is a U.S. citizen or resident. The tax consequences of investing in the Company will not be the same for all investors. A careful analysis of your particular tax situation is required to evaluate this investment properly. Therefore, we urge you to consult your own tax advisor.

         Tax treatment for other investors--such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors--are likely to differ significantly from the principal tax consequences outlined in this section. See "--Foreign Investors," "--Tax Treatment of Certain Trusts and Estates," "--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "--Corporate Investors." State and local tax consequences may differ from the federal income tax consequences described below. See "--State and Local Taxation."

Opinion of Tax Counsel

         We have obtained a legal opinion from Greene Radovsky Maloney & Share LLP, our tax counsel, concerning the Company's classification as a partnership for federal tax purposes. The opinion of tax counsel on a number of tax issues is discussed in this prospectus. Tax counsel reviewed the summaries of federal tax consequences to individual investors of an investment in shares and the federal tax consequences to some tax-exempt entities, including qualified plans, that are set forth in this section of the prospectus and the sections under the headings "RISK FACTORS" and "INVESTMENT BY QUALIFIED PLANS." To the extent those summaries contain statements or conclusions of law, tax counsel is of the opinion that these statements or conclusions are correct under the present Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS, and judicial decisions.

         Tax counsel's opinion is based on the facts described in this prospectus and on additional facts that we provided to tax counsel about how we plan to operate the Company. Any alteration of Company activities from the description we gave to tax counsel may render the opinion unreliable. Furthermore, the opinion of tax counsel is based upon existing law, which is subject to change either prospectively or retroactively.

         You should note that the tax opinion represents only tax counsel's best legal judgment, and has no binding effect or official status of any kind. We cannot guarantee that the IRS will accept the conclusions set forth in tax counsel's opinion.

Classification as a Partnership

         Tax counsel have given us their opinion that, under current tax laws and regulations, the Company will be classified for tax purposes as a partnership and not as a corporation. We will not request a ruling from the IRS on this matter. Tax counsel's opinion on this issue is based partially on our representations that: (1) the business of the Company will be conducted as described in this prospectus; and (2) the Company will not elect to be classified as an association taxable as a corporation. While the Company is not a partnership for state law purposes, for tax purposes we expect it will be treated as a partnership. Business organizations generally are treated either as corporations or partnerships for tax purposes.

Taxation of Limited Liability Companies in General

         For income tax purposes, limited liability companies that do not elect to be taxed as corporations are treated as partnerships and, thus, pass through entities. This means that the individual members, and not the limited liability company, pay tax on the limited liability company income and deduct the limited liability company's losses. As a member, you will report your share of the Company's income, deductions, capital gains and losses on your federal tax return. You will also pay the taxes on your share of any taxable income or gains earned by the Company.

         One tax advantage of a limited liability company taxed as a partnership is that its earnings are only taxed once by the federal government. The limited liability company files an informational return with the IRS, but has no federal income tax liability. Because it pays no federal income taxes, the limited liability company has more income to distribute to its investors. By contrast, a corporation's earnings are effectively taxed twice. The corporation itself must pay corporate income taxes, reducing the amount available to distribute in dividends to its shareholders; the shareholders are then required to pay personal income taxes on the dividends they receive. Another tax advantage of limited liability companies is that, subject to the limitations discussed in this section, investors often can deduct their share of any losses the limited liability company incurs; a corporation does not pass through deductible losses to investors.

         We believe that your most substantial tax risk from this investment would be for the IRS to treat the Company as a corporation for tax purposes, by classifying it as a "publicly traded partnership." Were that to happen, the Company would have to pay tax on its income, reducing the amount of income available it could distribute to you, and you would not be able to deduct your share of any losses. Such a classification would adversely affect your after-tax return, especially if the classification were to occur retroactively.
Furthermore, a change in the Company's tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See "--Publicly Traded Partnerships."

         Your ability to deduct losses generated by the Company is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the Company's operations will constitute passive activities, you can only use losses from the Company to offset passive income in calculating your tax liability. For example, passive losses may not be used to offset portfolio income. See "-- Deductibility of Losses; Passive Losses, Tax Basis" and "-- At Risk Limitation."

         Leasing activities will generate the overwhelming majority of the Company's income. We expect that, for federal income tax purposes, the Company's equipment leases will be treated as true leases and the Company will be considered the owner and lessor of the equipment. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of cost recovery or depreciation deductions by the Company. See "--Tax Treatment of Leases."

Publicly Traded Partnerships

         Some limited liability companies otherwise treated as partnerships for tax purposes are classified as publicly traded partnerships, referred to as "PTPs." If the Company were classified as a PTP, it would taxed as a corporation. A PTP is a limited liability company (or partnership) in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If the PTP derives less than 90% of its gross income from sources such as interest and dividends, rents from real property, and gains from the sale of real property, the PTP is taxed as a corporation.

         We do not intend to list the shares in the Company on any market. Shares also will not be readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, the Company will be a PTP only if the shares become readily tradable on the substantial equivalent of a secondary market. Shares do not become readily tradable merely because we provide information to members regarding other members' desires to buy or sell shares to each other or occasionally arrange transfers between members.

         Transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following:

         (1) it consists of a system that lists customers' bid and ask quotes in order to match sellers and buyers;

         (2) deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;

         (3) sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;

         (4) the closing of the sale does not occur until at least 45 days after information about the offering is made available;

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


         (5)      the  matching   service  only  displays  quotes  that  express
                  interest in trading but do not represent firm commitments to buy or sell at the quoted price;

         (6) the seller's information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and

         (7) the percentage of interests in the capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in capital or profits.

         In the opinion of tax counsel, the IRS will not treat the Company as a PTP. This opinion is based in part on our representation to tax counsel that the shares will not be listed on a securities exchange or NASDAQ and that, in accordance with Section 10.2 of the Operating Agreement, we will refuse to permit any assignment of shares which would result in the transfer of more than 2% of the shares in any year. See "TRANSFER OF SHARES--Restrictions on the Transfer of Shares."

         If the Company were classified as a PTP, it would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of its income were to come from certain "qualified sources." The Company's business will be the leasing of personal (but not real) property, and income from this source is not "qualified." Thus, if the Company were a PTP, it would be taxed as a corporation. The major consequences of corporate tax treatment would be that the Company's income would be subject to corporate income tax and its losses would not be passed through its members. If the Company were taxed as a corporation, and particularly if the PTP classification were made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for the members if the Company's debt exceeded the tax basis of the Company's assets at the time of the change in tax status--even though members likely would not receive cash distributions from the Company to cover such tax liabilities. See "--Classification as a Partnership" and "--Sale or Other Disposition of Company Interest."

Taxation of Distributions

         As long as the Company is classified as a partnership under federal tax law, it will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of the Company's annual income, gains, losses, deductions, and credits.

         You will be furnished with all information about the Company necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. The Company will also file an annual information return with the IRS, and will report its finances on an accrual basis using a December 31 fiscal year. The Company's income and loss for the year will be allocated among the members based on the number of shares held by each member during the year. If any members hold their shares for less than the entire year, they will be allocated a share proportional to the part of the year during which they held their shares. For purposes of allocating income or loss among the partners, the Company will treat its operations as occurring ratably over each fiscal year--in other words, we will assume that income and loss are spread evenly over the fiscal year. Depreciation or other cost recovery with respect to equipment may create a deferral of tax liability. Larger cost recovery deductions in the early years may reduce or eliminate the Company's taxable income in the initial years of the Company's operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less Company income, while an increasing portion of the Company's revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

         With the exception noted below, you do not have to pay income tax on cash distributions that exceed your share of the Company's taxable income. The excess will reduce your tax basis for your shares, however. Your tax basis will also increase or decrease annually based on your allocable share of the Company's income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of the Company's income or loss) will be taxable to you, generally as capital gains, provided the shares are capital assets in your hands. A portion of any distribution in excess of your tax basis will, however, be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by the Company of all its assets, for example, because of depreciation recapture.

         The Company intends to make sufficient cash distributions to enable you to pay your federal income taxes on your share of taxable income. To determine how much cash will be necessary to cover your tax liability, we will assume that all members are in the 31% marginal federal income tax bracket for individuals.

Company Income versus Company Distributions

         The taxable income reported to you each year by the Company will not equal the cash distributions that you receive. The difference between reported income and cash distributions arises primarily from two facts: first, depreciation and other cost recovery deductions reduce the Company's taxable income but not its cash available for distribution. Conversely, the Company's revenues that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See "--Cost Recovery." Therefore, the cash distributions that we make to you may be greater or less than your share of the Company's taxable income in any given year.

Allocations of Profits and Losses

         Your share of any item of income, gain, loss, deductions, or credits is determined by the Operating Agreement. As a general rule, when we are reinvesting proceeds in equipment (the first five to eight years after the Company is closed to new investors), 99% of the Company's profits will be allocated among its members (excluding us) in proportion to their shares, and we will be allocated 1%. This allocation will continue until the later of: (1) each member's capital contribution is reduced to zero by distributions from the Company that are in excess of his or her 8% cumulative return; or (2) each member has been allocated profits equal to the sum of his or her aggregate 8% cumulative return plus any Company losses previously allocated to the partner. Thereafter during the reinvestment period, the Company's profits will be allocated 90% among the other members in proportion to their shares and 10% to us. Then, while we sell the Company's assets, which we refer to as the liquidation period, gross income first will be allocated to all members (including us) in the amount necessary to eliminate any deficits in their capital accounts. Profits will thereafter be allocated as described immediately above.

         As a general rule, for the duration of the Company, 1% of its losses will be allocated to us and 99% will be allocated among the other members in proportion to their shares. Nonrecourse deductions will be allocated 90% to us and 10% among the other members.

         The IRS respects a limited liability company's allocation of income, gain, loss, deductions, or credits if:

         (a)      the allocation is substantial and has economic effect, or

         (b) the members can show that the allocation accords with the member's interest in the limited liability company, and

         (c) in the case of either (a) or (b), the allocation complies with special rules requiring that members receiving allocations of losses or deductions generated by purchasing assets with borrowed money be charged back income and gain as those funds are repaid.

         IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

         o the allocation must be reflected by an increase or decrease in the relevant member's capital account;

         o liquidation proceeds must be distributed in accordance with the member's capital account balances;

         o the operating agreement must provide that if a member will have a deficit balance in his or her capital account upon liquidation of the limited liability company, the member either must be required to restore the deficit amount to the limited liability company, so that amount may be distributed to other members with positive capital account balances, or, in the absence of an obligation to restore the deficit, the operating agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a member receives a distribution from the limited liability company which cause a deficit in the member's capital account or increases a preexisting deficit, that member must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by the members from the limited liability company, independent of tax consequences. An economic effect is not substantial if, at the time the allocation becomes part of the operating agreement: (1) at least one member's after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in the operating agreement; and (2) there is a strong likelihood that no member's after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in the operating agreement. The IRS regulations on this issue state that, in determining after-tax return, a member's entire tax situation, including aspects unrelated to the limited liability company, will be taken into account.

         The Operating Agreement contains several provisions designed to ensure that allocations have a substantial economic effect.

         (1) It requires that all allocations of income, gains, losses, deductions and distributions are reflected by an increase or decrease in the relevant members' capital accounts.

         (2) All members who are allocated losses and deductions generated by assets acquired with borrowed money will be charged back income and gains generated by those assets.

         (3) Although no member other than us having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to the Company to eliminate the deficit, the Operating Agreement does contain a provision for a qualified income offset.

         Based on the foregoing, the allocations provided in the Operating Agreement should be respected for tax purposes. If upon audit, however, the IRS takes the position that any of those allocations should not be recognized, and if the IRS position were sustained by the courts, you could be taxed on a portion of the income allocated to us, and part of the deductions allocated to you could be disallowed.

Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitation

         Passive Losses. The passive activity loss rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers generally will be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations).

         A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates; furthermore, the IRS generally considers the status of non-managing members to be passive with respect to a limited liability company's activities. Accordingly, we expect that you must treat your share of the Company's income or losses as passive income or loss. Any interest you incur on debt used to acquire or maintain shares will also be treated as a passive activity deduction and deduction of such amounts will be limited by the same principles as those applicable to losses passed through by the Company. You may have some portfolio income or loss; for example, interest earned on the Company's funds pending their investment in equipment would be portfolio income.

         You can deduct passive losses against passive income to reduce your overall income tax liability; but you cannot offset ordinary or portfolio income with passive losses. Your tax deduction for passive losses will be limited by the amount of your passive income in any given tax year. If your share of the Company's passive losses is greater than your passive income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from the Company or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a gain or loss from the sale of your entire interest in the Company. Finally, passive income from the Company can be used to absorb losses from other passive activities, subject to the rules regarding PTPs.

         Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. The Company has been structured to avoid being classified as a PTP; however, these rules mean that income or losses from the Company may not be used to offset any losses or income you may derive from another limited liability company or partnership which is classified as PTP.

         Tax Basis. Your initial tax basis in your Company interest will be the price you paid for your shares. Your tax basis will then be increased by your share of Company income, and by your share of any increases in the Company's nonrecourse debt (i.e., debt for which none of the members are personally liable). Your basis will be reduced by the amount of any cash distributions you receive, your share of any losses and any reductions in your share of the Company's nonrecourse debt; you may deduct your share of the Company's losses, if any, only to the extent of the basis in your shares.

         "At-Risk" Limitation. Generally, taxpayers may not deduct limited liability company losses they incur that exceed the total amount they have at risk in the limited liability company at the end of a limited liability company's tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the limited liability company.

         You will not be at risk, and will not be entitled to increase the at risk basis of your shares, with respect to the Company's recourse liabilities, like trade payables. Nor will you be at risk with respect to nonrecourse liabilities incurred by the Company, like amounts borrowed to finance equipment purchases, even though nonrecourse liabilities may increase the tax basis of the shares. Thus your initial amount at risk will be the amount of your investment. This at-risk amount will be reduced by your cash distributions and loss allocations, and increased by income allocations.

         As noted above, the at-risk rules limit your ability to use Company losses to offset your income from other sources. Losses from the Company may only be taken up to the amount that you have at risk in this investment. Although the Company may generate tax losses for a taxable year, you will be unable to use such losses should they exceed your at-risk amount. Any unused losses may be carried forward indefinitely until you have sufficient at risk amounts in the Company to use the losses.

Deductions for Organizational and Offering Expenses; Start-Up Costs

         The costs of organizing the Company and selling its shares, as well as other start-up costs, may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and startup costs may be written off by the Company over a 60-month period.

         Syndication expenses, which are the costs incurred to promote or effect the sale of shares, may be deducted, if at all, only upon liquidation of the Company, and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees (such as the underwriting fees and sales commissions provided for in the Operating Agreement); registration and filing fees with the SEC and each state in which shares are sold; legal fees of the Company for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

         We will endeavor to treat the organizational, start-up, and syndication costs of the Company in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up, and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some Company expenses on the grounds that the expenses are not deductible in the year incurred.

Tax Treatment of Leases

         Your depreciation and cost recovery deductions with respect to any item of Company equipment depends, in part, on the tax classification of the rental agreement under which it is leased. These deductions are only available if the rental agreement is a true lease of equipment, meaning the Company retains ownership of it. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement, where, for tax purposes, ownership is treated as if it shifted to a purchaser, the nominal lessee.

         Whether the Company is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

         Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether the Company will be treated for tax purposes as the owner of each item of equipment acquired by the Company, would depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, tax counsel can render no opinion on this issue.

Cost Recovery

         The equipment we plan to acquire and lease for the Company generally is classified as 3-year, 5-year or 7-year property, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

         The Company will allocate all or part of the acquisition fees, which are fees paid to us in connection with the selection and purchase of equipment, to the cost basis of equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to the Company would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary for each piece of equipment acquired by the Company, tax counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

         In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See "--Limitations on Cost Recovery Deductions."

Limitations on Cost Recovery Deductions

         Property Used Predominantly Outside the United States. The Company may own and lease equipment that is used predominantly outside the United States. The cost of this equipment must be written off for federal income tax purposes using the straight line method of depreciation over a period corresponding to the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the equipment does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

         (1) aircraft registered in the United States that are operated to and from the United States;

         (2) some railroad rolling stock used within and without the United States;

         (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and

         (4) containers owned by a United States taxpayer which are used in the transportation of property to and from the United States.

         Tax-exempt Leasing. The Company may lease equipment to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

         o the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or

         o 125% of the term of the lease, including all options to renew as well as some successor leases for the equipment.

         The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities, and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

         The term tax-exempt use property does not include:

         (1) property which is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;

         (2) property leased to a tax-exempt entity under a short-term lease, meaning a lease which has a term of either less than one year, or less than 30% of the property's ADR Class Life as long as that is less than three years; and

         (3)      certain high-technology equipment.

         If any property is owned by a partnership or limited liability company (taxed as a partnership and not as a corporation) which has both a tax-exempt entity and a non-exempt person or entity as partners or members, the tax-exempt entity's proportionate share of the property is treated as tax-exempt use property, unless specific requirements relating to the allocation of profits and losses among the partners or members are met. These requirements will not be met by the Company. Substantially all of the taxable income from the Company, however, will be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "--Taxation of Employee Benefit Plans and Other Tax-exempt Organizations." Additionally, a substantial portion of the Company's taxable income will be treated as United States source business income in the hands of foreign members for which no exemption is available. See "--Foreign Investors." Therefore, we do not anticipate that the depreciation limitations applicable to tax-exempt use property will be material as they relate to equipment owned by the Company and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

         Section 467 of the Internal Revenue Code requires both the lessor and lessee in certain rental agreements to annually accrue the rent and interest on any rental payments which will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either provides for increasing rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rents will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present value principals; the present value amount would accrue as interest until paid. The Company may enter into transactions that meet the definition of a Section 467 rental agreement, which could result in the acceleration of income recognition by the Company prior to receipt of the corresponding cash flow.

Sale or Other Disposition of Company Property

         Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

         Upon a sale or other disposition of equipment, the Company will realize gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon disposition. Any foreclosure of a security interest in equipment would be considered a taxable disposition and the Company would realize gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though the Company would receive no cash.

         Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by the Company will be subject to recapture to the extent of any realized gain.
Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If the Company were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

         Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of certain assets, including equipment used in a trade or business such as that to be owned by the Company and held for more than one year, are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges, and conversions, the excess gains will be taxed as capital gains (subject to general rules of depreciation described above and a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gain if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

Sale or Other Disposition of Shares

         The gain or loss you realize on the sale of shares includes the cash or other consideration you receive from the purchaser, as well as your share of the Company's nonrecourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your shares, assuming that your shares qualify as capital assets in your hands.

         The portion of your gain attributable to ordinary income assets, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of the Company's properties are sold at the time you sell your shares. Thus, it is likely that a substantial portion of any gain upon the sale of your shares will be treated as ordinary income.

         You must promptly notify us of any sale or exchange of your shares. Once we are notified, we are required to inform the IRS, the buyer, and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the shares you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify us of the transfer of your shares, you will be penalized $50 per failure.

Treatment of Cash Distributions upon Redemption

         The redemption by the Company of all or a portion of your shares will be treated as a sale or exchange of the shares for tax purposes, and may generate taxable income to you. The amount you realize in such redemption will equal the sum of the cash you receive, plus your share of the Company's non-recourse liabilities.

         Simultaneously with your receipt of a cash distribution from the Company in connection with a redemption, your share of the Company's ordinary income assets will be reduced. You will be treated as if you have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a distribution (i.e., you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your shares). See "--Taxation of Distributions."

         We anticipate that funds used to redeem shares will be payable out of cash from operations and cash from sales that otherwise would be available for distribution to all members or for reinvestment in additional equipment. Accordingly, while any redemption of shares would decrease the aggregate number of shares outstanding, and thereby proportionally increase each remaining member's distributive share of the Company's income, gain, loss and deductions, it may also reduce the total amount of cash which is available for investment or reinvestment.

Gifts of Shares

         Generally, no gain or loss is recognized upon the gift of property. A gift of shares, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of the Company's nonrecourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of nonrecourse debt and, in the case of a charitable contribution, the portion of the basis in the shares allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the nonrecourse debt is offset by your entire basis in the shares. Charitable contribution deductions for the fair market value of the shares will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income on a sale of your shares.

Consequence of No Section 754 Election

         Because of the complexities of the tax accounting required, the Company does not presently intend to file elections under Section 754 of the tax code to adjust the basis of property in the case of transfers of shares. As a consequence, a person who obtains shares may be subject to tax upon the portion of the proceeds of sales of the Company's property that represents a return of capital to that person. This may affect adversely the price that potential purchasers would be willing to pay for shares.

Tax Treatment of Termination of the Company Pursuant to the Operating Agreement

         In the event the Company terminates pursuant to the Operating Agreement, we are required to dispose of the Company assets, apply the proceeds and other Company funds to repayment of Company liabilities, and distribute any remaining funds to the members in accordance with their positive capital accounts balances. Sales and other dispositions of the Company's assets would have the tax consequences described in "--Sale or Other Disposition of Company Property." Cash distributions made at liquidation that exceed the tax basis of your interest in the Company generally would be taxable as capital gain, provided your shares constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of losses.

Audit by the IRS

         No tax rulings have been sought by the Company from the IRS. While the Company (and any joint ventures in which the Company participates) intends to claim only those deductions and assert only those tax positions for which there is a substantial basis, the IRS may audit the returns of the Company or any joint venture involving the Company, and it may not agree with some or all of the tax positions we take.

         An audit of the Company's information return may result in an increase in its income, the disallowance of deductions, and the reallocation of income and deductions among the partners. In addition, an audit of the Company's information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

         You must report your share of the Company's income, losses, gains, deductions, and credits on your individual return in a manner consistent with the Company's return unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by the Company. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

         In most circumstances, the federal tax treatment of the gains, losses, deductions and credits of a limited liability company taxed as a partnership will be determined at the limited liability company level in a unified limited liability company proceeding, rather than in separate proceedings with its members. In any audit of a limited liability company, the IRS will deal with the limited liability company's "tax matters partner." We, as manager, are designated as the Company's tax matters partner in the Operating Agreement. Only members having at least a 1% interest in the Company will be entitled to receive a separate notice from the IRS of any audit of the Company's return and of the results of the audit. Members who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of members who together own a 5% or greater interest in the Company may, by notification to the IRS, become a "notice group" and designate a member of their group to receive IRS notices. All members have the right to participate in any audit of the Company. We are required to keep you informed of any administrative and judicial proceedings involving the tax matters of the Company. Also, we will keep you advised of any significant audit activities with respect to the Company.

         As the tax matters partner, we are authorized to enter into settlement agreements with the IRS that are binding upon members with less than a 1% interest, except for those who belong to a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another member with respect to a Company item applied to you.

         We are empowered by the Operating Agreement to conduct, on behalf of the Company and its members, all examinations by tax authorities relating to the Company at the expense of the Company. See "SUMMARY OF THE operating AGREEMENT." A tax controversy could result in substantial legal and accounting expenses being charged to the Company, even if the outcome is favorable.

Alternative Minimum Tax

         Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on alternative minimum taxable income
(AMTI) that is above an exemption amount. The AMTI is based on a recomputation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The principal adjustment associated with an investment in shares is that depreciation deductions are limited to those that do not exceed those computed using the 150% declining balance method.

         We do not anticipate that any significant tax preference items will be generated by the Company. You should be aware, however, that, for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as shares in the Company) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of shares, you may only be allowed a limited deduction for that interest in computing AMTI.

         The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the shares should consult their tax advisors as to the possible AMT consequences of investing in shares.

Interest Expense

         In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, like the Company, may only be deducted in accordance with the rules for losses derived from passive activities. See "--Deductibility of Losses:

Passive Losses, Tax Basis and At-Risk Limitation."

         Interest paid by the Company likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by the Company, as would any interest expense you incur on money borrowed to purchase shares. The Company may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points, and similar costs may not be deducted currently; they usually have to be capitalized and expensed over the life of the related loan.

Self-employment Tax

         If you are self-employed, your distributive share of Company income will not be subject to self-employment tax.

Limited Deductions for Activities not Engaged in for Profit

         The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the five consecutive years, ending with the tax year at issue. We intend to operate the Company for the purpose of providing an economic profit, and anticipate that the Company will have sufficient income to entitle it to the benefit of the presumption that it operates for profit. If the IRS were to treat the Company's activities as not being engaged in for profit, any deductions of the Company in excess of its income might be permanently disallowed.

Foreign Source Taxable Income

         Rental income and interest received by the Company from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of equipment may also be subject to taxes in foreign countries where the Company sells equipment. Tax treaties between some countries and the United States may reduce or eliminate such taxes. The foreign activities of the Company, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate Company income will be subject to in other countries, since the amount of the Company's assets to be invested in various countries is not known.

         We will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by the Company; you then will be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

         Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign source taxable income. Your share of the Company's rental income and interest income attributable to equipment used outside the U.S. generally will qualify as foreign source income; the source of income from the sale of equipment will usually be attributed to the location of the equipment. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign source income, including foreign source passive income like interest income; special limits also apply to income from the sale of capital assets. The foreign tax credit may offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign source income is reduced by various deductions that are allocated and/or apportioned to the foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any member who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by the Company will be treated as owned by the members, and indebtedness incurred by the Company will be treated as incurred by members.

         Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to the income of the Company. In addition, any foreign losses generated by the Company could reduce the tax credits available to you from foreign source income unrelated to the Company. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstance, we advise you to consult your own tax adviser.

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


Registration, Interest and Penalties

         Tax Shelter Registration. Tax shelters must registered with the IRS. Under temporary IRS regulations, an investment is a tax shelter if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years. The Company is a tax shelter under the IRS definition because the term "amount of deductions" means gross deductions, and gross income expected to be realized by the Company is not counted. A tax shelter is not required to be registered initially, however, if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor in the first five years of the investment. Because there can be no assurance that your cumulative tax liability during the first five years will not be reduced, we will register the Company as a "tax shelter" with the IRS and the Company will have a tax shelter registration number. However, if the Company is a projected income investment, you are not required to include the Company's registration number on your tax returns.

         Even though the Company may be a projected income investment, it will nonetheless be required to maintain a list identifying each person who purchased a share and including information required by the IRS regulations. This list must be made available to the IRS upon its request.

         If the Company ceases to be a projected income investment, the Company and its members will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that you will be required to include the Company's registration number on your tax returns. We are required to notify you if the Company no longer qualifies as a projected income investment, and to inform you that you must begin to report the Company's registration number on your tax return if you claim a deduction, credit, or other tax benefit from the Company.

         WE ARE REQUIRED BY IRS REGULATIONS TO INCLUDE THE FOLLOWING STATEMENT IN THIS PROSPECTUS: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

         Interest on Underpayments. The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

         Penalty for Substantial Understatements. The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter,"
(a) there was substantial authority for the taxpayer's treatment of the item, or
(b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

         For purposes of the understatement penalty, a "tax shelter" includes a limited liability company if a significant purpose of the limited liability company is "the avoidance or evasion of Federal income tax." The Company should not be treated as a "tax shelter" within the meaning of this provision because
(1) the Company's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of the Company, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

State and Local Taxation

         In addition to the federal income tax consequences described above, you should consider potential state and local tax consequences of this investment. Your share of the taxable income or loss of the Company generally must be included in determining reportable income for state or local tax purposes in the jurisdiction where you reside. In addition, other states in which the Company owns equipment or does business may require you to file state income tax returns and may impose taxes on your pro rata share of the Company's income derived from that state. Any tax losses generated by the Company's operations in such states may not be available to offset income from other sources in other states. To the extent that you pay tax to a state by virtue of the operations of the Company within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. We advise you to consult your own tax adviser to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Foreign Investors

         Foreign investors in the Company should be aware that, to a substantial degree, the income of the Company will consist of trade or business income that is attributable to or effectively connected with a fixed place of business maintained by the Company in the United States. As such, the Company's income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of the Company's income, gains, losses, and deductions. Additionally, the Company is required to withhold tax on each foreign investor's distributive share of income from the Company, whether or not any cash distributions are made; any amount required to be withheld will be deducted from distributions otherwise payable to the foreign investor and the investor will be liable to repay the Company for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign corporations are subject to a 30% (or lower rate prescribed by an applicable tax trust) tax on their "dividend equivalent amount" for purposes of the United States branch profits tax. Foreign investors should consult with their tax advisors regarding the applicability of these rules and regarding the other tax consequences described in this section.

Tax Treatment of Certain Trusts and Estates

         The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations

         Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from federal income tax, except that any unrelated business taxable income that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. A charitable remainder trust will be required to pay tax on all income recognized during a year in which it has any unrelated business taxable income at all. Tax-exempt investors will be deemed to be engaged in the business carried on by the Company and will be subject to the unrelated business income tax. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in the Company.

Corporate Investors

         The federal income tax consequences to investors which are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with tax advisors as to the tax consequences to them of this investment.

                     INVESTMENT BY QUALIFIED PLANS AND IRAS

Fiduciaries under ERISA

         Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan's participants and beneficiaries. A fiduciary must:

         o perform its duties with the skill, prudence and diligence of a prudent person;

         o diversify the qualified plan's investments so as to minimize the risk of large losses; and

         o        act  in  accordance  with  the  qualified   plan's   governing
                  documents.

         Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing a qualified plan's investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan is a fiduciary of that qualified plan, along with any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

         IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement generally will be held responsible for the consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely held corporations are generally not subject to ERISA's fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS' prohibited transaction rules, explained below.

         A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in shares with a portion of the qualified plan's assets.

Prohibited Transactions Under ERISA and the Tax Code

         The Internal Revenue Code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons or parties in interest. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

         Types of prohibited transactions include:

         o direct or indirect transfers of a qualified plan's or IRA's assets to, or use by or for the benefit of, a disqualified person,

         o acts by a fiduciary involving the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and

         o a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA.

         Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustained. The Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

         In order to avoid the occurrence of a prohibited transaction under the tax code or ERISA, shares may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

Plan Assets

         If the Company's assets were determined under ERISA or the Internal Revenue Code to be plan assets of qualified plans and/or IRAs owning shares, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which the Company might engage, including transactions with our affiliates, might constitute prohibited transactions under the Internal Revenue Code and ERISA for qualified plans and IRAs, even if their purchase of shares did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

         In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets. ERISA and the Internal Revenue Code, however, exempt investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the look-through principle. Under the Department of Labor's current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as the shares, undivided interests in the underlying assets of a collective investment entity such as the Company will not be treated as plan assets of qualified plan or IRA investors if either:

         o        the shares are publicly offered;

         o less than 25% of the shares are owned by qualified plans, IRAs, and certain other employee benefit plans; or

         o        the Company is an operating company.

         To qualify for the publicly-offered exception, the shares must be freely transferable, owned by at least 100 investors independent of the Company and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the Company's fiscal year during which the offering occurred. Shares are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether the shares will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor's regulations.

         Whether a share is freely transferable is a factual determination. However, we believe that the limits on assigning shares and on substituting members contained in Sections 10.2, 10.3 and 10.4 of the Operating Agreement fall within the scope of certain restrictions which are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of the shares, is $10,000 or less. But, because we cannot be certain about the ultimate determination of the shares being freely transferable, or the determination of whether the Company will be an operating company under the alternative Department of Labor exemption set forth above, we have decided to rely on the 25% ownership exemption for these purposes. Consequently, we will take the steps necessary to ensure that ownership of shares by qualified plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total number of outstanding shares.

         In calculating this limit, we will, as provided in the Department of Labor's regulations, disregard the value of any shares held by a person (other than a qualified plan, IRA, or certain other employee benefit plans) who has discretionary authority or control with respect to the assets of the Company, or any person who provides investment advice for a fee with respect to the assets of the Company, or any affiliate of any such a person. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--Minimum Investment." Whether the assets of the Company will constitute "plan assets" is a factual issue which may depend in large part on our ability throughout the life of the Company to satisfy the 25% ownership exemption. Accordingly, the tax counsel we have retained are unable to express an opinion on this issue.

Other ERISA Considerations

         In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a qualified plan or IRA to acquire shares should involve, among other factors, considerations that include whether:

         (1) the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

         (2) the purchase is prudent in light of the diversification of assets requirement for the qualified plan and the potential difficulties that may exist in liquidating shares;

         (3) the investment will provide sufficient cash distributions in light of the qualified plan's likely required benefit payments and other needs for liquidity;

         (4) the investment is made solely in the interests of plan participants;

         (5) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that will be owed on unrelated business taxable income derived from the Company; and

         (6) the fair market value of shares will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

                                 CAPITALIZATION

         The capitalization of the Company as of the date of this prospectus, and as adjusted to reflect the sale of the minimum and maximum offering of shares, is as follows:

                                   As of the         Minimum Offering        Maximum Offering
                                date hereof(1)        of 1,200 Shares       of 100,000 Shares
                                ------------          ---------------       -----------------
Our Capital Contribution1             $1,000                   $1,000                  $1,000
Member's Capital Contribution            -0-                1,200,000             100,000,000

Total Capitalization(2)               $1,000               $1,201,000            $100,001,000
Less Estimated O & O Expenses(3)          --                (162,000)            (12,250,000)

Net Capitalization                    $1,000              $1,039,0002             $87,751,000

-----------------
(1) The Company was originally capitalized by our contribution of $1,000.

(2) The amounts shown reflect the offering proceeds from sale of shares at $1,000.00 per share before deduction of (a) sales commissions of 8.0% of offering proceeds (or $80.00 per share sold), which will be paid except in the case of shares sold to our affiliates or purchased through brokers who charge their clients an investment management fee rather than receive the $80.00 commission, (b) underwriting fees equal in amount to 2.0% of offering proceeds (or $20.00 per share), and (c) the O & O Expense Allowance (without regard to the actual amount of the expenses) of 3.5% ($35.00 per share) of the first $25,000,000 of offering proceeds; 2.5% ($25.00 per share) of offering proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($15.00 per share)
of offering proceeds exceeding $50,000,000. No fees or compensation were payable with regard to our original investment.

(3) The maximum dollar amount of these items of compensation payable to us, our affiliates and non-affiliated selling dealers will equal $162,000 for the minimum offering of 1,200 shares and $12,250,000 for the maximum offering of 100,000 shares, in each case computed as if all shares are sold to the general public without purchases by our affiliates or through brokers who waive the sales commission. Our affiliates may acquire shares (for investment purposes only) on a net of sales commissions basis for a price of $920.00 per share. To the extent that shares are purchased by our affiliates or through brokers who waive the sales commission, both the total capital contributions of the members and the Company's obligation to pay sales commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS."

                 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

Liquidity and Capital Resources

         The Company had limited funds at its formation (July 11, 2001). To date, the Company has not had any operations. The Company intends to use the proceeds of this offering primarily to acquire equipment subject to lease and to establish working capital reserves of approximately 1.0% of the offering proceeds. However, unanticipated or greater than anticipated operating costs or losses (including a lessee's inability to make timely lease payments) would adversely affect liquidity. To the extent that working capital reserves may be insufficient to satisfy the cash requirements of the Company, we anticipate that we would use cash from operations, proceeds from the sale of equipment or bank loans. We may use a portion of cash on hand to re-establish working capital reserves. We have no intent to fund any cash flow deficit of the Company or, except as may be described in this prospectus, provide other financial assistance to the Company.

Operations

         The Company has had no operations to date. Until receipt and acceptance of subscriptions for 1,200 shares and the admission of subscribers as members on the initial closing date, the Company will not begin to acquire equipment or incur indebtedness. The level of the Company's indebtedness cannot be predicted until the offering proceeds are mostly invested. The Company currently has no arrangements with, or commitments from, any lender with respect to any such borrowings. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures."

                       SUMMARY OF THE OPERATING AGREEMENT

         The following is a summary of the material provisions of the Company's Operating Agreement. The Operating Agreement sets forth the terms and conditions upon which the Company will conduct its business and affairs and it sets forth the rights and obligations of the members. This summary is not complete and is subject to and qualified by the detailed provisions of the Operating Agreement. A copy of the Operating Agreement is included as Exhibit A to this prospectus. Potential investors should study the Operating Agreement carefully before making any investment.

Establishment and Nature of the Company

         We organized the Company as a limited liability company under the Delaware Limited Liability Company Act with us as its manager. A limited liability company is a non-corporate business entity having one or more managers and one or more members (who may also be managers). A member who is not also a manager ordinarily does not play a role in the management or control of a limited liability company's affairs, and his or her liability for limited liability company obligations is generally limited to his or her investment.

Name and Address

         The Company will be conducted under the name "ICON Income Fund Nine, LLC," with its principal office and place of business at 111 Church Street, White Plains, New York 10601 (unless we change the offices with written notice to you).

Purposes and Powers

         We have organized the Company for the purposes of:

         o acquiring, investing in, owning, leasing, re-leasing, transferring or otherwise disposing of, and dealing in or with, equipment of all kinds, residual interests in equipment, and options to purchase both equipment and residual interests in equipment;

         o establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection with the above, in order to generate monthly cash distributions to you during the term of the Company.

Duration of Company

         The term of the Company commenced when we filed a Certificate of Limited Liability Company with the Delaware Secretary of State on July 11, 2001. It will terminate at midnight on December 31, 2020, or earlier if a dissolution event occurs. See "--Dissolution and Winding-Up".

Capital Contributions

         Manager.   We  have  contributed   $1,000,  in  cash,  as  our  capital
contribution to the Company in exchange for an interest in the Company's cash flow described in "OUR COMPENSATION" and for one share.

         Members. Each member (other than us, members affiliated with us and members described in the next sentence) will make a capital contribution to the Company's capital, in cash, in an amount equal to $1,000 for each share purchased. Each member affiliated with us, and members who acquire shares through brokers who charge an investment management fee rather than a sales commission will make a capital contribution, in cash, in an amount equal to $920.00 for each share purchased.

Powers of the Members

         Manager. Except as otherwise specifically provided in the Operating Agreement, we will have complete and exclusive discretion in the management and control of the affairs and business of the Company and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs, and exercise the powers of the Company. For example, we will have the right to make investments for and on behalf of the Company and to manage the investments and all other assets of the Company. You will not be permitted to participate in the management of the Company. We will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a member to the Company. Except to the extent limited by Delaware law or the Operating Agreement, we may delegate all or any of our duties under the Operating Agreement to any person, including any of our affiliates.

         The Operating Agreement designates us as the Company's tax matters partner and authorizes and directs us to represent the Company and its members in connection with all examinations of the Company's affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Company's funds in doing so.

         Members. No member shall participate in or have any control over the Company's business or have any right or authority to act for, or to bind or otherwise obligate, the Company.

Limitations on Our Powers

         The Operating Agreement and Delaware law subjects us to limitations on how we administer the business and affairs of the Company, as outlined below.

         Dealings With Affiliates. The Company will not purchase or lease investments from, nor sell or lease investments to, us or any of our affiliates (including any program in which we or any of our affiliates has an interest, other than joint ventures as described below) unless certain conditions are satisfied. These conditions include:

         (1) a determination that the investment is in the best interests of the Company;

         (2) the investment is upon terms no less favorable to the Company than the terms upon which we or our affiliate entered into the investment;

         (3) neither we nor our affiliate will receive any compensation, other than as set forth in the section of this prospectus entitled "OUR COMPENSATION," as a result of the investment; and

         (4) we or our affiliate hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by the Company, borrowing money or obtaining financing for the Company or for other purposes related to the business of the Company.

         The Company may not make any loans to us or any of our affiliates. We or any of our affiliates, however, may make loans to the Company, provided the terms of the loan include:

         (1) interest at a rate that does not exceed the lowest of the following:

                  (a) the rate at which we or the affiliate borrowed funds for the purpose of making the loan;

                  (b) if no borrowing was incurred, the interest rate the Company could obtain in an arm's-length borrowing, without reference to our or our affiliate's financial abilities or guarantees;

                  (c) the rate from time to time announced by The Chase Manhattan Bank N.A. at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

         (2) repayment of the loan not later than twelve months after the date on which it was made; and

         (3) neither we nor our affiliate may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

         The Company will not acquire any investments in exchange for shares.

         The Company may make investments in joint ventures provided that: we determine that the investment is in the best interests of the Company and will not result in duplicate fees to us or any of our affiliates; if the investment is made with participants affiliated with us then, it will be made upon terms that are substantially identical to the terms upon

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


which the participants have invested in the joint venture; if the investment is made with affiliates, the Company will have a right of first refusal to buy if an affiliate desires to sell equipment held in the joint venture; if the investment is made with non-affiliates, the Company will have veto power on disposition decisions; and the joint venture will own and lease specific equipment or interest in specific equipment.

         Except as permitted by the Operating Agreement, we are prohibited from entering into any agreements, contracts or arrangements on behalf of the Company with ourselves or any of our affiliates. Furthermore, neither we nor any of our affiliates may receive a commission or fee (except the types and amounts described in "Our Compensation") in connection with the reinvestment of cash or of the proceeds of the refinancing of equipment. In addition, in connection with any agreement entered into by the Company with us or any of our affiliates, we or our affiliate may not receive any rebates or give-ups, nor may we or any of our affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of the Operating Agreement. Neither we nor any of our affiliates shall pay or award any commissions or other compensation to any person engaged by a potential investor as an investment advisor as an inducement to the person to advise the potential investor about the Company. However, this does not prohibit us from paying underwriting fees and sales commissions otherwise in accordance with the terms of the Operating Agreement.

Indemnification

         With limited exceptions, the Company will indemnify us, our affiliates and individual officers from the Company's assets. The indemnification will apply to any liability, loss, cost and expense of litigation that we or an affiliate suffer, arising out of certain acts or omissions. See "FIDUCIARY RESPONSIBILITY--Indemnification."

Liability of Members

         Our Limited Liability. Neither we nor any of our affiliates will have any personal liability for obligations of the Company, or for repayment of the capital contribution of any member. All decisions we make will be binding upon the Company. See "FIDUCIARY RESPONSIBILITY--Conflicts."

         Limited Liability of the Members. You will have no personal liability for any obligations or liabilities of the Company. You will only be liable, in your capacity as a member, to the extent of your capital contribution and your pro rata share of any undistributed profits and other assets of the Company.

         Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to the Company for the distribution if both of the following are true:

         (1) after giving effect to the distribution, all liabilities of the Company exceed the fair value of its assets; and

         (2) you knew at the time you received the distribution that it was made in violation of Delaware law.

Non-assessability of Shares

         The shares are not assessable. After you pay for your shares, you will not have any further obligations to the Company, be subject to any assessment or be required to contribute any additional capital to, or loan any funds to, the Company. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

Cash Distributions

         Prior to payout, which is the time when cash distributions in an amount equal to the sum of the investors' (1) capital contributions and (2) an 8.0% cumulative annual return thereon (measured from the date the investor is admitted as a member), compounded daily, have been made, distributions of cash will be made 99% to the investors and 1% to us. Income earned on escrowed funds and distributed to investors will be counted toward the 8% cumulative return. After payout, distributions of cash will be made 90% to the investors and 10% to us.

         During the reinvestment period, we will have the sole discretion to determine the amount of cash on hand that is to be reinvested and the amount that is to be distributed. However, during the reinvestment period, before any cash on

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


hand is reinvested in equipment, you will receive, to the extent available, monthly cash distributions equal to one-twelfth of 10.00% of your original investment, reduced by (a) any portion of your original investment that has been returned to you because we did not invest all of the offering proceeds and (b) any amounts you received in redemption of your shares. Our decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect the ability of the Company to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed and any shortfall will not necessarily be made up. We expect that a substantial portion of all of these cash distributions (e.g. the portion that exceeds taxable income) will be treated for federal income tax purposes (but not for purposes of GAAP nor for purposes of Section 6.3(g) of the Operating Agreement) as a return of the members' original investment and that the balance of these distributions will be treated as a return on the original investment. Also, to the extent there are sufficient funds, you are entitled to receive cash distributions in amounts which we believe would permit you to pay federal income taxes (assuming a 31% tax rate) resulting from Company operations. After the reinvestment period, the Company intends to promptly distribute substantially all cash after taking into account anticipated expenditures and reserves for unanticipated costs.

Allocation of Profits and Losses

         As a general rule, during the reinvestment period the Company's profits will be allocated as follows:

         o First, 1% will be allocated to us and 99% to the other members, until each member has been allocated profits equal to the excess, if any, of:

                  (1) the amount still needed for distribution to provide the member an 8% annual cumulative return on his or her adjusted capital contribution (which amount we call the unpaid target distribution); over

                  (2)      the member's capital account balance;

         o Next, in a manner that will create a ratio of 90% to 10% between (a) the excess of the other members' aggregate capital account balances over the amount of their aggregate unpaid target distributions and (b) our capital account balance; and

         o        Thereafter, 10% to us and 90% to the other members.

         After the reinvestment period, profits first will be allocated to all members in the amount necessary to eliminate any deficits in their capital accounts and, thereafter, they will be allocated as described above.

         Generally, 1% of the Company's losses will be allocated to us and 99% will be allocated among the other members throughout the life of the Company. Nonrecourse deductions will be allocated 90% to us and 10% among the other members.

         In addition to the general provisions regarding allocations of profits and losses, the Operating Agreement contains a number of special allocations that are intended to meet certain tax safe harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any members developing deficits in their capital account in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to the members who were initially allocated the depreciation deductions or other related items of deduction. Other special allocations provisions are designed to reflect the business deal among the members (see Section 8.2(f)(vii) of the Operating Agreement) or to protect the members in the event the Company is subjected to an unexpected tax liability because of a particular member. For example, local taxes that are imposed on the Company because of a member's residence in that locality will be charged to that member.

         Members who own shares for less than an entire year will be allocated profits or losses based on the proportionate part of the year that they owned their shares. For this purpose, profits and losses will be treated as if they occurred ratably throughout the year.

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


Withdrawal of the Manager

         Voluntary Withdrawal. We may not voluntarily withdraw as the manager from the Company without (a) 60 days' advance written notice to you, (b) an opinion of tax counsel that the withdrawal will not cause the termination of the Company or materially adversely affect the federal tax status of the Company as a partnership, and (c) selection of, and acceptance of its appointment as manager by, a substitute manager who is acceptable to the members owning a majority of the shares.

         Involuntary Withdrawal. We may be removed by the members owning a majority of the shares or upon the occurrence of any other event that constitutes an event of withdrawal under Delaware law. Neither we nor any of our affiliates may participate in any vote by the members to involuntarily remove us as manager or cancel any management or service contract with us or an affiliate.

Transfer of Shares

         Withdrawal of a Member. You may withdraw from the Company only by selling, transferring or assigning your shares or having all or your shares redeemed in accordance with the Operating Agreement. You may generally transfer all or a portion of your shares except to impermissible types of transferees or by transfers which would adversely effect the Company. See Section 10.2 of the Operating Agreement and "TRANSFER OF SHARES."

         Limited Redemption of Shares. Section 10.5 of the Operating Agreement provides a method for you to have your shares redeemed. In brief, following your admission as a member, and at any time and from time to time thereafter until termination of the Company, you may request that the Company redeem all or any portion of your shares. This right is subject to the availability of funds and the other provisions of Section 10 of the Operating Agreement. See "TRANSFER OF SHARES"--"Limited Right to Redeem Shares."

Dissolution and Winding-up

         Events Causing Dissolution. The Company will be dissolved when any of the following events occurs:

         o the withdrawal of the manager if a substitute manager has not been duly elected;

         o the voluntary dissolution of the Company by the manager with the consent of the members owning a majority of the shares or, subject to Section 13 of the Operating Agreement, by the consent of the same majority without action by the manager;

         o the sale of all or substantially all of the assets of the Company;

         o        the expiration of the term of the Company;

         o any other event which causes the dissolution or winding-up of the Company under Delaware law.

         Liquidation of the Company. When a dissolution event occurs, the investments and other assets of the Company will be liquidated and the proceeds thereof will be distributed to the members after we pay liquidation expenses and pay the debts of the Company, including our fees, in the order of priority set forth in the Operating Agreement. The existence of the Company will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Books and Records

         We will maintain the books and records of the Company at the Company's principal office. We will maintain investor suitability records for a period of six years. Members will have the right to have a copy of the list of members mailed to them for a nominal fee. However, members requesting the list must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for the member's interest relative to his or her shares in the Company. In addition, members or their representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other Company books and records that we maintain.

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


Meetings and Voting Rights of Members

         Meetings. We may call a meeting of the members at any time on our own initiative to act upon any matter on which the members may vote. If we receive written requests for a meeting from members holding 10% or more of the outstanding shares, we will call a meeting as well. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of the members may be submitted for action by consent of the members.

         Voting Rights of Members. The members, with the consent of the members owning a majority of the shares, may take action on the following matters without our concurrence:

         o an amendment of the Operating Agreement (except as set forth in the following section);

         o        the dissolution of the Company;

         o the sale of all or substantially all of the Company's assets, except for sales while liquidating the Company's investments after the reinvestment period; and

         o the removal of the manager and the election of one or more substitute managers.

Members who dissent from any matter approved by members owning a majority of the shares are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their shares.

Amending the Operating Agreement

         Amendment by Members Without Our Concurrence. The members may amend the Operating Agreement with the consent of the members owning a majority of the shares without our concurrence so long as the amendment does not allow the members to take part in the control or management of the Company's business, or alter our rights, powers and duties as set forth in the Operating Agreement. However, any amendment that will increase the liability of any member or adversely affect any member's share of cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each member affected by the change.

         Amendment by Us Without the Consent of the Members. We may, without the consent of the members, amend the Operating Agreement to effect any change for the benefit or protection of the members, including:

         o adding to our duties or obligations, or surrendering any of our rights or powers;

         o curing any ambiguity in the Operating Agreement, or correcting or supplementing any provision of the Operating Agreement;

         o preserving the status of the Company as a "partnership" for federal income tax purposes;

         o deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;

         o        under   certain   circumstances,   amending   the   allocation
                  provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and

         o changing the name of the Company or the location of its principal office.

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


                               TRANSFER OF SHARES

Withdrawal

         You may withdraw from the Company only by selling or transferring all of your shares, or if all of your shares are redeemed by the Company in accordance with Section 10.2 of the Operating Agreement.

Restrictions on the Transfer of Shares

         There is no public or secondary market for the shares, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept the shares as collateral. You may transfer shares only upon the satisfaction of the conditions and subject to the restrictions discussed below. Anyone to whom you transfer shares may become a substitute member only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of shares, they will not have the other rights of members, including voting rights and the right to a copy of the list of members. We will also require that no adverse effect to the Company results from the transfer of shares, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in the Operating Agreement.

         You may transfer or assign your own shares to any person, whom we called an assignee, only if the following conditions are satisfied:

         (1) You and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

                  (a) states your intention that your shares be transferred to the assignee;

                  (b) reflects the assignee's acceptance of all of the terms and provisions of the Operating Agreement; and

                  (c) includes a representation by both you and the assignee that the assignment was made in accordance with all applicable laws and regulations, including minimum investment and investor suitability requirements under state securities laws; and

         (2) the assignee pays the Company a fee that will not exceed $150.00 for costs and expenses it reasonably incurs in connection with the assignment.

         Furthermore, unless we consent, no shares may be transferred or assigned:

         o to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

         o to any person if, in the opinion of tax counsel, the assignment would result in the termination of the Company's taxable year or its status as a partnership for federal income tax purposes;

         o to any person if the assignment would affect the Company's existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which the Company is conducting business;

         o to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and state securities laws;

         o if the assignment would result in the transfer of less than five (5) shares, unless the assignment is of all of the shares owned by the member;

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


         o if the assignment would result in your retaining a portion of your investment that is less than five (5) shares;

         o if, in our reasonable belief, the assignment might violate applicable law;

         o if the effect of the assignment would be to cause the equity participation in the Company by benefit plan investors to equal or exceed 25%; or

         o if the assignment would cause an impermissible percentage of shares to be owned by non-United States citizens.

         Any attempt to transfer or assign shares in violation of the provisions of the Operating Agreement or applicable law will be null and void from the outset and will not bind the Company. Assignments of shares will be recognized by the Company as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

         The Operating Agreement provides further that we will not permit any share (or interest in a share) to be sold on a secondary market or the substantial equivalent of a secondary market, as defined by tax law. See "FEDERAL INCOME TAX CONSIDERATION - Publicly Traded Partnerships." If we determine that a proposed sale was effected on a secondary market, the Company and we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized.

         All members and assignees must to provide us with all information respecting assignments which we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

Additional Transfer Restriction for Residents of California

         California law requires that all certificates for shares that we issue to residents of California, or that are subsequently transferred to residents of California, bear the following legend:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A MEMBERSHIP INTEREST, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

Limited Right to Redeem Shares

         The Company will have no obligation to redeem your shares, but will do so only in our sole and absolute discretion. Beginning after you are admitted as a member and at any time thereafter, you may request that the Company redeem your shares. In any calendar year, the Company will not redeem such number of shares that, in the aggregate, along with all other transfers of shares made to date during a year, exceed 2% of the total shares outstanding as of the last day of the calendar year, so as to avoid being treated as a public traded partnership for tax purposes. Otherwise, subject to cash availability and with our prior consent, the Company will redeem in cash up to 100% of your shares at the applicable redemption price.

         The applicable redemption price for the shares you are redeeming will be determined, as of the date of redemption, as follows:

         (a) during the reinvestment period, you will receive a price equal to 93% of your original investment per share less the sum of
                  (i) 100% of previous distributions to you of any portion of your investment not invested by the Company, (ii) 100% of previous distributions to you, (iii) 100% of any previous allocations to you of investment tax credit amounts, and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Company in connection with redeeming your shares;

         (b) during the liquidation period, you will receive a price equal to the equity per share of the redeemed shares (as set forth on the balance sheet of the Company contained in the Company's Form 10-Q filed immediately prior to the redemption request) less (i) distributions made to you on account of such share

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


                  since the date of the balance sheet, times 75%, and (ii) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Company in connection with redeeming your shares.

         The applicable redemption price is unlikely to reflect the fair market value of the shares at the time of redemption.

         The availability of funds for redeeming shares will be subject to the Company having sufficient cash. In this connection, it should be noted that we intend to reinvest a substantial portion of the Company's cash from operations and substantially all cash from sales during the reinvestment period. Furthermore, shares may be redeemed only if the redemption would not impair the capital or the operations of the Company (which we will decide in our sole discretion) and would not result in the termination of the Company's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem shares will reduce the Company's available funds for making investments and distributions to the remaining members.

         In the event the Company receives requests to redeem more shares than there are funds sufficient to redeem, we will honor redemption requests in the order in which duly signed and supported redemption requests are received. We will use our reasonable efforts to honor requests for redemptions of shares with the same request date first as to hardship redemptions (requests arising from death, major medical expense and family emergency related to disability or a material loss of family income), second so as to provide liquidity for IRAs or qualified plans to meet required distributions and finally, as to all other redemption requests.

         If you desire to have a portion or all of your shares redeemed, you must submit a written request to us on a form we have approved. The request must be duly signed by all owners of the shares on the books of the Company. Redemption requests will be deemed given on the earlier of the date the request is personally delivered with receipt acknowledged or mailed by certified mail, return receipt requested, postage prepaid, at our address set forth in this prospectus. Within the times specified above, we will accept or deny each redemption request.

Consequences of Transfer

         Any shares tendered to, and accepted by, the Company for redemption will be canceled when redeemed. In the event that you transfer or assign all shares you own, or have all your shares accepted for redemption by the Company, you will cease to be a member and will no longer have any of the rights or privileges of a member. Whether or not any assignee becomes a substitute member, however, your assignment of your entire Company interest will not release you from liability to the Company to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law.

         Gain or loss realized on the sale or redemption of your shares, if you hold them as a capital asset and if you held them for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on the Company's equipment, substantially appreciated inventory items and unrealized receivables. See "FEDERAL INCOME TAX CONSEQUENCES--Treatment of Cash Distributions Upon Redemption" and "-- Sale or Other Disposition of Shares."

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


                               REPORTS TO MEMBERS

Annual Reports

         By March 15 of each year, we will send you a statement of your share of the Company's income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

         Within 120 days after the end of the year, we will send to each person who was a member or assignee at any time during the year an annual report which will include:

         o financial statements for the Company for the fiscal year prepared in accordance with GAAP, including a balance sheet as of the year end and related statements of operations, cash flows and changes in members' equity, accompanied by an auditors' report containing an opinion of the Company's accountants;

         o a breakdown, by source, of distributions made during the year to you and to us;

         o a status report with respect to each item of equipment that individually represents at least 10% of the aggregate purchase price of the Company's investments at the end of the year, including our knowledge of the condition and utilization of the equipment;

         o a breakdown of the compensation paid, and any amounts reimbursed, to us, and a summary of the terms and conditions of (a) any contract with us that was not filed as an exhibit to the registration statement of which this prospectus forms a part and (b) any other programs we sponsor, demonstrating the allocation of the compensation between the Company and the other programs; and

         o until all amounts invested by members have been invested or committed to investments and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by the Company during the fiscal year.

Quarterly Reports

         Within 60 days after the end of each of the first three quarters each year, we will send to each person who was a member or assignee at any time during the quarter an interim report for the quarter which will include:

         o        unaudited  financial   statements  for  the  Company  for  the
                  quarter, including a balance sheet and related statements of operations, cash flows and changes in members' equity;

         o a tabular summary of the compensation paid, and any amounts reimbursed, to us, including a statement of the services we performed or expenses we incurred, and a summary of the terms and conditions of any contract with us which was not filed as an exhibit to the registration statement of which this forms a part; and

         o until all amounts invested by members have been invested or committed to investment and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by the Company during the quarter.

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


                              PLAN OF DISTRIBUTION

General

         Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Operating Agreement, the Company, through the dealer-manager, will offer, on a best efforts basis, a maximum of 100,000 shares, all of which are priced at $1,000 per share, except for certain shares which may be purchased by: (i) members affiliated with us; or
(ii) by investors whose broker does not charge a commission for each investment, for the net share price of $920.00 per share. The minimum subscription is 5 shares. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--How to Subscribe".

         The offering period for the Company will begin on the date of this prospectus. We expect the offering period to terminate one year after the date of this prospectus, but in no event will the offering period for the Company continue for longer than twenty-four months from the date of this prospectus. We have a reasonable period of time to conclude the Company's closing after the termination of the Company's offering period. We may terminate the offering period at our option at any time.

         Subscribers will generally not have the right to withdraw or receive their funds from the escrow account unless and until the offering of the Company is terminated, which may be as late as twenty-four (24) months after the effective date of this prospectus.

         Shares will be sold primarily through the selling dealers and, to a limited extent, by the dealer-manager. The Company will pay to the selling dealer or the dealer-manager, as the case may be, a sales commission of up to 8.0% of the offering proceeds from the sale of shares.

         Generally, shares are purchased by subscribers at a price of $1,000.00 per share. However, our officers, employees, securities representatives and those of our affiliates and selling dealers may purchase shares, for investment purposes only, for the net share price of $920.00 per share. The Company will incur no obligation to pay any sales commissions with respect to these purchases. Investors may also be able to purchase shares for $920.00 per share from brokers who do not charge a commission from each investment but rather are paid a percentage of assets under management by the broker. The purchase of shares by us and our affiliates is limited to a maximum of 10% of the total shares sold.

         Payments of sales commissions and underwriting fees to the dealer-manager and participating selling dealers will not exceed 10.0% of the offering proceeds. Additionally, we may pay bona fide due diligence fees and expenses incurred by the dealer-manager and prospective selling dealers from our O & O expense allowance up to the lesser of an additional 1/2 of 1% of offering proceeds or the maximum amount allowable under the NASD Conduct Rules. Any payments made in connection with due diligence activities will be paid only on a fully accountable basis and only for bona fide due diligence activities. We will make payments or advances for sales commissions and due diligence fees and expenses only for bona fide sales or due diligence activities. We will require commissions and expenses to be proven by receipt of duly signed subscription documents, invoices and other evidence satisfactory to us. The sums we may expend in connection with due diligence activities are included in the O & O expense allowance paid by the Company to us. See "OUR COMPENSATION."

         The dealer-manager agreement and the selling dealer agreements contain provisions for the Company to indemnify the participating selling dealers with respect to some types of liabilities, including liabilities arising under the Securities Act.

Segregation of Subscription Payments

         We will place all funds that the dealer-manager receives from subscribers in an escrow account at JP Morgan Chase Bank at the Company's expense. We will do so beginning on the effective date of this prospectus until we have accepted subscriptions for 1,200 shares (or 5,000 shares in the case of residents of Pennsylvania) and the subscribers have been admitted as members on the initial closing date (or a subsequent closing date in the case of Pennsylvania residents).

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


Thereafter, we will deposit funds received through the termination date in an interest-bearing account pending the next closing.

         We will promptly accept or reject subscriptions for shares after we receive a prospective investor's subscription documents and subscription funds. Brokers have agreed to provide each investor with a final prospectus prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after receiving a final prospectus. The initial closing date will be as soon as practicable after the Company receives and accepts subscriptions for 1,200 shares excluding, for this purpose, subscriptions from residents of Pennsylvania. Subsequent to the initial closing date, we anticipate holding daily closings, provided the number of subscribed shares is sufficient to justify the burden and expense of a closing. Once subscriptions total of 5,000 shares, including subscriptions from residents of Pennsylvania, we will release from escrow all subscription payments then remaining in escrow and terminate the escrow agreement. At each closing, the Company will admit as members, effective as of the next day, all subscribers whose subscriptions have been received and accepted by the Company and who are then eligible to be admitted to the Company. Pennsylvania subscribers are not eligible to be admitted as members prior to sale of 5,000 shares in the Company.

         We will remit to subscribers any interest earned on the subscription funds of subscribers who are accepted and admitted as members as soon as practicable after their admission. If 1,200 shares have not been subscribed on or before the anniversary of the date on the cover of this prospectus, then the Company will direct the escrow agent to release the applicable subscription payments from escrow and return them promptly to subscribers, together with all interest earned on the subscriptions, and the Company will be terminated. For a subscriber from Pennsylvania, this will happen if 5,000 shares have not be sold within 120 days of the escrow agent's receipt of their subscription, and the subscriber has been offered and has elected to rescind his or her subscription. We will apply the same procedure to return subscription payments which are held in the escrow account for one year from the date of this prospectus. In addition, any proceeds from the sale of shares in the Company which have not been invested or committed for investment within two years after the date of this prospectus, except for reserves and necessary operating capital, will be returned, without interest, to the members in proportion to their respective investments. These returned proceeds will include a return of the proportionate share of the O & O expense allowance, underwriting fees and any sales commissions paid to us or any of our affiliates.

                INVESTOR SUITABILITY AND SUBSCRIPTION PROCEDURES

General Suitability Considerations

         Shares are an illiquid asset. They are not freely transferable, there is no public market in which to sell them, and none is expected to develop. Therefore, only if you have adequate financial means, do not need liquidity and are able to make a long-term investment should you purchase shares. Shares are not an appropriate investment if you must rely on cash distributions from the Company as an essential source of income to meet your necessary living expenses.

         Before purchasing shares you should carefully consider the risk factors of this investment, including the lack of a market in which to sell your shares, the limited availability of redemption, the unfavorable formula by which the redemption price will be calculated and the resulting long-term nature of an investment in shares. See "RISK FACTORS."

         You must meet the requirements described below to invest in the Company. Because we do not have any knowledge of your financial situation, nor any basis by which we can research, verify, or estimate your financial condition and the suitability of this investment for you, we will rely on what you tell us. Consequently, it is important that the information you provide is complete and accurate. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home. The assets included in your net worth calculation must be valued at their fair market value.

         You must meet our basic suitability requirements to invest. In general, you must have either:

         (1) a net worth of at least $45,000 plus $45,000 of annual gross income; or

         (2)      a net worth of at least $150,000.

         Residents of Alaska, Iowa, Massachusetts, Michigan and North Carolina must have either of the following in order to invest:

         (1) a net worth of at least $60,000 plus $60,000 of annual gross income; or

         (2)      a net worth of at least $225,000.

         If you are a Missouri, Nebraska, Ohio or Pennsylvania resident, your investment may not exceed 10% of your net worth.

         It may be important for you to consider that, if you are unsure as to whether you meet these standards (or only meet them by a small margin), an investment in the shares may not be prudent for you.

Minimum Investment

         The minimum number of shares you can purchase is 5.

Suitability Standard for Qualified Plans and IRAs

         An IRA can purchase shares if the IRA owner meets both the basic suitability standard and any standard applicable in the owner's state of residence. Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase shares if the plan participant meets both the basic suitability standard and any standard applicable in the participant's state of residence. Qualified plans that are not self-directed may purchase shares if the plan itself meets both our basic suitability standard and any relevant state standard.

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


Suitability Standard for Other Fiduciaries

         When shares are purchased for fiduciary accounts other than IRAs and qualified plans, such as a trust, both the basic suitability standard and any applicable state suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of shares, then you may purchase shares for the fiduciary account if you meet both the basic suitability standard and any applicable state standard.

Additional Considerations for IRAs, Qualified Plans, and Tax-Exempt Entities

         An investment in shares will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the tax code and ERISA.

         IRAs,  qualified  plans  and  other  tax-exempt   organizations  should
consider the following when deciding whether to invest:

         o any income or gain realized will be unrelated business taxable income, which is subject to the unrelated business income tax;

         o for qualified plans and IRAs, ownership of shares may cause a pro rata share of the Company's assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the tax code;

         o any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by the Company; and

         o charitable remainder trusts that have any UBTI will be taxed on all otherwise non-taxable income.

See "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "INVESTMENT BY QUALIFIED PLANS."

         If you are a fiduciary or investment manager of a qualified plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns--including those unrelated to tax considerations--in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See "RISK FACTORS", "INVESTMENT OBJECTIVES AND POLICIES", "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS."

         Although we believe that shares may represent suitable investments for some IRAs, qualified plans, and other tax-exempt organizations, shares may not be suitable for your plan or organization due to the particular tax rules that apply to it. For example, we believe that shares will only be a suitable investment for charitable remainder trusts under very specific circumstances. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan's tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

Transfer of Shares

         Shares are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. See "TRANSFER OF SHARES--Restrictions on the Transfer of Shares." One condition is that you may sell or transfer your shares only to a recipient who meets all applicable suitability standards. In addition, the transfer of shares may subject you to the securities laws of the state or other jurisdiction in which the transfer is deemed to take place. Furthermore, if you transfer less than all of your shares, you must generally retain a sufficient number of shares to satisfy the minimum investment standard. The recipient must also own a sufficient number of shares to meet the minimum investment standard.

         If the transfer is effected through a member firm of the National Association of Securities Dealers, Inc. (the NASD), the member firm must be satisfied that a proposed buyer meets suitability standards for this investment. The

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


NASD conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of the shares.

Subscriber Representations

         Each potential investor, whom we sometimes call a subscriber, must sign the Subscription Agreement found on pages C-1 to C-5.

         By your signature and initials in Section 5 of the Subscriber Agreement (on page C-3), you are indicating your desire to become a member and to be bound by all the terms of the Operating Agreement. You also appoint us, as the manager, to be your true and lawful attorney-in-fact to sign documents, including the Operating Agreement, that may be required for the your admission as a member.

         Your signature and initials in Section 5 also serve as your affirmation that the representations printed in that section and on page C-4 of the Subscription Agreement are true, by which you confirm that:

         (1)      you have received a copy of the prospectus;

         (2) you have read the General Instructions on Page C-2 of the Subscription Agreement;

         (3) you understand that an investment in shares is not a liquid investment;

         (4) you affirm that we may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement, including your representation that:

                  (a) if you are purchasing shares for an IRA, qualified plan or other benefit plan, you have accurately identified the subscriber as such;

                  (b) you have accurately identified yourself, or the investing entity, as either a U.S. citizen or a non-U.S. citizen, having determined citizenship in the manner described below;

                  (c) you have accurately reported your social security number or the federal taxpayer identification number of the investing entity; and

                  (d) you are not subject to backup withholding of federal income taxes;

         (5)      you  meet  the   minimum   income  and  net  worth   standards
                  established by the Company; and

         (6)      you are purchasing shares for your own account.

We will  require  that  everyone  who  wishes  to  purchase  shares  make  these representations in order to assist NASD-registered securities sales representatives, selling dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. We will rely upon the accuracy and completeness of your representations in complying with our obligations under state and federal securities laws, and may use these representations as a defense in a lawsuit by subscribers or securities regulatory agencies.

         The Subscription Agreement asks that you acknowledge receipt of this prospectus and of the instruction to rely only on information contained in this prospectus, so that we may make an informed judgment as to whether we should accept your offer to subscribe for shares. We recognize that in the sales process a potential investor will usually discuss the Company with his or her broker. It is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this prospectus. You might also read or hear something which contradicts the data and information contained in this prospectus from sources over which we have no control and for which neither we nor our dealer-manager is responsible.

         If you become a member and later make a claim against the Company, the dealer-manager, and/or us alleging that you did not receive a prospectus for this offering--or that although you received a prospectus you relied on information that is contradictory to that disclosed in this prospectus--then we anticipate relying on the representations you made in

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


your Subscription Agreement in our defense. Your signature on the Subscription Agreement is your acknowledgment that you did receive this prospectus, and that we instructed you to rely exclusively on the prospectus and not to rely on any other information or representations in your investment decision. DO NOT SIGN THE SUBSCRIPTION AGREEMENT IF YOU DO NOT UNDERSTAND THIS SECTION.

Conflicts of Interest

         The Important Information on page C-2 of the Subscription Agreement asks you to review the disclosures in this prospectus concerning certain conflicts of interest we face, certain risks involved in this investment, the Company's management, and possible adverse effects on the federal income tax treatment we expect to be available as a result your purchase of shares. These disclosures are found in the sections entitled "RISK FACTORS", "CONFLICTS OF INTEREST", "MANAGEMENT" and "FEDERAL INCOME TAX CONSIDERATIONS".

         We included this instruction because, as this investment involves inherent conflicts of interest and risks, we do not intend to admit you as a member unless we have reason to believe that you are aware of the risks involved in this investment. If you become a member and later make claims against the Company, the dealer-manager and/or us to the effect that you were not aware that this investment involved the inherent risks described in this prospectus, we, the Company, and the dealer-manager anticipate relying on this instruction as evidence that you were aware of the degree of risk involved in this investment.

Co-signature by Selling Dealer

         Selling dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the selling dealer certifies that it has obtained information from the potential investor sufficient to enable the selling dealer to determine that the investment is suitable for the investor based on the investor's income, net worth and other characteristics. Since we, the Company and the dealer-manager will not have had the opportunity to obtain financial information directly from a subscriber, we will rely on the selling dealer's representation to determine whether to admit a subscriber as a member. If you become a member and later make claims against the Company, the dealer-manager and/or us alleging that the shares were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, we, the Company and the dealer-manager anticipate relying upon the selling dealer's representation as evidence that the you did meet the financial requirements for this investment.

Binding Effect of the Operating Agreement

         The representation in the Subscription Agreement that you have agreed to all the terms and conditions of the Operating Agreement is necessary because we and every member are bound by all of the terms and conditions of that agreement, notwithstanding the fact that members do not actually sign the Operating Agreement. Though you do not actually sign the Operating Agreement, your signature on the Subscription Agreement gives us the power of attorney pursuant to which we obligate you to each of the terms and conditions of the Operating Agreement.

         If you become a member and later makes claims against us, the Company or the dealer-manager that you did not agree to be bound by all of the terms of the Operating Agreement and the Subscription Agreement, we, the Company and the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all the terms of the Operating Agreement.

Citizenship

         Federal law restricts the extent to which aircraft and marine vessels which are registered in the United States may be owned or controlled by people who are not United States citizens. For these purposes, "United States citizens" are:

         (1) individuals who are citizens of the United States or one of its possessions;

         (2) for aircraft, partnerships in which each partner is an individual who is a citizen of the United States, and for vessels, partnerships in which at least 75% of the equity is held by citizens of the United States,

         (3) certain trusts, the trustees of which are citizens of the United States, provided that:

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


                  (a) in the case of aircraft, persons who are not citizens of the United States or resident aliens do not possess more than 35% of the aggregate power to direct or remove the trustee; and

                  (b) in the case of vessels, each of the beneficiaries of the trust is a citizen of the United States; and

         (4) domestic corporations of which the president (and the chairman of the board of directors, in the case of vessels) and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest (or, in the case of certain vessels, a majority voting interest) is owned or controlled by persons who are citizens of the United States.

         As a consequence of these rules, the Company may transfer title of certain aircraft and vessels to a trust of which the Company is the sole beneficiary, or to a limited liability company beneficially owned by the Company, or to a limited liability company of which the Company is a member. See "RISK FACTORS."

         In addition, all investors will be required to represent and warrant whether or not the investor is a United States citizen, and subscriptions will be accepted from only a limited number of non-United States citizens. We will not admit a non-United States citizen as a member to the Company if admitting that investor would result in the potential invalidation of equipment registration in the United States.

How to Subscribe

         If you are an individual investor, you must personally sign the Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a selling dealer. In the case of IRA, SEP and Keogh Plan, the trustee or custodian, must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

         Until subscriptions for 1,200 shares (or 5,000 shares in the case of residents of Pennsylvania) are received by the Company, checks for the purchase of shares should be made payable to "ICON Income Fund Nine, LLC Escrow Account." After the initial closing date, checks for the purchase of shares should be made payable to "ICON Income Fund Nine, LLC" for deposit into an interest bearing account pending the next closing.

         We will promptly review each subscription, and will accept or decline to accept you as a member in our sole and absolute discretion. If we accept your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as a member.

         We, our affiliates and the selling dealers (and our and their respective officers and employees) will have the right, but not the obligation, to subscribe for and purchase shares for our (and their) own account for investment purposes, subject to the terms and conditions contained in this prospectus. This includes the right to purchase shares on or before the initial closing date; up to 60 of the shares so purchased will count toward the achievement of the minimum offering. We, and our affiliates (and our and their respective officers and employees) may not purchase more than 10% of the number of shares subscribed for by all non-affiliated investors.

         The NASD's conduct rules require that any member of or person associated with the dealer-manager or a selling dealer who sells or offers to sell shares must make every reasonable effort to assure that a potential subscriber is a suitable investor for this investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors.

         The State of Maine requires us to inform you that the dealer-manager and each person selling shares cannot rely on the representations made by a subscriber in a Subscription Agreement alone in making a determination regarding the suitability of the investment for the subscriber.

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


Sales Material

         In addition to and apart from this prospectus, the Company will utilize sales material in connection with the offering of shares. This material may include reports describing us and our affiliates, summary descriptions of investments, pictures of equipment or facilities of lessees, materials discussing our prior programs and a brochure and audio-visual materials or taped presentations highlighting various features of this offering. We may also respond to specific questions from selling dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to selling dealers for customer use, and other information relating to this offering may be made available to selling dealers for their internal use. However, this offering is made only by means of this prospectus. Except as described in this prospectus or in its supplements, the Company has not authorized the use of other sales materials in connection with this offering. Although the information contained in other sales material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, nor as incorporated in them by reference or as forming the basis of this offering of the shares.

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus or in its supplements or in supplemental sales literature issued by the Company. If given or made, you must not rely upon such information or representations. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the shares, and does not constitute an offer to sell in any jurisdiction where the solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained in it is correct as of any time other than its date.

                               FURTHER INFORMATION

Experts

         The audited balance sheet of the Company as of August 9, 2001, and the audited balance sheet of ICON Capital Corp. as of March 31, 2001, have been included herein in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Legal Matters

         Greene Radovsky Maloney & Share LLP provided us with an opinion on the legality of the securities offered in this prospectus and the tax matters set forth under "FEDERAL INCOME TAX CONSEQUENCES."

Additional Information

         A registration statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the shares. This prospectus, which forms a part of the registration statement, contains information concerning the Company and includes a copy of the Operating Agreement to be utilized by the Company, but it does not contain all the information set forth in the registration statement and its exhibits. The information omitted may be examined at the principal office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission. Additionally, it can be viewed via the web site of the Securities and Exchange Commission at www.sec.gov.

Tabular Information Concerning Prior Public Programs

         Exhibit B contains prior performance and investment information for our previous publicly-offered income-oriented programs: Series A; Series B; Series C, Series D; Series E; L.P. Six; L.P. Seven; Eight A; and Eight B. Table I through V of Exhibit B contain unaudited information relating to experience in raising and investing funds, the compensation they paid to the us and our affiliates, the operating results of, and sales or dispositions of investments by most of these prior public programs. PURCHASERS OF SHARES WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THE COMPANY. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR
PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS NOR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES. FUTURE RESULTS AND THE ACHIEVEMENT OF INVESTMENT OBJECTIVES WILL IN LARGE PART DEPEND ON FACTS WHICH WE CANNOT DETERMINE, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY THESE PRIOR PUBLIC PROGRAMS.

Balance Sheets

         The audited balance sheet of ICON Capital Corp. as of March 31, 2001 and the audited balance sheet of the Company as of August 9, 2001 are included in this prospectus. Notwithstanding the inclusion of our balance sheet, by purchasing shares, you should be aware that you are not purchasing an interest in ICON Capital Corp., its subsidiaries, or in any of our affiliates or in any of other businesses we sponsor and manage.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

ICON Income Fund Nine, LLC
--------------------------
Audited Balance Sheet--August 9, 2001
                  Independent Auditors' Report
                  Balance Sheet at August 9, 2001
                  Notes to Balance Sheet

ICON Capital Corp.
------------------
Audited Balance Sheet--March 31, 2001
                  Independent Auditors' Report
                  Balance Sheet at March 31, 2001
                  Notes to Balance Sheet

                           ICON INCOME FUND NINE, LLC

                                  Balance Sheet

                                 August 9, 2001

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report





The Members
ICON Income Fund Nine, LLC:


We have audited the accompanying balance sheet of ICON Income Fund Nine, LLC (a Delaware limited liability company) as of August 9, 2001. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Income Fund Nine, LLC as of August 9, 2001, in conformity with accounting principles generally accepted in the United States of America.





                                                              KPMG LLP






New York, New York
August 9, 2001

                           ICON Income Fund Nine, LLC
                     (A Delaware Limited Liability Company)

                                  Balance Sheet

                                 August 9, 2001

     ASSETS

Cash                                               $       1,000
                                                   -------------
                                                   $       1,000
                                                   =============
     LIABILITIES AND MEMBERS' EQUITY

Commitments and Contingencies
Members' equity
     Manager                                       $       1,000
     Additional members                                       -
                                                   -------------
                                                   $       1,000
                                                   =============

                           ICON Income Fund Nine, LLC
                     (A Delaware Limited Liability Company)

                             Notes to Balance Sheet

(1)  The Limited Liability Company

     ICON Income Fund Nine, LLC (the "LLC") was formed on July 11, 2001 as a Delaware Limited Liability Company. The initial capitalization of the LLC was $1,000. The LLC will continue until December 31, 2021, unless terminated sooner. The LLC intends to offer member interest units on a "best efforts" basis to the general public with the intention of raising up to $100,000,000 of capital. With the funds raised, the LLC intends to invest in equipment subject to leases and in residual ownership rights in leased equipment. The manager of the LLC is ICON Capital Corp. (the "manager"), a Connecticut corporation. The manager will acquire the assets on behalf of the LLC and manage the business of the LLC.

(2)  Capital Contribution

     The manager has made an initial capital contribution of $1,000 to the LLC.

(3)  Commitment and Contingencies

     The LLC will not apply for ruling from the Internal Revenue Service; however, in the opinion of counsel the LLC will be classified as a partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the LLC will not constitute an association taxable as a corporation.

                               ICON CAPITAL CORP.

                                  Balance Sheet

                                 March 31, 2001

                   (With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheet of ICON Capital Corp. as of March 31, 2001. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.





                                                              KPMG LLP






New York, New York
June 25, 2001

                               ICON CAPITAL CORP.

                                  BALANCE SHEET

                                 March 31, 2001

         ASSETS

Cash                                                             $       56,569
Advances to Parent (Note 3)                                           1,661,631
Receivables from managed partnerships (Note 3)                          190,078
Loan receivable - related parties (Note 3)                              342,920
Prepaid and other assets (Note 4)                                       292,068
Deferred charges (Note 2 (b))                                         1,047,233
Fixed assets and leasehold improvements, less
  accumulated depreciation and amortization of
  $1,556,956 (Note 2 (c))                                             1,554,215
                                                                 --------------

Total assets                                                     $    5,144,714
                                                                 ==============
         LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses                            $      571,953
Capital lease obligations (Note 5)                                    1,374,585
Loans payable (Note 6)                                                  456,453
Deferred state income taxes (Note 2 (b))                                 52,972
Deferred gain on sale of furniture and fixtures (Note 5)                467,152
                                                                 --------------

Total liabilities                                                     2,923,115
                                                                 --------------
Commitments and contingencies (Note 7)

Stockholder's equity:
   Common stock:  no par value; $10 stated
     value; authorized 3,000 shares;
     issued and outstanding 1,500 shares                                 15,000
   Additional paid-in capital                                           716,200
   Retained earnings                                                  1,490,399
                                                                 --------------

Total stockholder's equity                                            2,221,599
                                                                 --------------

Total liabilities and stockholder's equity                       $    5,144,714
                                                                 ==============

See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                             Notes to Balance Sheet

                                 March 31, 2001

(1)     Organization

        ICON Capital Corp. (the "Company") is a wholly owned subsidiary of ICON Holdings Corp. ("Holdings" or "Parent"). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships.

        The Company is the general partner and manager of ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P. Series C ("ICON Cash Flow C"), ICON Cash Flow Partners L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), ICON Income Fund Eight A L.P. ("ICON Eight A") and ICON Income Fund Eight B L.P. ("ICON Eight B") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships are included in prepaid and other assets. The Company was also the General Partner of ICON Cash Flow Partners, L.P., Series A, which was liquidated in the year 2000.

        The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions.

        The following table  identifies  pertinent  offering  information by the
        Partnerships:

                                      Date of First              Date              Gross Proceeds
                                         Closing            Offering Closed            Raised
                                         -------            ---------------            ------
         ICON Cash Flow B         September 22, 1989     November 15, 1990        $  20,000,000
         ICON Cash Flow C         January 3, 1991        June 20, 1991               20,000,000
         ICON Cash Flow D         September 13, 1991     June 5, 1992                40,000,000
         ICON Cash Flow E         June 5, 1992           July 31, 1993               61,041,151
         ICON Cash Flow Six       March 31, 1994         November 8, 1995            38,385,712
         ICON Cash Flow Seven     January 19, 1996       September 16,1998           99,999,683
         ICON Eight A             October 14, 1998       May 17, 2000                75,000,000
         ICON Eight B             May 25, 2000                        -              43,720,257(a)
                                                                                     -------------
                                                                                  $ 398,146,803

        (a) Gross proceeds raised through May 31, 2001.

        ICON Eight B was formed on February 7, 2000 with an initial capital contribution of $2,000 and began offering its units on May 25, 2000. The offering period for ICON Eight B will end on the earlier of when ICON Eight B raises $75,000,000 or May 19, 2002.

                               ICON CAPITAL CORP.

(2)     Significant Accounting Policies

        (a)   Basis of Accounting and Presentation

              The Company's balance sheet has been prepared on the historical cost basis of accounting using the accrual basis. The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

        (b)   Deferred Charges

              Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. Such costs are capitalized and amortized over the Partnership offering period. The unamortized balance of these costs is reflected on the balance sheet as deferred charges.

        (c)   Fixed Assets and Leasehold Improvements

              Fixed assets, which consist primarily of capital leases, are recorded at cost, and are being amortized and depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

        (d)   Income Taxes

              The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

              ICON Holdings Corp. files a consolidated federal income tax return and combined state income tax returns in certain states which include the operating results of the Company. The Company's allocable share of the consolidated federal tax expense and combined state tax expense is reflected on the books of the Company on a separate entity basis. The Company files separate state income tax returns in all other states in which it is required to file. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company's share of current and deferred federal tax obligations and its share of current and deferred combined state tax obligations are recorded as reductions of advances to Holdings. Deferred federal and state income taxes netted against such advances were $1,217,255 at March 31, 2001. Deferred state income taxes reflected on the March 31, 2001 balance sheet relate to states where the Company files separate tax returns.

                               ICON CAPITAL CORP.

(3)     Related Party Transactions

        The Company periodically makes cash advances to its Parent to cover its allocated general and administrative expenses, its allocated portion of income taxes and for other corporate purposes. As of March 31, 2001, advances to Parent of $1,661,631 represented such cash advanced to Holdings, net of general and administrative fees and federal and state tax obligations payable to Holdings. It is anticipated that the Company will, in the future, continue to periodically advance monies to Holdings for general and administrative expenses, income taxes and for other corporate purposes.

        The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. The balance sheet item "Receivables from managed partnerships" relates to such fees, which have been earned by the Company but not paid by the Partnerships. Such amounts were collected subsequent to March 31, 2001.

        The loans receivable from related parties are due from non-consolidated affiliates of the Parent. The loans are collateralized by a pool of third party leases and a building.

        During the year ended March 31, 2001, the Company declared and paid dividends to ICON Holdings Corp. of $3,159,933.

(4)     Prepaid and Other Assets

        Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and security deposits.

(5)     Sale Leaseback and Capital Lease Obligations

        In July 1998 the Company entered into an agreement to sell a portion of its fixed assets to ICON Receivables 1998-A ("1998-A"), a non-consolidated affiliate of the Parent, for $1,500,000 based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option for the Company to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized on a straight-line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the March 31, 2001 balance sheet in "Capital lease obligations." The Company also earns a servicer fee related to a pool of leases owned by 1998-A.

                               ICON CAPITAL CORP.

        The repayment schedule of the various obligations under capital leases, payable in monthly installments through June 1, 2006, are as follows:

                         Fiscal Year Ending

                         March 31, Amount

                               2002                       $    603,523
                               2003                            566,507
                               2004                            267,911
                               2005                            128,017
                               2006                             43,053
                                                          ------------
                                                             1,609,011
                               Less amounts
                               representing interest           234,426
                                                          -------------

                               Total                      $  1,374,585
                                                          ============

(6)     Loans Payable

        The Company entered into a Loan and Security Agreement in December 1999 with a finance company under which it borrowed a total of $500,000 in two traunches of $250,000 effective January 1, 2000. The total $500,000 loan bears interest at 11.5% per annum and is payable in monthly installments of $16,465 through December 2002, with a final payment of $17,448 due on January 1, 2003. The loan is secured by a lien on all the assets of the Company. The balance of this note was $325,992 at March 31, 2001.

        In addition, on October 15, 2000, the Company signed a $385,000 promissory note with a vendor. The note bears interest at 8% per annum and required an immediate payment of $165,000. The balance of the note is payable in monthly installments of $19,137 (including interest) through October 15, 2001. The balance of the note was $130,461 at March 31, 2001.

        The repayment schedule of the loans are as follows:

                              Fiscal Year Ended

                                  March 31,

                                    2002            $    299,265
                                    2003                 157,188
                                                    ------------

                                    Total           $    456,453
                                                    ============

                               ICON CAPITAL CORP.

(7)     Commitments and Contingencies

        The Company entered into a Guarantee Agreement with M & T Bank in December 1999. Under the Agreement, the Company guaranteed payment of an $875,000 mortgage loan obligation owed by a non-consolidated affiliate of the Parent. The mortgage loan obligation matures as follows:

                      Fiscal Year Ending

                      March 31, Amount

                            2002                       $      6,805
                            2003                              7,435
                            2004                              8,122
                            2005                            845,423
                                                       ------------
                            Total                      $    867,785
                                                       ============

        The Company was obligated under operating leases for office space through the year 2006 as follows:

                      Fiscal Year Ending

                      March 31, Amount

                            2002                       $  1,238,987
                            2003                          1,012,070
                            2004                            934,945
                            2005                            739,100
                            2006                            347,416
                                                       ------------
                            Total                      $  4,272,518
                                                       ============

                                    EXHIBIT A

                               OPERATING AGREEMENT
                                       OF
                           ICON INCOME FUND NINE, LLC

                                TABLE OF CONTENTS

Section 1.  ESTABLISHMENT OF COMPANY...........................................1
Section 2.  NAME, PRINCIPAL OFFICE AND ADDRESS.................................1
            2.1    Legal Name and Address......................................1
            2.2    Address of Members..........................................1
Section 3.  PURPOSES AND POWERS................................................1
            3.1    Purposes....................................................1
            3.2    Acquisitions of Equipment...................................2
            3.3    Powers......................................................2
Section 4.  TERM...............................................................2
Section 5.  MEMBERS AND CAPITAL................................................2
            5.1    Manager.....................................................2
            5.2    Members.....................................................3
            5.3    Company Capital.............................................4
            5.4    Capital Accounts............................................4
            5.5    Additional Capital Contributions............................5
            5.6    Loans by Members............................................5
            5.7    No Right to Return of Capital...............................5
Section 6.  MANAGER............................................................5
            6.1    Extent of Powers and Duties.................................5
            6.2    Limitations on the Exercise of Powers of Manager............8
            6.3    Limitation on Liability of Manager and its
                     Affiliates; Indemnification..............................10
            6.4    Compensation of Manager and its Affiliates.................11
            6.5    Other Interests of the Manager and its Affiliates..........13
Section 7.  POWERS AND LIABILITIES OF MEMBERS.................................14
            7.1    Absence of Control Over Company Business...................14
            7.2    Limited Liability..........................................14
Section 8.  DISTRIBUTIONS AND ALLOCATIONS.....................................14
            8.1    Distribution of Cash.......................................14
            8.2    Allocations of Profits and Losses..........................15
            8.3    Distributions and Allocations Among the Members............17
            8.4    Tax Allocations: Code Section 704(c); Revaluations.........18
            8.5    Compliance with NASAA Guidelines Regarding Front-End Fees..18
            8.6    Return of Uninvested Capital Contribution..................18
            8.7    Member's Return of Investment in the Company...............19
            8.8    No Distributions in Kind...................................19
            8.9    Company Entitled to Withhold...............................19
Section 9.  WITHDRAWAL OF MANAGER.............................................19
            9.1    Voluntary Withdrawal.......................................19
            9.2    Involuntary Withdrawal.....................................20
            9.3    Consequences of Withdrawal.................................20
            9.4    Liability of Withdrawn Manager.............................20
            9.5    Continuation of Company Business...........................21
Section 10. TRANSFER OF SHARES................................................21
            10.1   Withdrawal of a Non-Manager Member.........................21
            10.2   Assignment.................................................21
            10.3   Substitution...............................................22
            10.4   Status of an Assigning Member..............................23
            10.5   Limited Right of Presentment for Redemption of Shares......23
Section 11. DISSOLUTION AND WINDING-UP........................................23
            11.1   Events Causing Dissolution.................................23
            11.2   Winding Up of the Company; Capital Contribution by the
                     Manager Upon Dissolution.................................24
            11.3   Application of Liquidation Proceeds Upon Dissolution.......25

            11.4   No Recourse Against Other Members..........................25
Section 12. FISCAL MATTERS....................................................25
            12.1   Title to Property and Bank Accounts........................25
            12.2   Maintenance of and Access to Basic Company Documents.......25
            12.3   Financial Books and Accounting.............................26
            12.4   Fiscal Year................................................27
            12.5   Reports....................................................27
            12.6   Tax Returns and Tax Information............................29
            12.7   Accounting Decisions.......................................29
            12.8   Federal Tax Elections......................................29
            12.9   Tax Matters Partner........................................29
            12.10  Reports to State Authorities...............................30
Section 13. MEETINGS AND VOTING RIGHTS OF THE MEMBERS.........................30
            13.1   Meetings of the Members....................................30
            13.2   Voting Rights of the Members...............................31
            13.3   Limitations on Action by the Members.......................32
Section 14. AMENDMENTS........................................................32
            14.1   Amendments by the Manager..................................32
            14.2   Amendments with the Consent of the Majority Interest.......33
Section 15. POWER OF ATTORNEY.................................................33
            15.1   Appointment of Attorney-in-Fact............................33
            15.2   Amendments to Agreement and Certificate of Limited
                     Liability Company........................................33
            15.3   Power Coupled With an Interest.............................34
Section 16. GENERAL PROVISIONS................................................34
            16.1   Notices, Approvals and Consents............................34
            16.2   Further Assurances.........................................35
            16.3   Captions...................................................35
            16.4   Binding Effect.............................................35
            16.5   Severability...............................................35
            16.6   Integration................................................35
            16.7   Applicable Law.............................................35
            16.8   Counterparts...............................................35
            16.9   Creditors..................................................36
            16.10  Interpretation.............................................36
            16.11  Successors and Assigns.....................................36
            16.12  Waiver of Action for Partition.............................36
Section 17. DEFINITIONS.......................................................36

                               OPERATING AGREEMENT
                                       OF
                           ICON INCOME FUND NINE, LLC

         This Operating Agreement of ICON Income Fund Nine, LLC, is executed as of July 11, 2001 by its manager, ICON Capital Corp., a Connecticut corporation, pursuant to Section 14 hereof.


                                   WITNESSETH:

         WHEREAS, ICON Income Fund Nine, LLC, a Delaware limited liability company (the "Company") was formed as a Delaware limited liability company pursuant to a Certificate of Limited Liability Company filed on July 11, 2001 under and pursuant to the Delaware Revised Uniform Membership Act.

Section 1. ESTABLISHMENT OF COMPANY.

         The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Company established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Members, except as otherwise herein expressly stated.

Section 2. NAME, PRINCIPAL OFFICE AND ADDRESS.

     2.1 Legal Name and Address.

         The Company shall be conducted under the name "ICON Income Fund Nine, LLC" The principal office and place of business of the Company shall be 111 Church Street, White Plains, New York 10601 or at such other address as the Manager may from time to time determine and specify by written notice to the Members. The Company may also maintain such other offices and places of business as the Manager may deem advisable at any other place or places within the United States and, in connection therewith, the Manager shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Company qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Company legally to conduct its business in such jurisdictions. The registered office of the Company in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808. The name of its registered agent at such address shall be The Corporation Service Company. The Manager may change the registered office and the registered agent of the Company, with prior written notice to the Members.

     2.2 Address of Members.

         The principal place of business of the Manager and the places of residence of the other Members shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Member may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Company (and, in the case of the Manager, by also giving Notice thereof to all of the Members), which Notice shall become effective upon receipt.

Section 3. PURPOSES AND POWERS.

     3.1 Purposes.

         The Company has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, equipment and any other type of direct or indirect interest (including residual interests, which encompass, among other things, the right to equipment rental and sales proceeds after the payment of debt associated with the equipment) in equipment of all kinds and purchasing equity interests in equipment-owning entities or entities owning direct or indirect interests in equipment; and (b) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Members during the term of the Company.

     3.2 Acquisitions of Equipment.

         The equipment acquired by the Company shall be selected from among new or used: (a) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels); (b) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (c) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas;
(d) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (e) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; and (f) miscellaneous equipment of any other type which the Manager believes may be an attractive investment.

     3.3 Powers.

         In furtherance of the above purposes, the Company shall have the power, directly or indirectly:

         (a) to acquire, invest in, purchase and/or make future commitments to purchase, own, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases;

         (b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Equipment and Leases; and

         (c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

         (d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Company and accept such kinds and amounts of security for loans and leases it makes to others as the Manager in its sole and absolute discretion shall deem appropriate; and

         (e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Company consistent with the terms of this Agreement.

Section 4. TERM.

         The term of the Company commenced upon the filing of the Certificate of Limited Liability Company with the Secretary of State of the State of Delaware on July 11, 2001 and shall terminate at midnight on December 31, 2020, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

Section 5. MEMBERS AND CAPITAL.

     5.1 Manager.

         The  Manager  has   contributed   $1,000,   in  cash,  as  its  Capital
Contribution to the Company.

         The Manager shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

     5.2 Members.

         (a) From and after the Initial Closing Date, there shall be one class of members, whose interests in the Company shall consist of up to 100,000 Shares.

         (b) Any Person desiring to become a Member shall execute and deliver to the Manager a Subscription Agreement substantially in the form filed as an exhibit to the Prospectus, and such other documents as the Manager shall request, which other documents shall be in form and substance satisfactory to the Manager, pursuant to which, among other things, such Person shall, subject to acceptance of his or her subscription by the Manager, agree to be bound by all terms and provisions of this Agreement.

         (c) Each Member (other than Affiliated Members) shall make a Capital Contribution, in cash, in an amount equal to the Gross Share Price to the capital of the Company for each Share or fraction thereof purchased. Each Affiliated Member shall make a Capital Contribution, in cash, in an amount equal to the Net Share Price for each Share or fraction thereof purchased.

         (d) Members must purchase a minimum of five (5) Shares. Above such minimum purchase requirements, Members may subscribe for additional Shares or fractions thereof equal to 1/10,000th of a Share or any multiple thereof (unless prohibited by applicable law) at the Net Share Price or Gross Share Price, whichever shall be applicable.

         (e) The Manager and any Affiliate of the Manager shall have the right to subscribe for Shares for its own account for investment purposes only; provided that the aggregate number of Shares purchased by the Manager and such Affiliates collectively shall not exceed ten percent (10%) of all Shares subscribed for by non-Affiliated Persons.

         (f) No subscribers shall be admitted to the Company unless and until the Minimum Offering shall be achieved. Upon the determination by the Manager that the Minimum Offering has been achieved, the Manager shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Member, the Manager shall send notice to such Member in confirmation thereof.

         (g) Subscriptions for Shares shall promptly be accepted or rejected by the Manager after their receipt by the Company (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the Manager. The Manager retains the unconditional right to refuse to admit any subscriber as a member. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of receipt of a final prospectus.

         (h) Each Subscriber who is admitted to the Company as a Member shall, for all purposes of this Agreement, become and be treated as a Member, as of the first day immediately following the Closing Date as of which such Subscriber is admitted to the Company or the Final Closing Date next following the acceptance of their subscriptions by the Manager and the receipt by the Manager of all Subscription Monies payable in connection therewith.

         (i) The name and address of each Member and the amount of the Capital Contribution made by such Member are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the Manager shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Member admitted to the Company as a result of such Closing; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Member to the Company for all purposes of this Agreement if such Member was duly and properly admitted to the Company as a result of such Closing.

         (j) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Company in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription Account shall be established by the Manager for the sole purpose of holding and investing Subscription Monies pending admission of subscribers to the Company as Members.

         (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Shares purchased by any Member admitted to the Company as a result of such Closing, together with any interest earned thereon, shall be released to the Company. Any interest earned on such Subscription Monies prior to such release shall be paid to such Member promptly after such Closing Date. If the number of Shares subscribed for are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the Manager to become a Member shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Company upon a Closing or returned to the subscriber.

     5.3 Company Capital.

         (a) No Member shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(k)).

         (b) Except as provided in Section 10.5, the Company shall not redeem or repurchase any Share. No Member shall have the right to withdraw or receive any return of such Member's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Member in the form of property other than cash.

         (c) Except as otherwise specifically provided herein, no Member shall have priority over any other Member as to: (i) the return of such Member's Capital Contribution or Capital Account; (ii) such Member's share of Profits and Losses; or (iii) such Member's share of distributions of Cash From Operations and Cash From Sales.

         (d) Neither the Manager nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Member except to the extent as may be set forth in this Agreement.

     5.4 Capital Accounts.

         (a) A separate Capital Account shall be established and maintained for the Manager and for each Member.

         (b) The Capital Account of the Manager initially shall be $1,000.

         (c) The Capital Account of each Member initially shall be the amount of such Member's Capital Contribution.

         (d) The Capital Account of each Member shall be increased by: (i) the amount of any additional money contributed by such Member to the Company; (ii) the fair market value of any property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Member of Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Member shall be decreased by: (i) the amount of money distributed to or on behalf of such Member by the Company; (ii) the fair market value of any property distributed to or on behalf of such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Member of Losses (or items thereof), and items of loss and deduction specially allocated pursuant to Section 8.2(f) hereof.

         (e) For purposes of this Agreement, a Member who has more than one Share in the Company shall have a single Capital Account that reflects all such Shares, regardless of the time or manner in which such Shares were acquired.

         (f) If a Share is sold or otherwise transferred, the Capital Account of the transferor with respect to such Share shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Company under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted to the extent the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1 apply.

         (g) For any taxable year in which the Company has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

         (h) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Members' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Company assets on the books of the Company in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

         (i) Notwithstanding anything herein to the contrary, the Members' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to Company capital on the books of the Company, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Members and is based, wherever practicable, on federal tax accounting principles.

     5.5 Additional Capital Contributions.

         (a) The Manager shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

         (b) No Member shall be required to make any Capital Contribution in addition to the initial price paid for such Member's Shares pursuant to the Offering.

     5.6 Loans by Members.

         Except as provided in Section 11.2(a)(iii), no loan by any Member or any Affiliate of any Member to the Company (including, without limitation, any Company Loan) shall constitute a Capital Contribution to the Company or increase the Capital Account balance of any Member, but shall be treated, for all purposes, as indebtedness of the Company payable or collectible only out of the assets of the Company in accordance with the terms and conditions upon which such loan was made.

     5.7 No Right to Return of Capital.

         No Member shall be entitled to demand or receive any distribution of or with respect to such Member's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

Section 6. MANAGER.

     6.1 Extent of Powers and Duties.

         (a) General.

         Except as expressly  limited by the provisions of this  Agreement,  the
Manager shall have complete and exclusive discretion in the management and control of the affairs and business of the Company and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Company. Without limiting the generality of the foregoing, the Manager shall provide such personnel and services as the Manager, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Company and the day-to-day management of its assets, and shall possess and enjoy with respect to the Company all of the rights and powers of a manager of a limited liability company to the extent permitted by Delaware law. The Manager may employ on behalf of the Company, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Company's property, and/or the operation of the business of the Company. The Manager may employ the services of its Affiliates to assist the Manager in its managerial duties, and may compensate all such Persons from the assets of the Company at rates which it, in its sole judgment, deems fair and reasonable; provided that: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates of the Manager to render comparable services which could reasonably be made available to the Company upon comparable terms; (ii) all services for which the Manager's Affiliates are to receive compensation from the Company (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as of the Effective Date; (iv) the Manager's Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner which is either more favorable to the Manager's Affiliates or less favorable to the Company by the vote or consent of a Majority Interest.

         (b) Powers and Duties.

                  (i) General Duties. The Manager shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Company in accordance with this Agreement and in the best interests of the Company. The Manager shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Members may not contract away the fiduciary duty owed to such Members by the Manager. The Manager shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Company.

                  (ii) General Powers. The Manager shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Company, in order to carry out and accomplish its purposes and functions include, without limitation, the power: (A) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases and to contract with others to do the same on behalf of the Company; (B) to select and supervise the activities of any equipment management agents for the Company; (C) to assure the proper application of revenues of the Company; (D) to maintain proper books of account for the Company and to prepare reports of operations and tax returns required to be furnished to the Members pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Shares; (F) to expend Company capital; (G) to purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, Companies (both limited and general), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the Manager, for all such purposes; (H) to invest any and all funds held by the Company; (I) to designate depositories of the Company's funds, and the terms and conditions of such deposits and drawings thereon; (J) to borrow money or otherwise to procure extensions of credit for the Company and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Company as security therefor; (K) to hold all or any portion of the Investments and other assets of the Company in the name of one or more trustees, nominees, or other entities or agents of or for the Company; (L) to establish Reserves in accordance with clause (vii) of this Section 6.1(b); (M) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Company; and (N) to take all such actions and execute all such documents and other instruments as the Manager may deem necessary, convenient or advisable to accomplish or further the purposes of the Company or to protect and preserve Company assets to the same extent as if the Manager were itself the owner thereof.

                  (iii) Authority to Admit Members. The Manager shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the Manager, to effect the admission of the Members, including, but not limited to, registering the Shares under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Shares for sale with state securities regulatory authorities.

                  (iv) Authority to Enter into Dealer-Manager Agreement. The Manager shall have the authority to enter into, on behalf of the Company, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

                  (v) Authority to Enter into Selling Dealer Agreements. The Manager shall have the authority to enter into, on behalf of the Company, or to authorize the Dealer-Manager so to enter into, separate Selling Dealer Agreements with NASD member broker dealers selected by the Manager or the Dealer-Manager.

                  (vi) Authority to Enter into Escrow Agreement. The Manager shall have the authority to enter into, on behalf of the Company, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the Manager may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the Manager.

                  (vii) Authority to Create Reserves. The Manager shall have the authority to establish for the Company, and shall use its best efforts to maintain, and in such amounts as it deems necessary, Reserves (except to the extent limited elsewhere in this Agreement).

                  (viii) Authority to Contract for Insurance. The Manager shall have the authority to cause the Company to purchase and maintain such insurance policies as the Manager, in its sole discretion (except to the extent limited elsewhere in this Agreement) deems reasonably necessary to protect the interests of the Company. The Manager shall have the authority, on behalf of the Company, to purchase and pay the premiums for such types of insurance, including, without limitation, extended coverage liability and casualty and workers' compensation, and the Manager and any Affiliate of the Manager and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Company is not increased thereby.

                  (ix) Authority to Enter into Certain Transactions in its Own Name. The Manager shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate's name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Company; provided, however, the Company will not acquire Equipment from any Program except as expressly provided in this Agreement.

                  (x) Authority to Enter into Joint Ventures. The Manager shall have the authority to cause the Company to enter into Joint Ventures, subject to the limitations of Section 6.2(f), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the Manager deems necessary or appropriate.

                  (xi) Authority to Reinvest. During the Reinvestment Period, the Manager may reinvest all or a substantial portion of the Company's Cash From Operations and Cash From Sales in additional investments in furtherance of, and consistent with, the Company's purposes and investment objectives set forth in Sections 3.1 and 3.2.

         (c) Delegation of Powers.

         Except as otherwise provided under this Agreement or by law, the Manager may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates).

         (d) Reliance by Third Parties.

         No Person dealing with the Company or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the Manager in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Company be required to inquire as to whether the approval of the Members for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the Manager, or in accepting any instrument signed by the Manager in the name and behalf of the Company or the Manager.

     6.2 Limitations on the Exercise of Powers of Manager.

         The Manager shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the Manager shall be subject to the following in the administration of the Company's business and affairs:

         (a) Investment Company Status.

         The Manager shall not exercise its powers in a manner which causes the Company to be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (b) Sales and Leases of Equipment From or to the Manager and its Affiliates.

         The Company shall neither purchase nor lease Investments from, nor sell or lease Investments to, the Manager or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this Section
(c), the Company may purchase Affiliated Investments if:

                  (i)  the  Manager   determines   that  making  the  Affiliated
         Investment is in the best interests of the Company;

                  (ii) such Affiliated Investment is acquired by the Company at a price which does not exceed the sum of (A) the net cost to the Manager or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the Manager and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

                  (iii) there is no difference in the interest terms of the Indebtedness secured by the Investment at the time it is acquired by the Manager or its Affiliate and the time it is acquired by the Company;

                  (iv) neither the Manager nor any of its Affiliates realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Company making such Affiliated Investment; and

                  (v) at the time the Affiliated Investment is transferred to the Company, the Manager or its Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Company, (B) borrowing money or obtaining financing for the Company or (C) any other lawful purpose related to the business of the Company.

         (c) Loans to or from the Manager and its Affiliates.

         No loans may be made by the Company to the Manager or any of its Affiliates. The Manager or any of its Affiliates, however, may, from time to time, loan or advance funds to the Company (each such loan or advance being hereinafter called a "Company Loan") in accordance with this Section 6.2(c). The terms of any Company Loan permitted to be made shall include the following:

                  (i) any interest payable by the Company in connection with such Company Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the Manager or its Affiliate in connection with the borrowing (in the event that the Manager or any Affiliate shall borrow money for the specific purpose of making such Company Loan), (B) the rate of interest that would be charged to the Company (without reference to the Manager's or its Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the Manager nor an Affiliate borrowed money to make such Company Loan) or (C) a rate of interest equal to the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

                  (ii) all payments of principal and interest on such Company Loan shall be due and payable within twelve months after the date on which such Company Loan is made; and

                  (iii) neither the Manager nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Company Loan (except that the Manager or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Company Loan), provided that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the Manager or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Company Loan.

         If the Manager or any of its Affiliates purchase Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Company, the Manager or an Affiliate, as the case may be, shall be deemed to have made a Company Loan in an amount equal to the Purchase Price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the Manager or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Company Loan, but shall be reimbursed to the Manager or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest on in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

         (d) No Exchange of Interests for Investments.

         The Company shall not acquire any Investments in exchange for Shares.

         (e) Joint Venture Investments.

         The Company may make Investments in Joint Ventures, provided that:

                  (i) the Manager shall have determined that:

                           (A) such  Investment is in the best  interests of the
                  Company; and

                           (B) such  Investment  shall not  result in  duplicate
                  fees to the Manager or any of its Affiliates;

                  (ii) in the case of any Joint Venture with any non-Affiliated Person, the Company must have the right to control the Joint Venture and the Joint Venture must own specific Equipment or Leases; and

                  (iii) in the case of any Joint Venture with any Program, all of the following conditions are met:

                           (A) all Programs, including the Company, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

                           (B) the compensation payable to the Manager or any of
                  its Affiliates by the Company and by each other Program shall be substantially identical; and

                           (C) the Company  shall have a right of first  refusal
                  with respect to the purchase of any Equipment or Lease held by the Joint Venture if the other joint owner decides to sell its interest.

         (f)  Exchange,   Merger,   Roll-Up  or  Consolidation  of  the  Company
Prohibited.

         The Company shall not (i) be a party to any exchange offer, merger, Roll-Up or similar combination with any other legal entity (including any Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the Company nor the Manager shall solicit, or engage or compensate members, or persons associated with members of the NASD to solicit, proxies from any Members authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization.

         (g) Sale of All or Substantially All Assets; Dissolution.

         During the Reinvestment Period, the Manager may not dissolve the Company or sell or otherwise dispose of all or substantially all of the assets of the Company without the Consent of the Majority Interest. The Company shall not give the Manager or any of its Affiliates the exclusive right to sell or exclusive employment to sell equipment for the Company.

         (h) No Investments in other Programs.

         The Company shall not invest in any other Program; provided, however, that nothing herein shall preclude the Company from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

     6.3 Limitation on Liability of Manager and its Affiliates; Indemnification.

         (a) Except in the case of negligence or misconduct, the Manager and any of its Affiliates (sometimes referred to as an "Indemnitee") shall not be liable, responsible or accountable in damages or otherwise to the Members or the Company for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Company, if done in good faith to promote the best interests of the Company. Each Indemnitee shall be entitled to be indemnified by the Company from the assets of the Company, or as an expense of the Company, but not by the Members, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Company. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys' fees and other expenses (not limited to "taxable costs") incurred in settling or defending any claim threatened action, or finally adjudicated legal proceedings.

         (b) Notwithstanding subsection (a), above, the Manager and its Affiliates (when acting within the scope of authority of the Manager) and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, the Massachusetts, Pennsylvania, Missouri and Texas Securities Divisions, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Company shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

     6.4 Compensation of Manager and its Affiliates.

         Neither the Manager nor any of its Affiliate shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this Section 6.4.

         (a) Allocations and Distributions.

         The  Manager  shall  be  entitled  to  receive  the   allocations   and
distributions provided for under Section 8 in respect of the Shares it holds.

         (b) Underwriting Fees.

         Fees in the amount equal to 2.0% of the Gross Offering Proceeds of Shares sold ("Underwriting Fees") shall be paid by the Company to the Dealer-Manager (ICON Securities Corp.), which is an Affiliate of the Manager.

         (c) Sales Commissions.

         Commissions in the amount of up to 8% of the price of a Share ("Sales Commissions") shall be paid by the Company to the Dealer-Manager and each Selling Dealer in respect of the Shares sold by each of them, provided that no Sales Commissions shall be payable by the Company in respect of any Shares sold to Affiliated Members.

         (d) Due Diligence Expenses.

         Fees and expenses actually incurred for due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of
(i) 1/2 of 1% of Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Rule 2810 of the NASD Conduct Rules ("Due Diligence Expenses") shall be paid or reimbursed by the Company to the Dealer-Manager and each Selling Manager, provided that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all of its Due Diligence Expenses, and provided, further, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Company to the Manager pursuant to Section 6.4(e) of this Agreement.

         (e) O & O Expense Allowance.

         The Company shall pay to the Manager immediately following each Closing Date 3.5% ($35.00 per Share) of the first $25,000,000 or less of Gross Offering Proceeds; 2.5% ($25.00 per Share) for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($15.00 per Share) for Gross
Offering Proceeds exceeding $50,000,000 ("O & O Expense Allowance"), whether or not the full amount thereof is actually incurred by the Manager or any of its Affiliates. The Manager shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the Manager shall, in its sole and absolute discretion, deem appropriate and the Company shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by the Dealer-Manager. The Manager shall bear any Organizational and Offering Expenses incurred by the Manager or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

         (f) Acquisition Fees.

         Once the Company has entered into a binding contract to make an Investment, and all material conditions to the closing of such Investment have been satisfied, the Company shall pay the Manager, for services rendered in connection with acquiring the Investment, a fee ("Acquisition Fees") equal to the difference (to the extent greater than zero) between (i) 3.0% of either the Purchase Price paid by the Company for any item of Equipment or Lease, as the case may be, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Company to any other Person in connection with such Investment; provided, however, that:

                  (i) no Acquisition Fees may be paid by or on behalf of the Company to any finder or broker that is an Affiliate of the Manager;

                  (ii) the Company shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Company's Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering any Investment, or (y) 75% of such Gross Offering Proceeds; and

                  The formula in clause (ii), is illustrated as follows:

                           (A)  No   Indebtedness--80%  of  the  Gross  Offering
                  Proceeds must be committed to Investments.

                           (B) 50% Indebtedness--50% x .0625% = 3.125%

                           80%--3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments.

                           (C) 80% Indebtedness--80% x .0625% = 5%

                           80%--5% = 75% of the Gross Offering Proceeds must be committed to Investments.

                  (iii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Company from any source (including, without limitation, Net Offering Proceeds, Company indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds.

         If the Company purchases an Investment from the Manager or one of its Affiliates pursuant to Section 6.2(b) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof.

         (g) Management Fees.

         Each month the Company shall pay to the Manager Management Fees attributable to Gross Revenues of the Company during such month; provided, that such Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous months, and, to the extent that the Company does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of Management Fees shall be deferred and paid, without interest, in the next following month in which the Company has sufficient cash for the payment thereof.

         (h) Other Company Expenses.

                  (i) Except as otherwise provided in this Section 6.4(h), expenses of the Company, including Acquisition Expenses other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (g), shall be billed directly to and paid by the Company.

                  (ii) Subject to clause (iii) of this Section 6.4(h), the Manager and any of its Affiliates may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the Manager, to the prudent operation of the Company provided that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Company would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and provided further, that no reimbursement is permitted for such services if the Manager or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

                  (iii) Neither the Manager nor any of its Affiliates shall be reimbursed by the Company for amounts expended by it with respect to the following:

                           (A) salaries,  fringe  benefits,  travel  expenses or
                  other administrative items incurred by or allocated to any Controlling Person of the Manager or of any such Affiliate;

                           (B)  expenses  for  rent,  depreciation,   utilities,
                  capital equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(h), above).

     6.5 Other Interests of the Manager and its Affiliates.

         The Manager shall be required to devote only such time to the affairs of the Company as the Manager shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Company. The Manager and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The Manager or any of its Affiliates may in the future form, sponsor, act as a Manager of, or as an advisor to other investment entities (including other public equipment ownership and leasing Companies) which have investment objectives similar to the Company's and which may be in a position to acquire the same Investments at the same time as the Company's.

         Neither the Manager nor its Affiliates shall be obligated to present any particular investment opportunity to the Company, and the Manager and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Company funds), or to recommend to any Affiliate of the Manager (including the Company), any particular investment opportunity.

         Until all Capital Contributions have been invested or committed to investment in Investments, allocated to Reserves, used to pay permitted Front-End Fees or returned to the Members as provided in the Agreement, all investment opportunities meeting the investment objectives of the Company (including equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Company first except in the following circumstances:

         (a) the required cash needed for the investment is greater than the cash available for investment by the Company;

         (b) the amount of debt is above levels deemed acceptable for the Company;

         (c) the investment is not appropriate to the Company's objectives, which include the avoidance of concentration of exposure to any one class of equipment;

         (d) the lessee credit quality does not satisfy the Company's objectives, which include maintaining a high-quality portfolio with creditworthy lessees while avoiding a concentration of exposure to any individual Lessee or User;

         (e) the term of the investment extends beyond the Liquidation Period;

         (f) the available cash flow (or lack thereof) is not commensurate with the Company's need to make certain distributions to Members during the Reinvestment Period

         (g) the transaction structure, particularly with respect to the end-of-lease options governing the equipment, does not provide the Company with the residual value opportunity commensurate with the total return requirements of the Company; and

         (h) the transaction does not comply with the terms of Agreement.

         The Manager and its Affiliates are not prohibited from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Programs. The Manager and each such Affiliate shall have the right, subject only to the provisions of the immediately preceding paragraph, to take for its own account (individually or otherwise), or to recommend to any Program (including the Company), any particular investment opportunity after considering the factors in the preceding paragraph.

         Any conflicts in determining and allocating Investments between the Manager and Programs on the one hand and a Company will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Company.

         If the aggregate amount of Investments available from time to time to the Company and to other Programs is less than the aggregate amount of Investments then sought by them, the available Investments shall generally be allocated by the Manager to the Program which has been seeking Investments for the longest period of time.

         If conflicts arise between the Company and one or more other Programs, which may be seeking to re-lease or sell similar Equipment at the same time, the first opportunity to re-lease or sell Equipment shall generally be allocated by the Manager to the Program attempting to re-lease or sell Equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the Manager in its discretion may make exceptions to this general policy where Equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the Manager's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Program, including the Company.

Section 7. POWERS AND LIABILITIES OF MEMBERS.

     7.1 Absence of Control Over Company Business.

         The Members hereby consent to the exercise by the Manager of the powers conferred on the Manager by this Agreement. No Member shall participate in or have any control over the Company's business or have any right or authority to act for, or to bind or otherwise obligate, the Company (except one who is also the Manager, and then only in its capacity as the Manager). No Member shall have the right to have the Company dissolved and liquidated or to have all or any part of such Member's Capital Contribution or Capital Account returned except as provided in this Agreement.

     7.2 Limited Liability.

         The liability of each Member in such capacity shall be limited to the amount of such Member's Capital Contribution and pro rata share of any undistributed Profits and other assets of the Company. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company.

         No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company.

Section 8. DISTRIBUTIONS AND ALLOCATIONS.

     8.1 Distribution of Cash.

         (a) During the Reinvestment Period, the Manager shall determine in its sole discretion what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Members; provided, however, that the Manager shall not reinvest, but shall distribute to the extent available, cash to Members in an amount equal to the following amounts:

                  (i) For the period beginning with a Member's admission to the Company and ending with the expiration of the Reinvestment Period, each Member shall be entitled to receive monthly cash distributions, to the extent that cash is sufficient for such purpose, computed by multiplying 0.83333% by each Member's respective Capital Contribution reduced by any portion thereof which has been (A) returned to such Member pursuant to Section 8.6, or (B) redeemed by the Company pursuant to Section 10.5 of this Agreement; provided, that each monthly cash distribution amount shall be computed as provided in the preceding sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Company is unable to make, and without reduction for any cash distributions actually made, in any prior period); and

                  (ii) Any additional amounts necessary to permit the annual sum of all distributions to Members to equal estimated federal income taxes resulting from Operations (assuming that all Members are subject to income taxation at the 31% federal income tax rate (determined without regard to state taxes, if any) on taxable income of the Company.

         (b) During the Liquidation Period, no additional Investments shall be made, and all Cash Flow shall be distributed to the Members except for amounts held in Reserve or necessary to increase or replenish Reserves in the sole discretion of the Manager.

         (c) Prior to Payout, distributions pursuant to this Section 8.1 shall be made 1% to the Manager and 99% to the other Members. After Payout, distributions pursuant to this Section 8.1 shall be distributed 10% to the Manager and 90% to the other Members.

         (d) Notwithstanding the provisions of Section 8.1(c), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.

     8.2 Allocations of Profits and Losses.

         (a) The Profits and Losses of the Company shall be determined for each Fiscal Year or Fiscal Period.

         (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Company's Profits or Losses is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Member in the same proportion.

         (c) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Members as follows:

                  (i) first, 1% to the Manager and 99% to the other Members until all Members have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

                  (ii) next, in a manner that will cause (A) the excess of the Members' (other than the Manager) aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the Manager's Capital Account balance, to be in the ratio of 90% to 10%; and

                  (iii) thereafter, 10% to the Manager and 90% to the other Members.

         (d) Profits for any Fiscal Period during the Liquidation Period shall be allocated to the Members as follows:

                  (i) next, 1% to the Manager and 99% to the other Members until all Members have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

                  (ii) next, in a manner that will cause (A) the excess of the Members' (other than the Manager) aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the Manager's Capital Account balance, to be in the ratio of 90% to 10%; and

                  (iii) thereafter, 10% to the Manager and 90% to the other Members.

         (e) Losses for any Fiscal Period shall be allocated to the Members as follows:

                  (i) first, 1% to the Manager and 99% to the other Members until the Members (other than the Manager) have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

                  (ii) next, to the Members in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

                  (iii) thereafter, 1% to the Manager and 99% to the other Members; provided, however, that if and to the extent that an allocation of Losses to any Member (other than the Manager) pursuant to this Section 8.2(e) or Section 8.2(f) would result in any such Member having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Members in accordance with this Section 8.2(e) and, when no Member (other than the Manager) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the Manager.

         (f) Special Allocations.

         The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

                  (i)  Minimum  Gain  Charge-Back.   Notwithstanding  any  other
         provision of this Section 8, if there is a net decrease in Company Minimum Gain or in any Member Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Member shall be specifically allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg.
         Section 1.704-2(j)(2) or any successor provision.

                  (ii)  Company  Nonrecourse  Deductions.   Company  Nonrecourse
         Deductions for any Fiscal Period shall be allocated 10% to the Manager and 90% to the other Members.

                  (iii) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Period shall be allocated to the Member who made or guaranteed or is otherwise liable with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

                  (iv)  Qualified  Income Offset.  If in any Fiscal Period,  any
         Member has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Member shall be allocated items of Company income and gain
         (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

                  (v) Special Allocations of Gross Income. During the Liquidation Period, there shall be a special allocation of Gross Income to the Members in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts.

                  (vi) Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Members' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Members as nearly as possible in the positions in which they would have been had such special allocations not occurred.

         If the Manager determines, after consultation with Tax Counsel, that the allocation of any item of Company income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Company income, gain, loss or deduction hereunder is clearly inconsistent with the Members' economic interests in the Company determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the Manager may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

                  (vi) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Company by reason of a Member being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Member.

                  (vii) Transactions with Company. If, and to the extent that, any Member is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Member and the Company pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Member who was charged with such item.

                  (viii) Fees and Commissions Paid to Manager. It is the intent of the Company that any amount paid or deemed paid to the Manager as a fee or payment described in Section 6.4 shall be treated as a "guaranteed payment" or a payment to a Member not acting in his capacity as a Member pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the Manager and not a guaranteed payment or a payment to a Member not acting in his capacity as a Member, the Manager shall be allocated an amount of Company gross ordinary income equal to such payment.

                  (ix) Selling Commissions, Underwriting Fees, Acquisition Fees and O & O Expense Allowance. Selling Commissions, Underwriting Fees, Acquisition Fees and the O & O Expense Allowance shall be allocated 100% to the Members. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the Manager.

8.3 Distributions and Allocations Among the Members.

         (a) Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Members in proportion to their respective numbers of Shares. Each distribution of cash shall be made to the Members or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made.

         (b) All distributions of cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Members (other than the Manager) are admitted to the Company shall be allocated among such Members as follows:

                  (i) first, the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales;

                  (ii) second, all Profits and Losses for such Fiscal Year shall be allocated among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in such Fiscal Year that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager); and

                  (iii) third, all monthly distributions made to such Members pursuant to Section 8.1(c) shall be distributed among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in the month preceding the month in which the distribution is made that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager). If the Manager determines at any time that the sum of the monthly distributions made to any such Member during or with respect to a Fiscal Year does not (or will not) properly reflect such Member's share of the total distributions made or to be made by the Company for such Fiscal Year, the Manager shall, as soon as practicable, make a supplemental distribution to such Member, or withhold from a subsequent distribution that otherwise would be payable to such Member, such amount as shall cause the total distributions to such Member for such Fiscal Year to be the proper amount.

         (c) In the event of a transfer of a Share during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Shares. Monthly distributions made by the Company in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.3(b)(iii).

         (d) Each distribution made to a Member (other than the Manager) pursuant to Section 8.1(c), 8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Member's Shares paid to such Member pursuant to Section 5.2(k), and any amount paid to such Member in redemption of such Member's Shares pursuant to Section 10.5 shall be applied as follows:

                  (i) first, in reduction of such Member's Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

                  (ii) then, in reduction of such Member's Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

         8.4 Tax Allocations: Code Section 704(c); Revaluations.

         (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

         (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

         (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         8.5 Compliance with NASAA Guidelines Regarding Front-End Fees.

         Notwithstanding anything in this Agreement to the contrary, in the event the Company fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (g) above, the Manager shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the Manager to obtain the consent of the Members unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Member.

         8.6 Return of Uninvested Capital Contribution.

         If an amount equal to 100% of Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty-four
(24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Company, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Company to the Members, pro rata based upon their respective number of Shares, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related  Capital  Contribution  of any Member).  Funds shall be deemed to have been committed to Investments and need not be returned to a Member to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Members on a pro rata basis, as a return of capital.

         8.7 Member's Return of Investment in the Company.

         Each Member shall look solely to the assets of the Company for the return of his or her Capital Contribution and for any other distributions with respect to his or her Shares. If the assets of the Company remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Member, he or she shall not have any recourse against the personal assets of any other Member, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

         8.8 No Distributions in Kind.

         Distributions in kind shall not be permitted except upon dissolution and liquidation of the Company's assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Members in accordance with the provisions of this Agreement.

         8.9 Company Entitled to Withhold.

                  The Company shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Member arising as a result of such Member's participation in the Company. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Member is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Member exceeds the amount to which such Member is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Company (i) by deduction from any distributions subsequently payable to such Member pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Member to the Company. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the Manager, which demand shall be made only if the Manager determines that such Member is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Company in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Manager shall have received an opinion of counsel or other evidence, satisfactory to the Manager, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. WITHDRAWAL OF MANAGER.

         9.1 Voluntary Withdrawal.

         The Manager may not voluntarily withdraw as a Manager from the Company unless (a) the Members have received 60 days' advance written notice of the Manager's intention to withdraw, (b) the Company shall have received an opinion of Tax Counsel to the effect that such withdrawal will not constitute a termination of the Company or otherwise materially adversely affect the status of the Company for federal income tax purposes and (c) a Substitute Manager shall have been selected and such Substitute Manager (i) shall have expressed a willingness to be admitted to the Company, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

         9.2 Involuntary Withdrawal.

         The Manager shall be deemed to have involuntarily withdrawn as a Manager from the Company upon the removal of the Manager pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

         For purposes of this Section 9.2 and Section 13, neither the Manager nor any of its Affiliates will participate in any vote by the Members to (a) involuntarily remove the Manager or (b) cancel any management or service contract with the Manager or any such Affiliate.

         9.3 Consequences of Withdrawal.

         (a) Upon the voluntary or involuntary withdrawal of the Manager in accordance with Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company the value of its interest in the income, losses, distributions and capital of the Company, which includes: (i) an amount equal to the positive balance, if any, in the Manager's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Company through such date of Withdrawal and any unrealized gains and losses inherent in the Company's assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the Shares then held by the Manager, as calculated in accordance with the provisions of clause (b) of this Section 9.3, plus or minus, as the case may be, (ii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager's interest in the income, losses, distributions and capital of the Company shall be terminated. The right of the Manager, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Company or any Member against the Manager, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and
(y) if the Manager has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this clause (a) of Section 9.3, payment to the Company of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital
Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager.

         (b) For purposes of this Section 9.3, the fair market value of the withdrawn Manager's Shares shall be determined, in good faith, by such Manager and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn Manager and one by the Members. In the event that such two appraisers are unable to agree on the value of the withdrawn Manager's Shares within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn Manager and the Company.

         (c) The method of payment to the Manager upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Company. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Company, with principal payable, if at all, from distributions that the withdrawn Manager otherwise would have received under the Company Agreement had the Manager not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Company would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

         9.4 Liability of Withdrawn Manager.

         If the business of the Company is continued after Withdrawal of the Manager, the Manager, or its estate's successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Company while it was acting in the capacity of Manager and for which it was liable as Manager, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Company from and after the time such Withdrawal shall have become effective.

         9.5 Continuation of Company Business.

         In the event that the Manager withdraws from the Company, the Manager, or its estate, successors or legal representatives, shall deliver to the Members Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Company as a Substitute Manager, such Substitute Manager shall execute a counterpart of this Agreement and the business of the Company shall continue. If no Substitute Manager shall have been so admitted to the Company within 90 days following the date of the Manager's Withdrawal, then the Company shall be dissolved.

Section 10. TRANSFER OF SHARES.

         10.1 Withdrawal of a Non-Manager Member.

         A Member (other than the Manager) may withdraw from the Company only by Assigning or having all of his or her Shares redeemed in accordance with this
Section 10. The withdrawal of a Member shall not dissolve or terminate the Company. In the event of the withdrawal of any such Member because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Company Interest of such Member and may become a Substitute Member upon compliance with the provisions of Section 10.3.

         10.2 Assignment.

         (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Member (other than the Manager) may Assign all or any portion of the Shares owned by such Member to any Person (the "Assignee"); provided that

                  (i) such Member and such Assignee shall each execute a written Assignment instrument, which shall:

                           (A) set forth the terms of such Assignment;

                           (B) evidence the acceptance by the Assignee of all of
                  the terms and provisions of this Agreement;

                           (C) include a representation  by both such Member and
                  such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

                           (D) otherwise be  satisfactory  in form and substance
                  to the Manager; and

                  (ii) such Assignee shall pay to the Company an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Company in connection with such Assignment.

         (b)   Notwithstanding   the   foregoing,   unless  the  Manager   shall
specifically consent, no Shares may be Assigned:

                  (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

                  (ii) to any Person if, in the opinion of Tax Counsel, such Assignment would result in the termination of the Company's taxable year or its status as a partnership for federal income tax purposes, provided that the Company may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such

         Assignment would no longer result in the termination of the Company's taxable year or its status as a partnership for federal income tax purposes;

                  (iii) to any Person if such Assignment would affect the Company's existence or qualification as a limited liability company under the Delaware Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;

                  (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

                  (v) if such Assignment would result in the transfer of less than five (5) Shares (unless such Assignment is of all of the Shares owned by such Member);

                  (vi) if such Assignment would result in the retention by such Member of less than five (5) Shares;

                  (vii) if, in the reasonable belief of the Manager, such Assignment might violate applicable law;

                  (viii) if the effect of such Assignment would be to cause the "equity participation" in the Company by "benefit plan investors" (both within the meaning of DOL Reg.ss.2510.3-101(f)) to equal or exceed 25%; or

                  (ix) if such transfer would cause an impermissible percentage of Shares to be owned by non-United States citizens.

                  Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

         (c) The Manager shall not recognize, for any purpose whatsoever, an Assignment of Shares (or interest therein) if such Assignment occurred on a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market"). The Members agree to provide all information respecting Assignments which the Manager deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Member hereby consents and agrees to any decision made by the Manager, in good faith, to deny a proposed Assignment of Shares hereunder.

         (d) Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the assignment.

         10.3 Substitution.

         (a) An Assignee shall be admitted to the Company as a Substitute Member only if:

                  (i) the Manager has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; and

                  (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the Manager reasonably may require to determine compliance with this Section 10.

         (b) An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and
10.4 to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Manager to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

         10.4 Status of an Assigning Member.

         Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

         10.5 Limited Right of Presentment for Redemption of Shares.

         (a) Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Company, any Member (other than the Manager or an Affiliated Member) may request that the Company redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this
Section 10.5 and provided that the Company shall not, in any calendar year, redeem Company Interests that, in the aggregate, along with all Shares otherwise transferred in such calendar year, exceed 2% of the total Shares outstanding as of the last day of such year, with the prior Consent of the Manager, the Company shall redeem, for cash, up to 100% of the Company Interest of such Member, at the Applicable Redemption Price. The Company shall be under no obligation to redeem Shares of a Member and shall do so only in the sole and absolute discretion of the Manager.

         (b) No reserves shall be established by the Company for the redemption of Shares. The availability of funds for the redemption of any Share shall be subject to the availability of sufficient Distributable Cash. Furthermore, Shares may be redeemed only if such redemption would not impair the capital or the Operations of the Company and would not result in the termination under the Code of the Company's taxable year or of its federal income tax status as a Company.

         (c) A Member desiring to have a portion or all of his Shares redeemed shall submit a written request to the Manager on a form approved by the Manager duly signed by all owners of such Shares on the books of the Company. Redemption requests hereunder shall be deemed given on the earlier of the date the same is
(i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the Manager's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions" shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The Manager shall promptly accept or deny each redemption request. The Manager shall, in its sole discretion, decide whether a redemption is in the best interests of the Company.

         (d) In the event that the Manager receives requests for the Company to redeem more Shares than there are funds sufficient to redeem, the Manager shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The Manager shall use its reasonable efforts to honor requests for redemptions of Shares with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

         (e) Within 30 days following the date upon which the Manager receives a written request from any Member to redeem Shares held by such Member, the Manager shall deliver written notice to such Member indicating (i) the number, if any, of such Shares to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Company's notice, the Member requesting redemption shall deliver to the Company all transfer instruments and other documents reasonably requested by the Company to evidence such redemption and the Company shall pay to such Member the Applicable Redemption Price per Share redeemed. In the event that all Shares of any Member are so redeemed, such Member shall be deemed to have withdrawn from the Company and shall, from and after the date of the redemption of all Shares of such Member, cease to have the rights of a Member.

Section 11. DISSOLUTION AND WINDING-UP.

         11.1 Events Causing Dissolution.

         The Company shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

         (a) the withdrawal of the Manager, unless a Substitute Manager shall have been admitted to the Company in accordance with Section 9.5; or

         (b) the voluntary dissolution of the Company (i) by the Manager with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the Manager; or

         (c) the Sale of all or substantially all of the Investments of the Company; or

         (d) the expiration of the Company term specified in Section 4 of this Agreement; or

         (e) the Operations of the Company shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

         (f) any other event which causes the dissolution or winding-up of the Company under the Delaware Act to the extent not otherwise provided herein.

         11.2 Winding Up of the Company; Capital Contribution by the Manager Upon Dissolution.

         (a) Upon the occurrence of a Dissolution Event, the winding-up of the Company and the termination of its existence shall be accomplished as follows:

                  (i) the Manager (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Company, which Person, in either event, may exercise all of the powers granted to the Manager herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Company (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Membership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the Manager (or such other Person effecting the winding up) to effectuate an orderly winding-up;

                  (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Members in accordance with Section 8;

                  (iii) in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the Manager shall have a deficit balance in its Capital Account, the Manager shall contribute within thirty (30) days to the Company as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager (for this purpose, any payments made by the Manager as co-signatory or guarantor of any of the indebtedness of the Company and not yet reimbursed to the Manager at the time of dissolution of the Company and any amounts due and unpaid to the Manager on, under or with respect to any Company Loans at the time of such dissolution shall be deemed to be Capital Contributions by the Manager to the Company and any obligation of the Company to reimburse or repay such amounts shall thereupon cease);

                  (iv) the proceeds from Sales and all other assets of the Company shall be applied and distributed in liquidation as provided in
         Section 11.3; and

                  (v) the Manager (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Company.

         (b) If the winding-up of the Company is effected by the Manager, the Manager shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

         11.3 Application of Liquidation Proceeds Upon Dissolution.

         Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Company shall be applied as follows and in the following order of priority:

         (a) first, to the payment of creditors of the Company in order of priority as provided by law, except obligations to Members or their Affiliates;

         (b) next, to the setting up of any Reserve that the Manager (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members; such Reserve may, in the sole and absolute discretion of the Manager (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Manager (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

         (c) next, to the payment of all obligations to the Members in proportion to and to the extent of advances made by each Member pursuant to the provisions of this Agreement;

         (d) next, to the payment of all reimbursements to which the Manager or any of its Affiliates may be entitled pursuant to this Agreement; and

         (e) thereafter, to the Members in proportion to and to the extent of the positive balances of their Capital Accounts.

         11.4 No Recourse Against Other Members.

         Following the occurrence of any Dissolution Event, each Member shall look solely to the assets of the Company for the return of, and any return on, such Member's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the Company, the assets of the Company are insufficient to provide the return of, or a return on, the Capital Contribution of any Member, such Member shall have no recourse against any other Member or the Manager, except to the extent that the Manager is obligated to make an additional Capital Contribution to the Company pursuant to
Section 11.2(a)(iii) hereof.

Section 12. FISCAL MATTERS.

         12.1 Title to Property and Bank Accounts.

         Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Company shall be held in the name of the Company. The funds of the Company shall be deposited in the name of the Company in such bank account or accounts as shall be designated by the Manager, and withdrawals therefrom shall be made upon the signature of the Manager or such Person or Persons as shall be designated in writing by the Manager. The funds of the Company shall not be commingled with the funds of any other Person.

         12.2 Maintenance of and Access to Basic Company Documents.

         (a) The Manager shall maintain at the Company's principal office, the following documents:

                  (i) the Membership List;

                  (ii) a copy of the Certificate of Limited Liability Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Limited Liability Company or any such amendment has been executed;

                  (iii) copies of this Agreement and any amendments hereto;

                  (iv) copies of the audited financial statements of the Company for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Members' equity at or for such Fiscal Year, together with the report of the Company's independent auditors with respect thereto;

                  (v) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

                  (vi)  records  as  required  by  applicable  tax   authorities
         including  those  specifically   required  to  be  maintained  by  "tax
         shelters", if so required by the Company; and

                  (vii) investor suitability records for Shares sold by any Affiliate of the Manager for a period of six years.

         (b) Each Member and his or her designated representative shall be given access to all of the foregoing records of the Company and such other records of the Company which relate to business affairs and financial condition of the Company, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this
Section 12.2) at a reasonable expense to such Member, during normal business hours upon reasonable advance written notice to the Manager, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Member or his or her representative will wish to examine or copy or both.

         (c) In addition, the Manager shall mail a copy of the Membership List to, or as directed by, any Member within ten (10) business days of receipt by the Company of a written request therefor together with a check in payment of the cost to the Manager of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Member shall certify to the Company that the Member is not requesting the Membership List for the purpose of (i) providing the Membership List (or any of the information set forth therein) to any third party (other than to the Member's designated representative(s)), (ii) selling the Membership List, (iii) using the Membership List for a commercial purpose unrelated to the Shares, or (iv) using the Membership List for an unlawful purpose.

         (d) If the Manager refuses or neglects to (i) permit a Member or his or her representative to examine the Membership List at the office of the Company during normal business hours and with reasonable notice to the Manager or (ii) produce and mail a copy of the Membership List within ten (10) days after receipt of the applicable Member's written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the Manager shall be liable to such Member who requested such list for the costs, including reasonable attorneys' fees, incurred by such Member to compel production of the Membership List, and for the actual damages (if any) suffered by such Member by reason of such refusal or neglect. It shall be a defense that the requesting Member (i) has failed to pay the required fee, or (ii) has not provided the Manager with the certification called for by Section 12.2(c) hereof, or (iii) the Manager, in good faith, believes that the Member's purpose in requesting the Membership List is for the purpose of (A) providing the List (or any of the information set forth therein) to any third party (other than to the Member's designated representative(s)), (B) selling the Membership List, (C) using the Membership List for a commercial purpose unrelated to the Shares, or (D) using the Membership List for an unlawful purpose. The remedies provided under this
Section 12.2 to Members requesting copies of the Membership List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or any applicable state laws.

         12.3 Financial Books and Accounting.

         The Manager shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Company. Except to the extent otherwise required by the accounting methods adopted by the Company for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Company shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

         12.4 Fiscal Year.

         Except as may otherwise be determined from time to time by the Manager (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Company for both federal income tax and financial reporting purposes shall end on December 31 of each year.

         12.5 Reports.

         (a) Quarterly Reports. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Manager shall send, to each Person who was a Member at any time during such Fiscal Quarter, the following written materials:

                  (i) a report containing the same financial information as is contained in the Company's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Company at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Members' equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

                  (ii) a tabular summary, prepared by the Manager, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Company to the Manager and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Company and the compensation received therefor and (B) summarize the terms and conditions of any contract, which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates; and

                  (iii) until all Capital  Contributions  have been  invested or committed  to  investment  in  Investments  and  Reserves,  used to pay permitted  Front-End  Fees or returned  to the Members (as  provided in
         Section 8.7, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment and Leases acquired, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

         (b) Annual Reports. Not later than 120 days after the end of each Fiscal Year, the Manager shall send to each Person who was a Member at any time during such Fiscal Year the following written materials:

                  (i) financial statements for the Company for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Members' equity, which shall be prepared in accordance with the rules and regulations of the Commission and shall be accompanied by an auditor's report containing an opinion of the Accountants;

                  (ii) an analysis, prepared by the Manager (which need not be audited by the Accountants), of distributions made to the Manager and the Members during such Fiscal Year separately identifying the portion (if any) of such distributions from:

                           (A) Cash From Operations during such period;

                           (B) Cash From Operations  during a prior period which
                  had been held as Reserves;

                           (C) Cash From Sales;

                           (D)   Capital   Contributions   originally   used  to
                  establish a Reserve;

                  (iii) a status report with respect to each piece of Equipment which individually represents at least 10% of the aggregate Purchase Price of the Company's Investments held at the end of such Fiscal Year, which report shall state:

                           (A) the condition of each such item of Equipment,  to
                  the knowledge of the Manager;

                           (B) how such  Equipment was being  utilized as of the
                  end of such Fiscal Year (i.e., leased, operated directly by the Company or held for lease, repair or sale), to the knowledge of the Manager;

                           (C) the  remaining  term of any  Lease to which  such
                  Equipment is subject;

                           (D) the  projected or intended use of such  Equipment
                  during the next following Fiscal Year;

                           (E) the  method  used to  determine  values set forth
                  therein;

                           (F) such other  information as may be relevant to the
                  value or use of such Equipment as the Manager, in good faith, deems appropriate;

                  (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Manager and its Affiliates by the Company during such Fiscal Year identified (and properly allocated) as to type and amount:

                           (A) In the case of any fees and  other  compensation,
                  such breakdown shall identify the services rendered or to be rendered to the Company and the compensation therefor and shall summarize the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates;

                           (B) In the case of reimbursed costs and expenses, the
                  Manager shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Company's portion of such total amounts were allocated between the Company and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Company for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such
                  Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Manager and its Affiliates, the cost of whose services were reimbursed; and

                           (C) The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the Manager and its Affiliates by the Company in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

                  (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment or Leases acquired, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital

         Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

         12.6 Tax Returns and Tax Information.

         The Manager shall:

         (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Company for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

         (b) deliver to each Member by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Member's share of the Company's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

         12.7 Accounting Decisions.

         All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Manager in accordance with the accounting methods adopted by the Company for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the Manager may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Company for federal income tax purposes or generally accepted accounting principles.

         12.8 Federal Tax Elections.

         The Company, in the sole and absolute discretion of the Manager, may make elections for federal tax purposes as follows:

         (a) in case of a transfer of all or some of the Shares of a Member, the Company, in the absolute discretion of the Manager, may timely elect pursuant to
Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Company. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

         (b) all other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Company under the Code shall be made by the Manager in such manner as will, in the opinion of the Manager (as advised by Tax Counsel or the Accountants as the Manager deems necessary) be most advantageous to the Members as a group. The Company shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

         12.9 Tax Matters Partner.

         (a) The Manager is hereby designated as the "Tax Matters Partner" under
Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. Any Member shall have the right to participate in such administrative or judicial proceedings relating to the determination of Company items at the Company level to the extent provided by Section 6224 of the Code. The Members shall not act independently with respect to tax audits or tax litigation affecting the Company, and actions taken by the Manager as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Members.

         (b) The Tax Matters Partner shall have the following duties;

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


                  (i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Shares owned and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (the "Secretary"); and

                  (ii) to the extent and in the manner required by applicable law and regulations, to keep each Member informed of administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

         (c) Subject to Section 6.3 hereof,  the  Company  shall  indemnify  and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the Manager nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the Manager and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

         (d) The Tax Matters Partner is hereby authorized, but not required:

                  (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Member;

                  (ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the Company's principal place of business is located, the United States Court of Claims or any other appropriate forum;

                  (iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

                  (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

                  (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Member for tax purposes, or an item affected by such item; and

                  (vi) to take any other  action on behalf of the Members or the
         Company  in  connection  with  any   administrative   or  judicial  tax
         proceeding to the extent permitted by applicable law or regulations.

         12.10 Reports to State Authorities.

         The  Manager  shall  prepare  and  file  with  all  appropriate   state
regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

Section 13. MEETINGS AND VOTING RIGHTS OF THE MEMBERS.

     13.1     Meetings of the Members.

         (a) A meeting of the Members may be called by the Manager on its own initiative, and shall be called by the Manager following its receipt of written request(s) for a meeting from Members holding 10% or more of the then outstanding Shares, to act upon any matter on which the Members may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Members at such meeting (with which text the Manager shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Members). Within ten days following the receipt of such a request, the Manager shall give Notice to all Members of such meeting in the manner and for a time and place as specified in paragraph
13.1(b). In addition, the Manager acting on its own initiative may, and following its receipt of written request(s) therefor from Members holding more than 10% of the then outstanding Shares shall, submit for action by Consent of the Members, in lieu of a meeting, any matter on which the Members may vote (as set forth in this Section 13).

         (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Members either (i) personally or by mail (if such meeting is being called, or Consent action is being solicited, by the Manager upon the request of the Members) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the Manager on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Member at his or her record address, or at such other address as he or she may have furnished in writing to the Manager for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the Manager shall determine to be reasonable and convenient to the Members) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Members is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Members; provided, however, that, if there be no such quorum, holders of a majority of the Shares so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Members need be given to any Member who attends in person or is represented by proxy (except when a Member attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Member otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

         (c) For the purpose of determining the Members entitled to vote on any matter submitted to the Members at any meeting of such Members (or to take action by Consent in lieu thereof), or any adjournment thereof, the Manager or the Members requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

         (d) Any Member may authorize any Person or Persons to act for such Member by proxy in respect of all matters as to which such Member is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Members. Every proxy must be signed by a Member or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

         (e) At each meeting of the Members, the Members present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

13.2 Voting Rights of the Members.

         Subject to Section 13.3, the Members (other than the Manager), acting by Consent of the Majority Interest may take the following actions without the concurrence of the Manager:

         (a) amend this Agreement, other than (1) in any manner to allow the Members to take part in the control or management of the Company's business, and
(2) without the specific Consent of the Manager, to alter the rights, powers and duties of the Manager as set forth in this Agreement;

         (b) dissolve the Company;

         (c) remove the Manager and elect one or more Substitute Managers; and

         (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Company except for any such Sale or series of Sales while liquidating the Company's Investments during the Liquidation Period.

         In determining the requisite percentage of Shares necessary to approve a matter on which the Manager and its Affiliates may not vote or consent, any Shares owned by the Manager and its Affiliates shall not be included. With respect to any Shares owned by the Manager and its Affiliates, the Manager and its Affiliates may not vote on matters submitted to the Members regarding the removal of the Manager and its Affiliates or regarding any transaction between the Company and the Manager and its Affiliates.

         13.3 Limitations on Action by the Members.

         The rights of the Members under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Member to liability as a Manager under the Delaware Act or under the laws of any other jurisdiction in which the Company may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Member by the Manager and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Member, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Members to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this
Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Members if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Shares propose counsel for this purpose.

Section 14. AMENDMENTS.

         14.1 Amendments by the Manager.

         Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Manager without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Members, including, without limitation:

         (a) to add to the representations, duties or obligations of the Manager or to surrender any right or power granted to the Manager herein;

         (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

         (c) to preserve the status of the Company as a "partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Company may be required to be qualified);

         (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

         (e) to permit the Shares to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

         (f) if the Company is advised by Tax Counsel, by the Company's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax

Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

         (g) to change the name of the Company or the location of its principal office.

         14.2 Amendments with the Consent of the Majority Interest.

         In addition to the amendments permitted to be made by the Manager pursuant to Section 14.1, the Manager may propose to the Members, in writing, any other amendment to this Agreement. The Manager may include in any such submission a statement of the purpose for the proposed amendment and of the Manager's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that (a) no such amendment shall increase the liability of any Member or adversely affect any Member's share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Company without in each case the consent of each Member affected thereby.

Section 15. POWER OF ATTORNEY.

         15.1 Appointment of Attorney-in-Fact.

         By their subscription for Shares and their admission as Members hereunder, Members make, constitute and appoint the Manager, each authorized officer of the Manager and each Person who shall thereafter become a Substitute Manager during the term of the Company, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

         (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Liability Company under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including, without limitation, any Substitute Manager and any Substitute Member);

         (b) any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

         (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Manager deems advisable;

         (d) any certificate of dissolution or cancellation of the Certificate Limited Liability Company that may be reasonably necessary to effect the termination of the Company; and

         (e) any instrument or papers required to continue or terminate the business of the Company pursuant to Sections 9.5 and 11 hereof; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Section 8, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose.

         15.2 Amendments to Agreement and Certificate of Limited Liability Company.

         (a) Each Member is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Company, in each case with the approval of less than all of the Members, if a specified percentage of the Members shall have voted in favor of, or otherwise consented to, such action. If, as and when:

                  (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Company, which amendment or action requires, under the terms of this Agreement, the Consent of the Members;

                  (ii) Members holding the percentage of Shares specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

                  (iii) any Member has failed or refused to consent to such amendment or action (hereinafter referred to as the "non-consenting Member"),

then each non-consenting Member agrees that each  attorney-in-fact  specified in
Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Member, and in his name, place and stead, any and all documents, certificates and instruments that the Manager may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Member is fully aware that he or she has executed this special power of attorney and that each other Member will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Company's business and affairs.

         (b) Any amendment to this Agreement reflecting the admission to the Company of any Substitute Member shall be signed by the Manager and by or on behalf of the Substitute Member. Any amendment reflecting the withdrawal or removal of the Manager and the admission of any Substitute Manager of the Company upon the withdrawal of the Manager need be signed only by such Substitute Manager.

         15.3 Power Coupled With an Interest.

         The foregoing grant of authority by each Member:

         (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Member;

         (b) may be exercised for such Member by a signature of such attorney-in-fact or by listing or referring to the names of all of the Members, including such Member, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

         (c) shall survive the Assignment by any Member of all or less than all of such Member's Shares, provided that, if any Assignee of all of a Member's Shares shall have furnished to the Manager a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Company of such Assignee as a Substitute Member shall have been approved by the Manager, this power of attorney shall survive such Assignment with respect to the assignor Member for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Member.

Section 16. GENERAL PROVISIONS.

         16.1 Notices, Approvals and Consents.

         All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered,
(c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Company:

         (a) If to the Company or the Manager, at the principal office of the Company, to:

                  ICON Income Fund Nine, LLC
                  c/o ICON Capital Corp.
                  111 Church Street
                  White Plains, New York 10601
                  Attention: President
                  Telephone: (914) 993-1700
                  Telecopy: (914) 698-0699

         (b) If to any Member, at the address set forth in Schedule A hereto opposite such Member's name, or to such other address as may be designated for the purpose by Notice from such Member given in the manner hereby specified.

         16.2 Further Assurances.

         The  Members  will  execute,   acknowledge  and  deliver  such  further
instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         16.3 Captions.

         Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

         16.4 Binding Effect.

         Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company.

         16.5 Severability.

         If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

         16.6 Integration.

         This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

         16.7 Applicable Law.

         This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

         16.8 Counterparts.

         This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Member, a separate subscription agreement or signature page executed by one or more such Members), but all such counterparts, when taken together, shall constitute but one and the same instrument.

         16.9 Creditors.

         No creditor who makes a loan to the Company shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor except solely by an assignment of the Shares of a Member as provided herein above

         16.10 Interpretation.

         Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

         16.11 Successors and Assigns.

         Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the Manager may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the Manager and not any such assignee shall remain solely liable for its obligations hereunder.

         16.12 Waiver of Action for Partition.

         Each of the parties hereto irrevocably waives, during the term of the Company, any right that he or she may have to maintain any action for partition with respect to the property of the Company.

Section 17. DEFINITIONS.

         Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

         "Accountants" means KPMG LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the Manager on behalf of the Company.

         "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of equipment and leases, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the Manager, accounting fees and expenses, costs of each acquisition of an item of Equipment or Lease (including the negotiation of Leases and the negotiation and documentation of Company borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

         "Acquisition Fees" means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease, however designated and however treated for tax and accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the Manager, but not any Acquisition Expenses.

         "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Member's Capital Account balance shall be (a) reduced for any items described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Member is unconditionally obligated to contribute to the Company no later than the end of the taxable year in which his or her Shares, or the Manager's Shares, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such

Member is treated as being  obligated to contribute  to the Company  pursuant to
the  penultimate   sentences  of  Treas.   Reg.   Sections   1.704-2(g)(1)   and
1.704-2(i)(5) (relating to minimum gain).

         "Adjusted Capital Contribution" means, as to any Member (other than the Manager), as of the date of determination, such Member's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Member by the Company which are deemed to be in reduction of such Member's Capital Contribution pursuant to Section 8.3(d)(ii).

         "Administrator"   means  the  official  or  agency   administering  the
securities laws of a state.

         "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director, Member, accountant or legal counsel of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or Member, any other Person for which such Person acts in such capacity.

         "Affiliated Investment" means any Investment in which the Manager, any of its Affiliates or any Program either has or in the past has had an interest, but excluding any Joint Venture.

         "Affiliated   Member"   means  any  officer,   employee  or  securities
representative of the Manager or any Affiliate of the Manager or of any Selling Dealer who is admitted as a Member at a Closing.

         "Agreement" means this Operating Agreement, as the same may hereafter be amended, supplemented or restated from time to time.

         "Applicable Redemption Price" means, with respect to any Share, the following amount (determined as of the date of redemption of such Share):

                  (a) during the Reinvestment Period, each Member shall receive 93% of the Member's original Capital Contribution per Share, less the sum of (i) 100% of previous distributions to such Member of uninvested Capital Contributions, (ii) 100% of previous distributions of Cash Flow, (iii) 100% of any previous allocations to such Member of investment tax credit amounts, and
(iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Company in connection with the redemption of his or her Shares;

                  (b) during the Liquidation Period, each Member shall receive an amount equal to the equity per Share of the redeemed Shares (as set forth on the balance sheet of the Company contained in the Company's Form 10-Q filed immediately prior to the redemption request) less (i) 75% of distributions made to such Member on account of such Share since the date of the balance sheet, and
(ii) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Company in connection with the redemption of his or her Shares.

         "Assignee" means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

         "Assignment" means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a BONA FIDE pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms "Assign" and "Assigning" have a correlative meaning.

         "Capital Account" means the capital account maintained for each Member pursuant to Section 5.4 of this Agreement.

         "Capital Contributions" means (a) as to the Manager, its initial $1,000 contribution to the capital of the Company plus such additional amounts as may be contributed to the capital of the Company by the Manager and (b) as to any other Member, the gross amount of initial investment in the Company actually paid by such Member for Shares, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees.

         "Cash Flow" means cash on hand derived from Cash From Operations and Cash From Sales.

         "Cash From Operations" means cash provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other cash expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

         "Cash From Sales" means the cash received by the Company as a result of a Sale reduced by (a) all Indebtedness of the Company required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the Manager), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the Manager and (d) all expenses incurred in connection with such Sale. In the event the Company takes back a promissory note or other evidence of indebtedness in connection with any Sale, all payments subsequently received in cash by the Company with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Company for tax or accounting purposes. If, in payment for Equipment sold, the Company receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

         "Closing" means the admission of Members to the Company in accordance with Section 5.2 of this Agreement.

         "Closing Date" means any date on which any Member shall be admitted to the Company, and includes the Initial Closing Date and any subsequent Closing Date, including the Final Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

         "Commission" means the Securities and Exchange Commission.

         "Company" means ICON Income Fund Nine, LLC, the membership formed pursuant to, and governed by the terms of, this Agreement.

         "Company Loan" means any loan made to the Company by the Manager or any of its Affiliates in accordance with Section 6.2(c) of this Agreement.

         "Company Minimum Gain" has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Company Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

         "Company Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

         "Consent" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or
(b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

         "Controlling Person" means, with respect to the Manager or any of its Affiliates, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the Manager or any such Affiliate, or any Person having the power to direct or cause the direction of the Manager or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

         "Cumulative Return" means, as to any Member, an amount equal to an eight (8%) percent annual cumulative return on such Member's Adjusted Capital Contribution (calculated before application of any distribution made to such Member pursuant on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made.

         "Dealer-Manager" means ICON Securities Corp., an Affiliate of the Manager.

         "Dealer-Manager Agreement" means the agreement entered into between the Manager and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

         "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. Code Ann. tit. 6, ss.18-101, et seq., as amended from time to time, and any successor thereto.

         "Dissolution Event" has the meaning specified in Section 11.1 of this Agreement.

         "Due Diligence Expenses" has the meaning specified in Section 6.4(d) of this Agreement.

         "Effective Date" means the date the Registration Statement is declared effective by the Commission.

         "Equipment" means any equipment, rights relating to equipment (including residual rights) and related property acquired by the Company, or in which the Company has acquired a direct or indirect interest, including, but not limited to, the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means an interest-bearing account established and maintained by the Manager with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Members as a result of the Closing occurring on the Initial Closing Date.

         "Escrow Agent" means The Chase Manhattan Bank N.A. or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Manager to serve in such capacity pursuant to the Escrow Agreement.

         "Escrow Agreement" means that certain Escrow Agreement between the Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

         "Final Closing Date" means the last Closing Date on which any Member (other than a Substitute Member) shall be admitted to the Company, which shall be as soon as practicable following the Termination Date.

         "First Cash Distributions" means, with respect to any Member, distributions made to such Member by the Company during the Reinvestment Period on a monthly basis equal to an eight percent (8%) annual, cumulative return on the amount of such Member's Capital Contribution (as reduced by any amounts of uninvested Capital Contributions distributed to such Member pursuant to Section
8.6 and by any amount paid to such Member in redemption of such Member's Shares pursuant to Section 10.5) but excluding a return of such Capital Contribution.

         "Fiscal Period" means any interim accounting period established by the Manager within a Fiscal Year.

         "Fiscal Quarter" means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

         "Fiscal Year" means the Company's annual accounting period established pursuant to Section 12.4 of this Agreement.

         "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Company's organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses and Leasing Fees, and all other similar fees however designated.

         "Full-Payout Lease" means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Company to recover the Purchase Price of the Equipment subject to such lease.

         "Gross Asset Value" means, with respect to any asset of the Company, the asset's adjusted tax basis, except that:

                  (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset on the date of contribution;

                  (b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values at such times as the Members' Capital Accounts are adjusted pursuant to Section 5.4(h) hereof;

                  (c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution;

                  (d) to the extent not otherwise reflected in the Members' Capital Accounts, the Gross Asset Values of Company assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

                  (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

         "Gross Income" means the Company's gross income for federal income tax purposes.

         "Gross Offering Proceeds" means the aggregate gross amount of Capital Contributions by Members other than the Manager.

         "Gross Revenue" means receipts of the Company from any and all sources including, but not limited to, (a) rental and royalty payments realized under Leases whether or not pledged to a Lender and including such payments assigned for direct payment to such Lenders and (b) interest earned on funds on deposit for the Company (other than Subscription Monies).

         "Gross Share Price" means $1,000.00 for each whole Share purchased by a Member (other than an Affiliated Member); provided, however, that for Members who purchase Shares from a broker who does not charge a Sales Commission, the Gross Share Price is $920.00 per Share.

         "Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

         "Indemnitee" has the meaning specified in Section 6.3(a) of this Agreement.

         "Initial Closing Date" means the first Closing Date for the Company on which Members holding in the aggregate Shares equal to, or greater than, the Minimum Offering are admitted to the Company.

         "Investment Committee" means a committee established by the Manager to set Investment review policies and procedures, and approve significant Investments and Investments which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Manager.

         "Investments" means, collectively, the Company's portfolio, from time to time, of Equipment and Leases, including any equity interest of the Company therein, whether direct or indirect through a nominee, Joint Venture or otherwise.

         "Involuntary Withdrawal" means, with respect to the Manager, the removal or involuntary withdrawal of the Manager from the Company pursuant to
Section 9.2 of this Agreement.

         "IRA" means an Individual Retirement Account and its related funding vehicle.

         "IRS" or "Service" means the Internal Revenue Service or any successor agency thereto.

         "Joint Venture" means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Company acts jointly with any Program or with any non-Affiliated Person to invest in Equipment or Leases.

         "Lease" means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

         "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment.

         "Lender" means any Person that lends cash or cash equivalents to the Company, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment, and any property securing, any such transaction.

         "Lessee" means a lessee under a Lease.

         "Liquidation Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the amount of time deemed necessary by the Manager for orderly termination of its operations and affairs and liquidation or disposition of the Company's Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least thirty six (36) months beyond the end of the Reinvestment Period but which could last until the expiration of the term of the Company as set forth in Section 4.

         "Majority" or "Majority Interest" means Members owning more than 50% of the aggregate outstanding Shares.

         "Management Fees" means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual Gross Revenues realized under Operating Leases (except for Operating Leases for which management services are performed by non-Affiliates under the Manager's supervisions for which 1% of annual Gross Revenues realized shall be payable),
(ii) an amount equal to 2% of annual Gross Revenues realized under Full-Payout Leases that are Net Leases, (iii) and (iii) an amount equal to 7% of annual Gross Revenues from Equipment owned and operated by the Company in the manner contemplated by the NASAA Guidelines (i.e., the Manager provides both asset management and additional services relating to the continued and active operation of such Equipment, such as ongoing marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

         "Manager" means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute Manager duly admitted to the Company in accordance with this Agreement, in such Person's capacity as a Manager of the Company.

         "Maximum Offering" means receipt and acceptance by the Company of subscriptions by Persons eligible to purchase a total of 100,000 Shares on or before the Final Closing Date.

         "Member" means any Person who is the owner of at least one Share and who has been admitted to the Company as an Member and any Person who becomes a Substitute Member, in accordance with this Agreement, in such Person's capacity as a Member of the Company.

         "Member Nonrecourse Debt" means any Company nonrecourse liability for which any Member bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Member Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

         "Member Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

         "Membership List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

         "Minimum Offering" means receipt and acceptance by the Company of subscriptions for not less than 1,200 Shares (excluding any Shares in excess of 60 Shares collectively subscribed for by the Manager or any Affiliate of the Manager).

         "NASAA Guidelines" means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancellable rental payments pursuant to such Lease are absolutely net to the Company.

         "Net Offering Proceeds" means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Company.

         "Net Share Price" means the Gross Share Price less an amount equal to up to 8% of the Gross Share Price (equivalent to Sales Commissions) for each Share or fraction thereof purchased by an Affiliated Member.

         "Net Worth" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

         "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

         "O & O Expense Allowance" has the meaning specified in Section 6.4(e) of this Agreement.

         "Offering" means the offering of Shares pursuant to the Prospectus.

         "Offering Period" means the period from the Effective Date to the Termination Date.

         "Operating Expenses" means (a) all costs of personnel (including officers or employees of the Manager or its Affiliates other than Controlling Persons) involved in the business of the Company, allocated pro rata to their services performed on behalf of the Company, but excluding overhead expenses attributable to such personnel); (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Company; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Equipment (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Company; (h) expenses in connection with distributions made by the Company to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Members, including the costs of printing and mailing to such Person evidences of ownership of Shares and reports of meetings of the Members and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, and reports which the Manager deems it to be in the best interests of the Company to furnish to the Members and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Company (including an allocable portion of the Company's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Company and any other investment programs sponsored by the Manager or any of its Affiliates, the Company's interest in which equipment shall be liquidated in connection with the Company's liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment; (l) the costs and expenses incurred in qualifying the Company to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Company; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Company is involved.

         "Operating Lease" means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments during the initial term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

         "Operations" means all operations and activities of the Company except Sales.

         "Organizational and Offering Expenses" means (a) all costs and expenses incurred in connection with, and in preparing the Company for, qualification under federal and state securities laws, and subsequently offering and distributing the Shares to the public (except for Sales Commissions and Underwriting Fees payable to the Manager, the Dealer-Manager or any Selling Dealer), including but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the Manager or any of its Affiliates while engaged in organizing the Company and registering the Shares.

         "Payout" means the time when the aggregate amount of cash distributions to a Member (other than the Manager) equals the amount of such Member's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Member as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Member's Capital Contribution). Income earned on escrowed funds and distributed to Members may be used to satisfy the cumulative return requirement.

         "Person" shall mean any natural person, Company, limited liability Company, trust, corporation, association or other legal entity, including, but not limited to, the Manager and any of its Affiliates.

         "Profits" or "Losses" means, for any Fiscal Year, the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

                  (b) any expenditure of the Company described in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg.ss.1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

                  (c) gain or loss resulting from a taxable disposition of any asset of the Company shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg.ss.1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

                  (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg.ss.1.704-1(b)(2)(iv)(g)(3); and

                  (e) any  items  which  are  specially  allocated  pursuant  to
         Section 8.2(f) shall not be taken into account in computing Profits or Losses.

         "Program" means a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the Manager or any of its Affiliates for the primary purpose of investment in and the operation of or gain from an interest in equipment.

         "Prospectus" means the prospectus included as part of the Registration Statement on Form S-1 (No. 333-54011) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.

         "Purchase Price" means, with respect to any Investment, the price paid by, or on behalf of, the Company, including the cash paid, indebtedness incurred, assumed, or to which the Company's share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject, and the amount of the related Acquisition Fees on such item of Equipment or Lease, plus that portion of the reasonable, necessary and actual expenses incurred by the Manager or any of its Affiliates in acquiring Investments on an arm's length basis with a view to transferring such Investments to the Company, which is allocated to the Investments in question in accordance with allocation procedures employed by the Manager or such Affiliate from time to time and within generally accepted accounting principles. Purchase Price shall also mean, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price and the price to acquire the option.

         "Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

         "Qualified Subscription Account" means the interest-bearing account established and maintained by the Company for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Members as a result of Closings to be held subsequent to the Initial Closing Date.

         "Registration Statement" means the Registration Statement for the Shares on Form S-1 filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

         "Reinvestment Period" means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided that such period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional 36 months.

         "Reserves" means reserves established and maintained by the Company for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) during the Reinvestment Period, 1.0% of Gross Offering Proceeds and (b) during the Liquidation Period, the lesser of (1) 1.0% of Gross Offering Proceeds and
(2) 1.0% of the Company's aggregate Adjusted Capital Accounts.

         "Roll-Up" means any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include (a) a transaction involving securities of the Company if they have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (b) a transaction involving the conversion of only the Company to corporate, limited liability Company, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in
(i) the Member's voting rights; (ii) the term of existence of the Company; (iii) the Manager and its Affiliates' compensation; or (iv) the Company's investment objectives.

         "Roll-Up  Entity"  means  any  Company,   limited  liability   Company,
corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

         "Sale" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Company's Investments.

         "Sales Commissions" has the meaning specified in Section 6.4(c) of this Agreement.

         "Schedule A" means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Shares owned by the Members, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Member.

         "Secondary Market" has the meaning specified in Section 10.2(c) of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Dealer" means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the Manager or the Dealer-Manager to offer and sell Shares and which has entered into a Selling Dealer Agreement with the Manager or the Dealer-Manager.

         "Selling Dealer Agreement" means each of the agreements entered into between the Manager or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

         "Share" means a membership interest in the Company.

         "Subscription Agreement" means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

         "Subscription Monies" means the funds received from a subscriber in respect of Shares.

         "Substitute Manager" means any successor to the Manager admitted to the Company in accordance with Section 9.5 of the Agreement.

         "Substitute Member" means any Assignee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.

         "Tax Counsel" means Greene Radovsky Maloney & Share LLP, San Francisco, California, or such other tax counsel acceptable to the Manager.

         "Tax Matters Partner" means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. The Manager is designated Tax Matters Partner for the Company in Section 12.9 of this Agreement.

         "Termination Date" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional 12 months and (c) the termination of the Offering by the Manager at any time.

         "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

         "Underwriting Fees" has the meaning specified in Section 6.4(b) of this Agreement.

         "Unpaid Cumulative Return" means, as to any Member, the amount of such Member's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Member by the Company pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Member's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

         "Unpaid Target Distribution" means, as to any Member, as of any given date, the sum of such Member's Adjusted Capital Contribution plus such Member's Unpaid Cumulative Return.

         "Voluntary   Withdrawal"  means,  with  respect  to  the  Manager,  the voluntary withdrawal from the Company of the Manager as the Manager of the Company, or the voluntary sale, assignment, encumbrance or other disposition of all of the Manager's Shares pursuant to Section 9.1 of this Agreement.

         "Withdrawal" means, with respect to the Manager, the Voluntary or Involuntary Withdrawal of such Manager.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


MANAGER:

ICON CAPITAL CORP.

By:


__________________________________
PAUL B. WEISS, President

                                   SCHEDULE A

              NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF MEMBERS

    Name and Address                  Capital Contributions Made      Shares
    ----------------                  --------------------------      ------

I.  Manager
    ICON Capital Corp.                                    $1,000        1.00
    111 Church Street
    White Plains, New York 10601

                                    EXHIBIT B

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS

                            Prior Performance Tables

         The following unaudited tables disclose certain information relating to the performance, operations and investment for nine of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("L.P. Six"), ICON Cash Flow Partners L.P. Seven ("L.P. Seven"), ICON Income Fund Eight A L. P. ("Fund Eight A") and ICON Income Fund Eight B L.P. ("Fund Eight B"), collectively the "Prior Public Programs" through December 31, 2000. Purchasers of shares in the Company being offered by this prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

         Additional   information   concerning  the  Prior  Public  Programs  is
contained in Form 10-K Annual Reports for each such Program which may be obtained without charge by contacting ICON Capital Corp., 111 Church Street, White Plains, NY 10601-1505. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

         See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.

        Table                        Description                           Page

          I     Experience in Raising and Investing Funds.......................

         II     Compensation to the General Partner and Affiliates..............

        III     Operating Results of Prior Public Programs

                Series B........................................................
                Series C........................................................
                Series D........................................................
                Series E........................................................
                L.P. Six........................................................
                L.P. Seven......................................................
                Fund Eight A....................................................
                Fund Eight B....................................................

         IV     Results of Completed Prior Public Programs......................

          V     Sales or Disposition of Equipment by Prior Public Programs
                Series A........................................................
                Series B........................................................
                Series C........................................................
                Series D........................................................
                Series E........................................................
                L.P. Six........................................................
                L.P. Seven......................................................

                -----------------
                Prior performance is not an indication of future results.

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2000, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:


                                       Series A                      Series B
                                  -----------------             -----------------
Dollar amount offered               $  40,000,000                 $  20,000,000
                                    =============                 =============
Dollar amount raised                $   2,504,500       100.0%    $  20,000,000       100.0%
Less: Offering expenses:
 Selling commissions                      262,973        10.5%        1,800,000         9.0%
 Organization and offering
  expenses paid to General
  Partner or its Affiliates               100,180         4.0%          900,000         4.5%
 Reserves                                  25,045         1.0%          200,000         1.0%
                                    -------------        ----     -------------        ----
Offering proceeds
 available for investment           $   2,116,302        84.5%    $  17,100,000        85.5%
                                    =============        ====     =============        ====
Debt proceeds                       $   4,190,724                 $  46,092,749
                                    =============                 =============
Total equipment acquired            $   7,576,758                 $  65,580,973
                                    =============                 =============
Acquisition fees paid to General
 Partner and its affiliates         $     206,710                 $   2,219,998
                                    =============                 ==============
Equipment acquisition costs as a
 percentage of amount raised:
Purchase price                              81.84%                        82.23%
Acquisition fees paid to General
 Partner or its Affiliates                   2.66                          3.27
                                    -------------                 --------------
Percent invested                            84.50%                        85.50%
                                    =============                 =============
Percent leveraged (debt
 proceeds divided by
 total equipment acquired)                  55.31%                        70.28%
Date offering commenced                    1/9/87                       7/18/89
Original offering period (in
 months)                                       24                            18
Actual offering period
 (in months)                                   24                            17
Months to invest 90% of amount
 available for investment
 (measured from the beginning of
 offering)                                     24                            18


                                       Series C                      Series D
                                  -----------------             ------------------
Dollar amount offered               $  20,000,000                 $   40,000,000
                                    =============                 ==============
Dollar amount raised                $  20,000,000       100.0%    $   40,000,000       100.0%
Less: Offering expenses:
 Selling commissions                    2,000,000        10.0%         4,000,000        10.0%
 Organization and offering
  expenses paid to General
  Partner or its Affiliates               600,000         3.0%         1,400,000         3.5%
 Reserves                                 200,000         1.0%           400,000         1.0%
                                    -------------        ----     --------------        ----
Offering proceeds
 available for investment           $  17,200,000        86.0%    $   34,200,000        85.5%
                                    =============        ====     ==============        ====
Debt proceeds                       $  50,355,399                 $   71,712,589
                                    =============                 ==============
Total equipment acquired            $  70,257,280                 $  132,771,421
                                    =============                 ==============
Acquisition fees paid to General
 Partner and its affiliates         $   2,396,810                 $    4,539,336
                                    =============                 ==============
Equipment acquisition costs as a
 percentage of amount raised:
Purchase price                              82.70%                         82.19%
Acquisition fees paid to General
 Partner or its Affiliates                   3.30                           3.31
                                    -------------                 --------------
Percent invested                            86.00%                         85.50%
                                    =============                 ==============
Percent leveraged (debt
 proceeds divided by
 total equipment acquired)                  71.67%                         54.01%
Date offering commenced                   12/7/90                        8/23/91
Original offering period (in
 months)                                       18                             18
Actual offering period
 (in months)                                    7                             10
Months to invest 90% of amount
 available for investment
 (measured from the beginning of
 offering)                                     10                              4

----------------
Prior performance is not an indication of future results.

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2000, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:


                                       Series E                       L.P. Six
                                  ------------------             ------------------
Dollar amount offered               $   80,000,000                 $  120,000,000
                                    ==============                 ==============
Dollar amount raised                $   61,041,151       100.0%    $   38,385,712        100.0%
Less: Offering expenses:
 Selling commissions                     6,104,115        10.0%         3,838,571         10.0%
 Organization and
  offering expenses paid to
  General Partner or its
  Affiliates                             2,136,440         3.5%         1,343,500          3.5%
 Reserves                                  610,412         1.0%           383,857          1.0%
                                    --------------       -----     --------------        -----
Offering proceeds available for
 investment                         $   52,190,184        85.5%    $   32,819,784         85.5%
                                    ==============       =====     ==============        =====
Debt proceeds                       $  181,626,869                 $  139,890,251
                                    ==============                 ==============
Total equipment acquired            $  272,630,824                 $  169,037,967
                                    ==============                 ==============
Acquisition fees paid to
 General Partner and its
 affiliates                         $    7,021,906                 $    4,609,527
                                    ==============                 ==============
Equipment acquisition costs as a
 percentage of amount raised:

Purchase price                               82.99%                         82.85%
Acquisition fees paid to General
 Partner or its Affiliates                    2.51                           2.65
                                    --------------                 --------------
Percent invested                             85.50%                         85.50%
                                    ==============                 ==============
Percent leveraged
 (non-recourse debt
 financing divided by
 total purchase price)                       66.62%                         82.76%
Date offering commenced                     6/5/92                       11/12/93
Maximum offering period (in
 months)                                        24                             24
Actual offering period
 (in months)                                    13                             24
Months to invest 90% of amount
 available for investment
 (measured from the beginning of
 offering)                                       9                             16


                                      L.P. Seven                       Fund 8A
                                  ------------------             ------------------
Dollar amount offered               $  100,000,000                 $   75,000,000
                                    ==============                 ==============
Dollar amount raised                    99,999,682       100.0%        74,996,504       100.0%
Less: Offering expenses:
 Selling commissions                     9,999,968        10.0%         7,499,650        10.0%
 Organization and
  offering expenses paid to
  General Partner or its
  Affiliates                             3,499,989         3.5%         2,351,840         3.1%
 Reserves                                  999,997         1.0%           749,965         1.0%
                                    --------------       -----     --------------       -----
Offering proceeds available for
 investment                         $   85,499,728        85.5%    $   64,395,049        85.9%
                                    ==============       =====     ==============       =====
Debt proceeds                       $  265,804,645                 $   90,671,114
                                    ==============                 ==============
Total equipment acquired            $  316,939,843                 $  141,410,629
                                    ==============                 ==============
Acquisition fees paid to
 General Partner and its
 affiliates                         $   10,043,219                 $    5,894,302
                                    ==============                 ==============
Equipment acquisition costs as a
 percentage of amount raised:

Purchase price                               82.43%                         81.90%
Acquisition fees paid to General
 Partner or its Affiliates                    3.07                           4.00
                                    --------------                 --------------
Percent invested                             85.50%                         85.90%
                                    ==============                 ==============
Percent leveraged
 (non-recourse debt
 financing divided by
 total purchase price)                       83.87%                         64.12%
Date offering commenced                    11/9/95                        10/5/98
Maximum offering period (in
 months)                                        36                             24
Actual offering period
 (in months)                                    34                             20
Months to invest 90% of amount
 available for investment
 (measured from the beginning of
 offering)                                      14                             --

----------------
Prior performance is not an indication of future results.

                                     TABLE I

                   Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2000, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:


                                                        Fund 8B
                                                   -----------------
Dollar amount offered                                $  75,000,000
                                                     =============
Dollar amount raised                                 $  21,981,365        100.0%
Less: Offering expenses:
 Selling commissions                                     2,198,136         10.0%
 Organization and offering expenses paid to
  General Partner or its Affiliates                        769,348          3.5%
 Reserves                                                  219,814          1.0%
                                                     -------------        -----
Offering proceeds available for investment           $  18,794,067         85.5%
                                                     =============        =====
Debt proceeds                                        $  67,578,610
                                                     =============
Total equipment acquired                             $  84,993,822
                                                     =============
Acquisition fees paid to General Partner and
 its affiliates                                      $   2,386,693
                                                     =============
Equipment acquisition costs as a percentage of
 amount raised:
Purchase price                                               82.77%
Acquisition fees paid to General Partner or its
 Affiliates                                                   2.73%
                                                     -------------
Percent invested                                             85.50%
                                                     =============
Percent leveraged (non-recourse debt financing
 divided by total purchase price)
Date offering commenced                                    6/14/00
Maximum offering period (in months)                             24
Actual offering period (in months)                               6
Months to invest 90% of amount available for
 investment (measured from the beginning of
 offering)                                                     --

----------------
Prior performance is not an indication of future results.

                                    TABLE II

              Compensation to the General Partner and Affiliates
                                   (unaudited)

The following table sets forth certain information, as of December 31, 2000, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:


                                           Series A        Series B        Series C        Series D
                                         -----------    ------------    ------------    ------------
Date offering commenced                       1/9/87         7/18/89         12/7/90         8/23/91
Date offering closed                          1/8/89        11/16/90         6/20/91          6/5/92
Dollar amount raised                     $ 2,504,500    $ 20,000,000    $ 20,000,000    $ 40,000,000
                                         ===========    ============    ============    ============
Amounts paid to the General Partner
 and its Affiliates from proceeds
 of the offering:

Underwriting commissions                 $    37,568    $    200,000    $    400,000    $    800,000
                                         ===========    ============    ============    ============
Organization and offering
 reimbursements                          $   100,180    $    900,000    $    600,000    $  1,400,000
                                         ===========    ============    ============    ============
Acquisition fees                         $   206,710    $  2,219,998    $  2,396,810    $  4,539,336
                                         ===========    ============    ============    ============
Dollar amount of cash generated from
 operations before deducting such
 payments/accruals to the General
Partner and Affiliates                   $ 4,880,566    $ 22,468,709    $ 23,277,012    $ 41,517,459
                                         ===========    ============    ============    ============
Amount paid or accrued to General
 Partner and Affiliates:

Management fee                           $   308,910    $  2,782,287    $  2,685,205    $  4,903,958
                                         ===========    ============    ============    ============
Administrative expense reimbursements    $   109,962    $    714,538    $    596,158    $  1,857,470
                                         ===========    ============    ============    ============


                                            Series E         LP Six         LP Seven        Fund 8A         Fund 8B
                                         ------------    ------------    ------------    ------------    ------------
Date offering commenced                        6/5/92        11/12/93         11/9/95         10/5/98          2/7/00
Date offering closed                          7/31/93         11/8/95         9/16/98         5/17/00             --
Dollar amount raised                     $ 61,041,151    $ 38,385,712      99,999,682    $ 74,996,504    $ 21,981,365
                                         ============    ============    ============    ============    ============
Amounts paid to the General Partner
 and its Affiliates from proceeds
 of the offering:

Underwriting commissions                 $  1,220,823    $    767,714    $  1,999,994    $  1,770,943    $    439,627
                                         ============    ============    ============    ============    ============
Organization and offering
 reimbursements                          $  2,136,440    $  1,343,500    $  3,499,989    $  2,351,840    $    769,348
                                         ============    ============    ============    ============    ============
Acquisition fees                         $  7,021,906    $  4,390,033    $10,043,219$    $  5,894,302    $  2,386,693
                                         ============    ============    ============   ==============   ============
Dollar amount of cash generated from
operations before deducting such
 payments/accruals to the General
Partner and Affiliates                   $119,996,151    $ 41,402,411       4,478,181    $ 12,508,518    $  1,232,306
                                         ============    ============    ============   =============    ============
Amount paid or accrued to General
 Partner and Affiliates:

Management fee                           $  8,339,088    $  4,730,539       8,105,528    $  2,768,499    $     92,140
                                         ============    ============    ============   =============    ============
Administrative expense reimbursements    $  4,476,873    $  2,381,764    $  3,301,739    $  1,097,387    $     37,441
                                         ============    ============    ============   =============    ============

------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--Series B
                                   (unaudited)

The following table summarizes the operating  results of Series B. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                                             For the Years Ended December 31,
                                                            -----------------------------------------------------------------------
                                                               2000          1999           1998            1997              1996
                                                            ---------      --------     -----------      ----------     -----------
Revenue                                                     $  31,982       102,994     $   211,742      $  333,775     $   342,739
 Net gain (loss) on sales or remarketing of
  equipment of equipment                                      (30,501)       51,284         188,876         228,875         176,924
                                                            ---------      --------     -----------      ----------     -----------
 Gross revenue                                                  1,481       154,278         400,618         562,650         519,663

Less:
 Interest expense                                               5,270        35,206          77,673         106,868          45,619
 General and administrative                                    92,263        60,332          75,656          59,847         102,721
 Administrative expense reimbursement
  --General Partner                                             5,745        12,653          20,288          39,609          50,841
 Management fees--General Partner(3)                             --            --              --              --          (228,906)
 Depreciation expense                                            --            --              --              --              --
 Amortization of initial direct costs                            --            --              --              --              --
 Provision for (reversal of) bad debts(2)                      20,000          --           (36,892)           --              --
                                                            ---------      --------     -----------      ----------     -----------
Net income--(loss)--GAAP                                    $(121,797)     $ 46,087     $   263,893      $  356,326     $   549,384
                                                            =========      ========     ===========      ==========     ===========
Net income (loss)--GAAP--allocable to
limited partners                                            $(120,579)     $ 45,626     $   261,254      $  352,763     $   543,890
                                                            =========      ========     ===========      ==========     ===========
Taxable income (loss) from operations(1)                    $(102,276)     $ 43,809     $   103,673      $   44,995     $   740,381
                                                            =========      ========     ===========      ==========     ===========
Cash generated from operations                              $ 280,032      $253,244     $   761,619      $  879,014     $ 1,002,547
Cash generated from sales of equipment                        159,110       153,880         321,104         544,232         600,737
Cash generated from refinancing                                  --            --              --         1,500,000            --
                                                            ---------      --------     -----------      ----------     -----------
Cash generated from operations,
 sales and refinancing                                        439,142       407,124       1,082,723       2,923,246       1,603,284

Less:
 Cash distributions to investors from
  operations, sales and refinancing                           149,849       199,794         682,648       1,798,200       1,798,200
 Cash distributions to General Partner
  from operations, sales and refinancing                        1,514         2,017           6,895          18,164          18,164
                                                            ---------      --------     -----------      ----------     -----------
Cash generated from (used by) operations,
 sales and refinancing after cash
 distributions                                              $ 287,779      $205,313     $   393,180      $1,106,882     $  (213,080)
                                                            =========      ========     ===========      ==========     ===========

----------------
Prior performance is not an indication of future results.

                                                       TABLE III

                           Operating Results of Prior Public Programs--Series B (Continued)
                                                      (unaudited)


                                                                    For the Years Ended December 31,
                                                  ---------------------------------------------------------------------
                                                      2000           1999          1998          1997          1996
                                                  ------------   -----------   -----------   -----------   ------------
Tax data and distributions per $1,000 limited
 partner investment
Federal income tax results:
Taxable income (loss) from operations(1)           $   (5.08)     $   2.18      $   5.14      $   2.23      $   36.69
                                                   =========      ========      ========      ========      =========
Cash distributions to investors Source
 (on GAAP basis)
Investment income                                  $     --       $   2.28      $  13.09      $  17.73      $   27.23
Return of capital                                  $    7.50      $   7.72      $  21.11      $  72.27      $   62.79
Source (on Cash basis)
  -- Operations                                    $    7.50      $  10.00      $  34.20      $  44.00      $   50.18
  -- Sales                                         $     --       $    --       $    --       $  27.24      $   30.07
  -- Refinancing                                   $     --       $    --       $    --       $  18.76      $     --
  -- Other                                         $     --       $    --       $    --       $    --       $    9.75
Weighted average number of limited partnership
 ($100) units outstanding                            199,800       199,800       199,800       199,800        199,800
                                                   =========      ========      ========      ========      =========

----------------
(1) The difference between Net income (loss)--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998, the Partnership reversed $36,892 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on November 15, 1995, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted. These amendments are effective from and after November 15, 1995 and include: (1) extending the reinvestment period for a maximum of four additional years and likewise delaying the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $241,652 of the $368,652 accrued and unpaid management fees as of December 31, 1996 and all additional management fees which would otherwise accrue. The remaining $127,000 of unpaid management fees was paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner in 1999.

----------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--Series C
                                   (unaudited)

The following table summarizes the operating  results of Series C. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                                          For the Years Ended December 31,
                                                   ------------------------------------------------------------------------------
                                                        2000            1999             1998            1997           1996
                                                   -------------- ---------------- --------------- --------------- --------------
Revenues                                            $    57,469     $    162,803     $   291,197     $   455,472    $   659,218
Net gain (loss) on sales or remarketing of
 equipment                                               (6,900)          51,752         465,144         175,860        511,331
                                                    -----------     ------------     -----------     -----------    -----------
Gross revenue                                            50,569          214,555         756,341         631,332      1,170,549

Less:
 General and administrative                              92,412           69,463         103,231          60,248         37,247
 Administrative expense reimbursement--General
  Partner                                                 7,192           16,589          29,415          59,126         93,494
 Interest expense                                           --               --              --            4,888         16,809
 Management fees -General Partner(3)                        --               --              --         (471,463)        92,360
 Amortization of initial direct costs                       --               --              --              --           6,912
 Depreciation expense                                       --               --              --              --             --
 Provision for/(reversal of) bad debt                     1,630              --          150,000             --             --
                                                    -----------     ------------     -----------     -----------    -----------
Net income (loss)--GAAP                             $   (50,665)    $    128,503     $   773,695     $   978,533    $   923,727
                                                    ===========     ============     ===========     ===========    ===========
Net income--(loss) GAAP--allocable to limited
 partners                                           $   (50,158)    $    127,218     $   765,958     $   968,748    $   914,490
                                                    ===========     ============     ===========     ===========    ===========
Taxable income (loss) from operations(1)            $   (76,554)    $    179,434     $   361,361     $   274,376    $ 1,768,103
                                                    ===========     ============     ===========     ===========    ===========
Cash generated from operations                      $   227,545     $    373,704     $   952,528     $ 2,038,710    $ 1,987,290
Cash generated from sales of equipment                   64,421          178,551         646,783         621,621      1,289,421
Cash generated from refinancing                             --               --              --              --             --
                                                    -----------     ------------     -----------     -----------    -----------
Cash generated from operations, sales
 and refinancing                                        291,966          552,255       1,599,311       2,660,331      3,276,711

Less:
 Cash distributions to investors from operations,
  sales and refinancing                                 890,950        1,707,724       1,782,770       1,784,993      1,786,992
 Cash distributions to General Partner from
  operations, sales and refinancing                       8,872           17,247          18,017          18,030         18,050
                                                    -----------     ------------     -----------     -----------    -----------
Cash generated from operations, sales and
 refinancing after cash distributions               $  (607,856)    $ (1,172,716)    $  (201,476)    $   857,308    $ 1,471,669
                                                    ===========     ============     ===========     ===========    ===========

----------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)


                                                                 For the Years Ended December 31,
                                              -----------------------------------------------------------------------
                                                  2000           1999          1998           1997           1996
                                              ------------   -----------   ------------   ------------   ------------
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
 Taxable income (loss) from operations(1)      $   (3.83)     $   8.97      $   18.06      $   13.70      $   88.16
                                               =========      ========      =========      =========      =========
Cash distributions to investors
 Source (on GAAP basis)
 Investment income                             $     --       $   6.42      $   38.67      $   48.85      $   46.06
 Return of capital                             $   45.00      $  79.81      $   51.33      $   41.15      $   43.94

Source (on Cash basis)
   -- Operations                               $   11.49      $  18.87      $   48.09      $   90.00      $   90.00
   -- Sales                                         3.25          9.02          32.65            --             --
   -- Refinancing                                  30.26           --             --             --             --
   -- Other                                                      58.34           9.26            --             --
Weighted average number of limited
 partnership($100) units outstanding             198,037       198,037        198,087        198,332        198,551
                                               =========      ========      =========      =========      =========

----------------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $150,000 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on June 19, 1996, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted accordingly. These amendments are effective from and after June 19, 1996 and include: (1) extending the reinvestment period for a maximum of four and one half additional years and likewise delayed the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and all additional management fees which would otherwise accrue. The remaining $105,000 of unpaid management fees was paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner in 1999.

----------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--Series D
                                   (unaudited)

The following table summarizes the operating  results of Series D. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                                  For the Years Ended December 31,
                                             --------------------------------------------------------------------------
                                                  2000           1999           1998           1997           1996
                                             -------------- -------------- -------------- -------------- --------------
Revenues                                      $ 1,593,583    $ 2,303,583    $ 2,612,993    $ 3,084,705    $ 3,619,457
 Net gain on sales or remarketing of
  equipment                                       606,784        354,424        183,820        452,706      2,391,683
                                              -----------    -----------    -----------    -----------    -----------
 Gross revenue                                  2,200,367      2,658,007      2,796,813      3,537,411      6,011,140

Less:
 Interest expense                                 527,065        602,920        782,539      1,121,197      1,651,940
 Depreciation expense                             542,309        682,185        664,121        356,417            --
 Management fees -General Partner                  47,532        193,017        397,171        548,400        685,103
 Administrative expense reimbursement--
  General Partner                                  12,292        113,548        218,158        271,829        301,945
 General and administrative                       239,388        214,256        268,346        199,751        217,378
 Amortization of initial direct costs              11,166         28,406        178,117        363,087        614,441
 Provision for bad debts (2)                                         --        (400,000)           --             --
                                                             -----------    -----------    -----------    -----------
Net income--GAAP                                  820,615    $   823,675    $   688,361    $   676,730    $ 2,540,333
                                              ===========    ===========    ===========    ===========    ===========
Net income--GAAP--allocable to limited
 partners                                         812,409    $   815,438    $   681,477    $   669,963    $ 2,514,930
                                              ===========    ===========    ===========    ===========    ===========
Taxable income from operations(1)                  78,679    $  (716,556)   $    86,365    $ 3,483,507    $ 3,097,307
                                              ===========    ===========    ===========    ===========    ===========
Cash generated from operations                     66,348        584,985    $ 3,315,260    $ 8,409,703    $ 1,621,624
Cash generated from sales of equipment          4,699,107      3,946,052      1,394,199      9,741,651     15,681,303
Cash generated from refinancing                       --             --         750,000      2,700,000      5,250,000
                                              -----------    -----------    -----------    -----------    -----------
Cash generated from operations, sales
 and refinancing                                4,765,455      4,531,037      5,459,459     20,851,354     22,552,927

Less:
 Cash distributions to investors from
  operations, sales and refinancing             4,091,082      2,461,219      4,074,331      7,882,867      5,588,508
 Cash distributions to General Partner
  from operations, sales and refinancing           41,323         24,840         41,155         79,648         56,450
                                              -----------    -----------    -----------    -----------    -----------
Cash generated from (used by) operations,
 sales and refinancing after cash
 distributions                                $   633,050    $ 2,044,978    $ 1,343,973    $12,888,839    $16,907,969
                                              ===========    ===========    ===========    ===========    ===========

----------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)


                                                                     For the Years Ended December 31,
                                                  -----------------------------------------------------------------------
                                                      2000           1999           1998          1997           1996
                                                  -----------   -------------   -----------   ------------   ------------
Tax data and distributions per $1,000
 limited partner investment

Federal income tax results:
 Taxable income from operations(1)                 $   1.95      $   (17.77)     $   2.14      $   86.40      $   76.82
                                                   ========      ==========      ========      =========      =========
Cash distributions to investors
 Source (on GAAP basis)
 Investment income                                 $  20.36      $    20.43      $  17.08      $   16.79      $   63.00
 Return of capital                                 $  83.18      $    41.24      $  85.02      $  180.71      $   77.00

 Source (on Cash basis)
 -- Operations                                     $   1.66      $    14.66      $  83.08      $  197.50      $   40.62
 -- Sales                                            101.88           47.01         19.02            --           99.38
 -- Refinancing                                         --              --            --             --             --
 -- Other                                               --              --            --             --             --
Weighted average number of limited partnership
 ($100) units outstanding                           399,118         399,118       399,118        399,138        399,179
                                                   ========      ==========      ========      =========      =========

----------------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $400,000 of amounts previously included in the allowance for doubtful accounts.

----------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--Series E
                                   (unaudited)

The following table summarizes the operating  results of Series E. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                                     For the Years Ended December 31,
                                           ------------------------------------------------------------------------------------
                                                2000             1999             1998             1997              1996
                                           --------------   --------------   --------------   --------------   ----------------
Revenues                                    $ 6,278,942      $  9,302,860     $ 9,435,503      $ 6,401,873       $  7,907,175
 Net gain on sales or remarketing of
  equipment                                     253,737           901,005         652,164        1,209,420          1,942,041
 Gross revenue                                6,532,679        10,203,865      10,087,667        7,611,293          9,849,216

Less:
 Interest expense                             3,007,236         4,106,569       4,495,629        2,471,045          2,957,534
 Management fees--General Partner               748,178           928,946       1,207,760          919,728          1,120,336
 Administrative expense reimbursement--
  General Partner                               458,930           539,853         657,327          486,253            563,107
 Provision for bad debts (2)                    500,000         1,000,000       1,275,089              --             400,000
 Amortization of initial direct costs               102            33,195         235,302          461,620            887,960
 Depreciation                                   587,211           587,211         545,503          475,619          1,061,711
 General and administrative                     722,414           685,647         558,525          370,705            608,293
 Minority interest in joint venture             112,178            79,754          64,826           57,738              6,392
                                            -----------      ------------     -----------      -----------       ------------
Net income--GAAP                            $   396,430      $  2,242,510     $ 1,047,706      $ 2,368,585       $  2,243,883
                                            ===========      ============     ===========      ===========       ============
Net income--GAAP--allocable to limited
 partners                                   $   392,466         2,220,085     $ 1,037,229      $ 2,344,899       $  2,221,444
                                            ===========      ============     ===========      ===========       ============
Taxable income (loss) from operations(1)    $  (124,261)     $    797,077     $ 1,688,176      $   981,575       $ (3,280,008)
                                            ===========      ============     ===========      ===========       ============
Cash generated from operations                9,359,980        11,671,010     $12,745,950      $21,638,350       $ 13,210,339
Cash generated from sales of equipment        2,159,942         3,776,513       2,476,110       15,313,194         10,358,637
Cash generated from refinancing                     --                --       61,878,918       20,765,451         13,780,000
                                            -----------      ------------     -----------      -----------       ------------
Cash generated from operations, sales and
 refinancing                                 11,519,922        15,447,523      77,100,978       57,716,995         37,348,976

Less:
 Cash distributions to investors from
  operations, sales and refinancing           3,672,173         4,381,933       7,755,553        7,768,316          7,771,164
 Cash distributions to General Partner
  from operations, sales and refinancing         37,091            44,258          78,338           78,468             78,496
                                            -----------      ------------     -----------      -----------       ------------
Cash generated from operations, sales and
 refinancings after cash distributions      $ 7,810,658      $ 11,021,332     $69,267,087      $49,870,211       $ 29,499,316
                                            ===========      ============     ===========      ===========       ============

----------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)


                                                                   For the Year Ended December 31,
                                              -------------------------------------------------------------------------
                                                  2000           1999           1998           1997            1996
                                              ------------   ------------   ------------   ------------   -------------
Tax and distribution data per $1,000
 limited partner investment

Federal Income tax results:
 Taxable income (loss) from operations(1)      $   (2.02)     $   12.98      $   27.48      $   15.95      $   (53.28)
                                               =========      =========      =========      =========      ==========
Cash distributions to investors
 Source (on GAAP basis)
 Investment income                             $    6.50      $   36.52      $   17.05      $   38.49      $    36.45
 Return of capital                             $   53.91      $   35.57      $  110.45      $   89.01      $    91.05

Source (on cash basis)
 --Operations                                  $   60.41      $   72.09      $  127.50      $  127.50      $   127.50
 --Sales                                             --             --             --             --              --
 --Refinancings                                      --             --             --             --              --
 --Other                                             --             --             --             --              --
Weighted average number of limited
 partnership ($100) units outstanding            607,856        607,856        608,273        609,211         609,503
                                               =========      =========      =========      =========      ==========

----------------
(1) The difference between Net income--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

----------------
Prior performance is not an indication of future results.

                                    TABLE III

             Operating Results of Prior Public Programs--L.P. Six
                                   (unaudited)

The following table summarizes the operating  results of L.P. Six. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                                   For the Years Ended December 31,
                                           ---------------------------------------------------------------------------------
                                                2000            1999             1998              1997            1996
                                           -------------- ---------------- ---------------- ----------------- --------------
Revenues                                    $ 5,303,544     $  4,597,536     $  5,327,322     $   6,452,409    $ 9,238,182
 Net gain on sales or remarketing of
  equipment                                     589,547          438,622          835,048            58,523        338,574
                                            -----------     ------------     ------------     -------------    -----------
 Gross revenue                                5,893,091        5,036,158        6,162,370         6,510,932      9,576,756

Less:
 Interest expense                             1,928,625        1,686,377        2,164,887         2,648,557      4,330,544
 Management fees -General Partner               466,522          675,025          969,546         1,092,714      1,333,394
 Amortization of initial direct costs            42,778          175,600          893,953         1,071,656      1,349,977
 Depreciation                                   625,199          625,199          736,793           745,275        848,649
 Administrative expense reimbursement
  --General Partner                             232,159          345,569          485,391           547,382        642,276
 Provision for bad debts (3)                      9,763              --            52,997           183,274        750,000
 General and administrative                     291,257          298,031          384,414           178,464        657,470
 Minority interest in joint venture               7,337            9,337            6,750             7,990         31,413
                                            -----------     ------------     ------------     -------------    -----------
Net income (loss)--GAAP                     $ 2,289,451     $  1,221,020     $    467,639     $      35,620    $  (366,967)
                                            ===========     ============     ============     =============    ===========
Net income (loss)--GAAP--allocable to
 limited partners                           $ 2,266,566     $  1,208,810     $    462,963     $      35,264    $  (363,297)
                                            ===========     ============     ============     =============    ===========
Taxable income (loss) from operations(1)    $  (545,408)    $ (3,406,939)    $ (3,616,045)    $  (1,154,365)   $  (574,054)
                                            ===========     ============     ============     =============    ===========
Cash generated from operations                1,771,279        2,684,592     $  3,543,778     $  12,075,547    $ 9,923,936
Cash generated from sales of equipment        1,708,805        6,120,773        4,473,161         4,336,675      8,684,744
Cash generated from refinancing                     --               --               --                --       9,113,081
                                            -----------     ------------     ------------     -------------    -----------
Cash generated from operations, sales and
 refinancing                                  3,480,084        8,805,365        8,016,939        16,412,222     27,721,761

Less:
 Cash distributions to investors from
  operations, sales and refinancing           3,858,906        4,075,766        4,085,189         4,102,940      4,119,354
 Cash distributions to General Partner
  from operations, sales and refinancing         38,995           41,178           41,261            41,444         41,613
                                            -----------     ------------     ------------     -------------    -----------
Cash generated from operations, sales and
 refinancing after cash distributions       $  (417,817)    $  4,116,944     $  3,890,489     $  12,267,838    $23,560,794
                                            ===========     ============     ============     =============    ===========

----------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)


                                                                    For the Years Ended December 31,
                                              -----------------------------------------------------------------------------
                                                   2000            1999            1998            1997            1996
                                              -------------   -------------   -------------   -------------   -------------
Tax data and distributions per $1,000
 limited partner investment

Federal income tax results:
 Taxable income (loss) from operations(1)      $   (14.27)     $   (88.95)     $   (94.21)     $   (29.94)     $   (14.83)
                                               ==========      ==========      ==========      ==========      ==========
Cash distributions to investors(2)
 Source (on GAAP basis)
 Investment income                             $    59.90      $    31.88      $    12.18      $      .86      $      --
 Return of capital                             $    42.10      $    75.61      $    95.32      $   106.64      $   107.50

Source (on cash basis)
   -- Operations                               $    46.82      $    70.80      $    93.25      $   107.50      $   107.50
   -- Sales                                         35.16           36.69           14.25             --              --
   -- Refinancing                                     --              --              --              --              --
   -- Other                                         20.02             --              --              --              --
Weighted average number of limited
 partnership($100) units outstanding              378,283         379,187         379,984         381,687         383,196
                                               ==========      ==========      ==========      ==========      ==========

----------------
(1) The difference between Net income (loss)--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

----------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)

The  following  table  summarizes  the  operating  results  of L.P.  Seven.  The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.


                                                                               For the Years Ended December 31,
                                                          -------------------------------------------------------------------------
                                                               2000           1999            1998            1997           1996
                                                          ------------    ------------    ------------    -----------   -----------
Net gain on sales or remarketing of equipment             $ 18,119,856    $ 19,456,830    $ 16,513,507    $ 8,000,454   $ 1,564,069
   Gross revenue                                               622,723         115,427         694,111      1,748,790          --
                                                          ------------    ------------    ------------    -----------   -----------
                                                            18,742,579      16,572,257      17,207,618      9,749,244     1,564,069

Less:
   Interest expense                                          6,246,907       8,833,011       8,050,315      3,652,517       398,200
   Management fees - General Partner                         3,378,163       3,066,929       2,337,112      1,522,045       264,784
   Amortization of initial direct costs                      1,814,617       2,151,154       1,929,906        932,123       230,785
   Administrative expense reimbursement -
     General Partner                                         1,268,398       1,158,866       1,005,354        652,319       117,809
   Provision for bad debts (3)                                 400,000         200,000         700,000        150,000        75,000
   General and administrative                                  970,890         642,961         491,239        186,280        72,040
   Minority interest in joint venture                            5,035           4,900           4,516          4,380          --
                                                          ------------    ------------    ------------    -----------   -----------

Net income - GAAP                                            4,658,569    $  3,514,436    $  2,689,176    $ 2,649,580   $   405,451
                                                          ============    ============    ============    ===========   ===========

Net income - GAAP - allocable to limited partners            4,611,983    $  3,479,291    $  2,662,284    $ 2,623,084   $   401,396
                                                          ============    ============    ============    ===========   ===========

Taxable income (loss) from operations (1)                 $ (7,228,799)   $ (7,753,978)   $ (5,506,497)   $ 2,335,939   $   146,726
                                                          ============    ============    ============    ===========   ===========

Cash generated from operations                                (118,906)        844,971         535,582    $ 2,855,330   $   973,899
Cash generated from sales of equipment                       2,250,000       4,750,000       4,903,647      7,315,408          --
Cash generated from refinancing                             18,115,711      19,010,000            --             --            --
                                                          ------------    ------------    ------------    -----------   -----------

Cash generated from operations, sales and refinancing       20,246,805      24,604,971       5,439,229     10,170,738       973,899

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                  10,641,411      10,677,316       8,692,479      4,147,829     1,361,099
   Cash distributions to General Partner from
     operations, sales and refinancing                         107,493         107,872          87,803         41,125        13,749
                                                          ------------    ------------    ------------    -----------   -----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions               $  9,497,901    $ 13,819,783    $ (3,341,053)   $ 5,981,784   $  (400,949)
                                                          ============    ============    ============    ===========   ===========

                                                                 B-16

-------------------
Prior performance is not an indication of future results.

                                                       TABLE III

                            Operating Results of Prior Public Programs-L.P. Seven (Continued)
                                                      (unaudited)

                                                                    For the Years Ended December 31,
                                                 ----------------------------------------------------------------------
                                                     2000           1999           1998           1997          1996
                                                 -----------    -----------    -----------    -----------   -----------
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income (loss) from operations (2)     $    (72.29)   $    (77.33)   $    (67.41)   $     55.90   $      9.30
                                                 ===========    ===========    ===========    ===========   ===========

Cash distributions to investors
   Source (on GAAP basis)
      Investment income                          $     46.60    $     35.05    $     32.92    $     67.94   $     31.71
      Return of capital                          $     60.90    $     72.51    $     74.58    $     39.56   $     75.79

   Source (on cash basis)
      - Operations                               $   --         $      8.51    $      6.62    $     73.96   $     76.97
      - Sales                                    $     22.72    $     47.85    $     60.64    $     33.54   $   --
      - Refinancing                              $     84.78    $     51.20    $   --         $   --        $   --
      - Other                                    $              $   --         $     40.24    $   --        $     30.53

Weighted average number of limited
   partnership ($100) units outstanding              989,929        992,719        808,650        413,677       156,222
                                                 ===========    ===========    ===========    ===========   ===========


(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                       B-17

-------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Fund 8A
                                   (unaudited)

The following table  summarizes the operating  results of Fund 8A. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                                       For the Years Ended December 31, 2000
                                                                              -----------------------------------------------------
                                                                                   2000                1999                1998
                                                                              ------------         ------------         -----------
Revenue                                                                       $ 14,229,916         $  9,131,846         $    46,998
   Net gain (loss) on sales or remarketing of equipment
   Gross revenue                                                                      --                   --                  --
                                                                              ------------         ------------         -----------
                                                                                14,229,916            9,131,846              46,998

Less:
   Interest expense                                                              7,361,127            4,397,728               4,590
   General and administrative                                                      497,164              313,181              10,673
   Administrative expense reimbursement - General Partner                          751,073              345,358                 956
   Management fees - General Partner                                             1,836,953              931,151                 395
   Depreciation expense                                                          2,646,303              594,308                --
   Amortization of initial direct costs                                            819,348              885,106               3,179
   Provision for (reversal of) bad debts (3)                                       200,000              385,000                --
   Minority interest expense                                                        15,947               17,874                --
                                                                              ------------         ------------         -----------

Net income - GAAP                                                             $    102,001         $  1,262,140         $    27,205
                                                                              ============         ============         ===========

Net income - GAAP - allocable to limited partners                             $    100,981         $  1,249,519         $    26,933
                                                                              ============         ============         ===========

Taxable income from operations (1)                                            $(10,461,790)        $ (5,564,701)        $(1,970,909)
                                                                              ============         ============         ===========

Cash generated from operations                                                $  9,072,722         $  1,825,719         $ 1,610,077
Cash generated from sales of equipment                                                --             10,753,855                --
Cash generated from refinancing                                                       --                   --                  --
                                                                              ------------         ------------         -----------

Cash generated from operations, sales and
   refinancing                                                                   9,072,722           12,579,574           1,610,077

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                                       7,640,879            3,632,817              64,728
   Cash distributions to General Partner from
     operations, sales and refinancing                                              77,127               37,282                 654
                                                                              ------------         ------------         -----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions                                   $  1,354,716         $  8,909,475         $ 1,544,695
                                                                              ============         ============         ===========

                                                                 B-18

-------------------
Prior performance is not an indication of future results.

                                                   TABLE III

                       Operating Results of Prior Public Programs - Fund 8A (Continued)
                                                  (unaudited)

                                                                  For the Years Ended December 31,
                                                        -----------------------------------------------------
                                                           2000                  1999                  1998
                                                        -----------           -----------           ---------
Tax data and distributions per $1,000 limited
  partner investment

Federal income tax results:
  Taxable income from operations (1)                    $   (145.72)          $   (163.02)          $ (204.88)
                                                        ===========           ===========           ===========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                                   $     37.00           $     36.98           $    2.83
    Return of capital                                   $     70.50           $     70.52           $    3.97

  Source (on Cash basis)
    -  Operations                                       $    107.50           $     54.03           $    6.80
    -  Sales                                                    -                      -                   -
    -  Refinancing                                              -                   53.47                  -
    -  Other                                                    -                      -                   -

Weighted average number of limited partnership
  ($100) units outstanding                                  710,779               337,936              95,236
                                                        ===========           ===========           ===========

(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

                                       B-19

-------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Fund 8B
                                   (unaudited)

The following table  summarizes the operating  results of Fund 8B. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                   For the Year
                                                                       Ended
                                                                    December 31,
                                                                        2000
                                                                    -----------
Revenue                                                             $      --
   Net gain (loss) on sales or remarketing of equipment
   Gross revenue                                                        742,302
                                                                    -----------

Less:
   Interest expense                                                     123,815
   General and administrative                                            51,576
   Administrative expense reimbursement - General Partner                37,441
   Management fees - General Partner                                     92,140
   Depreciation expense                                                 111,940
   Amortization of initial direct costs                                  33,510
   Provision for (reversal of) bad debts (3)                               --
   Minority interest expense                                                644
                                                                    -----------

Net income - GAAP                                                   $   291,236
                                                                    ===========

Net income - GAAP - allocable to
   limited partners                                                 $   288,324
                                                                    ===========

Taxable income from operations (1)                                  $   (14,279)
                                                                    ===========

Cash generated from operations                                      $ 1,232,306
Cash generated from sales of equipment
Cash generated from refinancing
                                                                    -----------

Cash generated from operations, sales and
   refinancing                                                        1,232,306

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                             (536,708)
   Cash distributions to General Partner from

     operations, sales and refinancing                                   (5,228)
                                                                    -----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions                         $   690,370
                                                                    ===========

                                       B-20

-------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)

                                                                   For the Year
                                                                       Ended
                                                                    December 31,
                                                                        2000
                                                                    -----------
Tax data and distributions per $1,000 limited
  partner investment                                                      (1.07)

Federal income tax results:
  Taxable income from operations (1)                                $   (14,279)
                                                                    ===========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                                               $      2.18
    Return of capital                                               $      1.88

  Source (on Cash basis)
    -  Operations                                                   $      4.06
    -  Sales
    -  Refinancing
    -  Other

Weighted average number of limited partnership
  ($100) units outstanding                                              132,049
                                                                    ===========


(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

                                       B-21

-------------------
Prior performance is not an indication of future results.

                                    TABLE IV

              Results of Completed Prior Public Programs - Series A

                                   (unaudited)

The following table summarizes the operating results of Series A. Series A's records were maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

          Dollar Amount Raised                          $ 2,504,500
          Number of Properties Purchased                60
          Date of Closing of Offering                   February 1, 1989
          Date of First Sale of Property                June 1990
          Date of Final Sale of Property                May 1999


                                                                                         Six Months         For the Years Ended
                                                                                            Ended               December 31,
                                                                                           June 30,       --------------------------
                                                                                             1999            1998            1997
                                                                                           --------       ---------       ---------
Revenues                                                                                   $    297       $   4,439       $  40,359
   Net gain (loss) on sales or remarketing of equipment                                      (1,245)         76,227          82,576
                                                                                           --------       ---------       ---------
   Gross revenue                                                                               (954)         80,666         122,935

Less:
   Administrative expense reimbursement - General Partner                                        84           1,878           4,521
   General and administrative                                                                 3,457          18,043          34,565
   Management fees - General Partner                                                             45           1,004           2,553
   Interest expense                                                                            --              --             7,875
   Provision for (reversal of) bad debts (2)                                                 (1,864)        (22,242)        (17,000)
   Depreciation expense                                                                        --              --              --
   Amortization of initial direct costs                                                        --              --              --
                                                                                           --------       ---------       ---------
Net income (loss) - GAAP                                                                   $ (2,676)      $  81,983       $  90,421
                                                                                           ========       =========       =========
Net income (loss) - GAAP - allocable to limited partners                                   $ (2,542)      $  77,884       $  85,900
                                                                                           ========       =========       =========
Taxable income from operations (1)                                                         $ (2,500)      $  57,520       $  62,818
                                                                                           ========       =========       =========
Cash generated from operations                                                             $ (6,979)      $  24,760       $ 109,929
Cash generated from sales of equipment                                                        5,000          94,160         112,356
Cash generated from refinancing                                                                --              --              --
                                                                                           --------       ---------       ---------
Cash generated from operations, sales and refinancing                                        (1,979)        118,920         222,285

Less:
   Cash distributions to investors from operations, sales and refinancing                    12,523         181,576         225,405
   Cash distributions to General Partner from operations, sales
     and refinancing                                                                            659           9,557          11,863
                                                                                           --------       ---------       ---------
Cash generated from (used by) operations, sales and refinancing after
     cash distributions                                                                    $(15,161)      $ (72,213)      $ (14,983)
                                                                                           ========       =========       =========

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                                                      $  (5.00)      $   21.82       $   23.82
                                                                                           ========       =========       =========

Cash distributions to investors
         Source (on GAAP basis)
     Investment income                                                                     $    .14       $   31.10       $   34.30
     Return of capital                                                                     $   5.00       $   41.40       $   55.70

   Source (on Cash basis)
        Operations                                                                         $   --         $    9.89       $   43.89
        Sales                                                                                  2.00           37.60           44.87
        Refinancing                                                                            --              --              --
        Other                                                                              $   3.00       $   25.01       $    1.24

Weighted average number of limited partnership ($500) units outstanding                       5,009           5,009           5,009
                                                                                           ========       =========       =========

                                                                                                1996           1995           1994
                                                                                              --------       --------       --------
Revenues                                                                                      $ 53,041       $128,935       $188,148
   Net gain (loss) on sales or remarketing of equipment                                        142,237         74,970         87,985
                                                                                              --------       --------       --------
   Gross revenue                                                                               195,278        203,905        276,133

Less:
   Administrative expense reimbursement - General Partner                                        7,133          9,690         11,404
   General and administrative                                                                   32,252         36,641         34,468
   Management fees - General Partner                                                             4,055          5,951         13,607
   Interest expense                                                                             15,092         39,350         63,423
   Provision for (reversal of) bad debts (2)                                                      --           10,000         33,500
   Depreciation expense                                                                           --           18,236         46,330
   Amortization of initial direct costs                                                           --             --               27
                                                                                              --------       --------       --------
Net income (loss) - GAAP                                                                      $136,746       $ 84,037       $ 73,374
                                                                                              ========       ========       ========
Net income (loss) - GAAP - allocable to limited partners                                      $129,909       $ 79,835       $ 69,705
                                                                                              ========       ========       ========
Taxable income from operations (1)                                                            $198,523       $ 94,532       $111,397
                                                                                              ========       ========       ========
Cash generated from operations                                                                $210,327       $268,467       $301,679
Cash generated from sales of equipment                                                         202,787        136,363        216,200
Cash generated from refinancing                                                                   --             --             --
                                                                                              --------       --------       --------
Cash generated from operations, sales and refinancing                                          413,114        404,830        517,879

Less:
   Cash distributions to investors from operations, sales and refinancing                      225,405        225,533        233,651
   Cash distributions to General Partner from operations, sales
     and refinancing                                                                            11,863         11,867         12,297
                                                                                              --------       --------       --------
Cash generated from (used by) operations, sales and refinancing after
     cash distributions                                                                       $175,846       $167,430       $271,931
                                                                                              ========       ========       ========

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                                                         $  37.65       $  35.86       $  42.25
                                                                                              ========       ========       ========

Cash distributions to investors
         Source (on GAAP basis)
     Investment income                                                                        $  38.13       $  31.88       $  27.83
     Return of capital                                                                        $  51.87       $  58.18       $  65.46

   Source (on Cash basis)
        Operations                                                                            $  83.98       $  90.06       $  93.29
        Sales                                                                                     6.02           --             --
        Refinancing                                                                               --             --             --
        Other                                                                                     --             --             --

Weighted average number of limited partnership ($500) units outstanding                          5,009          5,009          5,009
                                                                                              ========       ========       ========

(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1997, 1998 and for the first half of 1999, the Partnership reversed $17,000, $22,242 and $1,864, respectively, of amounts previously included in the allowance for doubtful accounts.

                                       B-22

-------------------
Prior performance is not an indication of future results.

                                                               TABLE V

                                Sales or Dispositions of equipment - Prior Public Programs - Series A
                                                             (unaudited)

The following  table  summarizes the sales or dispositions  of equipment for ICON Cash Flow Partners,  L.P.,  Series A for the three years ended December 31, 2000. The Program's  records are maintained in accordance  with Generally  Accepted  Accounting  Principles
("GAAP").

                                                               Total                                                      Federal
             Type of           Year of       Year of       Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ --------------  -------------  --------------  -------------  --------------  ------------
Computers                        1991         1998              $5,018              $0           $614            $614        $1,143
Computers                        1993         1998            $178,752              $0           $187            $187            $0
Manufacturing & Production       1993         1998            $157,173            $394           $706            $311            $0
Material Handling                1993         1998             $27,258              $0           $669            $669            $0
Medical                          1993         1998             $12,963              $0             $0              $0            $0
Printing                         1993         1998             $33,033              $0           $772            $772            $0
Reprographics                    1993         1998             $53,149              $0         $2,501          $2,501       ($6,941)
Retail                           1993         1998             $99,794              $0        $37,856         $37,856       $37,435
Telecommunications               1993         1998             $26,238            $591           $605             $14            $0
Video                            1993         1998             $16,975              $0             $0              $0            $0
Manufacturing & Production       1995         1998             $14,356              $0             $0              $0            $0
Telecommunications               1996         1998             $15,297              $0             $0              $0            $0
Computers                        1997         1998              $9,289          $3,136             $0         ($3,136)           $0

Telecommunications               1905         1999             $27,000          $6,245         $5,000         ($1,245)    ($363,153)
                                                               -------          ------         ------         -------     ---------
                                                              $676,297         $10,366        $48,910         $38,544     ($331,516)
                                                              ========         =======        =======         =======     =========

(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                                               TABLE V

                                Sales or Dispositions of equipment - Prior Public Programs - Series B
                                                             (unaudited)

The following  table  summarizes the sales or dispositions  of equipment for ICON Cash Flow Partners,  L.P.,  Series B for the three years ended December 31, 2000. The Program's  records are maintained in accordance  with Generally  Accepted  Accounting  Principles
("GAAP").

                                                               Total                                                      Federal
             Type of           Year of       Year of       Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ --------------  -------------  --------------  -------------  --------------  ------------
Audio                            1993         1998             $24,542              $0             $0            ($0)            $0
Computers                        1993         1998             $39,709              $7           $903           $896             $0
Manufacturing & Production       1993         1998             $52,813              $8            $56            $48             $0
Retail                           1993         1998            $119,662              $0        $89,793        $89,793      ($107,696)
Furniture                        1994         1998            $314,806              $1             $0            ($1)      ($10,625)
Manufacturing & Production       1994         1998             $70,492         $14,244         $8,999        ($5,245)      ($63,443)
Telecommunications               1994         1998             $10,910            $331           $934           $603             $0
Computers                        1995         1998            $134,603            $283           $317            $35             $0
Fixtures                         1995         1998             $39,968              $0           $332           $332             $0
Furniture                        1995         1998             $26,533              $0             $1             $1             $0
Manufacturing & Production       1995         1998             $32,728         $10,823        $11,551           $728             $0
Medical                          1995         1998             $30,287              $0             $0            ($0)      ($27,258)
Printing                         1995         1998             $23,947            $358         $3,693         $3,335       ($12,109)
Restaurant                       1995         1998             $18,770             $12             $0           ($12)            $0
Video Production                 1995         1998             $19,080              $8             $0            ($8)            $0
Furniture                        1996         1998              $5,808             $12             $0           ($12)            $0
Telecommunications               1997         1998            $136,762         $90,209       $131,929        $41,720      ($123,086)
Computers                        1998         1998             $29,409              $1             $0            ($1)            $0

Computers                        1993         1999             $29,329              $0             $0             $0             $0
Medical                          1995         1999             $17,085              $0             $0            ($0)            $0
Restaurant                       1995         1999             $15,388          $3,849         $4,318           $469        ($2,419)
Restaurant                       1996         1999             $12,417              $0           $883           $883          ($495)
Telecommunications               1996         1999             $14,867            $508             $0          ($508)            $0
Video Production                 1994         1999             $21,919            $185           $185             $0          ($104)
Computers                        1994         1999             $26,405            $365             $0          ($365)            $0
Mnfctrg.                         1994         1999             $17,333            $243           $265            $22          ($149)
Printing                         1994         1999             $12,811             $82           $202           $120          ($113)
Printing                         1994         1999             $21,765            $271           $272             $1          ($152)
Medical                          1994         1999             $18,728            $191           $191            ($0)         ($107)
Printing                         1995         1999             $20,534            $100           $453           $353          ($254)
Manufacturing & Production       1995         1999             $17,355            $551           $524           ($27)         ($294)

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series B (continued)
                                                             (unaudited)

                                                               Total                                                      Federal
             Type of           Year of       Year of       Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ --------------  -------------  --------------  -------------  --------------  ------------
Mnfctrg.                         1995         1999             $38,583            $335           $383            $48          ($215)
Automotive                       1995         1999             $11,619          $1,266         $1,450           $184          ($812)
Furniture                        1995         1999              $5,211          $1,070         $1,070             $0          ($600)
Furniture                        1995         1999              $9,677            $819           $986           $167          ($552)
Mnfctrg.                         1996         1999             $13,053              $3           $310           $307          ($171)
Mnfctrg.                         1996         1999             $28,253              $0             $0             $0             $0
Mnfctrg.                         1996         1999             $28,292             $22           $300           $278          ($168)
Manufacturing & Production       1997         1999             $18,357            $615           $615             $0          ($345)
Fixtures                         1997         1999             $16,352             $25             $0           ($25)            $0
Telecommunications               1997         1999             $33,636          $3,597         $4,649         $1,052        ($2,605)
Office Equipment                 1997         1999             $14,569              $0             $0             $0             $0
Computers                        1997         1999             $19,035            $238           $238             $0          ($133)
Retail                           1997         1999             $10,982          $5,390         $6,679         $1,288        ($3,742)
Restaurant                       1997         1999             $49,262         $22,810        $24,592         $1,782       ($13,779)
Telecommunications               1997         1999             $15,031          $3,530         $3,000          ($530)       ($1,681)
Telecommunications               1997         1999            $136,756         $40,586        $10,131       ($30,455)       ($5,676)
Telecommunications               1997         1999             $47,970         $14,835        $10,722        ($4,112)       ($6,008)
Telecommunications               1997         1999              $3,382          $1,979         $1,159          ($820)         ($650)
Mnfctrg.                         1997         1999             $37,594              $0             $1             $1             $0
Computers                        1995         2000             $14,458              $0             $5             $5             $0
Automotive                       1995         2000             $44,157              $0             $2             $2             $0
Restaurant                       1995         2000            $618,000         $60,000        $97,459        $37,459        $66,560
Mnfctrg.                         1995         2000             $12,582              $0             $0             $0             $0
Mnfctrg.                         1996         2000             $20,929              $0           $588           $588             $0
Mnfctrg.                         1996         2000             $43,686              $0         $1,246         $1,246             $0
Mnfctrg.                         1995         2000             $39,006              $0             $1             $1             $0
Computers                        1995         2000             $35,313          $9,316             $0        ($9,316)            $0
Mnfctrg.                         1995         2000             $20,817              $0            $43            $43             $0
Fixtures                         1995         2000             $27,790              $0            $46            $46             $0
Mnfctrg.                         1995         2000             $35,155              $0             $0             $0             $0
Telecommunications               1995         2000             $11,746              $0           $314           $314             $0
Medical                          1995         2000             $23,762              $0             $0             $0             $0
Restaurant                       1995         2000             $36,672              $0            $11            $11             $0
Telecommunications               1995         2000                             $75,700        $14,532       ($61,168)            $0
Video Production                 1995         2000             $42,495              $0             $3             $3             $0

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series B (continued)
                                                             (unaudited)


                                                               Total                                                      Federal
             Type of           Year of       Year of       Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ --------------  -------------  --------------  -------------  --------------  ------------
Fixtures                         1995         2000             $26,465              $0             $2             $2             $0
Manufacturing & Production       1995         2000             $31,312              $0             $0             $0             $0
Computers                        1995         2000             $34,749              $0             $0             $0             $0
Telecommunications               1997         2000             $96,732         $20,176        $20,439           $263       ($89,134)

                                                          -------------  --------------  -------------  --------------  ------------
                                                            $3,130,197        $384,955       $456,779         $71,824     ($408,013)
                                                          =============  ==============  =============  ==============  ============

(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                                               TABLE V

                                Sales or Dispositions of equipment - Prior Public Programs - Series C
                                                             (unaudited)

The following  table  summarizes the sales or dispositions  of equipment for ICON Cash Flow Partners,  L.P.,  Series C for the three years ended December 31, 2000. The Program's  records are maintained in accordance  with Generally  Accepted  Accounting  Principles
("GAAP").

                                                               Total                                                      Federal
             Type of           Year of       Year of       Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ --------------  -------------  --------------  -------------  --------------  ------------
Construction                     1991         1998             $13,317          $1,046         $1,244           $198             $0
Restaurant                       1993         1998             $12,233              $0             $0            ($0)            $0
Retail                           1993         1998          $1,191,185        $112,046       $166,375        $54,329    ($1,119,715)
Computers                        1994         1998             $34,227            $398         $1,256           $858             $0
Furniture                        1994         1998            $330,381          $2,281         $3,432         $1,152       ($28,476)
Manufacturing & Production       1994         1998             $86,801          $2,833         $1,036        ($1,796)      ($39,369)
Restaurant                       1994         1998             $12,802              $0         $1,452         $1,452             $0
Computers                        1995         1998            $107,763              $0         $2,368         $2,368             $0
Manufacturing & Production       1995         1998            $123,207              $0         $1,069         $1,069             $0
Restaurant                       1995         1998             $60,183              $0         $3,116         $3,116             $0
Telecommunications               1995         1998             $16,828              $0             $0             $0             $0
Automotive                       1996         1998             $22,278              $0         $2,245         $2,245             $0
Computers                        1996         1998             $33,537              $0             $0             $0             $0
Furniture                        1996         1998            $470,368         $22,468       $396,938       $374,470      ($489,183)
Manufacturing & Production       1996         1998             $13,260              $0           $445           $445             $0
Video Production                 1996         1998             $53,372            $622           $624             $2             $0

Computers                        1991         1999             $12,981             $84             $0           ($84)            $0
Telecommunications               1991         1999             $17,935              $0         $1,300         $1,300           $539
Computers                        1994         1999             $15,606              $0         $1,993         $1,993           $826
Manufacturing & Production       1994         1999             $26,567            $156           $336           $180           $139
Medical                          1994         1999             $15,008          $1,383         $1,757           $374           $728
Restaurant                       1994         1999             $29,171          $2,850         $1,552        ($1,297)          $643
Retail                           1995         1999             $16,346              $0             $1             $1             $1
Computers                        1996         1999             $44,246              $0         $1,521         $1,521           $630
Construction                     1996         1999             $29,353          $1,024         $1,774           $749           $735
Furniture                        1996         1999             $51,853              $0             $0             $0             $0
Medical                          1996         1999             $11,554              $0             $0             $0             $0
Computers                        1991         1999             $22,151            $262             $0          ($262)            $0
M & P                            1994         1999             $18,111          $3,810             $0        ($3,810)            $0

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series C (continued)
                                                             (unaudited)

                                                               Total                                                      Federal
             Type of           Year of       Year of       Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ --------------  -------------  --------------  -------------  --------------  ------------
M & P                            1994         1999             $20,823            $208           $208            ($0)           $86
Computers                        1994         1999             $16,107             $24           $487           $463           $202
Computers                        1994         1999             $21,282             $24         $1,071         $1,047           $444
Restaurant                       1994         1999             $17,531            $182           $183             $1            $76
Video Products                   1994         1999             $59,696              $0           $500           $500           $207
Telecommunications               1994         1999             $28,289              $0         $1,475         $1,475           $611
Fixture                          1994         1999             $25,973              $0             $0            ($0)            $0
Fixture                          1994         1999             $15,912            $700           $160          ($540)           $66
Mnfctrg                          1994         1999             $13,786            $142           $781           $639           $324
Restaurant                       1994         1999            $525,049         $32,753        $68,282        $35,529        $28,303
Computers                        1995         1999             $19,978              $0           $935           $935           $387
Fixture                          1995         1999             $19,087            $598           $842           $244           $349
M & P                            1995         1999             $19,166          $3,426         $4,100           $674         $1,699
Computers                        1995         1999             $36,088              $0             $0             $0             $0
Computers                        1995         1999            $167,544              $0         $7,000         $7,000         $2,901
Computers                        1995         1999             $37,362              $0             $0             $0             $0
M & P                            1995         1999             $14,800              $0             $0             $0             $0
Restaurant                       1996         1999             $13,455              $0         $2,150         $2,150             $0
Computers                        1996         1999             $20,856              $0             $0             $0             $0
Retail                           1996         1999             $12,334            $360         $1,147           $787           $476
Telecommunications               1996         1999             $10,758              $0             $0             $0             $0
Printing                         1996         1999             $14,228              $0             $0             $0             $0
Construction                     1996         1999             $28,878              $0             $0             $0             $0
Computers                        1996         1999             $40,010              $0             $0             $0             $0
M & P                            1997         1999             $12,825              $0             $0             $0             $0

Fixture                          1994         2000             $29,856              $0             $0             $0           $650
Automotive                       1995         2000             $15,232              $0             $0            ($0)         ($410)
M & P                            1995         2000             $23,322              $0           $336           $336         $1,214
Copiers                          1995         2000             $32,912              $0            $11            $11             $0
Printing                         1995         2000             $13,688              $0            $24            $24             $0
Computers                        1995         2000             $34,232              $0             $0             $0       ($1,712)
Restaurant                       1995         2000            $618,000         $63,157        $52,212       ($10,945)            $0
Computers                        1996         2000             $27,235              $0             $0             $0             $0

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series C (Continued)
                                                             (unaudited)

                                                               Total                                                      Federal
             Type of           Year of       Year of       Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ --------------  -------------  --------------  -------------  --------------  ------------
Printing                         1996         2000             $51,086              $0         $1,464         $1,464             $0
Video Production                 1996         2000             $65,815              $0             $1             $1             $0
M & P                            1996         2000             $32,684              $0         $2,630         $2,630             $0
Computers                        1995         2000             $29,774              $0             $0             $0             $0
Retail                           1996         2000             $10,164              $0             $0             $0             $0
Computers                        1996         2000             $31,452              $0           $469           $469             $0
Computers                        1995         2000             $36,013              $0         $4,307         $4,307             $0
Restaurant                       1996         2000             $39,423              $0         $2,314         $2,314        ($4,215)
Computers                        1996         2000                  $0          $3,404             $0        ($3,404)            $0
Printing                         1995         2000             $71,477              $0           $541           $541             $0
Telecommunications               1995         2000             $11,432              $0             $2             $2             $0
                                                          -------------  --------------  ------------- --------------  ------------
                                                            $5,278,234        $256,242       $745,465       $489,224    ($1,640,842)
                                                          =============  ==============  ============= ==============  ============

(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                                               TABLE V

                                Sales or Dispositions of equipment - Prior Public Programs - Series D
                                                             (unaudited)

The following  table  summarizes the sales or dispositions  of equipment for ICON Cash Flow Partners,  L.P.,  Series D for the three years ended December 31, 2000. The Program's  records are maintained in accordance  with Generally  Accepted  Accounting  Principles
("GAAP").

                                                               Total                                                      Federal
             Type of           Year of       Year of       Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ --------------  -------------  --------------  -------------  --------------  ------------
Computers                        1991       1998             $27,771          $1,876             $0          ($1,876)            $0
Computers                        1992       1998             $23,813          $3,045             $0          ($3,045)        $2,289
Manufacturing & Production       1992       1998          $2,008,734        $531,576       $129,842        ($401,734)      $527,709
Medical                          1992       1998            $168,385         $17,866        $18,654             $788        $29,525
Computers                        1993       1998             $26,738              $0             $0               $0             $0
Manufacturing & Production       1993       1998            $128,488          $5,953           $499          ($5,454)            $0
Office Equipment                 1993       1998             $17,197              $0             $0               $0             $0
Retail                           1993       1998             $14,272          $1,396             $0          ($1,396)            $0
Computers                        1994       1998             $72,515         $19,396           $817         ($18,578)       ($3,808)
Fixtures                         1994       1998             $39,714          $6,382         $7,542           $1,160        ($4,350)
Manufacturing & Production       1994       1998             $34,966            $230             $0            ($230)       ($6,866)
Medical                          1994       1998             $47,024            $249           $968             $719        ($8,582)
Restaurant                       1994       1998            $379,600         $27,557        $27,437            ($120)            $0
Retail                           1994       1998            $281,194         $58,107        $39,134         ($18,973)      ($14,891)
Telecommunications               1994       1998             $20,637          $1,280         $2,088             $808             $0
Computers                        1995       1998          $2,164,520        $375,864       $344,018         ($31,846)     ($361,280)
Manufacturing & Production       1995       1998             $24,669              $0             $0               $0             $0
Printing                         1995       1998              $1,491             $95           $573             $478          ($24)
Restaurant                       1995       1998            $356,338        $249,255         $8,877        ($240,378)            $0
Telecommunications               1995       1998             $17,306          $1,015         $2,260           $1,244        ($4,677)
Video Production                 1995       1998             $21,548              $0             $0               $0             $0
Computers                        1996       1998            $332,919          $3,286        $30,165          $26,879      ($108,434)
Furniture                        1996       1998              $7,100            $305         $1,000             $695        ($3,135)
Manufacturing & Production       1996       1998            $786,344         $45,860       $205,208         $159,348      ($240,751)
Office Equipment                 1996       1998             $32,350          $1,990        $11,837           $9,847        ($6,957)
Computers                        1997       1998             $34,562         $32,385             $0         ($32,385)            $0
Fixtures                         1997       1998             $12,088          $8,697             $0          ($8,697)            $0
Manufacturing & Production       1997       1998             $62,069         $41,960        $51,209           $9,249             $0
Medical                          1997       1998              $6,606          $2,481         $2,545              $63        ($4,132)
Restaurant                       1998       1998            $274,771        $263,404             $0        ($263,404)            $0
Computers                        1994       1999            $136,015            $674         $6,876           $6,202          ($746)
Computers                        1994       1999            $484,152         $49,621        $77,274          $27,653        ($8,379)

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series D (continued)
                                                             (unaudited)

                                                               Total                                                      Federal
             Type of           Year of       Year of       Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ --------------  -------------  --------------  -------------  --------------  ------------
Manufacturing & Production     1994         1999             $12,534              $0           $908             $908           ($98)
Manufacturing & Production     1994         1999             $25,719          $7,292         $7,701             $409          ($835)
Telecommunications             1994         1999             $12,190              $0             $0               $0             $0
Computers                      1996         1999          $3,812,276        $579,496       $837,009         $257,513       ($90,758)
Manufacturing & Production     1996         1999              $8,961            $490         $1,550           $1,060          ($168)
Medical                        1997         1999             $17,800              $0             $0               $0             $0
Telecommunications             1997         1999            $263,816        $187,162             $0        ($187,162)            $0
Video Production               1997         1999             $20,226          $7,940         $6,640          ($1,300)         ($720)
Medical                        1992         1999              $5,233          $1,102           $551            ($551)          ($60)
M & P                          1992         1999          $1,341,720        $818,979       $818,979               $0       ($88,803)
Computers                      1993         1999             $95,784         $12,594        $12,500             ($94)       ($1,355)
Retail                         1994         1999              $2,899          $1,335           $355            ($980)          ($38)
Restaurant                     1994         1999             $12,592              $0           $124             $124           ($13)
Restaurant                     1994         1999             $26,211              $0           $195             $195           ($21)
Restaurant                     1994         1999             $11,043           ($739)            $0             $739             $0
Computers                      1994         1999             $10,966            $149            $54             ($94)           ($6)
Fixtures                       1994         1999             $27,203          $2,693         $5,527           $2,834          ($599)
M & P                          1994         1999             $15,526              $0             $0               $0             $0
Computers                      1994         1999            $345,122        ($23,209)        $5,916          $29,125          ($641)
Computers                      1994         1999            $121,522         ($7,903)        $2,084           $9,987          ($226)
Furniture                      1994         1999            $192,549         $22,516        $19,963          ($2,553)       ($2,165)
Furniture                      1994         1999            $285,432         $44,461        $47,079           $2,618        ($5,105)
Computers                      1994         1999             $13,011             ($4)           $51              $55            ($6)
Furniture                      1994         1999             $41,055          $2,886         $3,518             $632          ($381)
Computers                      1994         1999             $98,851          $2,552             $0          ($2,552)            $0
Computers                      1994         1999             $12,588          $2,732             $0          ($2,732)            $0
Computers                      1994         1999             $10,114              $0           $268             $268           ($29)
Telecommunications             1994         1999             $15,316           ($668)           $17             $685            ($2)
Telecommunications             1994         1999             $13,186             ($2)            $0               $2             $0
Telecommunications             1994         1999             $12,405             ($1)          $301             $302           ($33)
M & P                          1994         1999             $26,735            $559         $1,268             $709          ($137)
Manufacturing & Production     1994         1999             $22,535              $0            $12              $12            ($1)
Computers                      1995         1999             $26,257             ($0)            $0               $0             $0
M & P                          1995         1999             $24,145          $5,627             $0          ($5,627)            $0
Computers                      1995         1999             $32,228          $7,850             $0          ($7,850)            $0
Computers                      1995         1999             $12,729            $269           $305              $35           ($33)

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series D (continued)
                                                             (unaudited)
                                                               Total                                                      Federal
             Type of           Year of       Year of       Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition       Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ --------------  -------------  --------------  -------------  --------------  ------------
Computers                       1995         1999             $12,729            $269           $293              $23          ($32)
Computers                       1995         1999             $37,862            $986             $0            ($986)           $0
Agriculture                     1995         1999             $19,492              $0           $464             $464            $0
Manufacturing & Production      1995         1999             $33,425          $1,544         $1,775             $231         ($192)
Restaurant                      1995         1999            $225,088         $39,338        $42,474           $3,136       ($4,605)
Restaurant                      1995         1999             $53,838          $8,206        $10,000           $1,794       ($1,084)
Computers                       1995         1999              $8,879          $4,011         $4,011               $0         ($435)
Computers                       1995         1999              $4,433          $3,909         $3,909               $0         ($424)
Computers                       1995         1999              $7,313            $988           $988               $0         ($107)
Computers                       1995         1999             $51,748          $4,285         $4,285               $0         ($465)
Computers                       1995         1999             $37,957          $8,603         $8,603               $0         ($933)
Computers                       1995         1999             $99,621         $12,587       $141,303         $128,716      ($15,322)
Computers                       1995         1999              $2,766          $1,984         $1,984               $0         ($215)
Computers                       1995         1999              $2,572            $325         $3,315           $2,990         ($359)
Computers                       1995         1999             $14,972          $4,187         $4,187               $0         ($454)
Computers                       1995         1999             $80,255         $10,603        $10,603               $0       ($1,150)
Computers                       1995         1999              $6,018          $1,368         $1,368               $0         ($148)
Computers                       1995         1999              $1,044             $35            $35               $0           ($4)
Computers                       1995         1999             $28,593          $7,644         $7,644               $0         ($829)
Computers                       1995         1999             $35,996          $4,891         $4,891               $0         ($530)
Computers                       1995         1999             $54,948         $16,725        $16,725               $0       ($1,814)
Computers                       1995         1999              $4,607            $600           $600               $0          ($65)
Computers                       1995         1999                $873            $304           $304               $0          ($33)
Computers                       1995         1999              $9,886          $1,159         $1,159               $0         ($126)
Computers                       1995         1999              $3,859          $1,438         $1,438               $0         ($156)
Computers                       1995         1999            $162,298        $106,709       $106,709               $0      ($11,571)
Computers                       1995         1999             $10,096            $749           $749               $0          ($81)
Computers                       1995         1999             $23,597          $2,613         $2,613               $0         ($283)
Computers                       1995         1999            $104,315         $15,579        $77,013          $61,434       ($8,351)
Computers                       1995         1999             $26,421         $29,728        $29,967             $238       ($3,249)
Manufacturing & Production      1995         1999             $28,593         $23,191        $23,191               $0       ($2,515)
Furniture                       1995         1999             $35,524              $0           $984             $984         ($107)
Computers                       1995         1999                 $73              $9             $9               $0           ($1)
M & P                           1995         1999          $2,547,035      $2,000,000     $2,000,000               $0     ($216,863)
Computers                       1996         1999              $2,092            $269           $269               $0          ($29)
Computers                       1996         1999                $185             $24            $24               $0           ($3)

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series D (continued)
                                                             (unaudited)
                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Computers                        1996         1999            $28,927          $4,903         $4,903             $0         ($532)
M & P                            1996         1999            $17,944          $6,464         $6,464             $0         ($701)
M & P                            1996         1999             $5,334          $1,885         $1,885             $0         ($204)
M & P                            1996         1999            $35,132         $10,123        $10,123             $0       ($1,098)
M & P                            1996         1999             $1,820            $223           $223             $0          ($24)
Manufacturing & Production       1996         1999            $12,132            $758         $1,500           $742         ($163)
Telecommunications               1996         1999             $1,458            $178           $178             $0          ($19)
Telecommunications               1996         1999            $32,016         $13,128        $13,128             $0       ($1,423)
Telecommunications               1997         1999            $53,548            $100           $100             $0          ($11)
Computers                        1997         1999            $45,888              $0             $0             $0            $0
M & P                            1997         1999         $1,074,631              $0        $15,955        $15,955       ($1,730)
Manufacturing & Production       1997         1999            $51,296          $1,715         $2,028           $314         ($220)
M & P                            1997         1999            $40,986          $1,667         $2,000           $333         ($217)
Aircraft                         1997         1999         $3,417,411              $0             $0             $0            $0
Aircraft                         1997         1999         $3,401,839        $175,290       $183,025         $7,735      ($19,846)
Manufacturing & Production       1995         1999            $34,893          $5,775         $5,775             $0         ($626)
Furniture                        1997         1999            $58,248         $38,793        $38,793             $0            $0
Medical                          1997         1999            $11,145          $9,875         $9,875             $0            $0
Manufacturing & Production       1994         1999            $14,501            $145            $32          ($113)          ($3)
Manufacturing & Production       1994         1999            $20,524              $0             $0            ($0)            $0
Printing                         1994         1999            $19,964            $641           $496          ($145)         ($54)
Computers                        1997         2000            $15,999              $0             $1             $1            $0
Manufacturing & Production       1997         2000            $26,426              $0             $1             $1            $0
Manufacturing & Production       1995         2000            $37,968              $0             $3             $3            $0
Video Production                 1995         2000            $29,939              $0           $691           $691            $0
Computers                        1995         2000             $1,720            $260           $482           $222          $136
Computers                        1995         2000             $4,031            $595            $98          ($497)           $0
Computers                        1995         2000             $5,075            $648         $1,243           $595          $341
Computers                        1996         2000             $7,741            $476         $1,000           $524      ($65,830)
Computers                        1999         2000            $31,139              $0         $1,432         $1,432            $0
Computers                        1999         2000            $10,979              $0           $318           $318            $0
Telecommunications               1995         2000            $17,351              $0           $413           $413         ($697)
Manufacturing & Production       1997         2000            $11,198              $0           $751           $751            $0
Medical                          1995         2000            $22,842              $0             $0             $0            $0
Restaurant                       1995         2000           $618,000         $60,000       $112,303        $52,303       $33,562
Manufacturing & Production       1997         2000            $25,374              $0         $1,113         $1,113            $0

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series D (continued)
                                                             (unaudited)
                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Manufacturing & Production       1995         2000            $37,643              $0             $0               $0            $0
Printing                         1995         2000            $37,191              $0             $0               $0            $0
Computers                        1995         2000            $24,308              $0             $2               $2            $0
Medical                          1992         2000             $3,124              $0           $371             $371          $371
Medical                          1992         2000             $5,561            $395         $1,278             $883        $1,211
Computers                        1995         2000            $21,987              $0           $326             $326        $3,332
Manufacturing & Production       1995         2000            $24,875          $2,190         $2,624             $434         ($654)
Computers                        1995         2000            $40,716              $0             $0               $0            $0
Medical                          1992         2000            $13,490          $1,353             $0          ($1,353)         $615
Fixture                          1995         2000            $29,741          $2,695         $5,745           $3,050        $5,675
Video Production                 1997         2000            $20,583              $0             $0               $0            $0
Aircraft                         1997         2000         $4,804,095      $3,985,578     $4,534,661         $549,083      $715,155
Restaurant                       1997         1999                 $0          $3,136             $0          ($3,136)           $0
Manufacturing & Production       1997         1999                 $0            $751             $0            ($751)           $0

                                                          -------------  --------------  -------------   --------------  -----------
                                                          $33,162,111     $10,072,562    $10,216,917         $144,357      ($15,914)
                                                          =============  ==============  =============   ==============  ===========


(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                                               TABLE V

                                Sales or Dispositions of equipment - Prior Public Programs - Series E
                                                             (unaudited)

The following  table  summarizes the sales or dispositions  of equipment for ICON Cash Flow Partners,  L.P.,  Series E for the three years ended December 31, 2000. The Program's  records are maintained in accordance  with Generally  Accepted  Accounting  Principles
("GAAP").

                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Manufacturing & Production       1992         1998            $25,735         $2,404         $2,380           ($24)         $4,850
Medical                          1992         1998            $28,945             $0             $0             $0         $18,473
Office Equipment                 1992         1998             $3,486             $0             $0             $0          $3,786
Photography                      1992         1998            $11,376         $1,738             $0        ($1,738)         $1,094
Telecommunications               1992         1998            $11,597             $0           $200           $200          $9,370
Automotive                       1993         1998            $87,673           $762         $2,624         $1,863              $0
Computers                        1993         1998         $1,733,507       $276,113       $396,546       $120,433        $344,388
Manufacturing & Production       1993         1998         $7,678,431     $1,706,779     $1,242,850      ($463,929)     $2,449,451
Material Handling                1993         1998           $118,051        $11,071        $15,836         $4,765         $16,121
Medical                          1993         1998           $136,260         $2,133           $953        ($1,180)             $0
Restaurant                       1993         1998           $191,987         $1,006           $106          ($899)             $0
Retail                           1993         1998           $809,816        $71,096        $33,937       ($37,159)        $23,068
Sanitation                       1993         1998            $48,315             $0             $0             $0              $0
Telecommunications               1993         1998           $648,906        $35,408        $88,877        $53,470         $88,042
Computers                        1994         1998            $22,525            $51           $300           $249         ($2,099)
Furniture                        1994         1998            $74,536         $7,513        $14,995         $7,482         ($1,269)
Manufacturing & Production       1994         1998         $1,690,014       $416,684       $293,613      ($123,071)       $513,768
Medical                          1994         1998            $25,617         $6,948         $2,500        ($4,448)             $0
Automotive                       1995         1998             $8,961         $3,900             $0        ($3,900)             $0
Computers                        1995         1998           $212,327         $2,422           $644        ($1,778)             $0
Furniture                        1995         1998            $22,787             $0             $0             $0              $0
Manufacturing & Production       1995         1998           $166,073         $2,638         $3,103           $465              $0
Medical                          1995         1998           $117,168        $37,769             $0       ($37,769)             $0
Restaurant                       1995         1998            $23,799             $0             $0             $0              $0
Retail                           1995         1998            $89,814         $8,074           $388        ($7,686)             $0
Telecommunications               1995         1998            $43,490             $0           $486           $486              $0
Transportation                   1995         1998            $36,258             $0             $0             $0              $0
Audio                            1996         1998            $81,517        $53,784         $1,542       ($52,242)             $0
Computers                        1996         1998            $37,165        $28,795            $37       ($28,758)             $0
Furniture                        1996         1998           $229,124        $10,974       $239,050       $228,076         $90,603
Manufacturing & Production       1996         1998             $2,966             $0             $0             $0              $0
Material Handling                1996         1998           $286,251         $4,475        $64,731        $60,256       ($111,494)
Restaurant                       1996         1998            $71,473        $41,524        $47,985         $6,461              $0

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series E (continued)
                                                                 (unaudited)

                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Telecommunications               1996         1998           $517,760       $236,581        $90,230      ($146,351)       ($222,673)
Audio                            1997         1998           $146,675       $108,896           $180      ($108,716)              $0
Automotive                       1997         1998            $23,941        $19,776         $8,082       ($11,694)              $0
Computers                        1997         1998           $339,493       $286,269        $34,750      ($251,518)              $0
Fixtures                         1997         1998           $127,298        $76,956        $76,000          ($956)              $0
Manufacturing & Production       1997         1998           $114,968       $114,482        $24,589       ($89,893)              $0
Material Handling                1997         1998           $358,411       $139,980        $54,400       ($85,580)       ($228,965)
Medical                          1997         1998            $55,017        $56,277             $0       ($56,277)              $0
Printing                         1997         1998            $38,468        $37,049             $0       ($37,049)              $0
Restaurant                       1997         1998            $11,438         $9,679        $10,753         $1,074               $0
Telecommunications               1997         1998            $37,484             $1             $1             $0               $0
Video Production                 1997         1998           $120,470        $75,218        $39,134       ($36,083)              $0
Automotive                       1998         1998            $19,096        $18,410        $18,579           $170               $0
Computers                        1998         1998            $40,204        $32,477        $27,445        ($5,032)              $0
Construction                     1998         1998            $24,935             $0             $0             $0               $0
Copiers                          1998         1998             $2,561         $1,732         $2,104           $371               $0
Fixtures                         1998         1998           $135,089       $225,413       $226,995         $1,582               $0
Medical                          1998         1998             $8,700            $38             $0           ($38)              $0
Other                            1998         1998            $17,851        $17,281             $0       ($17,281)              $0
Restaurant                       1998         1998            $19,584        $18,504             $0       ($18,504)              $0
Video Production                 1998         1998            $47,564        $44,703         $2,049       ($42,654)              $0

Medical                          1992         1999            $28,789           $827             $0          ($827)              $0
Computers                        1993         1999            $17,922         $3,464             $2        ($3,462)             ($1)
Retail                           1993         1999            $19,648         $1,016             $0        ($1,016)              $0
Telecommunications               1993         1999           $105,620         $1,722         $2,627           $905            ($987)
Manufacturing & Production       1994         1999         $5,398,842       $417,078       $317,300       ($99,778)       ($119,226)
Retail                           1994         1999         $1,902,683       $332,716       $258,913       ($73,803 )       ($97,287)
Manufacturing & Production       1995         1999            $50,812         $2,513         $4,224         $1,711         ($1,587)
Audio                            1996         1999            $59,239        $46,600             $0       ($46,600)              $0
Telecommunications               1996         1999            $50,887         $5,547         $4,080        ($1,467)         ($1,533)
Automotive                       1997         1999            $15,937        $12,294         $7,110        ($5,183)         ($2,672)
Computers                        1997         1999             $6,768             $0             $0             $0              $0
Fixtures                         1997         1999            $46,838        $36,603        $38,428         $1,825         ($14,439)
Mining                           1997         1999           $558,796       $502,086         $6,109      ($495,978)         ($2,295)
Automotive                       1998         1999            $27,718        $23,800        $14,000        ($9,800)         ($5,261)

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series E (continued)
                                                                 (unaudited)

                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Computers                        1998         1999            $17,300         $7,287         $7,844           $557         ($2,947)
Copiers                          1998         1999             $6,001           $750           $743            ($6)          ($279)
Restaurant                       1998         1999            $24,567           $532           $403          ($129)          ($152)
Telecommunications               1998         1999            $23,155        $16,595        $19,332         $2,736         ($7,264)
Medical                          1993         1999            $40,440           $573             $0          ($573)             $0
Telecommunications               1993         1999             $3,602             $0             $4             $4              $0
Telecommunications               1993         1999             $3,302             $0             $2             $2              $0
Telecommunications               1993         1999             $6,463             $0             $7             $7              $0
Telecommunications               1993         1999            $10,189           $583           $357          ($226)          ($134)
Telecommunications               1993         1999            $20,913             $0            $11            $11              $0
Telecommunications               1993         1999                 $0             $0             $1             $1              $0
Telecommunications               1993         1999            $16,025             $0           $157           $157            ($59)
Telecommunications               1993         1999             $8,077             $0         $1,260         $1,260           ($473)
Telecommunications               1993         1999             $9,356           $205           $425           $220           ($160)
Telecommunications               1993         1999             $7,887             $0             $2             $2              $0
Telecommunications               1993         1999             $9,739             $0             $9             $9              $0
Telecommunications               1993         1999            $28,879         $5,028         $3,486        ($1,541)        ($1,310)
Telecommunications               1993         1999             $8,356           $329           $458           $129           ($172)
Telecommunications               1993         1999            $27,250           $282           $735           $454           ($276)
Telecommunications               1993         1999            $44,312           $509             $0          ($509)             $0
Telecommunications               1993         1999            $32,975         $1,170         $1,861           $690           ($699)
Telecommunications               1993         1999            $55,711         $8,149         $9,700         $1,551         ($3,645)
M & P                            1994         1999           $427,524        $98,964        $81,776       ($17,188)       ($30,728)
M & P                            1994         1999            $75,587        $18,632        $12,386        ($6,246)        ($4,654)
M & P                            1994         1999            $88,523        $17,632        $14,253        ($3,379)        ($5,356)
Restaurant                       1994         1999           $652,404        $39,445        $12,049       ($27,396)        ($4,527)
Restaurant                       1994         1999           $526,016        $59,699        $92,475        $32,775        ($34,747)
Retail                           1994         1999            $31,606         $3,077         $7,544         $4,466         ($2,835)
Restaurant                       1994         1999           $427,214        $66,712        $90,741        $24,029        ($34,096)
Restaurant                       1994         1999           $412,517        $64,593        $80,000        $15,407        ($30,060)
Computers                        1994         1999         $1,027,069       $199,621       $579,434       $379,813       ($217,723)
Computers                        1994         1999             $7,079         $1,236         $2,959         $1,724         ($1,112)
Computers                        1994         1999            $14,237         $2,435         $5,951         $3,516         ($2,236)
Computers                        1994         1999           $966,993       $203,165       $277,193        $74,028       ($104,156)
Retail                           1994         1999             $2,219           $586           $646            $60           ($243)
Retail                           1994         1999             $2,337           $362           $675           $312           ($253)
Retail                           1994         1999             $2,727           $423           $788           $365           ($296)

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series E (continued)
                                                                 (unaudited)

                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Retail                           1994         1999           $2,726           $423           $788            $365          ($296)
Retail                           1994         1999           $2,337           $362           $676            $313          ($254)
Retail                           1994         1999           $2,339           $363           $677            $314          ($254)
Retail                           1994         1999           $2,340           $363           $677            $314          ($254)
Retail                           1994         1999           $2,727           $423           $789            $366          ($296)
Retail                           1994         1999           $2,340           $363           $677            $314          ($254)
Retail                           1994         1999           $2,338           $362           $676            $314          ($254)
Retail                           1994         1999           $2,338           $362           $676            $314          ($254)
Retail                           1994         1999           $2,338           $362           $676            $314          ($254)
Retail                           1994         1999           $2,727           $423           $789            $366          ($296)
Retail                           1994         1999           $2,338           $362           $676            $314          ($254)
Retail                           1994         1999           $1,948           $302           $564            $262          ($212)
Retail                           1994         1999           $3,324           $543           $968            $425          ($364)
Retail                           1994         1999           $2,221           $471           $647            $176          ($243)
Retail                           1994         1999           $2,217           $362           $646            $283          ($243)
Retail                           1994         1999           $2,338           $362           $676            $314          ($254)
Retail                           1994         1999           $2,338           $362           $676            $314          ($254)
Retail                           1994         1999           $1,848           $302           $538            $236          ($202)
Retail                           1994         1999           $2,217           $362           $646            $283          ($243)
Retail                           1994         1999           $2,217           $362           $646            $283          ($243)
Retail                           1994         1999           $2,214           $362           $642            $280          ($241)
Retail                           1994         1999           $2,214           $362           $642            $280          ($241)
Retail                           1994         1999           $1,845           $302           $535            $233          ($201)
Retail                           1994         1999           $2,583           $423           $749            $327          ($282)
Retail                           1994         1999           $1,845           $302           $535            $233          ($201)
Retail                           1994         1999           $2,214           $362           $642            $280          ($241)
Retail                           1994         1999           $2,214           $362           $642            $280          ($241)
Retail                           1994         1999           $2,214           $362           $642            $280          ($241)
Retail                           1994         1999           $2,214           $362           $642            $280          ($241)
Retail                           1994         1999           $2,025           $431           $582            $151          ($219)
Retail                           1994         1999           $1,993           $374           $573            $199          ($215)
Retail                           1994         1999           $2,583           $434           $749            $316          ($282)
Retail                           1994         1999           $2,215           $363           $643            $280          ($241)
Retail                           1994         1999           $1,847           $302           $536            $234          ($201)
Retail                           1994         1999           $2,215           $353           $363             $10          ($136)
Retail                           1994         1999           $2,215           $633           $643             $10          ($241)
Retail                           1994         1999           $2,215           $633           $643             $10          ($241)
Retail                           1994         1999           $2,215           $633           $643             $10          ($241)

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series E (continued)
                                                                 (unaudited)

                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Retail                           1994         1999             $2,215           $633           $643            $10          ($241)
Retail                           1994         1999             $2,215           $633           $643            $10          ($241)
Retail                           1994         1999             $2,215           $633           $643            $10          ($241)
Retail                           1994         1999             $2,215           $633           $643            $10          ($241)
Retail                           1994         1999             $1,846           $543           $536            ($7)         ($201)
Retail                           1994         1999             $2,215           $756           $643          ($113)         ($241)
Retail                           1994         1999             $2,214           $362           $642           $280          ($241)
Retail                           1994         1999             $2,259           $370           $656           $286          ($246)
Retail                           1994         1999             $2,262           $370           $656           $286          ($247)
Retail                           1994         1999             $2,413           $472           $576           $103          ($216)
Retail                           1994         1999             $2,058           $311           $489           $179          ($184)
Retail                           1994         1999             $2,671           $434           $643           $209          ($242)
Retail                           1994         1999             $2,289           $372           $551           $179          ($207)
Retail                           1994         1999             $3,052           $495           $734           $239          ($276)
Retail                           1994         1999             $2,290           $634           $551           ($83)         ($207)
Retail                           1994         1999             $2,289           $427           $551           $124          ($207)
Retail                           1994         1999             $2,289           $681           $551          ($130)         ($207)
Retail                           1994         1999             $2,289           $681           $551          ($130)         ($207)
Retail                           1994         1999             $2,289           $558           $551            ($7)         ($207)
Retail                           1994         1999             $2,289           $681           $551          ($130)         ($207)
Retail                           1994         1999             $2,289           $542           $551             $9          ($207)
Retail                           1994         1999             $2,289           $571           $551           ($20)         ($207)
Retail                           1994         1999             $2,288           $372           $604           $233          ($227)
Retail                           1994         1999             $2,290           $372           $551           $179          ($207)
Retail                           1994         1999               $371            $53             $0           ($53)            $0
Furniture                        1994         1999           $350,643        $56,311        $75,103        $18,792       ($28,220)
Restaurant                       1994         1999           $449,614        $77,298       $100,738        $23,440       ($37,852)
Furniture                        1994         1999           $420,016        $75,170        $86,817        $11,647       ($32,622)
Computers                        1995         1999            $39,169             $0             $0             $0             $0
Manufacturing                    1995         1999            $17,107         $2,992         $3,637           $646        ($1,367)
Telecommunications               1995         1999            $43,769           ($16)            $0            $16             $0
Manufacturing                    1995         1999            $29,329         $6,299         $6,922           $623        ($2,601)
Computers                        1995         1999            $18,277           $130           $130             $0           ($49)
Computers                        1995         1999            $15,532             $0             $0             $0             $0
Retail                           1996         1999            $10,762             $0             $0             $0             $0
M & P                            1996         1999            $22,476            ($1)            $0             $1             $0

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series E (continued)
                                                                 (unaudited)

                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Medical                          1996         1999            $29,814        $16,707        $19,500         $2,793         ($7,327)
Telecommunications               1996         1999            $11,717         $1,796         $1,625          ($171)          ($611)
Telecommunications               1996         1999            $20,676         $6,575         $6,355          ($220)        ($2,388)
Telecommunications               1996         1999            $84,131        $63,935         $4,900       ($59,035)        ($1,841)
Telecommunications               1997         1999           $247,947         $6,099        $48,504        $42,406        ($18,225)
Fixtures                         1998         1999            $57,681        $30,036        $24,380        ($5,656)        ($9,161)
Telecommunications               1998         1999            $55,949        $29,322        $31,000         $1,678        ($11,648)
Telecommunications               1998         1999            $76,511        $24,996        $22,277        ($2,719)        ($8,371)
Telecommunications               1998         1999            $50,941        $20,693        $21,216           $523         ($7,972)
Telecommunications               1998         1999            $46,177        $14,100         $3,221       ($10,879)        ($1,210)
Telecommunications               1998         1999            $46,701        $14,506         $3,221       ($11,285)        ($1,210)
Telecommunications               1998         1999             $6,200         $6,535        $11,947         $5,412         ($4,489)
Fixtures                         1998         1999            $18,814             $0             $0             $0             $0
Restaurant                       1999         1999           $289,146        $49,078        $64,517        $15,439        ($24,242)
Computers                        1997         1999            $39,743             $0         $1,519         $1,520           ($571)
Telecommunications               1993         1999            $17,874             $0           $385           $387           ($144)
Material                         1996         1999            $46,177             $0         $1,621         $1,621           ($609)
Restaurant                       1996         1999            $22,040         $2,571         $3,300           $729         ($1,240)

Telecommunications               1993         2000            $18,223             $0             $0             $0              $0
Restaurant                       1995         2000            $85,470        $12,262        $16,047         $3,785         $11,774
Manufacturing                    1993         2000            $13,134             $0           $246           $246              $0
Manufacturing                    1993         2000           $509,178             $0        $85,000        $85,000        $160,300
Fixtures                         1998         2000            $14,775         $6,725         $1,955        ($4,770)        ($6,910)
Computers                        1997         2000                 $0             $0         $3,039         $3,039              $0
Telecommunications               1993         2000             $2,723             $0            $45            $45              $0
Telecommunications               1996         2000            $20,173             $0             $0             $0              $0
Retail                           1994         2000           $298,606        $20,512             $0       ($20,512)             $0
Retail                           1994         2000           $803,139        $55,190             $0       ($55,190)             $0
Retail                           1994         2000           $247,810        $17,023             $0       ($17,023)             $0
Retail                           1994         2000           $115,333         $7,923             $0        ($7,923)             $0
Retail                           1994         2000           $121,926         $8,375             $0        ($8,375)             $0
Retail                           1994         2000           $213,456        $14,663             $0       ($14,663)             $0
Retail                           1994         2000           $495,224        $33,521             $0       ($33,521)             $0
Retail                           1994         2000           $632,679        $42,825             $0       ($42,825)             $0
Retail                           1994         2000           $921,853        $62,399             $0       ($62,399)       $108,621
Retail                           1994         2000           $719,441        $47,863             $0       ($47,863)             $0

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series E (continued)
                                                                 (unaudited)

                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Retail                           1994         2000           $474,230        $31,549             $0        ($31,549)             $0
Retail                           1994         2000           $477,753        $31,979             $0        ($31,979)             $0
Retail                           1994         2000           $933,917        $61,956             $0        ($61,956)             $0
Retail                           1994         2000           $541,886        $37,136             $0        ($37,136)             $0
Retail                           1994         2000           $565,784        $38,583             $0        ($38,583)             $0
Retail                           1994         2000           $274,518        $19,148             $0        ($19,148)             $0
Restaurant                       1995         2000           $200,646        $29,002        $32,903          $3,901         $22,873
Telecommunications               1998         2000           $118,705        $37,248        $42,419          $5,172        ($28,803)
Retail                           1998         2000         $1,022,993             $0             $0              $0       ($267,564)
Telecommunications               1993         2000             $4,656             $0             $1              $1              $0
Telecommunications               1993         2000             $1,383             $0             $0              $0              $0
Telecommunications               1993         2000             $1,891             $0             $0              $0              $0
Telecommunications               1993         2000            $16,718             $0             $1              $1              $0
Telecommunications               1993         2000             $5,265             $0           $127            $127              $0
Manufacturing                    1995         2000            $52,556             $0           $833            $833              $0
Manufacturing                    1996         2000            $15,876             $0            $43             $43              $0
Manufacturing                    1995         2000                 $0        $16,388             $0        ($16,388)             $0
Retail                           1994         2000                 $0             $0       $537,188        $537,188            $786
Telecommunications               1993         2000            $36,164             $0             $0              $0              $0
Telecommunications               1993         2000             $5,183             $0             $0              $0              $0
Telecommunications               1993         2000             $4,759             $0             $0              $0              $0
Telecommunications               1993         2000             $2,884             $0             $0              $0              $0
Telecommunications               1993         2000             $5,132             $0             $0              $0              $0
Telecommunications               1993         2000            $88,647         $5,817        $24,371         $18,554         $42,583
Telecommunications               1993         2000             $3,190             $0         $1,597          $1,597          $3,190
Telecommunications               1993         2000             $2,335             $0         $1,220          $1,220          $2,335
Audio                            1996         2000            $39,778             $0         $1,200          $1,200              $0
Telecommunications               1993         2000             $6,768             $0           $172            $172              $0
Telecommunications               1993         2000             $2,923             $0           $184            $184              $0
Telecommunications               1993         2000            $61,893             $0         $2,558          $2,558         $13,671
Restaurant                       1994         2000           $424,932        $61,572        $84,500         $22,928        $146,072
Printing                         1996         2000            $43,053             $0         $2,613          $2,613              $0
Restaurant                       1996         2000            $56,630             $0         $5,100          $5,100              $0
Manufacturing                    1997         2000             $7,834         $2,666         $2,758             $93              $0
Computers                        1998         2000            $48,895             $0           $500            $500              $0
Automotive                       1998         2000            $68,725        $25,165        $25,165              $0              $0
Computers                        1998         2000             $2,328             $0             $0              $0              $0

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series E (continued)
                                                                 (unaudited)

                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Medical                          1998         2000                 $0             $0           $537            $537        $0
Automotive                       1997         2000             $5,835         $4,197         $2,052         ($2,145)       $0
Medical                          1998         2000                 $0             $0           $537            $537        $0
Medical                          1998         2000                 $0           $318             $0           ($318)       $0
Medical                          1998         2000                 $0             $0           $537            $537        $0
Medical                          1998         2000            $67,679        $23,030        $25,722          $2,692        $0
Manufacturing                    1998         2000            $68,131        $48,542        $60,609         $12,068        $0
Manufacturing                    1997         2000            $21,988        $12,212        $12,650            $438        $0
Computers                        1998         2000            $11,949           $314           $540            $227        $0
Telecommunications               1998         2000             $5,617           $155           $263            $108        $0
Telecommunications               1998         2000             $4,826           $165           $233             $69        $0
Medical                          1999         2000                 $0             $0           $537            $537        $0
Fixtures                         1997         2000            $48,889        $16,086        $12,000         ($4,086)       $0
Fixtures                         1998         2000           $416,159             $0             $0              $0        $0
Medical                          1998         2000             $7,860             $0             $0              $0        $0
Medical                          1999         2000                 $0             $0           $537            $537        $0
Computers                        1997         2000            $69,436        $39,034        $39,586            $552        $0
Office Equipment                 1997         2000            $20,008             $0           $928            $928        $0
Telecomm                         1998         2000            $15,643        $10,565        $12,222          $1,657        $0
Computers                        1998         2000           $193,040       $133,277       $160,311         $27,034        $0
Construction                     1998         2000             $5,577             $0            $35             $35        $0
Fixtures                         1998         2000           $113,845        $73,187        $77,468          $4,280        $0
Medical                          1999         2000                 $0             $0           $537            $537        $0
Computers                        1997         2000            $34,968           $143           $413            $270        $0
Manufacturing                    1997         2000            $15,581             $0            $13             $13        $0
Medical                          1999         2000                 $0             $0           $537            $537        $0
Medical                          1998         2000                 $0             $0           $266            $266        $0
Computers                        1997         2000                 $0             $0           $707            $707        $0
Furniture                        1997         2000            $19,277         $1,077         $1,607            $529        $0
Furniture                        1997         2000            $38,600         $2,102         $4,821          $2,719        $0
Construction                     1997         2000            $43,478         $2,368         $2,427             $59        $0
Restaurant                       1997         2000            $13,855             $0           $206            $206        $0
Other                            1998         2000           $696,718       $419,678       $458,626         $38,949        $0
Computers                        1998         2000             $4,727             $0           $372            $372        $0
Fixtures                         1998         2000            $32,264             $0           $226            $226        $0
Telecomm                         1998         2000             $7,074             $0           $287            $287        $0
Fixtures                         1998         2000            $37,783        $25,949        $26,115            $166        $0

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series E (continued)
                                                                 (unaudited)

                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Fixtures                         1998         2000           $143,295        $84,070        $84,592            $522        $0
Computers                        1998         2000            $16,362             $0             $0              $0        $0
Construction                     1998         2000            $23,561           $401           $458             $57        $0
Medical                          1998         2000            $11,009             $0           $490            $490        $0
Medical                          1998         2000                 $0             $0           $537            $537        $0
Construction                     1997         2000            $44,931           $254         $2,021          $1,767        $0
Medical                          1997         2000            $29,221             $0           $835            $835        $0
Computers                        1997         2000            $12,147             $0           $459            $459        $0
Automotive                       1997         2000            $13,955         $7,245         $7,826            $580        $0
Construction                     1998         2000            $29,753         $3,008         $3,725            $716        $0
Medical                          1998         2000            $39,863         $9,644           $975         ($8,669)       $0
Telecomm                         1998         2000            $17,864         $7,717         $9,037          $1,320        $0
Fixtures                         1998         2000            $45,388        $23,481        $23,098           ($383)       $0
Fixtures                         1998         2000            $49,317        $28,518        $28,141           ($376)       $0
Medical                          1998         2000             $3,018             $0            $54             $54        $0
Restaurant                       1998         2000            $74,492        $43,172        $48,153          $4,981        $0
Retail                           1998         2000             $2,426           $106           $169             $64        $0
Computers                        1998         2000             $6,342             $0           $241            $241        $0
Restaurant                       1998         2000            $12,007             $0             $0              $0        $0
Computers                        1998         2000             $1,679             $0             $0              $0        $0
Retail                           1997         2000            $38,176             $0             $1              $1        $0
Fixture                          1998         2000            $32,264           $226             $0           ($226)       $0
Computers                        1997         2000            $11,086         $1,416         $1,717            $301        $0
Computers                        1998         2000            $15,217             $0             $0              $0        $0
Restaurant                       1998         2000             $7,760             $0             $0              $0        $0
Construction                     1998         2000            $23,220             $0           $935            $935        $0
Construction                     1998         2000            $20,306             $0             $0              $0        $0
Restaurant                       1997         2000            $52,935        $23,794        $27,472          $3,678        $0
Material                         1997         2000            $18,893           $266           $626            $360        $0
Fixture                          1998         2000            $47,758             $0            $21             $21        $0
Material                         1997         2000            $14,781         $2,602         $4,493          $1,891        $0
Computers                        1998         2000            $17,643             $0           $288            $288        $0
Computers                        1998         2000             $8,523             $0             $0              $0        $0
Computers                        1997         2000            $16,071             $0             $0              $0        $0
Computers                        1997         2000            $27,183           $397           $435             $38        $0
Computers                        1997         2000           $345,530        $60,725        $61,163            $438        $0
Furniture                        1997         2000            $66,733           $594           $834            $240        $0

                                                               TABLE V

                          Sales or Dispositions of equipment - Prior Public Programs - Series E (continued)
                                                                 (unaudited)

                                                              Total                                                      Federal
             Type of           Year of       Year of      Acquisition      Net Book          Net            GAAP         Taxable
            Equipment        Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)    Gain (Loss)
---------------------------  ------------ -------------  -------------  --------------  -------------  --------------  -------------
Construction                     1998         2000            $16,604         $8,135         $9,090            $955              $0
Medical                          1998         2000            $29,367             $0         $1,136          $1,136              $0
Miscellaneous                    Various      2000                 $0             $0         $4,121          $4,121              $0
                                                          -------------  -------------  -------------   -------------  -------------
                                                          $47,330,436     $8,836,950     $7,708,752     ($1,128,194)      $2,250,904
                                                          =============  =============  =============   =============  =============

(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                                               TABLE V

                                Sales or Dispositions of equipment - Prior Public Programs - L.P. Six
                                                             (unaudited)

The following  table  summarizes the sales or  dispositions  of equipment for ICON Cash Flow Partners,  L.P. Six for the three years ended December 31, 2000.The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                        Total                                                          Federal
     Type of                Year of      Year of     Acquisition      Net Book          Net            GAAP            Taxable
    Equipment             Acquisition   Disposition   Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)       Gain (Loss)
------------------        ------------  ----------  --------------  -------------  --------------  -------------    --------------
Computers                    1994         1998         $1,081,272       $182,678        $297,047      $114,369           $90,134
Furniture                    1994         1998           $152,405             $0              $0            $0                $0
Manufacturing &              1994         1998           $196,353        $28,664         $21,290       ($7,374)          ($8,364)
Production
Retail                       1994         1998           $312,317        $15,946         $29,399       $13,453          ($20,149)
Video Production             1994         1998            $14,310           $100            $112           $12           ($2,802)
Computers                    1995         1998         $5,253,429       $626,894        $984,318      $357,424         ($814,270)
Furniture                    1995         1998            $71,673             $0          $1,415        $1,415                $0
Manufacturing &              1995         1998           $545,660        $60,803        $121,399       $60,595           $34,751
Production
Material Handling            1995         1998            $33,158            $37          $2,001        $1,964                $0
Medical                      1995         1998           $155,914         $3,994          $5,211        $1,217                $0
Printing                     1995         1998           $829,320        $43,449         $31,748      ($11,701)         ($13,168)
Restaurant                   1995         1998            $10,838             $0              $0            $0                $0
Retail                       1995         1998            $23,389        $13,568          $5,300       ($8,268)               $0
Telecommunications           1995         1998            $17,883           $542          $1,250          $708           ($1,743)
Aircraft                     1996         1998        $20,183,834     $1,762,606      $2,647,482      $884,876         ($656,362)
Computers                    1996         1998            $37,213         $2,027          $1,834         ($192)          ($4,673)
Copiers                      1996         1998           $231,614        $11,051         $59,407       $48,356          ($75,808)
Manufacturing &              1996         1998            $95,165        $19,874         $45,403       $25,529            $9,868
Production
Printing                     1996         1998            $39,424             $0            $562          $562                $0
Telecommunications           1996         1998         $1,123,203       $516,251        $256,378     ($259,873)         ($28,268)
Manufacturing &              1997         1998            $24,349             $0              $0            $0                $0
Production
Printing                     1997         1998            $56,805        $45,916         $25,273      ($20,643)               $0
Telecommunications           1997         1998            $60,692        $47,285         $11,465      ($35,820)         ($45,497)
Printing                     1998         1998            $33,213           $660              $0         ($660)               $0

Furniture                    1994         1999           $136,766             $0              $0            $0                $0
Manufacturing &              1994         1999           $499,451        $79,381         $99,772       $20,391          ($17,023)
Production
Telecommunications           1994         1999            $35,338         $6,642          $8,030        $1,388           ($1,370)
Video Production             1994         1999            $82,844           $845          $4,262        $3,417             ($727)
Agriculture                  1995         1999            $37,934             $0              $0            $0                $0
Computers                    1995         1999         $1,902,926       $324,701        $267,998      ($56,703)         ($45,726)
Manufacturing &              1995         1999           $153,515         $4,045          $5,189        $1,145             ($885)
Production
Medical                      1995         1999           $132,951         $3,102          $4,302        $1,200             ($734)

                                                                    TABLE V

                               Sales or Dispositions of equipment - Prior Public Programs - L.P. Six (continued)
                                                                  (unaudited)

                                                        Total                                                          Federal
     Type of                Year of      Year of     Acquisition      Net Book          Net            GAAP            Taxable
    Equipment             Acquisition   Disposition   Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)       Gain (Loss)
------------------        ------------  ----------  --------------  -------------  --------------  -------------    --------------
Printing                     1995         1999           $163,911         $7,469          $7,797          $328          ($1,330)
Retail                       1995         1999            $33,425             $0              $0            $0               $0
Computers                    1996         1999         $3,801,570       $587,657        $690,917      $103,260        ($117,884)
Manufacturing &              1996         1999            $24,096         $4,052          $6,285        $2,232          ($1,072)
Production
Telecommunications           1996         1999           $167,339        $39,719         $44,185        $4,467          ($7,539)
Material Handling            1998         1999         $3,801,108       $116,045        $116,045            $0         ($19,799)
Printing                     1998         1999            $19,039             $0              $0            $0               $0
Computers                    1995         1999            $12,799           $193            $218           $25             ($37)
Computers                    1994         1999            $25,320         $2,252          $2,628          $376            ($448)
Retail                       1994         1999            $27,117         $2,922          $3,184          $262            ($543)
Fixtures                     1994         1999            $41,088           $933            $935            $2            ($160)
Computers                    1994         1999            $23,517             $0             $29           $29              ($5)
M & P                        1994         1999            $18,153             $0              $0            $0               $0
Computers                    1994         1999            $12,332             $0              $0            $0               $0
Computers                    1994         1999            $13,898             $0              $0            $0               $0
Computers                    1994         1999            $41,439         $1,046          $2,839        $1,793            ($484)
Manufacturing &              1994         1999            $15,588           $291            $291            $0             ($50)
Production
Telecommunications           1994         1999            $15,180           $295            $293           ($3)            ($50)
Furniture                    1994         1999           $351,816             $1              $1            $0              ($0)
Telecommunications           1994         1999            $24,538             $0            $545          $545             ($93)
Restaurant                   1994         1999           $566,055        $65,854         $13,441      ($52,413)         ($2,293)
Computers                    1994         1999            $25,681         $6,182          $2,979       ($3,203)           ($508)
Computers                    1994         1999            $88,556             $0          $1,915        $1,915            ($327)
M & P                        1994         1999           $362,830        $55,581        $138,217       $82,636         ($23,582)
M & P                        1994         1999           $101,989        $20,330         $29,495        $9,165          ($5,032)
M & P                        1994         1999            $10,052         $2,109          $1,379         ($730)           ($235)
M & P                        1994         1999            $31,269         $5,149          $3,589       ($1,560)           ($612)
M & P                        1994         1999            $12,409         $2,042          $3,281        $1,239            ($560)
Manufacturing &              1995         1999            $27,427            ($0)             $0            $0               $0
Production
Printing                     1995         1999            $30,291             $0              $0            $0               $0
Printing                     1995         1999            $15,345         $5,199              $0       ($5,199)              $0
Printing                     1995         1999            $35,003         $6,991          $3,607       ($3,384)           ($615)
Printing                     1995         1999            $24,524         $2,044          $1,849         ($195)           ($315)
Computers                    1995         1999           $316,006        $72,902         $99,350       $26,448         ($16,951)

                                                                    TABLE V

                               Sales or Dispositions of equipment - Prior Public Programs - L.P. Six (continued)
                                                                  (unaudited)

                                                        Total                                                          Federal
     Type of                Year of      Year of     Acquisition      Net Book          Net            GAAP            Taxable
    Equipment             Acquisition   Disposition   Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)       Gain (Loss)
------------------        ------------  ----------  --------------  -------------  --------------  -------------    --------------
Computers                    1995         1999           $316,006        $72,902         $27,808      ($45,094)          ($4,745)
Computers                    1995         1999           $316,006        $72,902         $44,108      ($28,794)          ($7,526)
Computers                    1995         1999             $2,320           $449            $399          ($51)             ($68)
Computers                    1995         1999            $15,410         $2,090          $2,946          $857             ($503)
Computers                    1995         1999            $21,055         $2,467          $5,619        $3,152             ($959)
Computers                    1995         1999           $103,037        $22,626         $20,423       ($2,203)          ($3,485)
Computers                    1995         1999           $103,037        $22,626         $17,132       ($5,494)          ($2,923)
Computers                    1995         1999            $14,476         $3,595          $2,638         ($957)            ($450)
M & P                        1995         1999            $10,950         $1,696          $1,407         ($289)            ($240)
M & P                        1995         1999             $5,014           $776            $669         ($107)            ($114)
M & P                        1995         1999             $2,908           $427            $295         ($132)             ($50)
M & P                        1995         1999           $182,824        $28,725         $13,485      ($15,240)          ($2,301)
M & P                        1995         1999             $5,873           $886            $400         ($485)             ($68)
M & P                        1995         1999            $42,095         $6,493          $2,693       ($3,800)            ($459)
M & P                        1995         1999           $121,599        $16,642         $23,000        $6,358           ($3,924)
M & P                        1995         1999           $121,599        $16,643         $21,313        $4,670           ($3,636)
M & P                        1995         1999            $19,402         $2,655          $4,019        $1,364             ($686)
Manufacturing &              1995         1999             $5,850         $1,027            $967          ($60)            ($165)
Production
Manufacturing &              1995         1999             $5,218           $917            $893          ($24)            ($152)
Production
Manufacturing &              1995         1999             $8,281         $1,406          $1,374          ($33)            ($234)
Production
Manufacturing &              1995         1999             $4,046           $710            $669          ($41)            ($114)
Production
Manufacturing &              1995         1999             $5,588           $913            $895          ($18)            ($153)
Production
Manufacturing &              1995         1999             $9,778         $1,597          $3,141        $1,544             ($536)
Production
Telecommunications           1995         1999            $39,384         $3,572              $0       ($3,572)               $0
M & P                        1995         1999             $7,877         $1,220          $1,045         ($174)            ($178)
M & P                        1995         1999             $5,182           $803            $672         ($130)            ($115)
M & P                        1995         1999             $5,670           $878            $690         ($187)            ($118)
M & P                        1995         1999            $14,882         $2,305          $1,901         ($404)            ($324)
M & P                        1995         1999             $4,594           $674            $469         ($205)             ($80)
Restaurant                   1995         1999           $214,686        $29,357         $29,975          $618           ($5,114)
Computers                    1995         1999             $4,459         $1,029            $354         ($675)             ($60)
Computers                    1995         1999             $1,495           $389            $116         ($273)             ($20)
Computers                    1995         1999             $1,485           $332            $180         ($152)             ($31)
Computers                    1995         1999             $3,934           $838            $421         ($417)             ($72)
Computers                    1995         1999             $1,382           $295            $148         ($147)             ($25)

                                                                    TABLE V

                               Sales or Dispositions of equipment - Prior Public Programs - L.P. Six (continued)
                                                                  (unaudited)

                                                        Total                                                          Federal
     Type of                Year of      Year of     Acquisition      Net Book          Net            GAAP            Taxable
    Equipment             Acquisition   Disposition   Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)       Gain (Loss)
------------------        ------------  ----------  --------------  -------------  --------------  -------------    --------------
Computers                    1995         1999             $3,990           $793            $774          ($20)            ($132)
Computers                    1995         1999             $8,529         $1,634          $2,006          $372             ($342)
Computers                    1995         1999             $1,038           $209             $36         ($173)              ($6)
Computers                    1995         1999             $1,038           $209            $138          ($71)             ($24)
Computers                    1995         1999             $1,260           $254            $146         ($108)             ($25)
Computers                    1995         1999             $1,133           $229            $223           ($6)             ($38)
Computers                    1995         1999             $1,257           $254            $247           ($7)             ($42)
Computers                    1995         1999             $1,035           $209            $138          ($71)             ($24)
Computers                    1995         1999             $1,117           $225            $141          ($84)             ($24)
Computers                    1995         1999             $1,034           $209            $138          ($71)             ($24)
Computers                    1995         1999             $1,823           $368            $267         ($101)             ($46)
Computers                    1995         1999             $1,607           $307            $379           $72              ($65)
Computers                    1995         1999             $3,988           $762            $645         ($117)            ($110)
Computers                    1995         1999           $216,772        $10,180         $15,468        $5,289           ($2,639)
Computers                    1995         1999             $8,262           $426            $800          $374             ($136)
Computers                    1995         1999           $156,801         $7,925         $17,888        $9,963           ($3,052)
Computers                    1995         1999            $25,475         $2,703          $4,000        $1,297             ($682)
Computers                    1995         1999            $84,471         $8,964         $16,205        $7,241           ($2,765)
Computers                    1995         1999            $30,039         $3,192          $5,758        $2,566             ($982)
Computers                    1995         1999            $56,406         $5,993         $11,137        $5,144           ($1,900)
Computers                    1995         1999             $1,712           $346            $163         ($183)             ($28)
Computers                    1995         1999             $1,117           $225             $41         ($184)              ($7)
Computers                    1995         1999             $1,038           $275            $138         ($137)             ($24)
Computers                    1995         1999             $4,534         $1,011            $666         ($345)            ($114)
Computers                    1995         1999           $386,611        $69,952         $62,154       ($7,798)         ($10,605)
M & P                        1995         1999             $1,066           $247            $251            $3              ($43)
Printing                     1995         1999             $1,071           $252            $117         ($135)             ($20)
Printing                     1995         1999             $1,046           $211            $136          ($75)             ($23)
Printing                     1995         1999               $653           $132            $124           ($8)             ($21)
Printing                     1995         1999               $801           $162            $129          ($32)             ($22)
Printing                     1995         1999               $815           $164            $130          ($35)             ($22)
Printing                     1995         1999             $1,109           $224            $141          ($83)             ($24)
Printing                     1995         1999             $1,976           $358            $617          $259             ($105)

                                                                    TABLE V

                               Sales or Dispositions of equipment - Prior Public Programs - L.P. Six (continued)
                                                                  (unaudited)

                                                        Total                                                          Federal
     Type of                Year of      Year of     Acquisition      Net Book          Net            GAAP            Taxable
    Equipment             Acquisition   Disposition   Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)       Gain (Loss)
------------------        ------------  ----------  --------------  -------------  --------------  -------------    --------------
Printing                     1995         1999             $1,138           $254             $50          ($204)             ($9)
Printing                     1995         1999             $1,598           $289         $12,889        $12,600          ($2,199)
Telecommunications           1995         1999             $1,081           $195            $285            $90             ($49)
Retail                       1995         1999           $121,497             $0              $0             $0               $0
Restaurant                   1995         1999           $134,614        $25,235         $29,508         $4,273          ($5,035)
Audio                        1995         1999            $42,338             $0          $2,400         $2,400            ($409)
Computers                    1995         1999            $22,277           $749            $719           ($30)           ($123)
Computers                    1995         1999            $14,089             $0              $0             $0               $0
Computers                    1905         1999            $25,445           $681              $0          ($681)              $0
Computers                    1995         1999            $13,180             $0              $0             $0               $0
Computers                    1995         1999            $45,421           $598            $146          ($453)            ($25)
Computers                    1995         1999            $16,625            $81             $81             $0             ($14)
Computers                    1995         1999            $37,172            $12            $925           $913            ($158)
Computers                    1995         1999            $26,446            $54            $176           $122             ($30)
Computers                    1995         1999            $43,361             $0          $1,217         $1,217            ($208)
Computers                    1995         1999            $34,556           $952            $963            $11            ($164)
Computers                    1995         1999            $22,931            ($0)         $1,173         $1,173            ($200)
Computers                    1995         1999            $11,093             $0             $15            $15              ($3)
Fixture                      1995         1999            $19,249             $0          $1,531         $1,531            ($261)
M & P                        1995         1999             $6,837             $0             $37            $37              ($6)
M & P                        1995         1999            $28,490             $0          $2,870         $2,870            ($490)
M & P                        1995         1999            $52,753        $13,109         $13,578           $469          ($2,317)
M & P                        1995         1999            $21,079         $2,108          $2,109             $1            ($360)
M & P                        1995         1999            $10,959           $203            $206             $3             ($35)
M & P                        1995         1999             $9,772            $49             $49             $0              ($8)
Material Handling            1995         1999            $19,973             $0              $0             $0               $0
Medical                      1995         1999            $40,587             $0              $0             $0               $0
Medical                      1995         1999            $20,868             $0              $3             $3              ($0)
Medical                      1995         1999            $17,843             $0              $0             $0               $0
Medical                      1995         1999            $13,774             $0              $0             $0               $0
Medical                      1995         1999            $29,369             $0              $0             $0               $0
Medical                      1995         1999            $36,383             $0            $108           $108             ($18)
Medical                      1995         1999            $31,437             $0              $0             $0               $0
Medical                      1995         1999            $39,831             $0              $0             $0               $0

                                                                    TABLE V

                               Sales or Dispositions of equipment - Prior Public Programs - L.P. Six (continued)
                                                                  (unaudited)

                                                        Total                                                          Federal
     Type of                Year of      Year of     Acquisition      Net Book          Net            GAAP            Taxable
    Equipment             Acquisition   Disposition   Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)       Gain (Loss)
------------------        ------------  ----------  --------------  -------------  --------------  -------------    --------------
Medical                      1995         1999            $33,233             $0              $0             $0               $0
Medical                      1995         1999            $21,284           $942          $2,854         $1,912            ($487)
Medical                      1995         1999            $26,383            ($0)             $0             $0               $0
Medical                      1995         1999            $10,151             $0              $0             $0               $0
Medical                      1995         1999            $30,945            $13          $1,652         $1,639            ($282)
Medical                      1995         1999            $21,394           $300            $871           $571            ($149)
Medical                      1995         1999            $26,170             $0              $0             $0               $0
Medical                      1995         1999            $28,983             $0              $0             $0               $0
Manufacturing &              1995         1999            $25,979             $0              $0             $0               $0
Production
Manufacturing &              1995         1999            $10,164             $2            $263           $261             ($45)
Production
Manufacturing &              1995         1999            $35,148             $0             $89            $89             ($15)
Production
Manufacturing &              1995         1999            $23,164             $0              $0             $0               $0
Production
Manufacturing &              1995         1999            $43,800            ($0)           $103           $104             ($18)
Production
Manufacturing &              1995         1999            $29,316             $0              $0             $0               $0
Production
Office Equipment             1995         1999            $37,951             $0              $0             $0               $0
Retail                       1995         1999            $17,373         $1,262              $1        ($1,261)             ($0)
Retail                       1995         1999            $44,441             $0              $0             $0              ($0)
Telecommunications           1995         1999            $11,321             $0              $0             $0               $0
Telecommunications           1995         1999            $36,167            $30            $867           $837            ($148)
Telecommunications           1995         1999            $16,277             $0          $7,059         $7,059          ($1,204)
Telecommunications           1995         1999             $9,953           $307              $0          ($307)              $0
M & P                        1995         1999            $25,752         $8,668          $9,680         $1,012          ($1,652)
M & P                        1995         1999            $21,432         $7,618          $8,559           $942          ($1,460)
Retail                       1995         1999           $124,946            $95            $508           $413             ($87)
Restaurant                   1995         1999            $41,426             $0              $0             $0               $0
Computers                    1996         1999            $88,930        $18,549          $9,000        ($9,549)         ($1,536)
Computers                    1996         1999            $19,032         $4,486          $1,046        ($3,440)           ($179)
Computers                    1996         1999           $124,579        $29,117              $0       ($29,117)              $0
Computers                    1996         1999           $626,615       $115,317        $145,953        $30,636         ($24,902)
Furniture                    1996         1999            $75,691         $7,785         $24,318        $16,533          ($4,149)
M & P                        1996         1999            $11,819         $9,137         $11,819         $2,682          ($2,017)
M & P                        1996         1999           $129,226        $14,503         $17,719         $3,216          ($3,023)
M & P                        1996         1999            $25,347         $2,914          $6,543         $3,628          ($1,116)
M & P                        1996         1999           $437,254        $62,508         $80,129        $17,621         ($13,671)

                                                                    TABLE V

                               Sales or Dispositions of equipment - Prior Public Programs - L.P. Six (continued)
                                                                  (unaudited)

                                                        Total                                                          Federal
     Type of                Year of      Year of     Acquisition      Net Book          Net            GAAP            Taxable
    Equipment             Acquisition   Disposition   Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)       Gain (Loss)
------------------        ------------  ----------  --------------  -------------  --------------  -------------    --------------
Telecommunications           1996         1999           $144,827        $17,391         $30,747        $13,356           ($5,246)
Printing                     1996         1999            $25,566         $3,504              $0        ($3,504)               $0
Telecommunications           1996         1999         $3,709,436     $1,084,255      $1,160,332        $76,077         ($197,975)
Telecommunications           1996         1999         $1,448,798       $601,061        $647,290        $46,229         ($110,440)
Telecommunications           1996         1999           $479,613       $270,551        $285,120        $14,569          ($48,647)
Telecommunications           1996         1999         $1,446,711       $470,054        $491,851        $21,797          ($83,919)
Telecommunications           1996         1999         $1,194,614       $585,711        $620,669        $34,958         ($105,898)
Telecommunications           1996         1999           $821,135       $271,192        $300,742        $29,550          ($51,312)
Telecommunications           1996         1999            $14,277           $761            $978           $217             ($167)
Telecommunications           1997         1999            $46,349         $8,384         $16,768         $8,384           ($2,861)
Telecommunications           1997         1999           $218,545       $140,426        $170,357        $29,931          ($29,066)
Printing                     1997         1999            $54,194            ($0)             $0             $0                $0
Printing                     1997         1999             $4,993           $189            $191             $2              ($33)
Telecommunications           1997         1999           $146,997        $33,095         $56,384        $23,289           ($9,620)
Medical                      1997         1999            $16,213             $7            $736           $729             ($126)
Printing                     1998         1999            $17,641             $6             $84            $77              ($14)
Restaurant                   1998         1999            $27,916             $0              $0             $0                $0
Computers                    1995         1999            $13,160             $0              $0             $0                $0
Computers                    1995         1999            $30,342             $0              $0             $0                $0

Computers                    1995         2000            $33,958             $0            $161           $161                $0
Medical                      1995         2000            $37,489             $0              $0             $0                $0
Medical                      1995         2000            $16,153           $286              $0          ($286)               $0
Manufacturing &              1995         2000            $24,680             $0            $610           $610                $0
Production
Medical                      1995         2000            $26,997             $0              $1             $1                $0
Medical                      1995         2000            $10,723             $0              $1             $1                $0
Medical                      1995         2000            $27,236             $0              $4             $4                $0
Medical                      1995         2000            $11,725             $0              $4             $4                $0
Computers                    1995         2000             $5,806             $0            $292           $292                $0
Telecommunications           1996         2000            $24,478             $0              $0             $0           ($4,896)
Telecommunications           1998         2000            $36,556         $7,706          $8,153           $447          ($13,781)
Manufacturing &              1995         2000            $17,882         $3,767          $4,900         $1,133                $0
Production
Manufacturing &              1997         2000            $15,823         $1,079              $0        ($1,079)               $0
Production
Medical                      1997         2000                 $0             $0            $714           $714                $0

                                                                    TABLE V

                               Sales or Dispositions of equipment - Prior Public Programs - L.P. Six (continued)
                                                                  (unaudited)

                                                        Total                                                          Federal
     Type of                Year of      Year of     Acquisition      Net Book          Net            GAAP            Taxable
    Equipment             Acquisition   Disposition   Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)       Gain (Loss)
------------------        ------------  ----------  --------------  -------------  --------------  -------------    --------------
Manufacturing &              1995         2000                 $0             $0            $416           $416                $0
Production
Medical                      1995         2000                 $0             $0            $745           $745                $0
Computers                    1995         2000            $18,950             $0              $1             $1                $0
Computers                    1995         2000            $68,503        $15,166         $12,212        ($2,954)           $8,786
Computers                    1995         2000           $163,900        $25,266         $32,141         $6,875           $23,945
Computers                    1995         2000           $131,047        $20,081         $27,233         $7,152           $20,681
Manufacturing &              1995         2000            $13,717             $0              $6             $6                $0
Production
Computers                    1996         2000            $36,247         $9,896              $0        ($9,896)          ($7,250)
Restaurant                   1995         2000                 $0         $1,324              $0        ($1,324)               $0
Computers                    1996         2000                 $0             $0            $751           $751                $0
Printing                     1995         2000            $34,711             $0              $0             $0                $0
Manufacturing &              1995         2000            $11,592             $0              $0             $0                $0
Production
Manufacturing &              1995         2000            $30,587             $0              $0             $0                $0
Production
Restaurant                   1995         2000                 $0         $1,324              $0        ($1,324)               $1
Telecommunications           1997         2000                 $0             $0         $55,296        $55,296                $0
Computers                    1996         2000                 $0             $0            $307           $307                $0
Computers                    1995         2000            $10,900             $0              $0             $0                $0
Medical                      1995         2000            $20,088           $472            $474             $2                $0
Manufacturing &              1995         2000             $6,707             $0              $0             $0                $0
Production
Telecommunications           1995         2000                 $0             $0         $18,432        $18,432                $0
Manufacturing &              1997         2000            $34,631             $0              $0             $0                $0
Production
Manufacturing &              1995         2000            $19,885             $0              $0             $0                $0
Production
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Telecommunications           1996         2000         $1,611,334       $640,200        $697,276        $57,076          $285,691
Medical                      1995         2000            $20,088             $0            $474           $474                $0
Computers                    1995         2000            $10,900             $0            $251           $251                $0
Manufacturing &              1995         2000            $48,926             $0              $0             $0                $0
Production
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Manufacturing &              1995         2000            $20,671             $0              $0             $0                $0
Production
Printing                     1995         2000            $15,985         $1,034          $1,070            $36                $0
Material                     1995         2000           $111,916             $0              $0             $0                $0
Restaurant                   1995         2000            $19,451             $0              $0             $0                $0
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Computers                    1995         2000            $15,505           $106            $106            ($0)               $0

                                                                    TABLE V

                               Sales or Dispositions of equipment - Prior Public Programs - L.P. Six (continued)
                                                                  (unaudited)

                                                        Total                                                          Federal
     Type of                Year of      Year of     Acquisition      Net Book          Net            GAAP            Taxable
    Equipment             Acquisition   Disposition   Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)       Gain (Loss)
------------------        ------------  ----------  --------------  -------------  --------------  -------------    --------------
Manufacturing &              1995         2000            $30,901             $0              $0             $0                $0
Production
Telecommunications           1995         1999                 $0             $0            $374           $374                $0
Manufacturing &              1995         2000            $38,482             $0             $18            $18                $0
Production
Restaurant                   1995         2000            $38,466             $0              $4             $4                $0
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Material                     1995         2000            $21,653             $0              $3             $3                $0
Printing                     1995         2000           $114,874            $50              $0          ($50)                $0
Telecommunications           1996         2000                 $0             $0            $714           $714                $0
Telecommunications           1996         2000            $51,148        $12,000         $22,993        $10,993          ($10,230)
Restaurant                   1995         2000            $82,663             $0              $0             $0                $0
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Medical                      1995         2000            $30,300             $0              $0             $0                $0
Computers                    1998         2000            $72,747             $0              $4             $4                $0
Manufacturing &              1995         2000         $3,107,334       $340,721        $757,682       $416,960          $602,315
Production
Telecommunications           1995         2000            $92,099             $0         $50,246        $50,246                $0
Manufacturing &              1995         2000                 $0             $0            $435           $435                $0
Production
Manufacturing &              1995         2000            $13,208             $0            $285           $285             ($660)
Production
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Printing                     1995         2000           $207,509         $8,524              $0        ($8,524)               $0
Printing                     1995         2000           $124,780        $18,351         $23,000         $4,649                $0
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
Telecommunications           1997         2000                 $0             $0         $18,432        $18,432                $0
                                                    --------------  -------------  --------------  -------------    --------------
                                                       $6,791,912     $1,107,354      $1,865,244       $757,890          $904,602
                                                    ==============  =============  ==============  =============    ==============

(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                                               TABLE V

                               Sales or Dispositions of equipment - Prior Public Programs - L.P. Seven
                                                             (unaudited)


The following table  summarizes the sales or  dispositions of equipment for ICON Cash Flow Partners,  L.P. Seven for the three years ended December 31, 2000. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                        Total                                                        Federal
     Type of             Year of       Year of       Acquisition      Net Book          Net            GAAP          Taxable
    Equipment          Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
------------------    -------------- -------------  --------------  -------------  --------------  -------------  --------------
Computers                 1996           1998            $977,492        $71,299         $92,059        $20,760       ($343,764)
Fixture                   1996           1998            $598,654           $289            $289             $0              $0
Material Handling         1996           1998          $4,691,459     $3,443,875      $3,992,681       $548,806      $1,214,939
Telecommunications        1996           1998          $3,190,537       $881,952        $991,695       $109,743        $187,918
Telecommunications        1997           1998             $82,378        $56,553         $22,593       ($33,960)       ($63,983)
Fixture                   1998           1998            $291,620       $284,022              $0      ($284,022)             $0

Audio                     1996           1999             $53,561        $34,837         $34,000          ($837)       ($27,940)
Computers                 1996           1999          $3,558,330       $478,483        $647,015       $168,532       ($531,702)
Computers                 1996           1999              $1,666           $244            $362           $118           ($297)
Computers                 1996           1999             $16,893         $1,751          $8,639         $6,888         ($7,099)
Computers                 1996           1999             $18,489         $1,318          $9,636         $8,318         ($7,919)
Computers                 1996           1999             $50,926         $7,084         $24,280        $17,196        ($19,952)
Computers                 1996           1999             $13,893         $2,391          $6,338         $3,948         ($5,209)
Computers                 1996           1999              $5,930           $290             $59          ($232)           ($48)
Computers                 1996           1999              $2,512           $491            $384          ($108)          ($315)
Computers                 1996           1999              $2,512           $351            $399            $47           ($328)
Computers                 1996           1999              $2,388           $327            $382            $55           ($314)
Computers                 1996           1999              $5,107           $690              $0          ($690)             $0
Computers                 1996           1999             $10,727         $1,449             $50        ($1,399)           ($41)
Computers                 1996           1999              $7,142           $963          $1,123           $160           ($923)
Telecommunications        1996           1999            $439,385        $59,516          $8,939       ($50,577)        ($7,346)
Telecommunications        1996           1999            $476,718       $253,519        $264,888        $11,370       ($217,679)
Telecommunications        1996           1999             $39,469         $8,959            $300        ($8,659)          ($247)
Telecommunications        1997           1999             $10,373         $1,563            $721          ($842)          ($593)
Telecommunications        1997           1999            $235,938       $191,900        $154,040       ($37,860)      ($126,586)
Computers                 1996           2000             $11,309         $1,774              $0        ($1,774)        ($2,262)
Computers                 1996           2000             $11,976         $1,659              $0        ($1,659)        ($2,395)
Computers                 1996           2000              $3,712           $690            $118          ($572)          ($743)
Computers                 1996           2000              $5,614           $906              $0          ($906)        ($1,123)
Computers                 1996           2000             $17,539         $2,721          $1,630        ($1,091)        ($1,948)
Computers                 1996           2000              $2,664           $576            $148          ($428)          ($239)
Sanitation                1998           2000             $13,322        $10,200          $5,274        ($4,926)             $0

                                                               TABLE V

                         Sales or Dispositions of equipment - Prior Public Programs - L.P. Seven (continued)
                                                             (unaudited)


                                                        Total                                                        Federal
     Type of             Year of       Year of       Acquisition      Net Book          Net            GAAP          Taxable
    Equipment          Acquisition   Disposition      Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
------------------    -------------- -------------  --------------  -------------  --------------  -------------  --------------
Furniture                 1998           2000             476,294       $256,659        $316,299        $59,640              $0
Telecommunications        1996           2000                  $0             $0          $9,079         $9,079              $0
Computers                 1996           2000         $20,917,361     $3,135,633      $3,004,758      ($130,875)             $0
Computers                 1998           2000             $15,655           $781              $0          ($781)             $0
Retail                    1998           2000             $16,046             $0          $1,734         $1,734              $0
Telecommunications        1996           2000            $556,847       $195,779        $158,424       ($37,355)        $83,332
Aircraft                  1998           2000          $6,433,047     $1,237,135      $1,730,479       $493,344      $1,577,370
Aircraft                  1998           2000           6,392,313     $1,295,981      $1,601,555       $305,574      $1,316,652
Computers                 1997           2000          $1,018,131        $16,450         $18,109         $1,659              $0
Computers                 1997           2000          $1,018,131        $16,450         $18,109         $1,659              $0
Computers                 1997           2000          $1,041,270        $17,480              $0       ($17,480)             $0
Computers                 1997           2000          $1,015,143        $16,951              $0       ($16,951)             $0
Computers                 1997           2000            $798,988        $13,385              $0       ($13,386)             $0
Computers                 1997           2000            $646,902        $10,450         $11,451         $1,001              $0
Computers                 1997           2000            $651,590        $22,782              $0       ($22,782)             $0
                                                    --------------  -------------  --------------  -------------  --------------
                                                      $41,063,853     $6,254,443      $6,877,167       $622,724      $2,968,644
                                                    ==============  =============  ==============  =============  ==============

(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    Exhibit C

                             Subscription Agreement

                           ICON INCOME FUND NINE, LLC

             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

NOTE -- Please type or print legibly when completing the Subscription Agreement for ICON Income Fund Nine, LLC ("Fund Nine").

Section 1: Investment.

o Shares Purchased. Fill in the total dollar amount and the number of shares of Fund Nine to be acquired. Each share costs $1,000.00. The minimum initial investment is 5 shares ($5,000.00). Fractional units are accepted.

Section 2: Registration Information.

o Subscriber Information. Fill in the name, address and tax identification number or social security number for each subscriber. (If necessary, attach an additional sheet and have the additional subscribers sign the sheet.)

o Trustee or Custodian Information. If the investment is to be held in a trustee or custodial account (such as your IRA, SEP or Qualified Plan), or in another fiduciary account, have the Trustee(s) or Custodian(s) of your fiduciary account complete Section 2(b). (Note: Section 2(a) must still be completely filled out with all subscriber information.)

o Citizenship. Check the applicable citizen boxes and, if you are a citizen of a country other than the United States, please specify the country of which you are a citizen.

Section 3: Form of Ownership.

o Mark only one box. Depending on the type of ownership, note whose signature(s) is (are) required.

     Individual Ownership-investor's signature required.

     Husband and Wife, as Community Property-both parties' signature required.

     Joint Tenants-signatures of all parties are required.

     Tenants in Common-signatures of all parties are required.

     Partnership-signature of an authorized partner required.

     Corporation-signature of an authorized officer

     Trust-signature of trustee required. Please provide first and last page of trust agreement.

     Transfer Upon Death-transferee's signature and social security number required.

FIDCUCIARY ACCOUNTS:

     IRA, SEP, Keogh-signature of trustee or custodian required.

     Custodial Account-signature of custodian required.

     Profit Sharing Plan-signature of ______________ required.

Section 4: Distribution Alternatives.

o Complete this section if you want your distribution checks mailed and made payable to someone other than the Subscriber, Trustee or Custodian shown in
     Section 2(a) or (b), or if you want your distributions reinvested in Fund Nine during the Offering Period and/or in future ICON programs after the Offering Period. If you desire multiple payees or direct deposit for your distributions, complete the Special Payment Instruction Form (Page C-5).

Section 5: Initials and Signatures.

o Please read the Investor Suitability Requirements and Representations (Page C-4), then sign, initial and date the Subscription Agreement. (Refer to
     Section 3 instructions above for information as to who should sign.)

Section 6: Broker/Dealer Information.

o The registered representative must complete this section of the Subscription Agreement. An authorized branch manager or registered principal of the broker/dealer firm must sign the Subscription Agreement. Subscriptions cannot be accepted without this broker/dealer authorization.

Section 7: Investment Check & Subscriptions.

o Until you are notified that the sale of 1,200 shares (or 5,000 shares in the case of residents of Pennsylvania) has been completed, make checks payable to "The Chase Manhattan Bank ICON Income Fund Nine, LLC Escrow Account." Thereafter, make checks payable to "ICON Income Fund Nine, LLC". Your check should be in the amount of your subscription as shown in Section 1 of the Subscription Agreement.

o    Wiring instructions are available upon request.

Mailing:

o Trustees or Custodians. Mail your completed white and pink copies of the Subscription Agreement (Page C-3) together with your Special Payment Instruction Form (Page C-5) (if applicable) and check payable as indicated in the instructions to Section 7, to:

         --------
         --------
         --------

o IRA Accounts: Mail your completed white and pink copies of the Subscription Agreement (Page C-3) to the custodian of the IRA for their signature. Then, mail the Subscription Agreement executed by the custodian together with your Special Payment Instruction Form (Page C-5) (if applicable) and check payable as indicated in the instructions to Section 7, to the address listed below for "All Other Investors."

o All Other Investors. Mail your completed white and pink copies of the Subscription Agreement (Page C-3) together with your Special Payment Instruction Form (Page C-5) (if applicable) and check payable as indicated in the instructions to Section 7, to:

         ICON Securities Corp.
         111 Church Street
         White Plains, New York 10601

An original signed pink copy of this Subscription Agreement will be returned to you for your files.

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR SHARES TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH.

SEE PAGE C-2 FOR IMPORTANT INFORMATION FOR SUBSCRIBER(S) AND PAGE C-4 FOR INVESTOR SUITABILITY REQUIREMENTS AND REPRESENTATIONS.

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at (800) 343-3736.

         White-ICON copy, Yellow-Broker/Dealer copy, Pink-Investor copy

                     IMPORTANT INFORMATION FOR SUBSCRIBER(S)

o    No offer to sell shares may be made except by means of this prospectus.

o YOU SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THIS PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE MANAGER OF FUND NINE, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF SHARES TO THE GENERAL PUBLIC BY MEANS OF THIS PROSPECTUS.

o An investment in the shares involves certain risks including, without limitation, the matters set forth in the Prospectus under the captions "Risk Factors", "Conflicts of Interest", "Management" and "Federal Income Tax Considerations."

o The representations you are making on page C-4 do not constitute a waiver of any of your rights under the Delaware Limited Liability Company Act and applicable federal and state securities laws.

o    The shares are subject to substantial restrictions on transferability.

o    There will be no public market for the shares.

o It may not be possible for you to readily liquidate your shares, if at all, even in the event of an emergency.

o Any transfer of shares is subject to our approval and must comply with the terms of Section 10 of the Operating Agreement.

o    Some states impose more stringent  standards than the general  requirements
     described   under  the  "INVESTOR   SUITABILITY   AND  MINIMUM   INVESTMENT
     REQUIREMENTS; SUBSCRIPTION PROCEDURES" section in the Prospectus.

o The State of California has additional restrictions on the transfer of shares, as summarized in the following legend:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMISSIONER'S RULES."

[ICON LOGO]                                  SUBSCRIPTION AGREEMENT
                                            ICON INCOME FUND NINE, LLC
                                       A Delaware Limited Liability Company
                                                                                                      --------------------------
                                                                                                      ICON USE ONLY
                                                                                                      Subscription Received
1. Investment:       Shares Purchased.       Dollar Amount $_________________                         Date: _______________
                                                                                                      No. of Shares: _______________
                                             No. of Shares __________________                         Blue Sky State: ______________
                                                                                                      Officer Approval: ____________
------------------------------------------------------------------------------------------------------------------------------------
2. Registration      (a) Subscriber Information.
                         ----------------------
Information:             Subscriber's Name(s) ______________________________________________________________________________________
(Please type or          Subscriber Tax I.D. No. or Social Security No. ____________________________________________________________
print clearly)           Subscriber's Residential Address___________________________________________________________________________
                         ___________________________________________________________________________________________________________
                         City ___________________________________ State ______________ Zip Code ____________________________________
                         Telephone No. (Day) __________________________ (Evening) __________________________________________________
(b) Trustee or Custodial Information (IRAs, Qualified Plans, other Trustees, etc.).  (if applicable)  (c) Citizenship.
    Trustee/Custodian's Name(s) ____________________ Tax I.D. No. ________________________________    (Check One)
    FBO ____________________________________ Acct. No ____________________________________________     ______ U.S. Citizen
    Date Trust or Account Established _____________________                                            ______ U.S. Resident
    Year to Which Subscription Applicable _________________                                                    Alien
    Trustee's or Custodian's Address______________________________________________________________     _____ Non-Resident
    Street _______________________________________________________________________________________       (Specify Country:
    City _________________________ State ___________ Zip Code ____________________________________       ______________)
    Contact Name ___________________________________ Phone _______________________________________
------------------------------------------------------------------------------------------------------------------------------------
3. Form of           ______ Individual Ownership        ______ Corporation              FIDUCIARY ACCOUNTS ONLY
Ownership:           ______ Husband and Wife, as        ______ Trust                    (All Sections in 2(b) must be filled out)
(Check only one)             Community Property         ______ Transfer Upon Death*     _____ IRA, SEP, Keogh
                     ______ Joint Tenants                *(Transferee Name & SSN:       _____ Custodial Account
                     ______ Tenants in Common           ________________________        _____ Profit Sharing Plan
                     ______ Partnership                 ________________________)
------------------------------------------------------------------------------------------------------------------------------------
     4. Distribution      Check if:  ______ You elect to have distributions reinvested in additional shares during the Offering
     Alternatives:                          Period. (Up to an 8% sales commission on the amount reinvested to be paid to your
     (Complete if Payee                     broker)
     is different than               ______ You elect to have distributions reinvested in future ICON programs after the Offering
     in Section 2(a) or                     Period, subject to Subscriber satisfying the requirements in paragraph 6 on page C-4
     2(b) above, or if                      hereof.  (Up to an 8% sales commission on the amount reinvested to be paid to your
     distributions are                      broker)
     to be reinvested)               ______ You would like to have direct deposits of distributions or would like your distributions to be split between one or more Payees. (Complete the Special Payment
                                            Instruction Form.)
                                     ______ You would  like  to  have  distributions sent to the Payee and Address listed below.
                                            Complete the following information:

                          Payee Name: ______________________________________________________________________________________________
                          Branch: _______________________  Account Number: ___________________ ABA #: ______________________________
                          Street Address: __________________________________________________________________________________________
                          City: ____________________________________ State ____________ Zip Code ___________________________________
    --------------------------------------------------------------------------------------------------------------------------------
    5. Initials     The undersigned confirms that he/she/it:
    and Signatures: o  Received the Prospectus and has read page C-2 hereof (Initial ________)
                    o  Makes the representations contained on page C-4 hereof (Initial ________)
                    o  Acknowledges that an investment in shares is not liquid (Initial ________)
                    o  Declares that, to the best of his/her knowledge, all information in Sections 1-4 on this page C-3 is accurate and may be relied upon by the Manager (Initial ________)
                    o  Appoints the Manager as his/her attorney-in-fact as described in Paragraph 2 on page C-4.
                    o  Meets the minimum income and net worth standards established by Fund Nine (Initial   ________)
                    o  Is purchasing the shares for his/her/its own account (Initial ________).

    Sign   X _________________________________________             Sign   X ________________________________________________________
    Here      Subscriber's Signature          Date                 Here   Authorized                           Date
                                                                          (Custodian/Trustee/Officer/Partner)


           X __________________________________________                   X ________________________________________________________
              Subscriber's Signature         Date                         Print  Name                          Date
                                                                          (Custodian/Trustee/Officer/Partner)
    --------------------------------------------------------------------------------------------------------------------------------
      6. Broker/Dealer       The  Selling  Dealer  must  sign  below  and, by doing  so, represents that both it and  its registered
      Information.           representative which solicited the subscription (the "Registered Representative"): (i) is duly licensed
      (Please type or        by,  and  in  good  standing with, the  NASD and may  lawfully  offer shares  in the State(s) listed in
      print clearly)         Section 2(a); (ii) has reasonable grounds to believe, based on information obtained from the Subscriber concerning his/her investment  objectives,  other  investments,  financial  situation and needs and any other  information  known by the Selling  Dealer  or  Registered  Representative,  that the  Investment
                             described  in  Section  1  is  suitable  in   light  of  Subscriber's   income,  net  worth  and  other
                             characteristics;  and (iii) the  Registered  Representative  has  (i) informed the Subscriber as to the risks of  ownership  and limited  liquidity  of the shares and  (ii)  delivered  a current  copy of the
                             Prospectus to the Subscriber in connection with the offering  of shares.

      PLEASE
      PRINT CLEARLY        Brokerage Firm Name _____________________________________________________________________________________
                           Supervisor __________________________________________ Telephone No. _____________________________________
                           Registered Representative Name __________________________________________________________________________
                           Rep. Number ________________________________________ Telephone No._______________________________________
                           Representative Street Address ___________________________________________________________________________
                           City/Town _____________________________________ State ____________ Zip Code _____________________________

                           Authorized signature X________________________________________ (Branch Manager or Registered Principal)
                                                 Subscription cannot be completed without signature.
      ------------------------------------------------------------------------------------------------------------------------------
      7. Investment        Mail the  completed  Subscription  Agreement  with a  check payable as  indicated  in the instructions to
      Checks &             Section 7 to: ICON Securities Corp., 111 Church Street, White Plains, New York 10601.
      Subscriptions.       Wiring instructions available upon request.
      ------------------------------------------------------------------------------------------------------------------------------
                           ACCEPTANCE BY MANAGER OF                        ICON Capital Corp., Manager
                           ICON INCOME FUND NINE, LLC                      By: _____________________________________________________
                                                                               Authorized Signature           Date
      ------------------------------------------------------------------------------------------------------------------------------
                                                                     C-4

INVESTOR SUITABILITY REQUIREMENTS AND SUBSCRIBER REPRESENTATIONS

1. Subscription for Shares.

o    Each Subscriber, by signing his/her name in Section 5 on Page C-3, thereby:
     (a)  subscribes  for the number  and  dollar  amount of shares set forth in
     Section 1(a) on Page C-3; (b) agrees to become a member of Fund Nine upon acceptance of his/her subscription by the Manager; and (c) adopts, and agrees to be bound by each and every provision of Fund Nine's Operating Agreement and this Subscription Agreement.

o Each Subscriber is tendering good funds herewith in full payment for the shares (computed at $1,000 per share), subject to waiver of commissions by some brokers (as described in the "Plan of Distribution" section of the prospectus) and to the minimum investment requirements (as described in the "INVESTOR SUITABILITY AND MINIMUM REQUIREMENTS; SUBSCRIPTION PROCEDURES" section of the prospectus).

2.  Appointment of the Manager as Subscriber's Attorney-in-Fact.
o By signing his/her name in Section 5 on Page C-3, (and effective upon admission as a member of Fund Nine), each Subscriber thereby makes, constitutes and appoints the Manager, each authorized officer of the Manager and each person who shall thereafter become a substitute Manager during the term of Fund Nine, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such member, to the full extent, and for the purposes and duration, set forth in
     Section 15 of the Operating Agreement (all of the terms of which are hereby incorporated herein by this reference).

o Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the Manager deems necessary or desirable to carry out fully the provisions of the Operating Agreement (in the manner and for the purposes provided in Section 15.1 of the Operating Agreement) and (b) amendment to the Operating Agreement and to the Certificate of Limited Liability Company of Fund Nine (in the manner and for the purposes provided in Section 15.2 of the Operating Agreement, including, without limitation, admission of Members to Fund Nine and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of Fund Nine's investments).

o The foregoing appointment shall not in any way limit the authority of the Manager as attorney-in-fact for each Member of Fund Nine under Section 15 of the Operating Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive the Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her shares.

3.  General Subscriber Representations.

o As a condition to Subscriber's being admitted as a member of Fund Nine, Subscriber hereby represents that he/she/it:

     (a) Either (i) has annual gross income of $45,000 plus a net worth of $45,000 (exclusive of his/her investment in Fund Nine, home, home furnishings and automobiles) or a net worth of $150,000 (determined in the same manner), or (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her State, as set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus;

     (b) If Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2(a) and 3 on Page C-3;

     (c) Has accurately identified himself/herself in Section 2(c) on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen (Note: a Subscriber which is a corporation, a partnership or trust should review the requirements for being considered a U.S. Citizen described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus); and

     (d) Each subscriber who is purchasing shares for Individual Ownership (as indicated in Section 3 on Page C-3) is in fact purchasing for his or her own account.

o If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

4.   Additional Fiduciary and Entity Representations.

o If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified Plan), such signatory, by signing his/her/its name in Section 5 of Page C-3, thereby represents and warrants that

     (a) He or she is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby; and

     (b) This investment is an authorized investment for Subscriber under applicable documents and/or agreements (articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

5. Under penalty of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that:

     (a) The Taxpayer  Identification Number or Social Security Number listed in
         Section 2(a) on Page C-3 is correct; and

     (b) He/she/it is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she/it is no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

6.   Distributions Reinvested in Future ICON Programs After the Offering Period.

o As conditions to Subscriber's distributions being reinvested in future ICON programs after the offering period, Subscriber will: (i) execute a Subscription Agreement for that program; (ii) satisfy investor suitability requirements for that program; (iii) maintain a relationship with the broker/dealer completing Section 6; and (iv) such broker/dealer will enter into a Selling Dealer Agreement with ICON Securities Corp. for the future ICON program.

UPON THE SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE MANGER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-4) WILL BECOME A PART OF THE OPERATING AGREEMENT.


                                                     ICON INCOME FUND NINE, LLC
                                           111 Church Street, White Plains, New York 10601

                                                  SPECIAL PAYMENT INSTRUCTION FORM

                                   DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE PAYEES

Please use this form only if you would like your cash  distributions  to be directly  deposited  into an account and/or sent to more than one account,  location or payee. Note that all distributions in an IRA must be sent to the custodian. You may designate two (2)
or more accounts, locations or payees.

Original  signatures  of all joint  investors  or  custodial  authorization  are required.
First Payee         Choose One:   Direct Deposit by Wire Transfer ________   OR  Check ________
                                                                   Name of
Bank Name _____________________________________________________    Account Holder ________________________________________________
Bank Address __________________________________________________    Account No. ___________________________________________________
City _____________________ State ____ Zip _____________________    Account Type __________________________________________________
Branch No. ____________________________________________________
Bank Routing No. ______________________________________________    % to be Paid* _________________________________________________


Second Payee         Choose One:   Direct Deposit by Wire Transfer ________   OR  Check ________
                                                                   Name of
Bank Name _____________________________________________________    Account Holder ________________________________________________
Bank Address __________________________________________________    Account No. ___________________________________________________
City _____________________ State ____ Zip _____________________    Account Type __________________________________________________
Branch No. ____________________________________________________
Bank Routing No. ______________________________________________    % to be Paid* _________________________________________________


Third Payee         Choose One:   Direct Deposit by Wire Transfer ________   OR  Check ________
                                                                   Name of
Bank Name _____________________________________________________    Account Holder ________________________________________________
Bank Address __________________________________________________    Account No. ___________________________________________________
City _____________________ State ____ Zip _____________________    Account Type __________________________________________________
Branch No. ____________________________________________________
Bank Routing No. ______________________________________________    % to be Paid* _________________________________________________


Fourth Payee          Choose One:   Direct Deposit by Wire Transfer ________   OR  Check ________
                                                                   Name of
Bank Name _____________________________________________________    Account Holder ________________________________________________
Bank Address __________________________________________________    Account No. ___________________________________________________
City _____________________ State ____ Zip _____________________    Account Type __________________________________________________
Branch No. ____________________________________________________
Bank Routing No. ______________________________________________    % to be Paid* _________________________________________________


Fifth Payee         Direct Deposit ______   Checking ______
                                                                   Name of

Bank Name _____________________________________________________    Account Holder ________________________________________________
Bank Address __________________________________________________    Account No. ___________________________________________________
City _____________________ State ____ Zip _____________________    Account Type __________________________________________________
Branch No. ____________________________________________________
Bank Routing No. ______________________________________________    % to be Paid* _________________________________________________


*Please note that (if applicable) the total of all the percents of distribution to be paid to the Payees should equal 100%.

______________________________________________                           _________________________________________________________
Original Signature - Subscriber - Member                                 Original Signature - Subscriber - Member
or Authorized/Custodial Representative


Date Signed ____________________                                         _________________________________________________________
                                                                         Original Signature - Subscriber - Member


                                        Please make a copy for your records

                                   ---------
                                   ICON LOGO
                                   ---------

                                  PROPRIETARY
                                 SELF-DIRECTED
                                IRA APPLICATION
                              AND TRUST AGREEMENT

                       FOR INDIVIDUAL RETIREMENT ACCOUNTS
                                       AND
                       SIMPLIFIED EMPLOYEE PENSION PLANS



                                               STERLING
                         Administered By:       TRUST
                                               COMPANY

--------------------------------------------------------------------------------
ABOUT STERLING TRUST COMPANY:

Sterling Trust is a non-bank trust company chartered under the laws of the State of Texas, and is regulated by the Texas Department of Banking. Sterling Trust is a member of the Retirement Industry Trust Association (RITA), which is dedicated to promoting excellence in the trust services industry.

Since 1984, Sterling Trust has specialized in providing quality non-discretionary trust services to self-directed IRA and business retirement plans. From the corporate offices in Waco, Texas, Sterling Trust services individual and business retirement accounts from all 50 states. Since Sterling Trusts ONLY business is the administration of self-directed retirement accounts, we have become a leader in providing specialized services designed to maximize your ability to control and manage your IRA assets. Just a few of these features include:

         o Access to speak to any of our friendly, knowledgeable customer service representatives for any of your technical or service questions

         o Automatic investment of dividends/earnings into any mutual fund of your choice

         o Accurate and timely government reporting for your contributions, rollovers, and withdrawals

         o Ability to communicate investment directions to us via recorded phone lines or by fax

         o  Easy to read quarterly statements

--------------------------------------------------------------------------------
                             STERLING TRUST COMPANY
                              Post Office Box 2526                STERLING
                             Waco, Texas 76702-2526                 TRUST
                        (254) 751-1505 o (800) 955-3434            COMPANY

                                      (1)

--------------------------------------------------------------------------------
             HOW TO SET UP A PROPRIETARY STERLING IRA TRUST ACCOUNT
--------------------------------------------------------------------------------
[1] Complete, sign and date the Adoption Agreement (Pages 3 and 4). Account cannot be processed without proper signature.)

[2]  Write two separate checks, payable to Sterling Trust Company for:

     o   IRA  Contribution OR ROLLOVER (if making one)
         All IRA contribution and rollover checks must be made payable and delivered to Sterling Trust Company. We cannot accept checks made payable to any investment entity. Likewise, we will not permit IRA contributions or rollovers to be made directly with any investment entity.

     o $50.00 for the establishment and first year annual fee as shown in the fee schedule on page 3 (Section 2)-If the account will be funded by an incoming transfer or direct rollover, the $15.00 establishment fee should be paid up front and the $35.00 annual fee may be deducted from the transfer/rollover proceeds provided Sterling Trust receives these proceeds within 60 days after the account is established. Any fees owed after 60 days will be billed to the account holder, including late charges.

[3] If you desire to have your IRA funds transferred from an existing IRA to your STERLING IRA, or rolled over directly from an employer-sponsored retirement plan, refer to the instructions on page 5. Then complete and sign the Transfer Request/Direct Rollover Letter on page 6.

[4] If you desire your initial contribution to be established in connection with a SIMPLIFIED EMPLOYEE PENSION, include a copy of the completed FORM 5305-SEP (Page 9). The original of this form should be retained by the employer.

[5] This proprietary IRA permits you to hold investment products offered by the investment sponsor and one public mutual fund at a reduced fee. Any earnings income generated by the investment may be handled one of two ways:

     o You may elect to participate in the investment sponsor's reinvestment plan, if one is available, or

     o   You may choose to have cash distributions paid to your Sterling IRA.

     Either election can usually be selected directly on the investment sponsor's subscription application.

     If you elect to receive cash distributions, the investment sponsor must send these payments to your Sterling IRA. Once received, these payments will automatically be deposited into an FDIC-insured money market account within your Sterling IRA where they will accumulate until further direction is received, or

     o You may choose to direct the distributions to one mutual fund. To do this, simply write your instructions in the Investment Direction section on page 4. Be sure to include the mutual fund's regular (non-IRA) application with the broker-dealer section completed.

     o You may choose to withdraw the distributions from your Sterling IRA. To do this, complete Sterling's IRA Distribution Request form.

[6]  SEND all completed materials to:           Sterling Trust Company
                                                Post Office Box 2526
                                                Waco, Texas 76702-2526

              For overnight delivery:           7901 Fish Pond Road
                                                Waco, Texas 76710

Upon acceptance of the trust account, Sterling Trust Company will execute the investment instructions provided (if any) and mail a copy of the accepted Adoption Agreement to you, along with your new account number.
--------------------------------------------------------------------------------

For additional assistance in establishing your IRA account or for more information on IRAs in general, you may write to Sterling Trust Company at the above address or inquire at either of the following numbers:

                        (254) 751-1505 or (800) 955-3434

                                      (2)

                             STERLING TRUST COMPANY
                    Proprietary Individual Retirement Trust
                           Account Adoption Agreement


I hereby establish a Sterling Trust Company Individual Retirement Trust Account, agree to the terms of the related Trust Account Agreement, and certify the accuracy of the following information. This Agreement shall become effective upon acceptance by Sterling Trust Company.

[1] Account Registration Information

    Sterling Trust Company, Trustee, for the benefit of:
    Full Name______________________________________________
    Address________________________________________________
    City ______________________ State_______ Zip __________

    ________________________________  _____/_______/_______
    Soc. Sec. No.                     Date of Birth
    ________________________________  _____________________
    Phone # (Business)                Phone # (Home)

--------------------------------------------------------------------------------
Beneficiary Designation: Please complete ALL of the following information. Your Beneficiary may be changed at any time by notifying Sterling Trust Company in writing.
--------------------------------------------------------------------------------

    Beneficiary Nam _______________________________________

    ________________________________  _____/_______/_______
    Soc. Sec. No.                     Date of Birth
    Relationship __________________________________________

    Contingent Beneficiary Name ___________________________

    ________________________________  _____/_______/_______
    Soc. Sec. No.                     Date of Birth
    Relationship __________________________________________

--------------------------------------------------------------------------------

Note:

If you are married and name someone other than your spouse as your primary beneficiary, spousal consent may be required and your spouse should sign the consent below. It is your responsibility to determine if this section applies. Refer to your Disclosure Statement for information about the effects of community property laws. You may need to consult with legal counsel. Sterling Trust Company will not be liable for any consequences resulting from failure to provide proper spousal consent. If this section applies, have your spouse sign below:

Spousal Consent:

I agree to my spouse's naming of a primary beneficiary other than myself. I also acknowledge that I shall have no claim whatsoever against the Trustee for any payment to my spouse's named beneficiary.

_________________________________________________     _________________________
Spouse's Signature                                    Date

--------------------------------------------------------------------------------

[2] Proprietary IRA Fee Schedule

    A. Set-up Fees:
          o One-Time Establishment Fee ..................................$15.00
          o First Year Annual Fee .......................................$35.00

    B. Annual Renewal Fees...............................................$35.00
          o Billed upon anniversary of account establishment date

    C. Special Service Fees:
          o Distribution Fee ........................................$5.00 each
          o Federal Withholding fee .................................$5.00 each
          o Safekeeping Fee ....................................$25.00 annually
          o Stop Payment Fee ............................................$25.00
          o Wire Transfer Fee ............................................$6.50
          o Return Check Fee ............................................$25.00
          o Partial Termination Fee ...........................$10.00 per asset
          o Termination Fee .............................................$50.00
          o Additional Fees may be charged for extraordinary services.

--------------------------------------------------------------------------------

[3] Type of Account (check appropriate box)

     A. [ ] Annual Contribution IRA:
          [ ] Regular IRA ..............................................$______
              The maximum annual contribution for an individual is the lesser of 100% of compensation or $2,000.

          [ ] Spousal IRA ..............................................$______
              For an individual and non-working spouse, $4,000 overall limit with not more than $2,000 allocated to either the individual or non-working spouse's account.
              The above contribution(s) are being made for the tax year ending December 31, ______.
              (Contribution must be made by April 15th following the year for which the tax deduction is taken.)

     B. [ ] Trustee-to-Trustee Transfer of Existing IRA:
            (Please attach completed Transfer Request Letter, page 5)

     C. [ ] Rollover IRA: ...............................................$_____
            This Rollover Contribution is the result of:

            [ ] Proceeds which I have actually or constructively received from a qualified pension or profit sharing plan, a 403(b) plan or another IRA.

            [ ]  Direct  Rollover  from the  Trustees  of a  qualified  employer
                 retirement   plan.    (Please   attach    completed    Transfer
                 Request/Direct Rollover letter, page 5.)

            I hereby  certify  that the cash and/or  in-kind  transfer of assets which I deposit as a Rollover Contribution meets all of the requirements for an "eligible rollover contribution" under applicable law. I further certify that, if I have had constructive receipt of funds or property as indicated by checking item 3.C. above, that this rollover is being made within 60 days of my receipt of same. I acknowledge that my designation of this account as a "Rollover IRA" is irrevocable, unless I later determine that all or any portion of the assets deposited are an excess contribution.

            I understand that if I ever elect to combine regular annual IRA contributions, accumulated regular IRA contributions, or employer Simplified Employee Pension (SEP) plan, contributions with funds rolled over from a qualified plan, I forfeit the right to subsequently roll this IRA into another qualified retirement trust. I understand that Sterling Trust Company will not monitor the nature of contributions to my Account, and has no duty to question my actions should I combine rollover IRA assets with regular contribution IRA assets. I hereby hold harmless Sterling Trust Company from any liability for any financial loss, damage, or injury which I may sustain as a result of combining rollover and regular contribution IRA assets.

     D. [ ] Combination IRA: .............................................$____
            (Annual Contribution and Rollover IRA) - By electing to combine annual contribution IRA funds with funds rolled over from a qualified plan or 403(b) plan, I understand that I forfeit the right to subsequently roll this IRA into another qualified plan or 403(b) plan. I hereby release and hold harmless Sterling Trust Company from any liability for any financial loss, damage or injury which I may sustain as a result of this election.

     E. [ ] SEP Provision: ...............................................$____
            (may be selected in addition to items "A.," "B.," or "D." above)

            If this Account is established in connection with a Simplified Employee Pension (SEP), employer contributions of up to 15% of Grantor's compensation or $30,000, whichever is less, may be made in addition to contributions of up to $2,000 by Grantor.

--------------------------------------------------------------------------------
                                      (3)

--------------------------------------------------------------------------------
[4]  Investment Direction Invest my IRA funds as follows:

Include NON-IRA investment applications with only the Broker Dealer and Investor Suitability (if applicable) sections completed.

________________________ into __________________________________________________
________________________ into __________________________________________________
________________________ into __________________________________________________
________________________ into __________________________________________________

(NOTE: The above investment direction shall be applicable to only contributions, rollovers, or trustee-to-trustee transfers received or communicated with the establishment of this Account. Any subsequent contribution, rollover, or transfer shall require further investment direction orders.)
--------------------------------------------------------------------------------

[5] Representative Designation And Dealer Identification (Optional)

I HEREBY INSTRUCT STERLING TRUST COMPANY, pursuant to the provisions of this Section and Section 9.4 of the Sterling Trust Company Individual Retirement Trust Account, to pay for or receive payment from security or other investment transactions communicated by the Representative designated below, as indicated by broker confirmations of trade or other requests for payment received by Sterling Trust Company. I understand that it is solely my responsibility to direct my Designated Representative to execute trades or other investments for my Sterling Trust Company Account, and all instructions, directions, and/or confirmations received from my Designated Representative, his agent(s), or his Broker/Dealer shall be assumed by Sterling Trust Company to have been authorized by me.

I HEREBY AGREE TO INDEMNIFY and hold Sterling Trust Company harmless in its reliance upon any certificate, notice, confirmation, instruction, or other written or oral (if so elected in Section 6 below) communication purporting to have been delivered at my direction on behalf of my retirement plan by my Designated Representative or brokerage firm. Sterling Trust Company shall not be held liable for any loss or breach of trust of any kind which may result from any action that it takes in good faith in accordance with such certificate, notice, confirmation, instruction or other communication.

Representative's Name: _______________ Rep # _____________ Branch # ____________

Representative's Address: ______________________________________________________

            City _________ State_______ Zip ___________ Phone # (  )____________

Broker Dealer Name: _____________________________________ Broker # ____________

Broker Dealer Address: ________________________________________________________

            City _________ State_______ Zip ___________ Phone # (  )____________

Dealer Firm Authorized Signature: _____________________________________________
(NOTE: Dealer, mail this Application and check(s) directly to the Trustee. Do not process through your order room.)
--------------------------------------------------------------------------------

[6] Optional Authorizations (Select only those items you wish to authorize)

A.      TELEPHONE AUTHORIZATION

     I authorize Sterling Trust Company to honor telephone transaction requests from me or my Designated Representative listed above for my Account. My Social Security Number will be required as verification before any requests will be accepted.
     I understand and agree that Sterling Trust Company will not be liable for any loss, expense or cost arising out of any requests effected hereunder.

     (NOTE: This authorization applies only to investment directions given to Sterling Trust Company. It does not automatically authorize telephone exchange or redemption privileges for any investment.)

 [ ] Telephone  Authorization  automatically applies unless this box is checked.
     Check this box only if you DO NOT want telephone authorization.

B.      PAYMENT OF ANNUAL PROPRIETARY TRUSTEE FEES

 Annual Trustee Fees for my IRA should be (check one box only):
 [ ] Invoiced to me annually at the above address; or
 [ ] Automatically withdrawn from the assets of my IRA Account.

  (NOTE: If no option is chosen above, Sterling will assume automatic withdrawal of annual Trustee Fees from the Account. The Accountholder will be responsible for any fee deficiency should the Account be illiquid or have insufficient funds to cover all fees. Sterling Trust reserves the right to charge a $5.00 extra processing fee for illiquid or insufficient accounts.)

--------------------------------------------------------------------------------

[7] Signatures

The individual hereby (i) appoints Sterling Trust Company as Trustee of the Account(s), (ii) acknowledges receipt of the Trust Agreement and Disclosure Statement on the date of this Application, (iii) acknowledges receipt of current prospectus(es), if any, of the investment(s) selected, (iv) consents to the Trustees fee as specified in this Adoption Agreement, (v) agrees to promptly give instructions to the Trustee necessary to enable the Trustee to carry out its duties under the Trust Agreement and (vi) represents that whenever information as to any taxable year is required to be filed with the Internal Revenue Service, the individual will file such information with the Internal Revenue Service unless filed by the Trustee. The individual has read, accepts and specifically incorporates the Trust Agreement herein, by reference. If Sterling Trust Company receives funds from any source, including contributions, transfers, rollovers, or income from any asset of the trust account for which there is no investment direction on file, Sterling Trust Company is authorized and directed to place such funds in an interest bearing instrument of the Trustee or an affiliate of the Trustee until further investment direction is received. The individual understands (i) that it is the individual's sole responsibility to manage the investment of this IRA, (ii) that Sterling Trust has no responsibility to question any investment directions given by the individual regardless of the nature of the investment, (iii) that Sterling Trust is in no way responsible for providing investment advice and (iv) that Sterling Trust is in no way responsible for monitoring the performance of account investments or for the performance of any investment product in the Account.


Signature _____________________    Trustee Acceptance: STERLING TRUST COMPANY
                 Individual


Date: (Required) ____/_____/____  By: ____________________________/______/______
                                             Trust Officer         Date

                                      (4)

--------------------------------------------------------------------------------
                   INSTRUCTIONS FOR TRANSFERRING AN EXISTING
                      IRA OR INITIATING A DIRECT ROLLOVER
                              TO YOUR STERLING IRA
--------------------------------------------------------------------------------

Please refer to the TRANSFER REQUEST/DIRECT ROLLOVER LETTER on the reverse side of this page and follow the instructions below. Please complete a separate TRANSFER REQUEST/DIRECT ROLLOVER LETTER for each account you wish to transfer. You may photocopy this blank form (prior to completing it) if more than one form is needed.

         [1]   Complete the date in the space provided.

         [2] Write the name, address, and telephone number of your current trustee, custodian, or plan administrator.

         [3] Then, fill in the account number, name, and description of the account you are transferring to Sterling.

         [4] Next, choose the appropriate type and form of transfer/direct rollover by completing Section 4. "Liquidate" means that the asset(s) will be sold and the proceeds sent to Sterling. "Re-registered" means that the asset(s) will not be sold, but will simply be re-registered to your Sterling IRA account. If re-registration is desired, please be sure to list all assets to be re-registered in the spaces provided. A copy of a recent statement (dated within 6 months) from your current trustee, custodian, or plan admnistrator is required.

         [5] Sign the transfer request in Section 5 and write your Social Security Number in the space provided. If your current trustee/custodian/plan administrator requires a signature guarantee, one should be obtained from an authorized member of the Securities Transfer Agents Medallion Program (STAMP). Check with your local bank or broker/dealer to see if they offer this service and are members of STAMP. Note: a notary/public is not acceptable.

         [6] Send the completed transfer request form along with a copy of your most recent statement to Sterling Trust Company. If you do not have an IRA account already established with Sterling Trust, this form must be accompanied by a completed IRA Adoption Agreement (found on pages 3 and 4 of this booklet) and payment of your fees.

Sterling Trust will sign the letter of acceptance and mail the request to your current trustee/custodian/plan administrator. Please note that some transfers may take from two weeks to several months to complete. Sterling Trust will follow up with the request until the transfer has been completed.

If your current trustee/custodian/plan administrator sends any additional paperwork to you to complete, please do so promptly and return to them. In addition, please send a copy of this paperwork to Sterling Trust.

--------------------------------------------------------------------------------
                                      (5)

--------------------------------------------------------------------------------
                    TRANSFER REQUEST/DIRECT ROLLOVER LETTER
--------------------------------------------------------------------------------

[1] Date __________________________

[2] To _________________________________________________________________________
              Name of Present Trustee, Custodian, or Employer Plan

________________________________________________________________________________
                  Address where this request should be mailed

______________________________________________________________(   ) ____________
           City            State                  Zip Code          Phone

[3] _______________________  ______________________________  ___________________
        Account Number       Name As It Appears On Account      Type of Account

--------------------------------------------------------------------------------

[4]  PLEASE RE-REGISTER ASSETS AND/OR MAKE ANY CHECKS PAYABLE:
     Sterling Trust Company, Trustee
     FBO: _____________________________________  IRA __________________________
     P.O. Box 2526                               (254) 751-1505
     Waco, TX  76702-2526                        Tax ID#: 76-0115756
--------------------------------------------------------------------------------
     [ ] FULL TRANSFER OF AN EXISTING IRA (Choose one only)

         [ ] Liquidate/sell all assets. NOTE: To avoid delays, check with your current trustee to determine if all assets can be sold.

         [ ]   Re-register all assets. (Must attach current statement)

         [ ]   Other: Please see attached instructions.

     [ ] PARTIAL TRANSFER OF AN EXISTING IRA

         [ ]   Re-register the following asset(s):

         _____________________________________   _______________________________

         _____________________________________   _______________________________

         [ ] Liquidate/Sell the following as indicated and transfer proceeds:

         _____________________________________   $___________________ OR [ ] ALL

         _____________________________________   $___________________ OR [ ] ALL

         _____________________________________   $___________________ OR [ ] ALL


     ANNUITIES

         [ ] Change of ownership and beneficary. Annuitant information should remain the same.

         [ ] Surrender the entire annuity. The original policy or a statement of loss is attached.

         [ ]   Partial surrender of $___________________.

         Applicable surrender and/or penalty charges may be deducted and are authorized by my signature below.


         DIRECT ROLLOVER FROM A QUALIFIED PLAN

         NOTE: Your employer may require specific withdrawal forms and may not accept this form. To avoid delays, please contact the benefits department to verify withdrawal requirements and your eligibility.

         [ ]  100% of my vested benefit.

         [ ]  _________% of my vested benefit

         [ ]  the following amount $______________.

--------------------------------------------------------------------------------

[5]  SIGNATURE

     This transfer of assets is to be executed from fiduciary to fiduciary in such a manner that will not place me in actual or constructive receipt of all or any part of my assets. If I attained age 70 1/2 during this year, I understand IRS regulations require that my current trustee distribute or withhold form this transfer any amount which may be required to be paid to me as a Required Minimum Distribution. I further assume that Sterling Trust Company will assume that all required distributions are satisfied prior to the transfer.

     __________________________________   _________________________________
        Signature of Accountholder            Social Security Number


        -----------------------------------------------------------
        Signature Guarantee (Affix Medallion Stamp)


        Your resigning trustee/custodian may require your signature be guaranteed by a Medallion Program member.
        -----------------------------------------------------------

     ACCEPTANCE

     Sterling Trust Company has entered into an Individual Retirement Trust Agreement with the person named above, and Sterling Trust Company, as Trustee of such account, agrees to accept and does hereby accept transfer of the assets described above to such account.

                             Sterling Trust Company


Date: ________________   By: _________________________  Authorized Signatory


                                      (6)

                      This page intentionally left blank.


                                      (7)

--------------------------------------------------------------------------------

                     WHAT IS A SIMPLIFIED EMPLOYEE PENSION?

A Simplified Employee Pension (SEP) is a plan which, subject to certain conditions, enables an employer to make deductible contributions to its employees' IRAs. If the plan meets the SEP requirements, the employer may deduct up to the lesser of $30,000 or 15% of the employee's compensation for amounts contributed to the IRA by the employer. In addition, an employee may make his or her own contributions to the IRA, up to the lesser of $2,000 or 100% of compensation, and be entitled to a deduction for such contribution as well as his or her employer's contribution.

The following is a general description of the requirements of a Simplified Employee Pension:

     1. The employer makes contributions to Individual Retirement Accounts for all of his employees who have (a) attained age twenty-one (21) and (b) performed service during at least three of the five preceding calendar years.

     2. The contributions must bear a uniform relationship to the total compensation of each employee. The contributions may not discriminate in favor of officers, 10% shareholders, self-employed or highly compensated individuals.

     3. Only the first $150,000 (indexed for inflation) of compensation may be taken into account in determining the amount of employer contribution.

     4. The contributions must be 100% vested when made, and the employer may make not restrictions on withdrawal from the IRAs.

     5. The contributions must be made under a written allocation formula specifying the requirements for participation in the allocation and the method of computing the allocation. Contributions must be made no later than the due date of the employer tax return, plus extensions.

     6. The regular individual retirement plan tax rules generally govern the IRA of each employee except that the dollar limitation on deductibility of contributions is increased to $30,000. Also, the employee can make his own contributions to the IRA (up to the lesser of $2,000 or 100% of compensation).

When the requirements of the Simplified Employee Pension are met, the employer will be entitled to a tax deduction for contributions not exceeding 15% of the compensation paid to his employees during the calendar year ending with or within the taxable year. The employee will not be required to include the amount of the employer's contribution to his IRA in computing his gross income for tax purposes.

An employer establishing a SEP Plan will be responsible for certain administrative tasks, including determination of eligible employees and calculation of contributions for each participant. Sterling Trust does not perform any of these employer administrative funtions, nor does it offer such services at an additional fee. Sterling's responsiblity shall be limited to the custodial-trustee duties associated with any participant IRAs established with Sterling under the Plan.

An employer may establish a Simplified Employee Pension by executing an Agreement on IRS Form 5305-SEP, which is included in this booklet and which describes in more detail the characteristics and requirements of a Simplified Employee Pension. A copy of IRS Form 5305-SEP must be given to each covered employee.

--------------------------------------------------------------------------------

                                      (8)

Form 5305-SEP                     Simplified Employee Pension-Individual                       DO NOT File with
(Rev. January 1997)              Retirement Accounts Contribution Agreement                        the Internal
                            (Under section 408(k) of the Internal Revenue Code)                 Revenue Service
Department of the Treasury
Internal Revenue Service
----------------------------------------------------------------------------------------------------------------


___________________________________________________  makes the following  agreement  under section 408(k) of the
                (Name of employer)

Internal Revenue Code and the instructions to this form.

Article  I -- Eligibility   Requirements   (Check   appropriate  boxes  --   see
Instructions.)

The employer agrees to provide for discretionary contributions in each calendar year to the individual retirement account or individual retirement annuity (IRA) of all employees who are at least __________ years old (not to exceed 21 years old) and have performed services for the employer in at least __________ years (not to exceed 3 years) of the immediately preceding 5 years. This simplified employee pension (SEP) [ ] includes [ ] does not include employees covered under a collective bargaining agreement, [ ] includes [ ] does not include certain nonresident aliens, and [ ] includes [ ] does not include employees whose total compensation during the year is less than $400*.

Article II -- SEP Requirements (See Instructions.)

The employer agrees that contributions made on behalf of each eligible employee will be:

A. Based only on the first $160,000* of compensation.

B. Made in an amount that is the same percentage of total compensation for every employee.

C. Limited annually to the smaller of $30,000* or 15% of compensation.

D. Paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract).


---------------------------------------     ------------------------------------
     Employer's signature and date                       Name and title
--------------------------------------------------------------------------------
Paperwork Reduction Act Notice

The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:

Recordkeeping                1 hr., 40 mim.
Learning about the
law or the form              1 hr., 35 mim.
Preparing the form           1 hr., 41 mim.

   If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. DO NOT send this form to this address. Instead, keep it for your records.

Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

Form 5305-SEP (Model SEP) is used by an employer to make an agreement to provide benefits to all eligible employees under a SEP described in section 408(k). Do not file this form with the IRS. See Pub. 560, Retirement Plans for the Self-Employed, and Pub. 590, Individual Retirement Arrangements (IRAs).

Instructions to the Employer

Simplified Employee Pension.-- A SEP is a written arrangement (a plan) that provides you with a simplified way to make contributions toward your employees' retirement income. Under a SEP, you can contribute to an employee's individual retirement account or annuity (IRA). You make contributions directly to an IRA set up by or for each employee with a bank, insurance company, or other qualified financial institution. When using Form 5305-SEP to establish a SEP, the IRA must be a Model IRA established on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter. Making the agreement on Form 5305-SEP does not establish an employer IRA described in section 408(c).

When Not To Use Form 5305-SEP -- Do not use this form if you:

1. Currently maintain any other qualified retirement plan. This does not prevent you from also maintaining a Model Elective SEP.

2. Previously maintained a defined benefit plan that is now terminated.

3. Have any eligible employees for whom IRAs have not been established.

4. Use the services of leased employees (described in section 414(n)).

   5. Are a member of an affiliated service group (described in section 414(m)), a controlled group of corporations (described in section 414(b)), or trades or businesses under common control (described in sections 414(c) and 414(o)), unless all eligible employees of all the members of such groups, trades, or businesses, participate in the SEP.

6. Will not pay the cost of the SEP contributions. Do not use Form 5305-SEP for a SEP that provides for elective employee contributions even if the contributions are made under a salary reduction agreement. Note: SEPS permitting elective deferrals cannot be established after 1996.

Eligible Employees. -- All eligible employees must be allowed to participate in the SEP. An eligible employee is any employee who: (1) is at least 21 years old, and (2) has performed "service" for you in at least 3 of the immediately preceding 5 years.


Note: You can establish less restrictive eligibility requirements, but not more restrictive ones.

   Service is any work performed for you for any period of time, however short. If you are a member of an affiliated service group, a controlled group of corporations, or trades or businesses under common control, service includes any work performed for any period of time for any other member of such group, trades, or businesses.

Excludable Employees.-- The following employees do not have to be covered by the
SEP: (1) employees covered by a collective bargaining agreement whose retirement benefits were bargained for in good faith by you and their union, (2) nonresident alien employees who did not earn U.S. source income from you, and
(3) employees who received less than $400* in compensation during the year.

Contribution Limits. -- The SEP rules permit you to make an annual contribution of up to 15% of the employee's compensation or $30000* whichever is less. Compensation, for this purpose, does not include employer contributions to the SEP or the employee's compensation in excess of $160,000*. If you also maintain a Model Elective SEP or any other SEP that permits employees to make elective deferrals, contributions to the two SEPs together may not exceed the smaller of $30000* or 15% of compensation for any employee.

   Contributions cannot discriminate in favor of highly compensated employees. You are not required to make contributions every year. But you must contribute to the SEP-IRAs of all the eligible employees who actually performed services during the year of the contribution. This includes eligible employees who die or quit working before the contribution is made.

--------------------------------------------------------------------------------
*This amount reflects the cost-of-living increase under section 408(k)(8), effective January 1, 1998. The amount is adjusted annually. The IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.

   You may also not integrate your SEP contributions with, or offset them by, contributions made under the Federal Insurance Contributions Act (FICA).

   If this SEP is intended to meet the top-heavy minimum  contribution  rules of section 416, but it does not cover all your employees who participate in your elective SEP, then you must make minimum contributions to IRAs established on behalf of those employees.

Deducting Contributions. -- You may deduct contributions to a SEP subject to the limits of section 404(h). This SEP is maintained on a calendar year basis and contributions to the SEP are deductible for your tax year with or within which the calendar year ends. Contributions made for a particular tax year must be made by the due date of your income tax return (including extensions) for that tax year.

Completing the Agreement.-- This agreement is considered adopted when:

o IRAs have been established for all your eligible  employees;

o You have completed all blanks on the agreement form without modification; and

o You have given all your eligible employees the following information:

   1.    A copy of Form 5305-SEP.

   2. A statement that IRAs other than the IRAs into which employer SEP contributions will be made may provide different rates of return and different terms concerning, among other things, transfers and withdrawals of funds from the IRAs.

   3. A statement that, in addition to the information provided to an employee at the time the employee becomes eligible to participate, the administrator of the SEP must furnish each participant within 30 days of the effective date of any amendment to the SEP, a copy of the amendment and a written explanation of its effects.

   4. A statement that the administrator will give written notification to each participant of any employer contributions made under the SEP to that participant's IRA by the later of January 31 of the year following the year for which a contribution is made or 30 days after the contribution is made.

   Employers who have established a SEP using Form 5305-SEP and have furnished each eligible employee with a copy of the completed Form 5305-SEP and provided the other documents and disclosures described in Instructions to the Employer and Information for the Employee, are not required to file the annual information returns, Forms 5500, 5500-C/R, or 5500-EZ for the SEP. However, under Title I of ERISA, this relief from the annual reporting requirements may not be available to an employer who selects, recommends, or influences its employees to choose IRAs into which contributions will be made under the SEP, if those IRAs are subject to provisions that impose any limits on a participant's ability to withdraw funds (other than restrictions imposed by the Code that apply to all IRAs). For additional information on Title I requirements, see the Department of Labor regulation at 29 CFR 2520.104-48.

Information for the Employee

The information  below explains what a SEP is, how  contributions  are made, and
how  to  treat  your  employer's   contributions  for  tax  purposes.  For  more
information, see Pub. 590.

Simplified Employee Pension. -- A SEP is a written arrangement (a plan) that allows an employer to make contributions toward your retirement. Contributions are made to an individual retirement account/annuity (IRA). Contributions must be made to either a Model IRA executed on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter.

   An employer is not required to make SEP contributions. If a contribution is made, it must be allocated to all the eligible employees according to the SEP agreement. The Model SEP (Form 5305-SEP) specifies that the contribution for each eligible employee will be the same percentage of compensation (excluding compensation higher than $160,000*) for all employees.

   Your employer will provide you with a copy of the agreement containing participation rules and a description of how employer contributions may be made to your IRA. Your employer must also provide you with a copy of the completed Form 5305-SEP and a yearly statement showing any contributions to your IRA.

   All amounts contributed to your IRA by your employer belong to you even after you stop working for that employer.

Contribution Limits. -- Your employer will determine the amount to be contributed to your IRA each year. However, the amount for any year is limited to the smaller of $30,000* or 15% of your compensation for that year. Compensation does not include any amount that is contributed by your employer to your IRA under the SEP. Your employer is not required to make contributions every year or to maintain a particular level of contributions.

Tax Treatment of Contributions. -- Employer contributions to your SEP-IRA are excluded from your income unless there are contributions in excess of the applicable limit. Employer contributions within these limits will not be included on your Form W-2.

Employee Contributions. -- You may contribute the smaller of $2,000 or 100% of your compensation to an IRA. However, the amount you can deduct may be reduced or eliminated because, as a participant in a SEP, you are covered by an employer retirement plan.

SEP Participation. -- If your employer does not require you to participate in a SEP as a condition of employment, and you elect not to participate, all other employees of your employer may be prohibited from participating. If one or more eligible employees do not participate and the employer tries to establish a SEP for the remaining employees, it could cause adverse tax consequences for the participating employees.

An employer may not adopt this IRS Model SEP if the employer maintains another qualified retirement plan or has ever maintained a qualified defined benefit plan. This does not prevent your employer from adopting this IRS Model SEP and also maintaining an IRS Model Elective SEP or other SEP. However, if you work for several employers, you may be covered by a SEP of one employer and a different SEP or pension or profit-sharing plan of another employer.

SEP-IRA Amounts -- Rollover or Transfer to Another IRA. -- You can withdraw or receive funds from your SEP-IRA if within 60 days of receipt, you place those funds in another IRA or SEP-IRA. This is called a "rollover' and can be done without penalty only once in any 1-year period. However, there are no restrictions on the number of times you may make "transfers" if you arrange to have these funds transferred between the trustees or the custodians so that you never have possession of the funds.

Withdrawals. -- You may withdraw your employer's contribution at any time, but any amount withdrawn is includible in your income unless rolled over. Also, if withdrawals occur before you reach age 591/2, you may be subject to a tax on early withdrawal.

Excess SEP Contributions. -- Contributions exceeding the yearly limitations may be withdrawn without penalty by the due date (plus extensions) for filing your tax return (normally April 15), but is includible in your gross income. Excess contributions left in your SEP-IRA account after that time may have adverse tax consequences. Withdrawals of those contributions may be taxed as premature withdrawals.

Financial Institution Requirements. -- The financial institution where your IRA is maintained must provide you with a disclosure statement that contains the following information in plain, nontechnical language:

1. The law that relates to your IRA.

2. The tax consequences of various options concerning your IRA.

3. Participation eligibility rules, and rules on the deductibility of retirement savings.

    4. Situations and procedures for revoking your IRA, including the name, address, and telephone number of the person designated to receive notice of revocation. (This information must be clearly displayed at the beginning of the disclosure statement.)

    5. A discussion of the penalties that may be assessed because of prohibited activities concerning your IRA.

    6. Financial disclosure that provides the following information:

    a. Projects value growth rates of your IRA under various contribution and retirement schedules, or describes the method of determining annual earnings and charges that may be assessed.

    b. Describes whether, and for when, the growth projections are guaranteed, or a statement of the earnings rate and the terms on which the projections are based.

    c. States the sales commission for each year expressed as a percentage of $1,000.

   In addition, the financial institution must provide you with a financial statement each year. You may want to keep these statements to evaluate your IRA's investment performance.

--------------------------------------------------------------------------------

Form 5305                                        STERLING TRUST COMPANY
(Rev. January 1998)                       Individual Trust Retirement Account
Department of the Treasury                     (Under Section 408(a) of
Internal Revenue Service                       the Internal Revenue Code)
--------------------------------------------------------------------------------
This Individual Retirement Trust Account Agreement (hereinafter called the "Agreement") is made between Sterling Trust Company, a Texas Trust Company (hereinafter called the "Trustee") and each individual (hereinafter called the "Grantor") who executes an Adoption Agreement, incorporating the terms of this Agreement, for the purpose of establishing an individual retirement account (hereinafter called the "trust account") as described in Section 408(a) of the Internal Revenue Code of 1986, as amended, or any successor statute (hereinafter called the "Code"), upon the terms set forth herein.

ARTICLE I.

1.1 The Trustee may accept additional cash contributions on behalf of the Grantor for a tax year of the Grantor. The total cash contributions are limited to $2,000 for the Tax year unless the contribution is a rollover contribution described in Section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section 408(k).

ARTICLE II.

2.1  The   Grantor's   interest  in  the   balance  in  the  trust   account  is
nonforfeitable.

ARTICLE III.

3.1 No part of the trust funds may be invested in life insurance contracts, nor may the assets of the trust account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5)).

3.2 No part of the trust funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by Section 408(m)(3) which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE IV.

4.1 Notwithstanding any provision of this agreement to the contrary, the distribution of the Grantor's interest in the trust account shall be made in accordance with the following requirements and shall otherwise comply with
    Section 408(a)(6) and Proposed Regulations Section 1.408-8, including the incidental death benefit provisions of Proposed Regulations Section 1.401
    (a)(9)-2, the provisions of which are herein incorporated by reference.

4.2 Unless otherwise elected by the time distributions are required to begin to the Grantor under paragraph 4.3, or to the surviving spouse under paragraph 4.4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Grantor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated.

4.3 The Grantor's entire interest in the trust account must be, or begin to be, distributed by the Grantor's required beginning date, April 1 following the calendar year end in which the Grantor reaches age 70/1/2. By that date, the Grantor may elect, in a manner acceptable to the trustee, to have the balance in the trust account distributed in:

(a) A single sum payment.

(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Grantor.

(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Grantor and his or her designated beneficiary.

(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Grantor's life expectancy.

(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Grantor and his or her designated beneficiary.

4.4 If the Grantor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

(a) If the Grantor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 4.3.

(b) If the Grantor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Grantor or, if the Grantor has not so elected, at the election of the beneficiary or beneficiaries, either

(i) Be distributed by the December 31 of the year containing the fifth anniversary of the Grantor's death, or

(ii)Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Grantor's death. If, however, the beneficiary is the Grantor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Grantor would have turned age 70 1/2.

(c) Except where distribution in the form of an annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Grantor's required beginning date, even though payments may actually have been made before that date.

(d) If the Grantor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

4.5 In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the Grantor (or the joint life and last survivor expectancy of the Grantor and the Grantor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 4.3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Grantor and designated beneficiary as of their birthdays in the year the Grantor reaches ages 701/2. In the case of a distribution in accordance with paragraph
    4.4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

4.6 The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisty the minimum distribution requirements described above. This method permits an individual to satisty these requirements by taking from one individual retirement account the amount required to satisty the requirement for another.

ARTICLE V.

5.1 The Grantor agrees to provide the Trustee with information necessary for the Trustee to prepare any reports required under Section 408(i) and Regulations
    Section 1.408-5 and 1.408-6.

5.2 The Trustee agrees to submit reports to the Internal Revenue Service and the Grantor as prescribed by the Internal Revenue Service.

ARTICLE VI.

6.1 Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with Section 408(a) and related regulations will be invalid.

ARTICLE VII.

7.1 This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

ARTICLE VIII. ContributIons

8.1 All contributions made to the trust account shall be in cash, except in the case of a rollover or transfer contribution.

8.2 For any year, Grantor may contribute to his or her IRA during the calendar year and not later than the time prescribed by law for filing the return for such taxable year (not including extensions thereof).

8.3 Except  in  the  case  of  a  Rollover  IRA  or  a  plan-to-plan   transfer,
    contributions made by or on behalf of Grantor shall not be made during or after the calendar year in which Grantor attains age 70 1/2 years.

8.4 The Grantor assumes sole responsibility for determining that contributions to the trust account do not exceed the limits specified in the Code. With respect to any contribution designated by the Grantor as a rollover contribution, the Grantor warrants:

(a) that such amount is an "eligible rollover distribution" under Section 402 of the Code received from a qualified plan or 403(b) plan, another individual retirement account or annuity, or a U.S. retirement bond, and is rolled over directly from an eligible retirement plan, or contributed to the trust account established hereunder within sixty (60) days of its receipt by Grantor.

(b) that in the case of a rollover from a qualified plan or 403(b) plan, the amount of such rollover contribution is an amount equal to or less than the excess of the qualified total distribution or partial distribution over amounts contributed thereto by Grantor (other than qualified voluntary employee contributions as described in Section 219(e) of the Code) and, if any portion of such rollover consists of property other than cash, such distribution to Grantor consisted of the same property being contributed to the trust account established hereunder; and

(c) that, in the case of a rollover contribution from another individual retirement account or individual retirement annuity, such other account or annuity was not itself funded by a rollover contribution from another IRA within one (1) year of the date of the contribution to the trust account established hereunder.

8.5 The Trustee will not be responsible for the computation and the collection of any contributions under this Agreement, and shall be under no duty to determine whether the nature or amount of any contributions is in accordance with this Agreement or the Code. In addition, the Trustee shall not be responsible for computing or maintaining a record of the deductible portion of any contribution.

ARTICLE IX. Investments

9.1 Grantor retains all responsibilities and duties for the selection, management, and retention of investments, to the exclusion of the Trustee, pursuant to his power as "Settlor" under Section 114.003 of The Texas Trust Code. At the direction of the Grantor, the Trustee shall invest all contributions to the account and earnings thereon. The Trustee shall be responsible for the execution of such orders and for maintaining adequate records thereof. If investment direction orders are not received as required, or, if received, are unclear in the opinion of the Trustee, all or a portion of the contribution may be held uninvested without liability for loss of income or appreciation and without liability for interest pending receipt of such orders or clarification. Upon death of the Grantor, the beneficiary(ies) and/or representative for the estate of the Grantor assume all rights and responsibilities for investment of the account.

9.2 The Trustee shall retain in cash so much of the Trust as the Grantor or his designated agent or representative directs or until other instructions are received from the Grantor or his agent, and is authorized to place such cash held in the Trust in an interest-bearing instrument of the Trustee or an affiliate of the Trustee as defined in IRC Section 1504. The Trustee may perform subaccounting and

--------------------------------------------------------------------------------
                                      (11)
    interest posting functions related to the account as described in this Section, and may receive a fee directly from the investment sponsor for these services. Grantor agrees that such subaccounting services are necessary for the proper function of the IRA account and further agrees to such fees being paid to Trustee. Grantor understands that fees described in this Section are not to be borne by the Grantor. It is understood by the Grantor that any Investment Advisor (as defined in Section 9.3) of the Grantor may direct the Trustee to retain a specific amount of cash in the Grantor's account on deposit with the Trustee, partially in exchange for the Trustee's services hereunder, and the Grantor agrees that any such deposits with the Trustee shall constitute additional compensation due to the Trustee over and above the fees provided for in Article XIV.

9.3 The Grantor may appoint an Investment Advisor, qualified under Section 3(38) of the Employee Retirement Income Security Act of 1974, to direct the investment of the IRA. The Grantor shall notify the Trustee in writing of any such appointment by providing the Trustee a copy of the instruments appointing the Investment Advisor and evidencing the Investment Advisor's acceptance of such appointment, an acknowledgment by the Investment Advisor that it is a fiduciary of the account, and a certificate evidencing the Investment Advisor's current registration under the Investment Advisor's Act of 1940. The Trustee shall comply with any investment directions furnished to it by the Investment Advisor, unless and until it receives written notification from the Grantor that the Investment Advisor's appointment has been terminated.

9.4 On a form acceptable to the Trustee, the Grantor may designate a representative for the purpose of communicating investment directions to the Trustee and receiving information on the account. Said Designated Representative ("Rep") may be a registered representative of a broker/dealer organization, a financial advisor or other person as may be acceptable to the Grantor. The Rep shall be the authorized agent of the Grantor, and not of the Trustee. The Trustee shall construe any and all investment directions given by the Rep, whether written or oral, as having been authorized by the Grantor. The Grantor may appoint and/or remove a Rep by written notice to the Trustee provided that removal of a Rep shall not have the effect of cancelling any notice, instruction, direction or approval received by the Trustee from the removed Rep before the Trustee receives said notice of removal from the Grantor.

9.5 On a form acceptable to the Trustee, the Grantor may authorize the Trustee to accept verbal investment directions from the Grantor or his Rep. Said verbal investment directions may be given by telephone or in person in the offices of the Trustee. Grantor agrees that Trustee is not responsible for verifying the propriety of any verbal investment direction which it may receive, other than requiring Grantor's Social Security Number and Account Number for identification purposes. Grantor further agrees that the Trustee is not responsible for unauthorized trades in the account which may be effected under this Section.

9.6 If publicly-traded securities are to be included in the specified investments, orders shall be executed through a securities broker/dealer registered under the Securities Exchange Act of 1934 designated by the Grantor upon such form as the Trustee may prescribe. Any brokerage account maintained in connection herewith shall be in the name of the Trustee for the benefit of the Grantor. The Trustee shall be authorized to honor transactions within the brokerage account without obligation to verify prior authorization of same by the Grantor. Any cash received by the brokerage account, whether as income or proceeds of transactions, shall be held by the brokerage account pending directions, and the Trustee shall have no obligation to direct the broker to remit such cash until directed to do so by the Grantor, but may receive remittances without direction if the same are made by the broker. Investments outside the brokerage account shall be made in accordance with the other provisions of this Article.

    Investment directions may be given directly to the designated broker by the Grantor (in such manner as the broker may require) and the broker shall be responsible for the execution of such orders. When securities are purchased within the brokerage account requiring that funds be remitted by the Trustee to make settlement, Grantor agrees to telephonically notify or instruct the broker or Rep to telephonically notify the Trustee on the trade date of the pending securities transaction, and to request delivery of the trust account assets necessary to settle the trade. Grantor agrees to hold the Trustee harmless for any losses resulting from the Grantor's failure to notify the Trustee of the pending trade and request for settlement in the above prescribed manner.

9.7 Grantor may direct the Trustee to purchase "nonstandard" investments which shall include but not be limited to investments which are individually negotiated by the Grantor or his Rep, or part of a private placement of securities offered in reliance upon exemptions provided by Sections 3(B) and 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. The Trustee may identity investments or classes of investments which are unacceptable due to their posing an administrative burden on the Trustee. For such investments, the Trustee reserves the right to not follow the Grantor's or Rep's direction or process such an investment. The Trustee's decision to reject certain assets for reasons of administrative feasibility should not be construed as investment advice or an opinion of the Trustee as to the investment's prudence or viability.

    If  the  Grantor  or his  Rep  should  direct  the  Trustee  to  purchase  a
    non-standard   investment,   as  defined   above,   the  following   special
    certifications and provisions shall apply:

(a) Grantor agrees to submit or cause to be submitted all offering documentation related to the non-standard investment for an administrative review by the Trustee. The Trustee reserves the right to charge a reasonable fee for such administrative review so requested by the Grantor or his Rep;

(b) If the non-standard investment(s) contains a provision for future contractual payments or assessments, including margin calls, Grantor acknowledges that such payments shall be borne solely by the IRA account, that authorization to make such payments shall come from Grantor or his Rep, and that making such payments may reduce or exhaust the value of the IRA account. Grantor further agrees to maintain sufficient liquid funds in his IRA account to cover any such payments or assessments, and agrees that the Trustee shall not be responsible for monitoring the balance of the account to verify compliance with this Section.

    Grantor agrees to indemnity the Trustee and hold it harmless for any and all payments or assessments which may result from holding the non-standard investment within the IRA account, and further agrees that the Trustee shall be under no obligation whatsoever to extend credit to the account or otherwise disburse payment beyond the cash balance of the account for any payment or assessment related to the non-standard investment(s);

(c) If the non-standard investment(s) contain administrative and/or management requirements or duties beyond the Trustee's capabilities or expertise to provide, then Grantor agrees to seek out suitable agents or counsel necessary to perform such duties and deliver a written service agreement acceptable to the Trustee for execution on behalf of the Grantor's IRA account;

(d) If the Grantor directs the Trustee to enter into an individually-negotiated debt instrument, including a promissory note, deed of trust, real estate contract, mortgage note or debenture, then Grantor agrees to enter into a Note Servicing Agent Agreement with a third-party Agent, on a form acceptable to the Trustee. Said Note Servicing Agent shall be the agent of the Grantor and not of the Trustee, and shall be responsible for administering the terms of the debt instrument on behalf of the Grantor's Account. Should the Note Servicing Agent ever become unwilling or unable to perform the duties outlined in the Note Servicing Agent Agreement, then Grantor understands and agrees that all duties of the Note Servicing Agent shall revert to Grantor until a successor Agent is named.

(e) The Trustee shall have no duty to monitor the sufficiency or adequacy of the Grantor's actions or duties or those of his heirs, successors, agents, or assigns, nor shall the Trustee be required to monitor the acts of any paid consultant to whom the Trustee may have contractually delegated any duties or responsibilities pursuant to Grantor's or his Rep's directions;

(f) Grantor agrees to be responsible for any and all collection actions, including contracting with a collection agency or instituting legal action, and bring any other suits or actions which may become necessary to protect the rights of the account as a result of the operation or administration of the investment(s); and

(g) Grantor may not direct the purchase of a life insurance contract or a "collectible" as defined in Code Section 408(m).

9.8 The Trustee shall value assets of the account on a quarterly basis utilizing various outside sources available to it. However, the Trustee shall not guarantee the accuracy of prices obtained from quotation services, independent appraisal services, investment sponsors, or parties related thereto or other outside sources. Values for brokerage accounts shall be equal to the total equity value of the account, and shall reflect only those assets which are priced by the brokerage firm. Individual assets held within the brokerage account shall not be listed individually on statements fumished by the Trustee. In the absence of direction from the Secretary of the Treasury or his authorized representative to the contrary, the value of illiquid assets such as limited partnerships and privately-held stock shall be determined by a fair market value from the investment sponsor or other outside source. If the investment sponsor is unwilling or unable to provide a fair market value, then the Trustee may list the value of the illiquid asset at its original cost or as "Not Available." Assets which have no readily determinable market value, are bankrupt, or for which no original cost or value is otherwise available may have their value reflected as "Not Available" on the Trustee's periodic statement.

9.9 If investment(s) selected by the Grantor or his Rep generate unrelated Business Taxable lncome (UBTI), Grantor understands that such income, when considered in conjunction with all such income from all IRA accounts, may be taxable to the IRA account to the extent that all UBTI for a given taxable year exceeds the threshold amount set by the IRS (currently $1000). In such instances, the IRS requires that a Form 990-T be filed for the IRA account along with the appropriate amount of tax. Grantor understands that the Trustee does not monitor the amount of UBTI in the IRA account, and does not prepare Form 990-T. Grantor agrees to monitor UBTI for this and any other IRA account which he may hold, and further agrees to prepare, or have prepared, the proper 990-T tax form and forward it to the Trustee for filing, along with authorization to pay any tax due from the IRA account.

9.10The Grantor understands that certain transactions are prohibited for tax-exempt IRA accounts under Code Section 4975. Grantor further understands that the determination of whether a transaction directed by Grantor or his Rep is prohibited depends on all of the relevant facts and circumstances

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    surrounding the purchase. The Grantor acknowledges that the determination of whether a transaction directed by Grantor or his Rep is prohibited depends on all of the relevant facts and circumstances surrounding the purchase. The Grantor acknowledges that, should the IRA account engage in a prohibited transaction, that the fair market value of the account will become a taxable distribution to the Grantor in the taxable year in which the transaction was made. In addition, if the Grantor is under age 591/2, additional premature distribution penalty taxes may apply.

    Grantor hereby warrants that he will not enter into a transaction, or cause a transaction to be entered into, which is prohibited under Section 4975 of the Code. Grantor further warrants that, if a transaction is questionable due to Grantor's relationship to the investment sponsor, that he will consult with such counsel and advisors as Grantor may deem necessary prior to directing or causing the direction of that transaction.

ARTICLE X. Trust Accounts

10.1It shall be the sole duty of the Trustee to maintain a trust account in the name of the Grantor and to make payments and distributions as directed by the Grantor or his Rep. Pursuant to the directions of the Grantor or his Rep, the Trustee shall invest and reinvest the assets in the trust account without any duty to diversity and without regard to whether such investment is authorized by the laws of any jurisdiction for trust investment, in securities obtainable "over the counter" or on a recognized exchange, savings media and any other acceptable public or non-standard investment which in the sole judgment of the Trustee will not impose an unreasonable administrative burden (with such determination by the Trustee not to be construed in any respect as a judgment concerning the prudence or advisability of such investment). The trust account shall reflect the amounts contributed by the Grantor, receipts, investments, distributions, disbursements, and all other transactions.

10.2 The  Trustee  shall  have  the  following   powers  and  authority  in  the
     administration of the trust account:

(a) Pursuant to the Grantor's or his Rep's directions, to exercise or sell options, conversion privileges or rights to subscribe for additional securities and to make payments therefor, and to invest in any annuity contract issued by any legal reserve life insurance company.

(b) In the absence of specific investment instructions from the Grantor or his Rep, to vote in person or by proxy upon securities held by the Trustee. The Trustee shall have no responsibility to notify or forward to the Grantor or his Rep any notices, proxies, assessments or other documents received by the Trustee on behalf of the account unless the Grantor or his Rep so requests each such document in writing.

(c) Pursuant to the Grantor's directions, to consent to or participate in dissolutions, reorganizations, consolidations, mergers, sales, transfers or other changes in securities held by the Trustee, and in such connection, to delegate the Trustee's powers and to pay assessments, subscriptions and other charges.

(d) To make, execute and deliver as Trustee any and all contracts, waivers, releases or other instruments necessary or proper for the exercise of any of the foregoing powers.

(e) In the absence of specific investment instructions from the Grantor, to leave any property comprising the trust account for safekeeping or on deposit, with or without interest, with such banks, brokers and other custodians as the Trustee may select.

(f) To hold any securities in bearer form or in the name of banks, brokers and other custodians or in the name of the Trustee without qualifications or description or in the name of any nominee.

(g) To employ suitable agents and counsel and to pay their reasonable expenses and compensation.

(h) To do and perform all acts or things reasonably necessary or desirable to carry out the power and authority granted to the Trustee.

(i) To designate a securities broker/dealer registered under the Securities and Exchange Act of 1934 (including a qualified affiliate) with respect to any mutual funds held in the account as to which either no broker/dealer has been designated by the Grantor or the Grantor has advised Steriing of its decision to cease its designation of a broker/dealer.

10.3 Trustee shall invest funds received from the Participant in accordance with the directions from the Grantor within seven (7) business days of receipt of such funds plus necessary administrative and processing time. Trustee shall be under no duty to credit interest or earnings on the funds received, and Grantor agrees that Trustee shall not be liable for any market value adjustment which may occur during the period of time Trustee has control of the funds received from the Grantor.

     10.4 The Trustee shall have no duty other than to follow the directions of the Grantor, his Rep, or Investment Advisor, and shall be under no duty to question said instructions. The Trustee does not assume any responsibility for rendering advice with respect to the investment and reinvestment of the Grantor's account, and shall not be liable for any loss which results from the exercise of control over his account by the Grantor, his Rep, or Investment Advisor. In the case of any solicitation received by the Trustee with respect to the Grantor's account (including but not limited to third party tender offers with respect to limited partnership interests in the account), the Trustee will transmit such materials to the Grantor (or to his Rep or Investment Advisor, as directed by the Grantor); however, the Trustee must have at least ten (10) days from the date it receives instructions from the Grantor (or his Rep or Investment Advisor) to transmit such instructions to the soliciting party by the date specified in the solicitation. The Trustee shall have no obligation to transmit any solicitation received or instructions given with respect to the Grantor's account by other than regular mail, and shall not be responsible for any failure to respond to a solicitation by the deadline specified therein due to (i) delays in the mail or (ii) where the Trustee has less than ten (10) days from the date instructions are received from the Grantor (or his or her Rep or Investment Advisor) and the specified deadline for responding. Trustee need not honor offers or recognize communications that are not addressed to each Grantor's account by name. The Trustee shall not be responsible for any action taken by the Grantor or his Rep as a result of information concerning the account or any investment which may be transmitted or not transmitted to the Grantor or his Rep.

     The Trustee shall have no responsibility or duty to review any securities or other property held within the account, nor shall the Trustee be held liable for its failure to act because of the absence of any directions from the Grantor. The Trustee shall not be liable for the actions or inactions of any prior Trustee, Custodian, or other service provider or agent of the Grantor which may have occurred prior to the transfer of the IRA account assets to the Trustee. The Grantor shall indemnity and hold Trustee harmless for any losses resulting from the Trustee's action or inaction in relation to investment directions received from the Grantor, his Rep, or Investment Advisor, for the actions or inactions of Agents appointed by the Grantor, or by the Trustee at the direction of the Grantor, and for any tax consequences resulting from the Grantor's or Rep's direction to engage in any unauthorized transaction, including an investment in life insurance contracts, investment in collectibles, or engaging in a prohibited transaction as defined in Section 4975 of the Code.

ARTICLE XI. Beneficiary DesignatIon

11.1 The Grantor may from time to time designate, upon such form as the Trustee shall prescribe, any person, trust or persons, contingently or successively, to whom the Trustee shall pay the Grantor's interest in the trust account in the event of his death. Such primary and contingent beneficiary designation shall be effective when filed with the Trustee and shall revoke all prior beneficiary designations made before that date by Grantor.

11.2 If a Grantor fails to name a beneficiary in accordance with Section 11.1, or if all beneficiaries named by a Grantor, predeceased him, then the remaining balance of the trust account shall be payable to the spouse of the Grantor, or if there is no spouse living, then to the estate of the Grantor.

11.3 When and after distributions of the trust account to the Grantor's beneficiary commence, all rights and obligations of the Grantor under this Agreement shall inure to, and be exercised by, such beneficiary.

11.4 If the beneficiary designated to receive payments hereunder is a minor or person of unsound mind, whether so formally adjudicated or not, the Trustee, in its discretion, may make such payment to such person as may be acting as parent, guardian, committee, conservator, trustee, or legal representative of such minor or incompetent and the receipt of any such person as selected by the Trustee shall be a full and complete discharge to the Trustee for any sums so paid.

ARTICLE XII. Payout of Benefits

12.1 If the Grantor has selected a distribution option involving life contingencies, the Grantor may direct the Trustee to utilize the amount in the trust account which would otherwise be available as a lump sum distribution to purchase an annuity from such insurance company as the Grantor may select to satisfy the requirements of Article IV of this Trust.

12.2 Grantor's election as to the method of distribution under Section 4.3 of this Trust must be made at least thirty (30) days before the Required Beginning Date, which is defined as April 1 of the calendar year immediately following the calendar year in which the Grantor reaches age 70 1/2. If no election is made, the Trustee will make distributions over a period not to exceed the Grantor's single life expectancy.

12.3 When determining the amount to be distributed for the second distribution calendar year and subsequent distribution calendar years, the Grantor's life expectancy (or the joint life expectancy of the Grantor and his named beneficiary) shall not be recalculated unless such recalculation is elected by the Grantor on a form acceptable to the Trustee.

ARTICLE XIII.  Duties,  Records,  Reports

13.1 The Trustee's sole duties to the Grantor regarding reporting shall be to send Grantor a copy or facsimile of IRS Form 5498 and/or an annual calendar year statement of the assets of the account within time frames established by the IRS. The Trustee may, but is not obligated to, furnish periodic reports to the Grantor detailing transactions performed under this Trust and the value of assets held within the account.

13.2 The Trustee shall have no liability or responsibility for transactions reported on any periodic or annual statement unless the Grantor or his Rep file written exceptions or objections within 60 days after receipt of the report or statement. Upon receipt of written notification under this Section, the Trustee's liability and responsibility shall be to fully investigate the exceptions or objections, and make any adjustments, correct any entries, or otherwise reconcile the account as may be necessary. If any such adjustments or corrections are required, the Trustee shall issue a revised statement for the reporting period(s) in question.

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ARTICLE XIV. Fees and Expenses

14.1 Except as provided in Section 9.2, the Grantor shall be charged by the Trustee for its services hereunder in accordance with the current posted fee schedule of the Trustee as it may be amended from time to time. Any income taxes or other taxes of any kind whatsoever that may be levied upon or in respect of the trust account, any transfer taxes incurred in connection with the investment and reinvestment of assets in the trust account, and all other administrative expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee and compensation of the Trustee shall by paid by the Grantor and the Grantor hereby convenants and agrees to pay the same.

14.2 In the event the Grantor shall at any time fail to discharge any liability under this Article, such liability shall be charged to the trust account, and the Trustee may liquidate such of the assets of the trust account for such purposes as in its sole discretion it shall determine. Notwithstanding any contrary provisions of this Agreement, all payments under this Article and the liquidations of assets to obtain funds therefor may be made without the approval or direction of the Grantor. If the trust account is not sufficient to satisfy such liability, the Grantor shall be liable for any deficiency.

14.3 The Trustee's current posted fee schedule may be amended at any time upon 30 days' written notice to the Grantor. The Trustee reserves the right to charge fees in addition to its posted fee schedule for extraordinary or special services, or for unforeseen expenses to the account, including legal expenses incurred by the Trustee. The Trustee does not prorate fees. On a form acceptable to the Trustee, the Grantor may elect to pay fees directly, or have them withdrawn from the assets of the account. Termination fees are due and payable upon distribution to the Grantor or upon transfer to another trustee or custodian.

ARTICLE XV. Amendment and Termination

15.1 The Grantor irrevocably delegates to the Trustee the right and power to amend this Trust Agreement. Except as hereafter provided, the Trustee will give the Grantor 30 days' prior written notice of any amendment. In case of a retroactive amendment required by law, the Trustee will provide written notice to the Grantor of the amendment within 30 days after the amendment is made, or if later, by the time that notice of the amendment is required to be given under regulations or other guidance provided by the IRS. The Grantor shall be deemed to have consented to any such amendment unless the Grantor notifies the Trustee to the contrary within 30 days after notice to the Grantor and requests a distribution or transfer of the balance of the account. The Trustee's termination fee shall be applicable to any account so distributed or transferred.

15.2 The Grantor may terminate this Agreement at any time by delivery of written notice of such termination to the Trustee. Upon such termination, the Trustee shall continue to hold the assets and distribute them in accordance with the previous instructions of the Grantor and the provisions of this Agreement unless the Trustee receives other instructions from the Grantor (such as those involving a rollover) which the Trustee may follow, without liability and without any duty to ascertain whether such payout is proper under the provisions of the Code or of any other plan.

15.3 Upon request of the Grantor in writing to the Trustee, the Trustee shall transfer all assets in the trust account to the Grantor, to a qualified retirement plan, or to another individual retirement account established by the Grantor. The Trustee is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for any other liabilities constituting a charge against the assets of the trust account or against the Trustee, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor trustee or custodian.

ARTICLE XVI. Resignation or Removal of Trustee

16.1 Upon written notice to the Trustee, the Grantor may remove it from its office hereunder. Such notice, to be effective, shall designate a successor trustee or custodian and shall be accompanied by the successor's written acceptance. The Trustee may at any time resign upon thirty (30) days' prior written notice to Grantor, whereupon the Grantor shall appoint a successor to the Trustee. In the event of resignation of the Trustee and failure to appoint a qualified successor, the Trustee may appoint a successor trustee or custodian, or distribute the assets of the IRA account to the Grantor.

16.2 The successor trustee or custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury pursuant to
     Section 408(a)(2) of the Code. Upon receipt by the Trustee of written acceptance by its successor of such successor's appointment, the Trustee shall transfer and pay over to such successor the assets of the trust account and all records (or copies thereof) of Trustee pertaining thereto. The Trustee is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the trust account or on or against the Trustee, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor trustee or custodian.

16.3 The Trustee shall not be liable for the acts or omissions of its successor.

ARTICLE XVII. Miscellaneous

17.1 Neither the Grantor nor any beneficiary of the Grantor shall have any right to pledge, hypothecate, anticipate or in any way create a lien upon any assets or part of the trust account. Distributions to the Grantor, his beneficiaries, spouse, heirs-at-law, or legal representatives, excepting minors and persons under legal disability, shall be made only to them and upon their personal receipts and endorsements and no interest in the trust account, or any part thereof, shall be assignable in anticipation of payment either by voluntary or involuntary act, or by operation of law, or be liable in any way for the debts or defaults of such Grantor, his beneficiaries, spouse, or heirs-at-law. The provisions of this paragraph shall not apply to the extent that they violate any applicable law.

17.2 The trust account created hereunder is created for the exclusive benefit of the Grantor or his beneficiaries, and at no time shall it be possible for any part of the assets of the trust account to be used for or diverted to purposes other than for the exclusive benefit of the Grantor or his beneficiaries.

17.3 Notwithstanding the provisions of Sections 17.1 and 17.2 above, in the event the Grantor and the Grantor's spouse obtain a Separation Instrument, as described in Section 408(d)(6) of the Code, the Grantor may direct the Trustee in writing to transfer the appropriate portion of the assets in the Grantor's account directly to the Grantor's former spouse or to an IRA maintained by the Grantor's former spouse, provided the transfer is in accordance with the Separation Instrument, a copy of which shall be furnished to the Trustee. The transfer of assets to the Grantor's former spouse may be in cash or in-kind, pursuant to directions contained in the Separation Instrument.

17.4 The Trustee shall be under no duties whatsoever except such duties as are specifically set forth in this Agreement. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. The Grantor shall at all times duly indemnity and save harmless the Trustee from any liability which may arise hereunder except liability arising from the gross negligence or willful misconduct of the Trustee.

17.5 The Grantor agrees that all claims and disputes of every type and matter which may arise between the Grantor and the Trustee will be submitted to binding arbitration pursuant to the rules of the American Arbitration Association; that such arbitration proceedings shall take place only in McLennan County, Texas; and that to the extent not preempted by federal law, Texas law will apply. The Grantor expressly waives any right the Grantor may have to institute or conduct litigation or arbitration in any other forum or location, or before any other body. Arbitration is final and binding on the parties.

17.6 The trust account created hereunder may be utilized by an employer in conjunction with IRS FORM 5305-SEP or other approved prototype or individually-designed document to establish a Simplified Employee Pension
     (SEP) Plan.

17.7 Any notice or statement which the Trustee is required to give hereunder shall be deemed given when mailed to the intended recipient at his last known address. Any notice or statement to be given to the Trustee shall be deemed given only when actually received by the Trustee.

17.8 Words used in the masculine shall apply to the feminine where applicable and wherever the context of this Agreement indicates the plural shall be read as the singular, and the singular as the plural.

17.9 The captions of Articles in this Agreement are included for convenience only and shall not be considered a part of, or an aid to, the construction of this Agreement.

17.10 This Agreement is intended to quality under Section 408(a) of the Code and if any term or provision hereof is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

17.11 This Agreement is accepted by the Trustee in, and administered under, the laws of the State of Texas. All contributions to the Trustee shall be deemed to take place in the State of Texas.

GOVERNING LAW. THIS AGREEMENT AND ALL AMENDMENTS HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

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                              DISCLOSURE STATEMENT
              STERLING TRUST COMPANY INDIVIDUAL RETIREMENT ACCOUNT

Sterling Trust Company presents the following Disclosure Statement pursuant to Internal Revenue Service Regulations which require that the information contained therein be given to individuals for whom an Individual Retirement Account (hereinafter "IRA" or "account") is established.

A.    RIGHT OF REVOCATION

      Regulations of the Internal Revenue Service require that this Disclosure Statement be given to a participant at least seven days before the account is established, or, the participant may revoke the account within at least seven days after it is established. Copies of the Adoption Agreement establishing the IRA and related documents are included in the booklet containing this Disclosure Statement. By executing the Adoption Agreement, you acknowledge receipt of this Disclosure Statement. Accordingly, you are entitled to revoke the IRA within seven days after the date of your execution of the Adoption Agreement. Such revocation may be made only by written notice which at your option may be mailed or delivered to Sterling Trust Company as follows:

      Mailing address:            Sterling Trust Company
                                  Post Office Box 2526
                                  Waco, Texas 76702-2526

      Delivery address:           Sterling Trust Company
                                  7901 Fish Pond Road
                                  Waco, Texas 76710

      If mailed, the revocation notice shall be deemed mailed on the date of the postmark (or if by registered or certified mail, the date of registration or certification) if deposited in the mail in the United States in an envelope or other appropriate wrapper, first class postage prepaid, properly addressed. Upon revocation within the seven-day period, the Trustee will return the current fair market value of the amount contributed to the IRA, without penalty, service charge, or administrative expense.

B.    STATUTORY REQUIREMENTS OF AN IRA - CODE SEC. 408(a)
      An individual retirement account is a trust account created by a written governing instrument that meets the following requirements:

      1. The trustee or custodian must be a bank, federally insured credit union, savings and loan association, or another person eligible to act as a trustee or custodian.

      2. Except for rollovers and direct transfers (the tax free transfer of retirement funds from one retirement plan to another, described below) and employer contributions to a simplified pension plan or SIMPLE plan, contributions may not exceed the lesser of 100% of your compensation, or $2,000 in any tax year and the contribution must be in cash.

      3.    You will have a nonforfeitable interest in the account.

      4. No part of the trust funds will be invested in life insurance contracts nor may the assets be commingled with other property except in a common trust fund or common investment fund.

      5. You may not invest the assets of your IRA in collectibles (as described in Section 408(m) of the Internal Revenue Code). A collectible is defined as any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible personal property specified by the IRS. However, if the Trustee permits, specially minted US gold, silver and platinum coins and certain state-issued coins are permissible IRA investments. Beginning on 1/1/98 you may also invest in certain gold, silver, platinum or palladium bullion. Such bullion must be permitted by the Trustee and held in the physical possession of the IRA trustee or custodian.

      6. Your interest in your IRA must begin to be distributed to you by the April 1st following the calendar year you attain the age of 70 1/2. The methods of distribution, election deadlines, and other limitations are described in detail below.

C.    LIMITATIONS AND RESTRICTIONS ON THE DEDUCTION FOR AN IRA  -  CODE SEC. 219

      ELIGIBLE INDIVIDUALS

      You are permitted to make a regular contribution to your IRA for any taxable year prior to the taxable year you attain age 70 1/2, and if you receive compensation for such taxable year. Compensation includes salaries, wages, tips, commissions, bonuses, alimony, royalties from creative efforts and "earned income" in the case of self-employeds. The amount which is deductible, depends upon whether or not you are an active participant in a retirement plan maintained by your employer; your adjusted gross income (AOl); your marital status; and your tax filing status.

      MAXIMUM CONTRIBUTION ALLOWANCE

      The maximum amount you may contribute for any one year is the lesser of 100% of your compensation or $2,000. This is your contribution limit. The deductibility of regular IRA contributions depends upon your marital status, tax filing status, whether or not you are an "active participant" and your AGI.

      ACTIVE PARTICIPANT

      You are considered an active participant if you participate in your employer's qualified pension, profit-sharing, or stock bonus plan qualified under Section 401(a) of the Internal Revenue Code ("the Code"); qualified annuity under Section 403(a) of the Code; a simplified employee pension plan (SEP); a Savings Incentive Match Plan for Employees (SIMPLE); a retirement plan established by a government for its employees (this does not include a Section 457 plan); tax-sheltered annuities or custodial accounts under Section 403(b) of the Code; and pre-1959 pension trusts under Section 501(c)(18) of the Code.

      If you are not sure whether you are covered by an employer-sponsored retirement plan, check with your employer or check your Form W-2 for the year in question. The W-2 form will have a check in the "pension plan" box if you are covered by a retirement plan. You can also obtain IRS Publication 923 for more information on active participation in retirement plans for IRA deduction purposes.

      DEDUCTIBILITY OF REGULAR CONTRIBUTIONS

      If neither you or your spouse is an active participant in a qualified retirement plan (including qualified pension, profit sharing or stock bonus plans, tax-sheltered annuity plans, Simplified Employee Pension
      (SEP) Plans, SIMPLE Plans, certain government-sponsored plans, and plans described under Section 501(c)(18)(18) of the Internal Revenue Code), then you may deduct the full amount of your IRA contribution without regard to your adjusted gross income or filing status.

      If you or your spouse is an active participant in an employer sponsored retirement plan, you may be entitled to only a partial (reduced) deduction or no deduction at all, depending on your level of adjusted gross income
      (AGI) and your filing status. Your deduction begins to decrease (phase out) when your AGI falls within the thresholds set forth for the tax year as shown in the table below and a calculation must be made to determine your deductible limit for the year. The calculation reduces each spouse's otherwise deductible limit of $2,000 by .20 for every $1 of AGI within the thresholds shown. Your deduction is eliminated altogether when it reaches or exceeds the upper threshold of the scale.


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 For contributions made for taxable years,  beginning 1998 and after, the dollar thresholds for active participants in employer sponsored plans are as follows:

                         MarriedParticipants        SingleParticipants

       1998              $50,000 -  $ 60,000         $30,000 - $ 40,000
       1999              $51,000 -  $ 61,000         $31,000 - $ 41,000
       2000              $52,000 -  $ 62,000         $32,000 - $ 42,000
       2001              $53,000 -  $ 63,000         $33,000 - $ 43,000
       2002              $54,000 -  $ 64,000         $34,000 - $ 44,000
       2003              $60,000 -  $ 70,000         $40,000 - $ 50,000
       2004              $65,000 -  $ 75,000         $45,000 - $ 55,000
       2005              $70,000 -  $ 80,000         $50,000 - $ 60,000
       2006              $75,000 -  $ 85,000         $50,000 - $ 60,000
       2007              $80,000 -  $100,000         $50,000 - $ 60,000


      Married persons filing separate returns (who lived together at any time during the year) have a beginning threshold of zero. Therefore the phase out range remains $0 - $10,000, the same as for pre-1998 years.

      NONDEDUCTIBLE CONTRIBUTIONS

      Even if you are not eligible for an IRA deduction, the law allows you to make a nondeductible contribution up to the maximum of $2000.00. These contributions, while not currently excludable from income, do accumulate tax-deferred earnings until the account is distributed.

      You are responsible for reporting non-deductible contributions to the IRS on Form 8606, filed with your annual tax filing. In addition, you are responsible for keeping records as to the cumulative amount of nondeductible contributions made to your IRA. You may be subject to IRS penalties should you overstate your nondeductible amount or fail to file Form 8606.

      No deduction is allowed with respect to a rollover contribution (the tax free transfer of retirement funds from one retirement plan to another, described below).

      Your employer may take a Simplified Employer Pension (SEP) contribution on your behalf into this IRA up to the lesser of 15% of your compensation or $30,000. This limit is a per employer limit. Therefore if you work for more than one employer who maintains a SEP plan, you may receive up to the lesser of 15% of your compensation or $30,000 from each employer. Your employer may contribute to this IRA or any other IRA on your behalf under a SEP plan even if you are age 701/2 or over, and even if you are covered under a qualified plan of another employer for the year.

      The contribution to your IRA reduces your gross income. Therefore, even if you do not itemize your deductions and you use the standard deduction, you may still claim a deduction for contributions to your IRA.

      You must make contributions to your account prior to April 15th following the year in which you claim the deduction.

      AGE 701/2. No deduction will be allowed for contributions made for the tax year in which you attain age 701/2.

      MARITAL STATUS. Since a deduction is available to each eligible individual, your marital status and whether or not you file a joint return will have no effect on contributions to an IRA. Both husband and wife can claim the deduction if each individual is eligible and each adopts a separate IRA. If they do, the deduction is computed separately for each spouse whether or not they file a joint tax return.

      Community property laws of a State or other jurisdiction do not apply to IRA's. Therefore, you and your spouse must meet the qualifications individually and determine the amount of deductible contributions on the income that each of you has earned individually. You may not claim a deduction based on the earnings of your spouse, even though a State's law may provide that each spouse owns half of the income.

      The deductible contribution limitation is increased if you make a contribution to an IRA established for your non-compensated spouse. (See SECTION "L" below.)

D.    PROHIBITED TRANSACTIONS

      If you or your beneficiary engage in a prohibited transaction described in Code Sec. 4975, the entire account will lose its exemption from tax and you must include the fair market value of the account in your income for the year in which the prohibited transaction took place. In addition, you may incur certain penalties for engaging in the transaction as well as the premature distribution penalty tax if you are under age 591/2 (see below). Examples of prohibited transactions are the borrowing of the income or corpus from an account, selling property to or buying property from the account, or receiving more than reasonable compensation for service performed for the account.



E.    PLEDGING ACCOUNT AS SECURITY

      If you use your account or any portion thereof as security for a loan, the portion so used is treated as distributed to you and may be subject to the 10% penalty tax on premature distributions if you are under age 59 1/2 (see below). Accordingly, if you invest in securities, you may not sell short or execute purchases in an amount greater than available cash.

F.    PREMATURE DISTRIBUTIONS

      If you receive a payment from your IRA before you attain the age of 591/2, the payment will be considered a premature distribution, unless it falls under one of the following exceptions:

            (1)   distributions made due to your death;

            (2)   distributions made due to your disability;

            (3) any distribution to an alternate payee under a qualified domestic relations order;

            (4) a series of substantially equal periodic payments at least annually over a period not to exceed single or joint life expectancy;

            (5) distributions made to pay for medical expenses that exceed 7.5% of your adjusted gross income; or

            (6) distributions made to pay health insurance premiums by certain unemployed individuals;

            (7)   distributions   made  to  pay  for  certain  qualified  higher
                  education expenses;

            (8) distributions made to pay for qualified first-time home purchases, not to exceed $10,000;

            (9)   a qualifying rollover distribution; or

            (10) the timely withdrawal of the principal amount of an excess or nondeductible contribution.

      If you receive a premature distribution, the amount received is included in your gross income in the taxable year of receipt. In addition, your income tax liability for that tax year is increased by an amount equal to 10% of the premature distribution includible in your gross income.

      If your account is disqualified because you engaged in a prohibited transaction, discussed above, the amount deemed distributed to you is included in your gross income. The premature distribution penalty tax (10% of the amount of the deemed distribution) will also apply if you had not attained the age of 591/2 before the beginning of such tax year.

      If you request a distribution in the form of a series of substantially equal payments, and you modify the payments before 5 years have elapsed and before attaining age 591/2, the 10% additional income tax will apply retroactively to the year payments began through the year of such modification.

G.    FEDERAL ESTATE AND GIFT TAXES
      Generally there is no specific exclusion for IRAs under the estate tax rules. Therefore, in the event of your death, your IRA balance will be includible in your gross estate for federal estate tax purposes. However, if your surviving spouse is the beneficiary of your IRA, the amount in your IRA may qualify for the marital deduction available under Section 2056 of the Internal Revenue Code. A transfer of property for federal gift tax purposes does nor include an amount which a beneficiary receives from an IRA plan.


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H.    TAXATION OF DISTRIBUTIONS

      Taxable distributions from your IRA are taxed as ordinary income regardless of their source. They are not eligible for capital gains treatment or the special 5-year or 10-year averaging rules that may apply to lump-sum distributions from qualified employer plans.

      All withdrawals from your IRA (except a direct transfer) are subject to federal income tax withholding. You may, however, elect not to have withholding apply to your IRA distribution in most cases. If withholding does apply to your distribution, it is at the rate of 10% of the amount of the distribution.

      For tax years before January 1,1997, you will be taxed an additional 15% on any amount you receive and include in income during a calendar year from qualified plans, TSAs and IRAs which exceeds the greater of $150,000 (unindexed) or $112,500 (indexed for cost of living). For tax years 1997, 1998, and 1999, the 15% excess distribution tax will not apply. Before you receive an excess distribution, you should seek advice from your tax advisor with respect to the application of these rules. In the event of your death, your estate may be subject to a 15% tax on the "excess accumulation" in all of your qualified plans, TSAs and IRAs. You should seek the advice of your own tax advisor with respect to the application of this excess accumulation penalty tax.

I.EXCISE TAX ON EXCESS CONTRIBUTIONS

      Generally an excess IRA contribution which exceeds the contribution limits, and such excess contribution is subject to a 6% excise tax penalty on the principal amount of the excess each year until the excess is corrected.

      METHOD OF WITHDRAWING EXCESS IN A TIMELY MANNER. This 6% penalty may be avoided, if the excess amount plus the earnings attributable to the excess are distributed by your tax filing deadline including extensions for the year the excess contribution was made, and you do not take a deduction for such excess amount. If you decide to correct your excess in this manner, the principal amount of the excess returned is not taxable, however, the earnings attributable to the excess are taxable to you in the year in which the contribution was made. In addition, if you are under age 591/2 the earnings attributable are subject to a 10% premature distribution penalty. THIS IS THE ONLY METHOD OF CORRECTING AN EXCESS CONTRIBUTION THAT WILL AVOID THE 6% PENALTY.

      METHOD OF WITHDRAWING EXCESS AFTER TAX FILING DUE DATE. If you do not correct your excess contribution in the manner prescribed above by the due date for filing your tax return, then you may withdraw the principal amount of the excess (no earnings need be distributed). The 6% penalty will, however, apply first to the year in which the excess was made and each subsequent year until it is withdrawn.

      $2,000 RULE. If the principal amount of your excess contribution is withdrawn after your tax filing deadline for the year during which the contribution was made, it is not taxable unless the total amount of contributions you made during the year the excess was made exceeded $2,000. In this case, the principal amount of the excess withdrawn is taxable and would be subject to the 10% premature distribution penalty if you are not yet age 591/2.

      UNDERCONTRIBUTION METHOD. Another method of correcting an excess contribution is to treat a prior year excess as a regular contribution in a subsequent year. Basically all you do is undercontribute in the first subsequent year where you have an unused contribution limit until your excess amount is used up. However, once again you will be subject to the 6% penalty in the first year and each subsequent year that an excess remains.

J.    REQUIRED DISTRIBUTIONS

      TAXATION OF DISTRIBUTIONS. When you start withdrawing from your IRA, you may take the distributions in regular payments, random withdrawals or in a single sum payment. Generally all amounts distributed to you from your IRA are included in your gross income in the taxable year in which they are received. However, if you have made nondeductible contributions to your IRA, the nontaxable portion of the distribution, if any, will be a percentage based upon the ratio of your unrecovered nondeductible contributions to the aggregate of all IRA balances, including SEP and rollover contributions, as of the end of the year in which you take the distribution, plus distributions from the account during the year. All taxable distributions from your IRA are taxed at ordinary income tax rates for federal income tax purposes and are not eligible for either capital gains treatment or 5/10 year averaging.

      AGE 701/2 REQUIRED MINIMUM DISTRIBUTIONS. You are required to begin receiving minimum distributions from your IRA by your required beginning date (the April 1 of the year following the year you attain age 701/2). The year you attain age 701/2 is referred to as your "first distribution calendar year." Your minimum distribution is based upon the value of your account at the end of the prior year (less any required distributions you received between January 1 and April 1st of the year following your first distribution calendar year) divided by the joint life expectancy of you and your designated beneficiary. If you do not have a designated beneficiary then the minimum distribution will be based upon your single life expectancy.

      As you can see, who you designate as beneficiary under your IRA will affect the period over which distributions may be made. If you have more than one primary beneficiary, generally the beneficiary with the shortest life expectancy will be the measuring life expectancy used for determining the period over which distributions will be made. If no beneficiary is named or you name a beneficiary which is not an individual (i.e., your estate), distributions will be based upon your single life expectancy.

      By 30-days prior to April 1 following your first distribution calendar year, you must make certain elections on a form provided by the Trustee. If no election is made, you will be deemed to have elected to take your distributions over a period not to exceed your single life expectancy.

      The required distributions for the second distribution calendar year and for each subsequent distribution calendar year must be made by December 31 of such year.

      Unless otherwise elected by the Trustee (or by you, if the Trustee permits) in determining the amount to be distributed for the second distribution calendar year and subsequent distribution calendar years, your life expectancy (and your designated beneficiary's life expectancy) shall not be recalculated.

      If the Trustee elects (or you elect, if the Trustee permits) to recalculate your life expectancy or your spouse's life expectancy, you will generally have a longer period of time over which payments will be made and therefore the minimum distribution will be less.

      CAUTION: If you or your spouse should die, the decedent's life expectancy is reduced to zero which will reduce the period of distribution to the survivor's single life expectancy. If recalculation is not elected, the death of either spouse will not have an effect on the payment period.

      In any distribution calendar year you may take more than the required minimum. However, if you take less than the required minimum with respect to any distribution calendar year, you are subject to a federal excise tax of 50% of the difference between the amount required to be distributed and the amount actually distributed.

      MINIMUM DISTRIBUTION INCIDENTAL BENEFIT (MDIB) RULE. Basically, this rule specifies that benefits provided under a retirement plan must be for the primary benefit of a participant rather than for his/her beneficiaries. If your spouse is your sole beneficiary, these special MDIB rules do not apply. The amount required to be distributed under the MDIB rule may in some cases be more than the amount required under the normal age 70/1/2 required minimum distribution rules.

      The minimum amount to be distributed under the MDIB rules is the amount determined by taking the balance in your IRA account and dividing it by a factor taken from an IRA table specified in IRS regulations. The table provides life expectancies for you and a beneficiary who is assumed to be 10 years younger.

      DEATH DISTRIBUTIONS. If you die after your required beginning date, the balance in your IRA will be distributed in a manner which is at least as rapid as the method of distribution being used on the date of your death.

      If you die before your required beginning date, the balance in your IRA must generally be distributed within 5 years from the date of your death. However your beneficiary(ies) may elect to receive the balance in your account over the single life expectancy of your designated beneficiary if distributions begin no later than the end of the year containing the one year anniversary of your death. In addition, if your only beneficiary is your surviving spouse, distributions need not commence until December 31st of the year you would have attained age 70/1/2.

      In the event of your death before January 1, 1997, your estate may be subject to a 15% tax on the "excess accumulation" in all of your qualified plans, TSAs and IRAs. The 15% excess accumulation tax is repealed for decedents dying after December 31,1996.


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
K.    BENEFICIARY DESIGNATION

      The IRA Adoption Agreement includes a section where you may choose a beneficiary or beneficiaries. If you want to change that designation, you may do so at any time by notifying us in writing. Any changes will cancel all your prior beneficiary designations. The last beneficiary designation which is filed with the Trustee during your lifetime will be the controlling designation at death. In the event no beneficiary is designated or you are not survived by a designated beneficiary, your benefits will be paid to your estate.

      If you are married and live in a community property state or if you accumulated your IRA assets while living in a community property state, your IRA assets may be subject to community property rules. If so and you wish to name a beneficiary other than your spouse, spousal consent may be required. You should seek advice from your attorney for consent language that will constitute an effective waiver of community property rights in your state.

L.    ROLLOVER IRAs

      ROLLOVER CONTRIBUTION FROM ANOTHER IRA. A rollover from another IRA is any amount you receive from one IRA and roll some or all of it over into another IRA. You are not required to roll over the entire amount received from the first IRA. However, any amount you do not roll over will be taxed at ordinary income tax rates for federal income tax purposes.

      The following special rules also apply to rollovers between IRAs:

      1. The rollover must be completed no later than the 60th day after the day the distribution was received by you.

      2. You may have only one IRA to IRA rollover during a 12 consecutive month period measured from the date you received a distribution of an IRA which was rolled over to another IRA. (See IRS Publication 590 for more information.)

      3. The same property you receive in a distribution must be the same property you roll over into the second IRA. For example, if you receive a distribution from an IRA of property, such as stocks, that same stock must be rolled over into the second IRA.

      4. You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.

      5. You are not required to receive a complete distribution from your IRA in order to make a rollover contribution into another IRA, nor are you required to roll over the entire amount you received from the first IRA.

      6. If you inherit an IRA due to the death of the participant, you may not roll this IRA into your own IRA unless you are the spouse of the decedent.

      7. If you are age 70/1/2 or older and wish to roll over to another IRA, you must first satisfy the minimum distribution requirement for that year and then the rollover of the remaining amount may be made.

      8. Rollovers from a SEP or an Employer-IRA follow the IRA to IRA rollover rules since your contributions under these types of plans are funded directly into your own IRA.

      ROLLOVERS TO ROTH IRAs. You are not permitted to make a qualified rollover contribution to a Roth IRA from any IRA plan (other than another Roth IRA) if your AGI for the year during which the rollover is made exceeds $100,000 or you are a married individual filing a separate return. AGI means the adjusted gross income determined from the year during which the rollover is made, but reduced by the taxable amount of an IRA distribution includible in income but only with respect to such amount that was rolled over to a Roth IRA. Taxable IRA distributions that are not rolled over to a Roth IRA are included in the AGI amount. Qualified rollovers between Roth IRAs are permitted regardless of your AGI.

      Taxation in Rolling Over from Traditional IRA to Roth IRA. The amount that would have been included in your income if you had taken a distribution is included in gross income "ratably" over a 4-tax-year period beginning with the tax year in which the distribution is made. In order for the taxable amount of an IRA distribution to be included in income ratably over 4 years such rollover must be made before 1/1/99. Any rollovers from an IRA to a Roth IRA after 12/31/98 will be fully includible in income the year in which rolled over. The 10% premature distribution tax shall not apply to the taxable amount of an IRA rolled to a Roth IRA. Income tax withholding will apply to the distribution. Note: Pending technical corrections would apply the 10% premature additional tax to a distribution from a Roth IRA of an amount that was rolled over from a traditional IRA if the distribution is made before the first day of the taxable year immediately following the 5-year period beginning with the year of the rollover unless an exception applies. Also, if the distribution is attributable to a rollover conversion made in 1998, an additional 10% tax will apply to the portion includible in income regardless of age.

      Contribution Conversion of Traditional IRA to Roth IRA. Generally, the conversion of a traditional IRA to a Roth IRA is treated as a distribution and subsequent rollover conversion contribution. However, if an individual decides by their tax filing deadline (not including extensions) to transfer a current year contribution plus earnings thereon from an IRA to a Roth IRA, no amount shall be includible in gross income as long as no deduction was taken for the contribution. In addition, pending technical corrections would also permit you to "convert" a contribution plus earnings from a Roth IRA to a traditional IRA by your tax filing deadline, including extensions.

      Qualified Rollover Contribution. This term includes: (a) Rollovers between Roth IRA accounts; and (b) Traditional IRA to a Roth IRA. Qualified rollovers must meet the general IRA rollover rules outlined above, except that the 12 month rollover restriction shall not apply to rollovers between a traditional IRA and a Roth IRA. However, the 12 month rule shall apply to rollovers between Roth IRAs. Rollovers from employer-sponsored plans, such as qualified plans and 403(b)s, to a Roth IRA are not permitted. However, you could roll over from the employer plan to a traditional IRA, and then roll over to a Roth IRA. Note: Pending technical corrections would not allow rollover conversion from a SEP IRA or SIMPLE IRA to a Roth IRA.

      ROLLOVERS FROM EMPLOYER-SPONSORED PLANS. Employer-Sponsored Plans Eligible for Rollovers to IRAs - Rollovers to IRAs are permitted if you have received an eligible rollover distribution from one of the following:

      1.    A qualified plan under Section 401(a);

      2.    A qualified annuity under Section 403(a); or

      3.    A Tax-Sheltered  Annuity  (TSA) or Custodial Account  under  Section
            403(b).

      ELIGIBLE ROLLOVER DISTRIBUTIONS BEFORE 1/1/93: Eligible rollover distributions from a qualified plan, annuity or TSA include a qualified total distribution, a partial distribution or a total distribution to you as an eligible alternate payee under a qualified domestic relations order
      (QDRO). (The following citations are from the Internal Revenue Code prior to its amendment under the Unemployment Compensation Amendments Act of 1992.)

      A Qualified Total Distribution includes either a lump sum distribution (as defined under ss.402(e)(4)(A)), a plan termination distribution (as defined under ss.402(a)(5)(E)(i)(I), or a distribution of accumulated deductible employee contributions (as defined under ss.402(a)(5)(E)(i)(III). A Partial Distribution is also permitted to be rolled over if it meets the requirements under ss.402(a)(5)(D). A spouse or former spouse may make a rollover pursuant to a QDRO (as defined under ss.414(p)) if it meets the requirements under ss.402(a)(6)(F).

      The following special rules apply to a rollover from an employer-sponsored plan to an IRA:

      1. The rollover must be completed no later than the 60th day after the day the distribution was received by you.

      2. You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.

      3. You are not required to contribute the entire amount you received from the qualified plan, qualified annuity or TSA distribution.

      4. If you are age 70 1/2 or older and wish to roll over your qualified plan, qualified annuity or TSA distribution to an IRA, your must first satisfy the minimum distribution requirement for that year and then the rollover of the remaining amount may be made.

      5. If your distribution consists of money which was nondeductible employee contributions, these amounts may not be rolled over to an IRA.


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                                      (18)

      6. If your distribution consists of property (i.e., stocks) you may either roll over the same property (the same stock) or you may sell the distributed property and roll over the proceeds from the sale. This is true whether the proceeds from the sale are more or less than the fair market value of the property on the date of distribution. You may not keep the property received in the distribution and roll over cash which represents the fair market value of the property.

      CONDUIT IRAs BEFORE 1/1/93. A conduit IRA is an IRA which contains only qualified total distributions from qualified plans, annuities and TSAs. The IRA is then used as a "holding account" until you subsequently roll that IRA back into another qualified plan, annuity or TSA. In order to take advantage of this conduit treatment, you must establish a separate IRA plan into which the qualified total distribution will be rolled over. When you decide to roll the conduit IRA back into a qualified plan or TSA, the entire balance in the IRA plan must be distributed. However, you are not required to roll over the entire amount into a qualified plan or TSA. Any amounts not rolled back into a qualified plan or TSA will be taxed to you at ordinary income tax rates. A surviving spouse who rolls a qualified total distribution to the spouse's own IRA may not use that IRA as a Conduit IRA.

      ELIGIBLE  ROLLOVER   DISTRIBUTIONS   AFTER  12/31/92:   Eligible  rollover
      distributions from a qualified plan, annuity, or TSA generally include any distribution which is not:

      1. part of a series of substantially equal payments that are made at least once a year and that will last for:

            a.) your lifetime (or your life expectancy), or

            b.) your  lifetime and your  beneficiary's  lifetime (or joint  life expectancies),  or

            c.) a period of ten years or more.

      2.    attributable to your required minimum distribution for the year; and

      3. attributable to your "after-tax" employee contributions to the plan, since these amounts will be non-taxable when they are paid to you.

      4. Note: A pending technical correction would not allow amounts attributable to a "hardship" distribution from a 401(k) plan to be rolled to an IRA for years beginning after 12/31/97.

      DIRECT ROLLOVER TO ANOTHER PLAN. You can elect a direct rollover of all or any portion of your payment that is an "eligible rollover distribution," as described above. In a direct rollover, the eligible rollover distribution is paid directly from the Plan to an IRA or another employer plan that accepts rollovers. If you elect a direct rollover, you are not taxed on the payment until you later take it out of the IRA or the employer plan, and you will not be subject to the 20% mandatory income tax withholding otherwise applicable to Eligible Rollover Distributions which are paid directly to you. Your employer is required to provide you with a Notice regarding the effects of electing or not electing a direct rollover to an IRA or another employer plan. Although a direct rollover is accomplished similar to a transfer, the Trustee must report the direct rollover on Form 5498 as a rollover contribution.

      ELIGIBLE ROLLOVER DISTRIBUTION PAID TO YOU. lf you choose to have your eligible rollover distribution paid to you (instead of electing a direct rollover), you will receive only 80% of the payment, because the plan administrator is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes. However, you may still roll over the payment to an IRA within 60 days of receiving the distribution. The amount rolled over will not be taxed until you take it out of the IRA. If you want to roll over 100% of the payment to an IRA, you must replace the 20% that with withheld from other sources. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over. In either event, the 20% that was withheld can be claimed on your income tax return as a credit toward that year's tax liability.

      CONDUIT IRAs AFTER 12/31/92. A direct rollover (or rollover within 60 days of receipt) of any eligible rollover distribution may be treated as a "Conduit IRA," provided that a separate IRA is established for purposes of retaining the ability to later roll these funds back into a qualified plan or 403(b) plan, however, the amount distributed must be rolled over to the qualified plan or 403(b) plan. In addition, a surviving spouse may also treat such conduit IRA for purposes of rolling over into the surviving spouse's qualified plan or 403(b) plan.

      SPECIAL RULES FOR SURVIVING SPOUSES, ALTERNATIVE PAYEES, AND OTHER BENEFICIARIES. If you are a surviving spouse, you may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to an IRA, but you cannot roll it over to an employer plan. If you are the spouse or former spouse alternate payee with respect to a Qualified Domestic Relations Order, you may have the payment paid as a direct rollover or paid to you which you may roll over to an IRA or another employer plan. If you are a beneficiary other than the surviving spouse, you cannot choose a direct rollover and you cannot roll over the payment yourself.

M.    SPOUSAL IRA CONTRIBUTIONS

      ELIGIBILITY. An individual may make spousal IRA contributions on behalf of himself and his spouse if he is eligible to establish and contribute to an IRA in his own right (i.e., he must have "compensation" which is includible in his gross income). If you (the compensated spouse) are over the age of 70 1/2 and your non-compensated spouse is under age 70 1/2, then a contribution may still be made for the year into the IRA established by your non-compensated spouse. Such contribution, however, is limited to the lesser of 100% of your compensation or $2,000.

      LIMITATIONS ON CONTRIBUTIONS. In order to make spousal IRA contributions, separate IRAs are established for the individual and for his spouse. For tax years beginning after 1996, the maximum limit on spousal contributions which may be deducted by the contributing spouse in a given tax year is the lesser of $4,000 or 100% of his compensation. The maximum amount allowed as a deduction may be divided between the individual's IRA and the Spousal IRA in any manner provided the amount contributed to either IRA is not more than $2,000. You must file a joint tax return for the year for which the contribution is made.

      MISCELLANEOUS. Each spouse becomes the owner or "grantor" of his own IRA account and must execute the Adoption Agreement establishing the account. Once an IRA is established for a non-working spouse, the spouse, as the owner and "grantor" of that IRA, becomes subject to all of the privileges, rules and restrictions applicable to IRAs generally.

N.    FORM 5329

      You must file IRS Form 5329 with your tax return for each tax year during which a premature distribution takes place or less than the required minimum amount is distributed.

      If you are under age 591/2 and receive a premature distribution from your IRA, an additional 10% income tax will apply on the taxable amount of the distribution,

      If you make an excess contribution to your IRA and it is not corrected on a timely basis, an excise tax of 6% is imposed on the excess amount. This tax will apply each year to any part or all of the excess which remains in your account.

      If you are age 70 1/2 or over or if you should die, and the appropriate required minimum distributions are not made from your IRA, an additional tax of 50% is imposed upon the difference between what should have been distributed and what was actually distributed.

0. ADDITIONAL SELF-DIRECTION REQUIREMENTS UNDER THE STERLING TRUST COMPANY IRA-FINANCIAL DISCLOSURE

      Under the Sterling Trust Company Individual Retirement Trust Account, you are required to direct the Trustee with respect to the investment of funds in your account. In the absence of direction from you, or your Designated Representative (as described in Section "P' below), the Trustee will not make or dispose of any investments or distribute any funds held in the account. The Trustee has no power or duty to question the direction of a specified investment, to review any investments held in the account or to make any suggestions to you with respect to the investment, retention or disposition of any asset in the account. The Trustee will not be liable for any loss of any kind which may result by reason of any action taken by it in accordance with direction from you or your Designated Representative, or by reason of any failure to act because of the absence of any directions. The Trustee may refuse to execute an investment direction if it determines in its discretion that the investment would not be administratively feasible.


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                                      (19)

      INVESTMENT OF IDLE CASH. In the event that cash is received by the Trustee for which there is no investment direction, or if cash in the account is less than the Trustee's applicable minimum reinvestment amount, the Trustee shall transfer said cash to an interest-bearing cash account of the Trustee's choice. All such cash shall remain invested in the interest-bearing cash account, earning interest which shall be posted to the account no less than monthly, until investment direction is received, or until the accumulated balance equals or exceeds the minimum reinvestment amount.

      UNRELATED BUSINESS TAXABLE INCOME. There is an exceptiontion to the tax-exempt status of your IRA when you invest in any security which is debt-financed, or a limited partnership which actively conducts a trade or business rather than receiving passive income or which is publicly traded.

      Unrelated Business Taxable Income (UBTI) from such an investment may be taxable to your account if it exceeds $1,000 in any tax year. For purposes of the $1,000 limit, all of your IRA accounts are considered to be one account. These taxes are an expense of your account and should be paid by you using assets in the account, and should be filed utilizing IRS Form 990-T. Sterling Trust Company does not calculate UBTI for your account and does not prepare Form 990-T. If your account has any investment which generates UBTI, you are responsible for preparing or having prepared on behalf of your IRA account the appropriate 990-T form. Upon completion, the form should be forwarded to the Trustee for filing, along with instructions to pay any required tax.

      ASSET VALUATION. Sterling Trust Company shall periodically value the assets in your IRA account utilizing various outside sources available to it. However, the Trustee shall not guarantee the accuracy of prices obtained from quotation services, independent appraisal services, investment sponsors or parties related thereto or other outside sources.

      Values for brokerage accounts shall be equal to the total equity value of the account, and shall reflect only those assets which are priced by the brokerage firm. Individual assets held within the brokerage account shall not be listed or priced individually on statements furnished by the Trustee.

      In the absence of direction from the Secretary of the Treasury or his authorized representative to the contrary, the value of illiquid assets, such as limited partnerships and privately-held stock, shall be determined by a fair market value from the investment sponsor or other outside sources. If the investment sponsor is unwilling or unable to provide a fair market value or if the value is not provided to the Trustee, then the Trustee may list the value of the illiquid asset at its original cost or as price "Not Available." Assets which have no readily determinable market value, are bankrupt, or for which no original cost or value is otherwise available may have values reflected as "Not Available" on the Trustee's periodic statement.

      GROWTH IN VALUE. As stated in Articles IX and X of the Sterling Trust Company Individual Retirement Account Trust Agreement, the assets of the IRA will be invested only in accordance with directions received from you or your Designated Representative. Sterling Trust Company permits you to invest the assets of your IRA in a wide variety of acceptable investments, but Sterling Trust Company offers no investment advice as to which investments may be best for your Account. The value of assets in the Account that will be available to you at any given time will depend upon the amount of your contributions, the mix of permitted assets, and the success of your investment strategy. Accordingly, growth in value of the Account is not guaranteed, and the value at any given point in time in the future is impossible to predict.

      Types of investments deemed to be acceptable to Sterling Trust Company are based on administrative factors unrelated to the prudence or viability of the investment. Sterling Trust Company evaluates only administrative feasibility with respect to any investment, and does not recommend or evaluate the merits or suitability of any investment. The decision by Sterling Trust Company to accept or reject any investment or category of investments does not constitute an opinion as to the prudence, viability, or advisability of the investment, nor does it constitute investment advice to you on the part of Sterling Trust Company.

P.    DESIGNATED REPRESENTATIVE PROVISIONS

      If you have designated a Representative in Section 5 of the Sterling Trust Company Individual Retirement Trust Account Adoption Agreement, your designation is subject to the following provisions:

      1. You recognize that Sterling Trust Company is entitled to rely on directions from your Designated Representative, and you agree that Sterling Trust Company shall be under no duty to make an investigation with respect to any instructions received from your Designated Representative. You also recognize that your Designated Representative may choose to communicate investment directions to the Trustee via an agent, such as his office staff or broker/dealer organization;

      2. You are solely responsible for managing the investment of your IRA Trust Account, and for directing your Designated Representative. All instructions, directions, and/or confirmations received by Sterling Trust Company from your Designated Representative, shall be assumed to have been authorized by you;

      3. You recognize that the Designated Representative is your agent, and not an agent of Sterling Trust Company;

      4. You may remove your Designated Representative and designate a new Representative by written notice to Sterling Trust Company. However, removal of a Designated Representative will not have the effect of canceling any instruction, direction, or confirmation which has been received by Sterling Trust Company from the Designated Representative prior to the date that notice of removal is received and processed by Sterling Trust Company; and

      5. You agree to indemnify and hold Sterling Trust Company harmless from any and all liability or claims, including, but not limited to, damages, court costs, legal fees, and costs of investigation as a result of (i) any loss or diminution of your IRA funds resulting from changes in the market value of such funds; (ii) reliance or action taken in reliance on written or oral instructions received from you or your Designated Representative; (iii) any exercise or failure to exercise investment direction authority by you or by your Designated Representative; (iv) Sterling Trust Company's refusal on advice of counsel to act in accordance with any exercise of investment direction by you or your Designated Representative; (v) any other act or failure to act by you or your Designated Representative; (vi) any prohibited transaction or plan disqualification due to any actions taken or not taken by Sterling Trust Company in reliance on directions from you or your Designated Representative; or (vii) any other act Sterling Trust Company takes in good faith hereunder.

Q.    TRUSTEE FEES

      A schedule of the fees and charges of Sterling Trust Company is included in the Adoption Agreement of the IRA Trust. This schedule may be amended from time to time upon 30 days' prior written notice to you. The Trustee reserves the right to charge additional fees over and above those shown on the fee schedule for extraordinary services or expenses. Examples of extraordinary services include, but are not limited to, stop-payment fees, incoming or outgoing wire charges, checks returned for insufficient funds, safekeeping fees for tangible assets, or the administrative review of a private placement. You are responsible for the payment of all fees, expenses or other charges relating to your IRA account. If you do not pay such charges upon billing, or if you make an automatic withdrawal election, the fees, expenses and charges will be withdrawn from the assets of your account.

      Sterling Trust Company performs all subaccounting and interest posting functions (where applicable) for the omnibus demand deposit and interest-bearing money market accounts. Sterling Trust Company may receive a fee for these services, paid directly from the bank, money market sponsor, or affiliate of either entity. Such fees, if any, shall be a per-account administrative charge similar to costs which would be borne directly by the bank or fund sponsor, or paid to a third-party transfer agent for similar services. No subaccounting fee will be borne by you or your IRA account.

R.    IRS APPROVAL AS TO FORM

      The Sterling Trust Company Individual Retirement Account is treated as approved as to form by the Internal Revenue Service since it utilizes precise language of Form 5305 currently provided by the Internal Revenue Service, plus additional language permitted by such form. The Internal Revenue Service approval is a determination only as to the form of the account, and does not represent a determination of the merits of the account.

S.    ADDITIONAL INFORMATION

      Additional information regarding Individual Retirement Accounts may be obtained from any district office of the Internal Revenue Service. In particular, you may wish to obtain IRS Publication 590 (Individual Retirement Arrangements).


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                                      (20)

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus or in Supplements hereto or in supplemental sales literature issued by the Company and referred to in this prospectus or in Supplements thereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Shares to which it relates or any of such Shares to any person in any jurisdiction in which such offer or solicitation is unlawful. The delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.


                      ------------------------------------

                           ICON Income Fund Nine, LLC

                 ----------------------------------------------
                         $100,000,000 (Maximum Offering)
                                 100,000 Shares
                    (minimum capitalization of 1,200 Shares)
                               $1,000.00 per Share
                      Minimum Investment 5 Shares ($5,000)

                                        -

                                   PROSPECTUS

                                        -
                              ICON SECURITIES CORP.
                                 Dealer-Manager
                                  _____ __, 2001

                               -----------------

                               -----------------
                              ICON Securities Corp.
                                111 Church Street
                          White Plains, New York 10601
                                 (914) 993-1700

UNTIL _________ __, 2001 (90 DAYS FROM THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT FOR THIS OFFERING, AS AMENDED), ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              ICON Securities Corp.
                                  800-435-5697
                             www.iconsecurities.com

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution

         The estimated expenses of the Company in connection with the offering (assuming the sale of the maximum of $100,000,000 of shares) are as follows:

         Securities and Exchange Commission Registration Fee..............................................$   25,000
         National Association of Securities Dealers, Inc. Filing Fee......................................$   10,500
         Blue Sky Expenses................................................................................$   70,000
         Due Diligence Fees and Expenses..................................................................$  375,000
         Legal Fees and Expenses..........................................................................$   75,000
         Accounting Fees and Expenses.....................................................................$   60,000
         Printing.........................................................................................$  350,000
         Marketing Material...............................................................................$  200,000
         Marketing Expenses of the Manager................................................................$  550,000
         Advertising......................................................................................$  120,000
         Miscellaneous....................................................................................$   80,000

         Total............................................................................................$1,915,500
                                                                                                          ==========

The Company will be responsible for the payment of these expenses only to the extent of up to $35.00 per share sold. The Manager has agreed to pay the remainder, if any, of the organizational and offering expenses from its own funds.

ITEM 14.  Indemnification of Directors and Officers

         Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless its members or manager or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in a limited liability company's operating agreement.

         Section 6.3 of the Operating Agreement of the Company, included in the Prospectus as Exhibit A, provides for indemnification of the Manager, its affiliates and individual officers under certain circumstances. Reference is made to such section of the Operating Agreement, and to "Summary of the
Operating Agreement--Indemnification" and "FIDUCIARY RESPONSIBILITY-- Indemnification" in the prospectus.

         The above discussion of Section 18-108 and of our Operating Agreement is not intended to be exhaustive and is respectively qualified in its entirety by such statute and our Operating Agreement.

ITEM 15.  Recent Sales of Unregistered Securities

         Inapplicable.

ITEM 16.  Exhibits and Financial Statement Schedules

(a)      Exhibits.

                  See Exhibits Index.

         (b)      Financial Statement Schedules.

                  All schedules have been omitted as the requested information is inapplicable or is presented in the Prospectus, the balance sheets, financial statements or related notes.

ITEM 17.  Undertakings

         (a)      Rule 415 Offering.

                  The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That all post-effective amendments will comply with the applicable forms, rules and regulations of the commission in effect at the time such post-effective amendments are filed.

                  (5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                  (6) To send to the limited partners, within 45 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Commission.

                  (7) To send to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the Fund.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Manager of the Registrant (or controlling persons of the Manager or of the Registrant) pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the General or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by any such Manager or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The registrant further undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act describing each lease transaction not described in the prospectus or a prior supplement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require commitment by the registrant of an amount of offering proceeds in excess of 10% of the offering proceeds received as of that date by the registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 15, 2001.

                                    ICON Income Fund Nine, LLC
                                    (a Delaware limited liability company)

                                    By:    ICON Capital Corp.
                                           Manager


                                           By:        /s/   Paul B. Weiss
                                               ---------------------------------
                                                 Name:  Paul B. Weiss
                                                 Title:  President

         Pursuant to the requirements of the Securities Act of 1933, this S-1 Registration Statement has been signed by the following persons in the capacities indicated, on this 15th day of August, 2001.

                     Signatures                      Title(s)
                     ----------                      --------

              /s/ Beaufort J. B. Clarke              Chief Executive Officer and Chairman of ICON Capital Corp., the Manager of the
        ------------------------------------
               Beaufort J. B. Clarke                 Registrant

                 /s/ Paul B. Weiss                   President of ICON Capital Corp.
        ------------------------------------
                   Paul B. Weiss

               /s/ Thomas W. Martin                  Executive Vice President, Treasurer and Director of ICON Capital Corp.
        ------------------------------------
                  Thomas W. Martin


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   -----------

                                    EXHIBITS

                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   -----------

                           ICON Income Fund Nine, LLC

                           ICON Income Fund Nine, LLC

                                  EXHIBIT INDEX

  Exhibit
  No.           Description                                                                                                     Page
  ---           -----------                                                                                                     ----
                Underwriting Agreements
  1.1           Form of Dealer-Manager Agreement
  1.2           Form of Selling Dealer Agreement*
                Instruments Defining the Rights of Security Holders
  4.1           The Company's Operating Agreement is included as Exhibit A to the Prospectus
  4.2           The Subscription Agreement, including the Member Signature Page and Power of Attorney, is included as
                Exhibit C to the Prospectus
  4.3           Copy of the Company's Certificate of Limited Liability Company filed with the Delaware Secretary of State on July 11, 2001
                Opinion Re: Legality
  5.1           Opinion of Greene Radovsky Maloney & Share LLP with respect to securities being registered
                Opinion Re: Tax Matters
  8.1           Opinion of Greene Radovsky Maloney & Share LLP with respect to certain tax matters
                Material Contracts
  10.1          Escrow Agreement
                Consents of Experts and Counsel
  23.1          Consent of KPMG LLP
  23.2          Consent of Greene Radovsky Maloney & Share LLP appears in that firm's opinion (Exhibit 5.1) and is incorporated herein by reference
  23.3          Consent of Greene Radovsky Maloney & Share LLP appears in that firm's opinion (Exhibit 8.1) and is incorporated herein by reference
                Additional Exhibits
  99.1          Table VI - Acquisition of Equipment by the Prior Public Programs

                ----------------
                * To Be Filed By Amendment